As filed with the Securities and Exchange Commission on June 3, 2005
Registration No. 33-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

DIALYSIS CORPORATION OF AMERICA
(exact name of registrant as specified in its charter)

Florida	8060	59-1757642
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1302 Concourse Drive, Suite 204
Linthicum, Maryland 21090
(410) 694-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen W. Everett
President and Chief Executive Officer
Dialysis Corporation of America
1302 Concourse Drive, Suite 204
Linthicum, Maryland 21090
(410) 694-0500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua M. Jaffe, Esq. Jaffe & Falk, LLC 777 Terrace Avenue Hasbrouck Heights, NJ 07601 (201) 288-8282	James M. Schneider, Esq. Schneider Weinberger & Beilly LLP 2200 Corporate Blvd, N.W. Boca Raton, FL 33431 (561) 362-9595

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement which relates to the effective time of the merger of Medicore, Inc. with and into Dialysis Corporation of America pursuant to the Agreement and Plan of Merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, par value $.01	5,289,332 shares	$ N/A	$88,596,306	$10,428

(1)
This registration statement relates to shares of common stock, $.01 par value per share, of Dialysis Corporation of America, herein referred to as DCA, issuable to the holders of shares of common stock, $.01 par value per share, of Medicore Inc., hereinafter referred to as Medicore, in the merger of Medicore with and into DCA.

(2)
Based on the product of (a) 7,778,429, the number of shares of Medicore common stock that will be converted pursuant to the terms of the Agreement and Plan of Merger (subject to ratification by Medicore shareholders of the 400,000 shares under Thomas K. Langbein’s employment agreement which Mr. Langbein has elected to receive in lieu of a lump sum payment, see the further discussion in the proxy statement/prospectus forming a part of this registration statement) and (b) .68, the exchange ratio as defined in the Agreement and Plan of Merger, which product represents the number of shares of DCA common stock that would be issued upon completion of the merger.

(3)
Pursuant to Rule 457(f), the proposed maximum aggregate offering price and the amount of the registration fee were computed based on the market value of the common stock of Medicore, Inc. being exchanged in the merger. On May 27, 2005, the average of the high and low sales or bid prices of Medicore, Inc. common stock was $11.39 per share, and Medicore had 7,778,429 shares of common stock issued and outstanding (after giving effect to the currently outstanding stock purchase options and the 400,000 shares in Mr. Langbein’s share election provision of his employment agreement).

(4)
In accordance with Rule 14a-6(j)(i) of the Securities Exchange Act of 1934, the proxy (and information) statements required to be filed under Rule 14a-6 are included in this registration statement filed under the Securities Act of 1933 on Form S-4, are only required to be filed under the Securities Act, are deemed filed under Rule 14a-6, and the fee required under Rule 14a-6(i) need not be paid.

_____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 3, 2005
To the Shareholders of
Medicore, Inc. and
Dialysis Corporation of America

This proxy statement/prospectus relates to the proposed merger of Medicore, Inc., referred to as Medicore, with and into Dialysis Corporation of America, referred to as DCA. Medicore currently owns 55.7% of the issued and outstanding shares of DCA’s common stock. Therefore, the merger of the companies, when consummated, will result in the combination of the parent company, Medicore, with its majority-owned subsidiary, DCA.

In order to complete the merger, shareholders of both Medicore and DCA must adopt the Agreement and Plan of Merger, which is the document that has been executed by each of the companies containing the terms and conditions of the merger. The Agreement and Plan of Merger is described in greater detail in this proxy statement/prospectus and is attached to the proxy statement/prospectus as Appendix A.

This proxy statement/prospectus is being furnished to the shareholders of Medicore in connection with the solicitation of proxies by the board of directors of Medicore for use at the annual meeting of shareholders to be held on ____, 2005 at ______, __.m. at the Hilton Hotel, Suite ___, located at 650 Terrace Avenue, , Hasbrouck Heights, New Jersey, and any adjournment thereof. At the annual meeting, Medicore shareholders will be asked to consider and vote upon a proposal seeking adoption of the Agreement and Plan of Merger as well as several other proposals related to the business of Medicore. All of these proposals are discussed in greater detail in this proxy statement/prospectus. Medicore shareholders are advised that when voting with respect to the proposed merger, their affirmative vote in that regard will also be deemed an authorization for Medicore to vote its DCA shares in favor of adoption by DCA’s shareholders of the Agreement and Plan of Merger.

This proxy statement/prospectus also contains an Information Statement of DCA being furnished to DCA shareholders in connection with the annual meeting to be held on ____, 2005 at ____, __.m. at the Hilton Hotel, Suite ___, located at 650 Terrace Avenue, Hasbrouck Heights, New Jersey, and any adjournment or postponement thereof. Because of Medicore’s controlling interest in DCA, the board of directors of DCA is not soliciting proxies from its shareholders with respect to the DCA annual meeting. At the DCA annual meeting, the proposal seeking adoption of the Agreement and Plan of Merger by DCA shareholders as well as several business related proposals will be voted upon. All of these proposals are discussed in greater detail in this proxy statement/prospectus. Medicore intends to vote the DCA shares that it owns and which represents Medicore’s controlling interest in DCA at the annual meeting of DCA shareholders.

When the merger is completed, each share of Medicore common stock outstanding at the effective time of the Merger will be deemed cancelled and converted into the right to receive .68 of a share of DCA common stock. Assuming no Medicore shareholder exercises dissenters’ rights of appraisal with respect to the merger and all outstanding options to acquire Medicore common stock are exercised prior to the effective time of the merger, DCA will issue an aggregate of 5,289,332 shares of DCA common stock for all of the outstanding shares of Medicore common stock. This includes 272,000 shares of DCA common stock to be issued for the 400,000 Medicore shares Thomas K. Langbein, Chairman of the Boards of Medicore and DCA and Medicore’s President and Chief Executive Officer, has indicated his intent to elect to receive in lieu of a lump sum cash payment as severance under his employment agreement.

The election to obtain the 400,000 shares of Medicore common stock upon termination of his employment agreement with Medicore, has been contained in Mr. Langbein’s employment agreement since 1994. Nevertheless, Nasdaq views the reiteration of the share election provision in Mr. Langbein’s April, 2004 employment agreement as a new “option” grant to Mr. Langbein which requires shareholder approval or ratification under Nasdaq guidelines. Therefore, a proposal seeking ratification of this share election provision with respect to the severance portion of Mr. Langbein’s employment agreement is being submitted to Medicore shareholders for approval. See the section in the proxy statement/prospectus entitled “Additional Proposals for the Medicore Annual Meeting - Proposal 2: Ratification of the Share Election Provision in Thomas K. Langbein’s Employment Agreement with Medicore.”

If the share election proposal is ratified, Mr. Langbein intends to exercise such “share election” in advance of the consummation of the merger. If the Proposal is not ratified by the Medicore shareholders, Medicore would have to allocate a certain amount of its available cash towards payment of the lump-sum cash severance upon termination of Mr. Langbein’s employment in connection with the merger, resulting in a reduction of the cash portion of its assets anticipated to be available to DCA in the merger, and will prevent the consummation of the merger. The ratification of the Proposal relating Mr. Langbein’s employment agreement share election is, therefore, a necessary condition to the consummation of the proposed merger.

Effective upon the merger, Medicore will cease to exist as a separate entity, and, among other things, the 4,281,244 shares of DCA then owned by Medicore will be retired and returned to DCA’s authorized and unissued shares. Consequently, upon the consummation of the merger, DCA anticipates having an aggregate of approximately 9,129,903 shares of common stock outstanding.

This proxy statement/prospectus also constitutes a prospectus of DCA, filed as part of a registration statement on Form S-4 with the Securities and Exchange Commission, hereinafter referred to as the SEC, under the Securities Act of 1933, as amended, hereinafter referred to as the Securities Act, with respect to the aggregate 5,289,332 shares of DCA common stock to be issued in the merger pursuant to the Agreement and Plan of Merger.

DCA common stock is listed on the Nasdaq SmallCap Market under the symbol “DCAI.” Medicore common stock is also listed on the Nasdaq SmallCap Market under the symbol “MDKI.” Immediately following the consummation of the merger, Medicore securities will no longer be listed on the Nasdaq SmallCap Market.

INFORMATION ABOUT THE MERGER AND OTHER ITEMS TO BE VOTED ON AT THE ANNUAL MEETINGS OF SHAREHOLDERS OF EACH OF MEDICORE AND DCA IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. MANAGEMENT OF EACH OF MEDICORE AND DCA URGES YOU TO READ THIS MATERIAL CAREFULLY, INCLUDING THE SECTION DESCRIBING RISK FACTORS RELATING TO THE MERGER THAT BEGINS ON PAGE 24.
_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or inadequate. Any representation to the contrary is a criminal offense.
_____________________

For a more complete description of the risk factors associated with DCA and the merger, see “Risk Factors” beginning on page 24, and for a complete description of the terms and conditions of the merger, see “The Merger” beginning on page 41.

Proxy Statement/Prospectus dated _________, 2005 and first mailed to shareholders of Medicore and DCA on or about _________, 2005.

DIALYSIS CORPORATION OF AMERICA
1302 Concourse Drive, Suite 204
Linthicum, Maryland 21090

____, 2005

Dear Dialysis Corporation of America Shareholder:

You are invited to attend the annual meeting of shareholders of Dialysis Corporation of America, referred to as DCA. to be held on _____, 2005 at the Hilton Hotel, Suite ___, 650 Terrace Avenue, Hasbrouck Heights, New Jersey, at ______.m. local time. The meeting relates to the proposed merger of Medicore with and into DCA as well as the annual election of five members of the board of directors and ratification of the appointment of the independent auditors of DCA for the 2005 fiscal year.

This document, which is called a proxy statement/prospectus, includes a Notice of Annual Meeting of Shareholders of DCA as well as an Information Statement for DCA shareholders. The board of directors of DCA is not soliciting proxies from DCA shareholders since a quorum will exist for the meeting through Medicore’s 55.7% ownership of DCA stock.

In addition to the formal items of business, at the annual meeting, management of DCA will (i) review the major developments of 2004, (ii) discuss the business strategy of DCA and (iii) answer your questions. Shareholders who attend the annual meeting will have the opportunity to address the meeting and to vote. DCA SHAREHOLDERS ARE URGED TO CARFULLY READ THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE OTHER MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING.

We look forward to your attendance at the annual meeting and thank you for your continued support.

Stephen W. Everett President and Chief Executive Officer

DIALYSIS CORPORATION OF AMERICA
1302 Concourse Drive, Suite 204
Linthicum, Maryland 21090
__________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
__________

TO BE HELD ON ___, 2005

The annual meeting of shareholders of Dialysis Corporation of America (the “DCA Annual Meeting”) will be held at the Hilton Hotel, Suite ___, 650 Terrace Avenue, Hasbrouck Heights, New Jersey, on ____, 2005 at ________, __.m. local time, for the following purposes:

1.	To vote on adoption of the Agreement and Plan of Merger pursuant to which Medicore will be merged with and into DCA, with DCA being the surviving corporation;

2.	To elect five members of the board of directors to serve until the next annual meeting of shareholders of DCA;

3.	To ratify the appointment of Moore Stephens, P.C. as independent auditors of DCA for the 2005 fiscal year; and

4.	To transact any other business that properly comes before the DCA Annual Meeting or any adjournments or postponements of the DCA Annual Meeting.

In connection with the merger, DCA will issue .68 of a share of its common stock in exchange for each share of Medicore common stock outstanding at the effective time of the merger. The terms and provisions of the merger are more fully described in the accompanying proxy statement/prospectus. A copy of the Agreement and Plan of Merger is attached to this proxy statement prospectus as Appendix A.

The board of directors of DCA is not aware of any other business to be presented for a vote at the DCA Annual Meeting.

The affirmative vote of the holders of a majority of the votes cast at the DCA Annual Meeting is required to adopt the Agreement and Plan of Merger. Medicore owns 4,821,244 shares of DCA common stock representing 55.7% of the issued and outstanding shares of DCA. Medicore intends to vote its DCA shares at the DCA Annual Meeting with respect to all of the proposals listed above. To the extent that Medicore receives the requisite number of votes of its shareholders at the Medicore Annual Meeting in favor of adoption of the Agreement and Plan of Merger, it intends to vote its DCA shares “For” adoption of the Agreement and Plan of Merger at the DCA Annual Meeting. In that case, Medicore’s vote of its DCA shares alone will suffice for adoption by DCA shareholders of the Agreement and Plan of Merger. If Medicore does not receive the requisite vote of its shareholders for adoption of the Agreement and Plan of Merger it will not vote its DCA shares in connection with that proposal at the DCA Annual Meeting.

Irrespective of the vote with respect to the proposed merger, Medicore intends to vote its DCA shares “For” the proposals with respect to the election of the five members of the DCA board of directors and the ratification of the appointment of the independent auditors of DCA for the fiscal year 2005.

Only DCA shareholders of record at the close of business on _______, 2005 will be entitled to notice of and to vote at the DCA Annual Meeting or any adjournment thereof. Approval of Proposal 2 relating to the election of directors requires an affirmative vote of a plurality of the votes cast at the annual meeting and approval of Proposal 3 relating to ratification of the company’s independent auditors as well as any other proposal that may be properly presented at the DCA Annual Meeting requires an affirmative vote of a majority of votes cast at the annual meeting.

Because of the relationship of Medicore and DCA, the board of directors of DCA appointed a special committee consisting solely of independent directors. The special committee has reviewed and considered the terms and conditions of the merger as well as the opinion of an independent investment banking firm retained by the special committee that the merger, from a financial point of view, is fair to the shareholders of DCA. The special committee, having determined that the merger is in the best interests of the shareholders of DCA, recommended to the board of directors of DCA that the Agreement and Plan of Merger be approved.

In view of the recommendation of the special committee and the fairness opinion of DCA’s independent investment banking firm and other factors, the board of directors of DCA has approved the Agreement and Plan of Merger and recommends that the shareholders of DCA vote their shares “For” its adoption. Messrs. Thomas K. Langbein and Peter D. Fischbein have abstained from the recommendation to DCA shareholders of adoption of the Agreement and Plan of Merger, solely because of their position as members of the board of directors of Medicore.

ON ACCOUNT OF MEDICORE’S CONTROLLING INTEREST IN DCA, THE BOARD OF DIRECTORS OF DCA IS NOT SOLICITNG PROXIES FROM SHAREHOLDERS OF DCA IN CONNECTION WITH THE PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING. DCA SHAREHOLDERS ARE, NEVERTHELESS, INVITED TO ATTEND AND VOTE AT THE ANNUAL MEETING.

By order of the Board of Directors

Lawrence E. Jaffe Counsel and Corporate Secretary
____, 2005

MEDICORE, INC.
2337 West 76th Street
Hialeah, Florida 33016

___, 2005

Dear Medicore Shareholder:

You are invited to attend the annual meeting of shareholders of Medicore, Inc. to be held on _____, 2005 at the Hilton Hotel, Suite ___, 650 Terrace Avenue, Hasbrouck Heights, New Jersey, at ______ .m. local time. The meeting relates to the proposed merger of Medicore with and into Dialysis Corporation of America as well as to the ratification of the share election provision in Thomas K. Langbein’s employment agreement entitling Mr. Langbein to receive, as the severance payment upon the termination of his employment with Medicore, unregistered shares of Medicore in lieu of a lump-sum cash payment. The meeting also relates to the election of two members of the board of directors’ class 1 directors and ratification of the appointment of the independent auditors of Medicore for the 2005 fiscal year.

If the proposals relating to the adoption of the Agreement and Plan of Merger and Mr. Langbein’s employment agreement share election provision receive the requisite number of affirmative votes, and the merger is subsequently consummated, the proposals relating to the election of directors and ratification of the independent auditors will not be effected due to the fact that Medicore will have been merged into Dialysis Corporation of America and will no longer exist as a separate entity.

The accompanying proxy statement/prospectus includes a Notice of Annual Meeting and a Proxy Statement to the shareholders of Medicore pursuant to which the board of directors of Medicore is soliciting proxies from Medicore shareholders.

Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed form of proxy and promptly return it in the enclosed postage paid return envelope in order to ensure that your shares will be represented at the Annual Meeting.

Thomas K. Langbein

Chairman of the Board, President and Chief Executive Officer

MEDICORE, INC.
2337 West 76th Street
Hialeah, Florida 33016

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________

TO BE HELD ON ___, 2005

The annual meeting of the shareholders of Medicore, Inc. (the “Medicore Annual Meeting”) will be held at the Hilton Hotel, Suite ___ located at 650 Terrace Avenue, , Hasbrouck Heights, New Jersey on _____, 2005 at _______.m., local time, for the following purposes

1.
To vote on adoption of the Agreement and Plan of Merger, pursuant to which Medicore will merge with and into Dialysis Corporation of America referred to as DCA, with DCA being the surviving corporation;

2.
To ratify the share election provision contained in the employment agreement of Thomas K. Langbein, whereby Mr. Langbein has indicated his intention to elect to receive, as his severance payment upon the termination of his employment with Medicore, 400,000 shares of Medicore common stock in lieu of a lump-sum cash payment which would be equal to three years of Mr. Langbein’s salary, bonus, benefits, perquisites and expenses as of the time of the termination of his employment with Medicore;

3.	To elect two directors, Peter D. Fischbein and Lawrence E. Jaffe as the class 1 directors, for a term of three years;

4.	To ratify the appointment of Moore Stephens, P.C. as independent auditors for Medicore for the 2005 fiscal year; and

5.	To transact any other business that properly comes before the Medicore Annual Meeting, or at any adjournments or postponements thereof.

In connection with the merger, each share of Medicore common stock outstanding at the effective time of the merger will be exchanged for .68 of a share of DCA common stock. The terms and provisions of the merger are more fully described in the accompanying proxy statement/prospectus. A copy of the Agreement and Plan of Merger is attached to the proxy statement/prospectus as Appendix A.

The board of directors of Medicore is not aware of any other business to be presented for a vote at the Medicore Annual Meeting.

Only Medicore shareholders of record at the close of business on _________________, 2005, will be entitled to notice of and to vote at the Medicore Annual Meeting or any adjournment or postponement thereof. Approval of the Agreement and Plan of Merger requires the affirmative vote of a majority of the issued and outstanding shares of Medicore common stock as of the record date, represented in person or by proxy at the Medicore Annual Meeting. Approval of Proposal 2 relating to Mr. Langbein’s election to acquire shares as severance payment and Proposal 4 relating to ratification of independent auditors (and any other proposals that may be properly presented at the meeting) require an affirmative vote of the majority of votes cast at the Medicore Annual Meeting. Approval of Proposal 3 relating to election of directors will be decided by the affirmative vote of a plurality of the votes cast at the Medicore Annual Meeting. Medicore shareholders are advised that when voting with respect to the proposed merger, their affirmative vote in that regard will also be deemed an authorization for Medicore to vote its 4,821,244 shares of DCA in favor of the adoption by DCA’s shareholders of the Agreement and Plan of Merger at the DCA Annual Meeting.

Shareholder approval of Proposal 2, ratification of Mr. Langbein’s share election provision of his employment agreement, is essential to the consummation of the merger. If Proposal 2 does not receive the requisite shareholder vote, the alternative lump-sum payment would reduce the aggregate assets of Medicore available to DCA that such will prevent the consummation of the merger.

In addition, as this is an annual meeting of Medicore shareholders, Proposals 3 and 4 relating to election of directors and the ratification of the independent auditors are being presented by the board of directors for vote by Medicore shareholders. If the merger is approved and consummated, Proposals 3 and 4 will not be effected on account of the fact that, upon consummation of the merger, Medicore will cease to exist as a separate equity. If the Agreement and Plan of Merger is not adopted by the requisite vote of the shareholders of either of DCA and Medicore, or if the Agreement and Plan of Merger is terminated prior to its consummation, Medicore will continue its operations and Proposals 3 and 4 will be effected in accordance with the votes thereon at the Medicore Annual Meeting.

To ensure the fairness of the merger transaction to the Medicore shareholders and in view of the relationship of Medicore and DCA, the board of directors of Medicore appointed a special committee consisting solely of independent directors. The special committee has reviewed and considered the terms and conditions of the merger as well as the opinion of an independent investment banking firm that the merger, from a financial point of view, is fair to the shareholders of Medicore. The special committee, having determined that the merger is in the best interests of the shareholders of Medicore, recommended to the board of directors of Medicore that the Agreement and Plan of Merger be approved.

In view of the recommendation of the special committee and the fairness opinion of Medicore’s independent investment banking firm and other factors, the board of directors of Medicore has approved the Agreement and Plan of Merger and recommends that the shareholders of Medicore vote their shares “For” its adoption.

EVEN IF YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You have a choice of voting your proxy via the internet, by telephone, or by completing and returning the enclosed proxy card. Your proxy may be revoked at any time before it is voted by you by a later dated proxy with respect to the same shares, by filing with the Secretary of Medicore a written revocation bearing a later date, or by attending and voting your shares at the meeting.

By order of the Board of Directors

Lawrence E. Jaffe Corporate Secretary
___, 2005

Title XXXVI, Chapter 607, Sections 607.1301-1333 of the Florida Statutes Annotated provides that each Medicore shareholder may dissent from the Agreement and Plan of Merger and demand payment of the fair value of his or her shares in cash if the merger is consummated. The right of any Medicore shareholder to receive such payment is contingent upon strict compliance with the provisions of Sections 607.1301-1333 of the Florida Statutes Annotated. The full text of Sections 607.1301-1333 of the Florida Statutes Annotated have been included in Appendix D to the accompanying proxy statement/prospectus for your review. See the section below entitled “The Merger - Rights of Dissenting Shareholders” in the accompanying proxy statement/prospectus.

i

WHERE YOU CAN FIND MORE INFORMATION

Dialysis Corporation of America, or DCA, and Medicore, Inc., or Medicore, each files annual, quarterly and current reports, proxy or information statements and other information with the SEC. You may read and copy any materials DCA and Medicore file with the SEC at the SEC’s Public Reference Room at Room 1024, Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements, and other information about each of DCA and Medicore. The address of the SEC website is http://www.sec.gov.

DCA filed a registration statement on Form S-4 to register with the SEC the shares that DCA will issue to Medicore shareholders in the merger. This proxy statement/prospectus is a part of the registration statement, but does not include all of the information contained in the registration statement. For further information about DCA and the securities offered in this proxy statement/prospectus, you should review the registration statement at the SEC’s Public Reference Room or on its website.

The SEC allows each of DCA and Medicore to “incorporate by reference” information into the proxy statement/prospectus, which means that DCA and Medicore can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement/prospectus, except when superseded by information contained in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that each of DCA and Medicore previously filed with the SEC. These documents contain important information about DCA and Medicore and their respective finances. This proxy statement/prospectus also incorporates by refence any future filings that DCA and Medicore make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, hereinafter referred to as the Exchange Act, after the date of the initial registration statement and prior to effectiveness of this registration statement and after the date of this proxy statement/prospectus and before the later of the annual meetings.

The following documents previously filed with the SEC by DCA are incorporated by reference into this proxy statement/prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004

•	Current Report on Form 8-K, dated and filed with the SEC on February 4, 2005

•	Current Report on Form 8-K, dated and filed with the SEC on March 15, 2005

•	Current Report on Form 8-K, dated and filed with the SEC on April 8, 2005

•	Current Report on Form 8-K dated and filed with the SEC on April 20, 2005

•	Quarterly Report on Form 10-Q for the first quarter ended March 31, 2005, filed with the SEC on May 16, 2005

The following documents previously filed with the SEC by Medicore are incorporated by reference into this proxy statement/prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004

•	Current Report on Form 8-K, dated and filed with the SEC on February 4, 2005

•	Current Report on Form 8-K, dated and filed with the SEC on February 14, 2005

•	Current Report on Form 8-K, dated and filed with the SEC on March 1, 2005

•	Current Report on Form 8-K, dated and filed with the SEC on March 15, 2005

•	Current Report on Form 8-K, dated and filed with the SEC on April 8, 2005

•	Current Report on Form 8-K dated and filed with the SEC on April 20, 2005

•	Quarterly Report on Form 10-Q for the first quarter ended March 31, 2005, filed with the SEC on May 16, 2005

In no event, however, will any of the information that DCA or Medicore discloses under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time be furnished, to the SEC be incorporated by reference into or otherwise become a part of the registration statement of which this proxy statement/prospectus forms a part. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein modifies or supersedes such statement.

DCA’s internet website is www.dialysiscorporation.com. Medicore's internet website is www.medicore.com. DCA’s and Medicore's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, including any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d), information statements filed under Section 14(c ) and reports filed pursuant to Sections, 13(d), 13(g) and 16 of the Exchange Act are available free of charge through the website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. In addition, you may obtain other documents incorporated by reference in this proxy statement/prospectus by requesting them from either of DCA or Medicore at the addresses or telephone numbers listed on page 6.

Please Note

Neither DCA nor Medicore has authorized anyone to give any information or make any statement about the merger or either company that differs from, or adds to, the information in the proxy statement/prospectus or in other documents filed with the SEC. Therefore, if anyone gives you different or additional information, you should not rely on it.

If you reside in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or to buy, the securities offered by this proxy statement/prospectus, or to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this proxy statement/prospectus does not extend to you.

The information contained in this proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies.

Information in this proxy statement/prospectus about DCA has been supplied by DCA, and information about Medicore has been supplied by Medicore.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement/prospectus and the documents incorporated by reference that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Private Securities Litigation Reform Act of 1995 contains certain safe harbors regarding forward-looking statements. Forward-looking statements include management’s (both DCA and Medicore) expectations, intentions and beliefs with respect to the nature and future development of the dialysis industry, medical supply operations, anticipated revenues, needs for and sources of funding for expansion, business strategies and plans for future operations, needs for capital expenditures, capital resources, liquidity and operating results, and similar matters that are not considered historical facts. Words such as “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans” and “believes,” and words and terms of similar import used in connection with any discussions of future operating or financial performance identify forward-looking statements. Such forward-looking statements, like all statements about expected future events, are subject to substantial risks and uncertainties that could cause actual results to materially differ from those expressed in the statements, including general economic, market and business conditions, opportunities pursued or abandoned, competition, changes in federal and state laws or regulations affecting dialysis operations, and other factors discussed periodically in DCA’s and Medicore’s reports. Many of the foregoing factors are beyond DCA’s or Medicore’s control. Among the factors that could cause actual results to differ materially are the factors detailed in the risks discussed in the “Risk Factors” section of the proxy statement/prospectus, which you should consider when voting on the merger. If any such events occur or circumstances arise that DCA or Medicore have not assessed, they could have a material adverse effect upon DCA’s and Medicore’s revenues, earnings, financial condition and business, as well as the trading price of DCA’s and Medicore’s common stock. Accordingly, you are cautioned not to place too much reliance on such forward-looking statements which speak only as of the date made and for which there is no undertaking or obligation to revise to reflect events after the date made. All subsequent written and oral forward-looking statements attributable to either DCA or Medicore or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements contained in this proxy statement/prospectus.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.	What is the proposed transaction?

A.
Medicore and its approximately 56% owned public subsidiary, DCA, have reached an agreement for DCA to acquire Medicore by merging Medicore with and into DCA. When the merger is completed, shares of Medicore common stock will be deemed cancelled and converted into the right to receive .68 of a share of DCA common stock.

Q.	Why are Medicore and DCA proposing the merger?

A.
Medicore and DCA believe that the merger will benefit the shareholders of both companies in that the shareholders of Medicore will receive equivalent value for their current holdings in the form of DCA shares, and the removal of the centralized ownership of DCA by Medicore will eliminate overlapping administrative and operational costs, increase market liquidity for DCA shares and greatly improve market recognition for DCA from both an investment and analysis perspective. In addition, DCA will integrate the medical supply operations with its dialysis services, with the potential for expanding such medical supply division.

Q.	Will I have appraisal rights?

A.	Only Medicore shareholders will have appraisal rights provided that they follow specific procedures under the relevant provisions of Florida law.

Appraisal rights provides those Medicore shareholders who do not consent to the adoption of the Agreement and Plan of Merger the right to receive fair value for their Medicore shares in cash (less any appreciation or depreciation in anticipation of the merger), in lieu of DCA common stock, provided that such Medicore shareholders comply with the relevant statutory procedures.

To exercise appraisal rights, Medicore shareholders must, among other things:

•	not vote or cause or permit to be voted any shares of his or her Medicore common stock in favor of the adoption of the Agreement and Plan of Merger; and
•	deliver to Medicore, before the Medicore Annual Meeting, a notice of the shareholder’s intent to demand payment, if the merger is effectuated.

Please refer to Appendix D herein for more information on procedures for dissenting and appraisal rights.

In the event that Medicore shareholders effectively exercise appraisal rights, DCA shall pay those Medicore shareholders the fair value of their Medicore shares (less any appreciation or depreciation in anticipation of the merger) in cash which has either been agreed to by DCA and such shareholders, or has been determined by a court of competent jurisdiction. Correspondingly, DCA will issue fewer shares of DCA common stock in the merger to the extent that Medicore shareholders effectively exercise appraisal rights. This, however, will not affect the exchange ratio of DCA shares to be issued for each Medicore share in the merger.

Appraisal rights are not available to DCA shareholders since they are voting on the adoption of the Agreement and Plan of Merger under the Nasdaq Stock Market Rule 4350 as opposed to the Florida Business Corporation Act, hereinafter referred to as FBCA, which does not require approval of the shareholders of the acquiring corporation under these circumstances. See “The Merger - Rights of Dissenting Shareholders - DCA Shareholders.”

Q.	Should Medicore shareholders send in their stock certificates now?

A.
No. On or promptly after the completion of the merger, Continental Stock Transfer & Trust
Company, Medicore’s and DCA’s transfer agent and the exchange agent for purposes of the merger, will mail a transmittal letter to Medicore shareholders, which transmittal letter will provide instructions for use in effecting the surrender of Medicore stock certificates in exchange for DCA shares and, if applicable, cash in lieu of fractional shares. No stock certificates should be sent to either DCA or Medicore.

Q.	When do you expect the merger to be completed?

A.
The merger is expected to be completed as soon as possible after requisite shareholder approval has obtained at each of DCA’s and Medicore’s Annual Meetings and after all of the conditions of the merger have been satisfied or waived.

Q.	What will DCA shareholders receive in the merger?

A.
DCA shareholders will keep their current stock holdings in DCA. Although their percentage ownership will be reduced by approximately 5%, based upon the issuance of the DCA shares to the Medicore shareholders, the DCA shareholders will have an interest in more assets (approximately $10,000,000 to $12,000,000, including, among others, cash, realty and the medical products operation) owned by and growth potential of DCA.

Q.	What will DCA pay as merger consideration?

A.
Under the terms of the Agreement and Plan of Merger, DCA anticipates issuing a maximum aggregate of 5,289,332 shares of DCA common stock, inclusive of the currently outstanding shares of Medicore common stock, Medicore shares underlying options, all anticipated to be exercised, resulting in an additional 167,277 shares of DCA common stock in exchange for such Medicore option shares, and, to the extent that requisite approval of Medicore shareholders has been obtained for ratification of Mr. Langbein’s share election provision in the severance portion of his Medicore employment agreement, DCA will issue an additional 272,000 shares .

Q.	What will happen to the 4,821,244 shares of DCA common stock currently owned by Medicore?

A.
Those shares will be retired as of the effective time of the merger. Consequently they will not be outstanding after such time and will be returned to DCA’s authorized and unissued share capital. Therefore, upon consummation of the merger, assuming all outstanding options for Medicore shares have been exercised prior to the merger, DCA will have a total of approximately 9,129,903 shares outstanding.

Q.	Will DCA issue fractional shares in the merger?

A.
No fractional shares of DCA common stock will be issued in the merger. Any Medicore shareholder who would otherwise be entitled to receive a fraction of a share of DCA common stock will instead receive cash for that fraction of a share based on the closing sales prices of the DCA common stock for the five trading days ending on the third trading day immediately preceding the effective time of the merger.

Q.	Can the market value of the merger consideration that Medicore’s shareholders will receive in the merger change?

A.
Yes. The aggregate market value of merger consideration will depend on the market price of DCA common stock on the date on which the merger is completed and whether the options for Medicore shares have been exercised.

Q.	What are the tax consequences of the merger to me?

A.
Both Medicore and DCA believe that the merger will qualify as a tax-free “reorganization” for federal income tax purposes. Assuming it does, Medicore shareholders who are United States residents and who receive DCA common stock in exchange for their Medicore common stock, will not recognize any gain or loss for federal income tax purposes, except with respect to cash received in lieu of fractional shares. See “The Merger - Material U.S. Federal Income Tax Consequences” for a more complete description of the material tax consequences of the merger. Medicore has received a legal opinion from its tax counsel with respect to these matters. The form of this legal opinion is filed as an exhibit to the registration statement on Form S-4, of which this proxy statement/prospectus is a part. Tax matters are very complex and the tax consequences of the merger to you will depend on the facts of your own particular situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q.	Are there risks I should consider in deciding whether to vote for the merger?

A.	Yes. A description of some of the risks that should be considered in connection with the merger are included in this proxy statement/prospectus under the heading “Risk Factors”.

Q.	Whom should I call with questions?

A.
Shareholders of DCA should call Mr. Stephen W. Everett, President and Chief Executive Officer, at (410) 694-0500, with any questions about the merger.

Shareholders of Medicore should call Thomas K. Langbein, President and Chief Executive Officer of Medicore, at (201) 288-8220 with any questions about the merger.

Q.	How do I vote?

A.
If you are a Medicore shareholder, you may vote by proxy, by internet, by telephone, or in person by attending the Medicore Annual Meeting. If you submit a properly executed proxy to Medicore in time to vote, the individuals named as your proxy will vote your shares as you have directed. Sign your proxy card, mark your vote on it, and mail it using the enclosed postage-paid envelope.

If you submit a signed proxy card and no instructions are indicated, your shares will be voted FOR the proposal to adopt the Agreement and Plan of Merger pursuant to which the company will be merged with and into DCA, and FOR the other three proposals. See “Additional Proposals for the Medicore Annual Meeting.” If you receive more than one proxy card (which means you have shares of Medicore common stock in more than one account), you must mark, sign and date each of them, or alternatively vote all of those shares through the internet, by telephone, or by personally attending the Medicore Annual Meeting.

You may also vote by the internet or by telephone. If by the internet, go to the web site www.continentalstock.com, shown on your proxy card, and follow the instructions. If you vote by telephone, call the toll free number, ___________, shown on your proxy card. If you are outside of the continental United States or Canada, call collect at ___________. Please follow the instructions on your proxy card and voice prompts on the telephone.

If you are a shareholder of DCA, you are not being solicited to complete and return a proxy card. You may attend and vote at the DCA Annual Meeting, but based on Medicore’s ownership of approximately 56% of DCA’s voting power, the minimum requisite amount of votes for adoption of the Agreement and Plan of Merger and for all the other proposals at the DCA Annual Meeting (see “Additional Proposals for the DCA Annual Meeting”) will be obtained through the vote by Medicore of its DCA shares.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.
Your broker will vote your shares with respect to the merger only if you provide instructions on how to vote by completing and returning the voter instruction form provided to you by your broker.

For a complete description of voting shares held in “street name,” see the section titled “Annual Meeting of Medicore Shareholders”.

Q.	What if I want to change my vote?

A.
If you are a Medicore shareholder, after you have signed and returned the enclosed proxy card or voted through the internet or by telephone, you may revoke your proxy at any time until it is voted at the Medicore Annual Meeting. You may do this by voting subsequently by proxy card, internet, or telephone, by sending written notice of revocation or by attending the Medicore Annual Meeting in person and voting. The last vote received chronologically will supersede any prior vote.

DCA shareholders may attend the DCA Annual Meeting and vote their shares directly at the meeting.

For more details relating to the merger, including, without limitation, the consideration to be paid, procedures for exchange of securities, reasons for and conditions to the merger, provisions for termination of the Agreement and Plan of Merger, recommendations by the board of directors of Medicore and DCA, relationships between Medicore and DCA and common interests of certain persons in, litigation relating to and other aspects of the merger, please refer to the section below entitled “The Merger”.

SUMMARY

This summary highlights material from this document. To understand the merger more fully, and for a more complete description of the terms of the merger, you should carefully read this entire document including the Agreement and Plan of Merger attached as Appendix A, and the other documents referred to in this document. See “Where You Can Find More Information” above.

The Companies

Dialysis Corporation of America

DCA is a Florida corporation, incorporated in 1976, that develops and operates outpatient kidney dialysis centers providing quality dialysis and ancillary services to patients suffering from chronic kidney failure, generally referred to as end stage renal disease, or ESRD. DCA also provides acute inpatient dialysis treatment in hospitals, homecare services and dialysis center management services. DCA became a public company in 1977, and became a private company in 1980. DCA began construction of new centers in 1995, and in 1996 once again became a public company. DCA currently operates 23 outpatient dialysis facilities, including a dialysis center in Ohio in which it holds a 40% interest and an unaffiliated center in Georgia, each of which it manages pursuant to management services agreements.

DCA’s principal executive offices are located at 1302 Concourse Drive, Suite 204, Linthicum, Maryland 21090, and you may contact the company as follows:

telephone: (410) 694-0500
fax: (410) 694-0596
email: info@dialysiscorporation.com

DCA also maintains an internet website at www.dialysiscorporation.com, where you can review and obtain its press releases, corporate governance materials and filings with the SEC. DCA also makes these materials available to its shareholders free of charge upon request

Medicore, Inc.

Medicore, Inc., was incorporated in Florida in 1961 and currently has three business segments: (i) the medical products division which distributes medical products; (ii) the operation of kidney dialysis centers and provision of other dialysis services through DCA, its approximately 56% owned public subsidiary; and (iii) the investment in technology companies through its interest in Linux Global Partners, Inc., a private speculative company that invests in developing Linux software companies, including its affiliate Xandros, Inc., that has developed and markets a Linux desktop operating system. Medicore also held a majority ownership interest in Viragen, Inc., a publicly traded biopharmaceutical company and Techdyne, Inc., a publicly traded contract manufacturer of electronic components. Medicore sold its ownership interest in Viragen in 1993 and sold its 71% interest in Techdyne in 2001. The dialysis operations of DCA are now the most significant part of Medicore’s operations accounting for approximately 98% of Medicore’s revenues. Medicore’s investment in technology companies, currently limited to Linux Global Partners and Xandros, has not generated revenues other than interest income and gains from the sale of third-party securities that Medicore had acquired on foreclosure of collateral securing its loans to Linux Global Partners. Medicore’s medical products division accounts for approximately 2% of its sales revenues.

Medicore’s executive offices are located at 2337 West 76th Street, Hialeah, Florida 33016 and 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. The telephone numbers are (305) 558-4000 (Florida) and (201) 288-8220 (New Jersey). You may also communicate with the company as follows:

Florida Fax: (305) 825-0961	New Jersey Fax: (201) 288-8208 Email: medicore@compuserve.com

Medicore also maintains an internet website at www.medicore.com where you can review and obtain filings with the SEC. Medicore also makes these filings and other materials, such as press releases available to its shareholder free of charge upon request.

The Merger

The Agreement and Plan of Merger is attached as Appendix A to this proxy statement/prospectus. You are encouraged to read the Agreement and Plan of Merger, since it is the legal document that governs the merger.

DCA and Medicore have reached an agreement for DCA to acquire Medicore by merging Medicore with and into DCA. When the merger is completed, each share of Medicore common stock outstanding at the effective time of the merger will be deemed cancelled and converted into the right to receive .68 of a share of DCA common stock. DCA anticipates issuing a maximum aggregate of approximately 5,289,332 shares of common stock to the Medicore shareholders as merger consideration. The net issuance is expected to be approximately 468,000 DCA shares, based upon the retirement of Medicore’s 4,821,244 DCA shares upon completion of the merger.

Under the terms of the Agreement and Plan of Merger, DCA will issue a maximum aggregate of 5,289,332 shares of common stock inclusive of the outstanding shares of Medicore common stock, the outstanding Medicore options (assuming their exercise prior to the effective time of the merger, which is anticipated), resulting in the issuance of 167,277 DCA shares, and the share election provision of Mr. Langbein’s employment agreement resulting in DCA issuing 272,000 shares. This share election provision is subject to shareholder ratification at the Medicore Annual Meeting, and ratification of that Proposal is essential to the ability of the companies to pursue and consummate the merger. See the section below entitled “Additional Proposals for the Medicore Annual Meeting - Proposal 2: Ratification of the Share Election Provision in Thomas K. Langbein’s Employment Agreement with Medicore”.

No fractional shares of DCA common stock will be issued. Any Medicore shareholders who would otherwise be entitled to receive a fraction of a share of DCA common stock will instead receive cash in lieu of such fractional share of DCA common stock based upon the average of the closing sales prices of the DCA shares for the five trading days ending on the third trading day immediately preceding the effective time of the merger.

DCA will not assume any of the Medicore stock options and any other securities convertible into or exchangeable for common shares of Medicore which are outstanding as of the consummation of the merger.

Upon completion of the merger, any Medicore options and other convertible securities which are outstanding immediately prior to the completion of the merger will terminate and be of no further force and effect. As of the date of this proxy statement/prospectus, there were outstanding options to purchase 245,995 shares of Medicore common stock, exclusive of the 400,000 shares of Medicore common stock that Mr. Langbein would be able to obtain upon exercise of the share election provision in his employment agreement.

Medicore Shareholders’ Ownership of DCA Common Stock Immediately After the Merger

Assuming no Medicore shareholder exercises dissenters’ rights of appraisal with respect to the merger, DCA will issue a maximum of 5,289,332 shares of common stock to Medicore shareholders, which is inclusive of the outstanding Medicore shares, Medicore options (assuming their pre-merger exercise), and Mr. Langbein’s share election (assuming Medicore shareholder ratification). Upon consummation of the merger, Medicore’s existence, as a separate entity will cease, its ownership interest in DCA will terminate and its DCA shares will be retired and returned to DCA’s authorized and unissued share capital. As a result, DCA is expected to have 9,129,903 shares of common stock outstanding immediately after the merger, of which the shares issued to Medicore’s shareholders in the merger will constitute approximately 58%.

Opinions Received by each of the Medicore and DCA Boards of Directors regarding the Fairness of the Merger Consideration

Each of Medicore’s and DCA’s board of directors has received an opinion from its respective independent investment banking firm that the consideration to be paid in the merger is fair as of the date thereof, from a financial point of view, to its respective shareholders. The opinions are attached as Appendices B and C to this proxy statement/prospectus. Medicore and DCA encourage you to read these opinions in their entirety.

Conditions to the Merger

The completion of the merger depends upon the satisfaction or waiver of a number of conditions. See the section below entitled “The Merger - Conditions to the Merger”.

Termination of the Agreement and Plan of Merger

DCA and Medicore can agree to terminate the Agreement and Plan of Merger without completing the merger, and either company can terminate the Agreement and Plan of Merger under various circumstances.

For example, each of DCA and Medicore has the right to terminate the Agreement and Plan of Merger if:

•
the merger has not been completed by September 30, 2005 or later date agreed upon by the parties, as a result of a failure to satisfy any condition to closing by that date that the other party does not choose to waive; or

•
the other party has breached any representation, warranty or covenant contained in the Agreement and Plan of Merger in any material respect and the breach has continued without cure for a period of 20 days after notice of the breach.

DCA or Medicore may decide not to exercise their respective rights to terminate the Agreement and Plan of Merger even if its right to terminate is triggered. See the section below entitled “The Merger - Termination of the Agreement and Plan of Merger”.

Interests of Officers and Directors of DCA and Medicore in the Merger

Certain of the directors of DCA are also members of the board of Medicore and hold shares of Medicore common stock. Messrs. Thomas K. Langbein and Peter D. Fischbein serve on the boards of each of DCA and Medicore and as a result have abstained from DCA’s board of directors’ votes with respect to the merger. In addition, Daniel R. Ouzts, a Vice President of DCA, also serves as the Vice President of Finance and Chief Financial Officer of Medicore. The corporate Secretary for DCA, Lawrence E. Jaffe, a member of Jaffe & Falk, LLC, the law firm that provides corporate legal representation to DCA and Medicore (other than for this merger), is corporate Secretary and a director of Medicore (see “Additional Proposals for the Medicore Annual Meeting - Proposal 3: Election of Directors of Medicore”) and owns shares of each of DCA and Medicore.

Based upon DCA requiring the elimination of Medicore liabilities other than those directly related to the medical products operations, the following are to be effected immediately prior to the merger:

•
The balance of the term of Thomas K. Langbein’s (Chairman, President and CEO of Medicore) employment agreement with Medicore will be bought out for approximately $1,960,000 in accordance with the provisions of that agreement in the event of a transaction such as the proposed merger. In addition, Mr. Langbein has indicated his intention to elect to receive as his severance, 400,000 shares of Medicore common stock in lieu of a lump sum cash payment upon termination of and in accordance with the provisions of his employment agreement, subject to shareholder approval (see “Additional Proposals for the Medicore Annual Meeting - Proposal 2: Ratification of the Share Election Provision in Thomas K. Langbein’s Employment Agreement with Medicore”);

•
Medicore shall pay the lease payments for the remaining term of its lease and agreed extension for the executive offices in New Jersey amounting to approximately $337,000, a portion of which premises are occupied by Thomas K. Langbein, Peter D. Fischbein and two members of Jaffe & Falk, LLC, counsel to Medicore (other than for this merger) and DCA, including Lawrence E. Jaffe, a director of Medicore and corporate Secretary to Medicore and DCA, and which offices are also shared by DCA;

•	$250,000 payment to Lawrence E. Jaffe;

•	$25,000 payment to Daniel R. Ouzts, Vice President of Finance, Chief Financial Officer and Treasurer of Medicore, and Vice President and Treasurer of DCA; and

•	In recognition of their efforts on behalf of Medicore, a $20,000 payment for each of the Medicore directors, other than Messrs. Langbein and Jaffe.

The board of directors of Medicore and DCA were aware of these interests, payments and elimination of liabilities, and took them into account in approving the Agreement and Plan of Merger.

The Agreement and Plan of Merger provides for the survival of indemnification provisions for officers and directors of Medicore as provided in Medicore’s restated articles of incorporation, bylaws, and under the Florida Business Corporation Act. The affiliations arising from the relationship between DCA and Medicore, and the interests of certain directors and officers of each of DCA and Medicore in the proposed merger are discussed in greater detail below. See the section entitled “The Merger - Common Interests of Certain Persons in the Merger.”

Board of Directors and Management of DCA Following the Merger

DCA’s board of directors will not be increased as a result of the merger and will remain the same as prior to effectuation of the merger. This proxy statement/prospectus contains a proposal relating to the election of five members of the board of directors of DCA: Thomas K. Langbein, Stephen W. Everett, Alex Bienenstock, Robert Trause and Peter Fischbein. See “Additional Proposals for the DCA Annual Meeting - Proposal 2: Election of Directors of DCA.”

Listing of DCA’s Common Stock on the Nasdaq SmallCap Market

The shares of DCA common stock issued in connection with the merger will be listed on the Nasdaq SmallCap Market together with the other shares of DCA common stock currently listed for trading on the Nasdaq SmallCap Market.

Important Federal Income Tax Consequences of the Merger

Medicore and DCA believe that their respective shareholders will not recognize any gain or loss for U.S. federal income tax purposes from the merger, except to the extent Medicore shareholders receive cash in lieu of fractional shares. Furthermore, such tax treatment does not apply to any Medicore shareholder who exercises dissenter’s rights and receives cash for his or her shares. An opinion of outside tax counsel, solely for the benefit of Medicore, has been provided indicating this will be the case. The opinion is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part. However, the opinion does not bind the Internal Revenue Service or the courts, which could take a different view. The tax treatment also may depend upon facts unique to the shareholder’s particular situation. Accordingly, each shareholder should consult with his or her own tax advisor for a full understanding of the tax consequences of the merger to such shareholder.

Accounting Treatment of the Merger

The transaction is being accounted for as a downstream merger as if the surviving company is the parent.

Adoption of the Agreement and Plan of Merger

DCA Shareholders

The affirmative vote of a majority of the votes cast at the DCA Annual Meeting is required to adopt the Agreement and Plan of Merger. The DCA board of directors is not soliciting proxies from the shareholders of DCA on account of the existence of a quorum as a result of Medicore’s 55.7% ownership of DCA stock. Medicore intends to vote its DCA shares at the meeting in connection with the proposals being presented to the DCA shareholders, including the proposal relating to the adoption of the Agreement and Plan of Merger by DCA shareholders.

Notwithstanding Medicore’s controlling interest in DCA, the shareholders of DCA are invited to attend and vote at the DCA Annual Meeting. Shareholders who attend the meeting will have the opportunity to address the meeting. DCA shareholders will not have dissenters’ rights of appraisal relating to adoption of the Agreement and Plan of Merger with respect to their DCA common stock, since their vote as to adoption of the Agreement and Plan of Merger is pursuant to Nasdaq Stock Market Rule requirements for shareholder approval and not under the Florida statutory requirements. See “The Merger - Rights of Dissenting Shareholders - DCA Shareholders”.

The date, time and place of the DCA Annual Meeting is as follows:

___, 2005, at __.m., local time, at the Hilton Hotel, Suite ___, 650 Terrace Avenue, Hasbrouck Heights, New Jersey.

In addition to Medicore’s ownership, directors and executive officers of Medicore and DCA currently hold approximately 14% (17% if they exercise all of their options) of the votes entitled to be cast by DCA shareholders at the DCA Annual Meeting. There are no voting agreements or other arrangements among such officers and directors.

Medicore Shareholders

The affirmative vote of the holders of a majority of Medicore common stock outstanding and entitled to vote as of the record date of __________, 2005, represented in person or by proxy at the Medicore Annual Meeting, is required to adopt the Agreement and Plan of Merger. Medicore shareholders will have dissenters’ rights of appraisal provided that they do not vote in favor of adoption of the Agreement and Plan of Merger and follow the statutory requirements outlined in the section below entitled “The Merger - Rights of Dissenting Shareholders.” A copy of the relevant sections of the Florida Business Corporation Act relating to dissenters’ rights is attached to this proxy statement/prospectus as Appendix D.

The date, time and place of the Medicore Annual Meeting is as follows:

___, 2005 at __.m., local time at the Hilton Hotel, Suite ___, 650 Terrace Avenue, Hasbrouck Heights, New Jersey.

Directors and officers of Medicore and DCA currently hold approximately 34% (approximately 36% assuming the anticipated exercise of their Medicore options) of the votes entitled to be cast by Medicore shareholders at the Medicore Annual Meeting. There are no voting agreements or other arrangements among such officers and directors.

Reasons for the Merger

DCA

DCA’s board of directors recommends the merger because the board believes, among other reasons, that:

•	the elimination of the centralized ownership of DCA by Medicore should increase the liquidity and marketability of DCA, particularly with respect to institutional investors;
•	DCA will reduce certain of its short-term and long-term liabilities through the forgiveness of debt owed to Medicore;
•	DCA will acquire, among other assets, cash which may be used to further strategic growth; and
•	DCA will integrate Medicore’s medical product business with its dialysis operations, with the potential for expanding such medical product business; and
•
the consideration to be paid to the Medicore shareholders and the assets to be acquired from Medicore in the merger are fair from a financial point of view to the unaffiliated DCA shareholders in the opinion of DCA’s independent investment banking firm, Capitalink, L.C.

Medicore

Medicore’s board of directors recommends the merger because the board believes, among other reasons, that:

•	shareholders of Medicore will have the opportunity to hold a direct ownership interest in DCA, the principal business enterprise of Medicore;
•	DCA will be able to utilize the assets of Medicore in furtherance of its growth thereby potentially maximizing shareholder value; and
•	DCA is expected to attract greater interest from the investment community, particularly as a stand-alone entity in a rapidly consolidating industry; and
•
the consideration to be received by Medicore shareholders in the merger, in view of the assets of the company to be provided to DCA, is fair from a financial point of view to Medicore’s shareholders in the opinion of Houlihan Smith & Company, Inc., Medicore’s independent investment banking firm.

For both companies, the removal of Medicore, which at this time consists almost entirely of the operations of DCA, will eliminate certain overlapping administrative and operational costs, particularly those related to Medicore’s requirements as a public company. See the sections below entitled “The Merger - Reasons for the Merger - General; DCA Reasons for the Merger; Medicore Reasons for the Merger”.

Opinions of Independent Investment Banking Firms

The special committee of DCA’s board of directors retained Capitalink, L.C., an independent investment banking firm, as the financial advisor of DCA to provide an opinion as to the fairness, from a financial point of view, of the merger to the shareholders of DCA. Capitalink has delivered its opinion to the special committee, dated May 19, 2005, stating that, at the time of such opinion, the net share issuance is fair, from a financial point of view, to DCA’s unaffiliated shareholders. The net share issuance is the difference of the DCA shares to be issued to the Medicore shareholders less the Medicore share ownership of DCA, currently 55.7%, to be retired upon completion of the merger with DCA. Capitalink’s opinion was based upon the procedures and subject to the assumptions described in its opinion letter. A copy of the Capitalink’s fairness opinion is included as Appendix B to this proxy statement/prospectus, and should be read in its entirety. See also the section below entitled “The Merger - Opinions of Independent Investment Banking Firm - Opinion of Capitalink, L.C.”

The special committee of Medicore’s board of directors retained the independent investment banking firm of Houlihan Smith & Company, Inc., as the financial advisor of Medicore to provide an opinion as to the fairness, from a financial point of view, of the merger to the shareholders of Medicore. Houlihan Smith has delivered its written opinion to the special committee, dated May 20, 2005, stating that the merger and the exchange ratio (each Medicore shareholder will receive .68 of a share of DCA common stock for each share of Medicore common stock they own) is fair, from a financial point of view, to the holders of Medicore common shares. Houlihan Smith’s opinion was based upon the procedures and subject to the assumptions described in their opinion letter. A copy of Houlihan Smith’s fairness opinion is included as Appendix C to this proxy statement/prospectus and should be read in its entirety. See also the section below entitled “The Merger - Opinions of Independent Investment Banking Firms - Opinion of Houlihan Smith & Company, Inc.”

Neither Capitalink nor Houlihan Smith were involved in, nor provided any financial or investment banking services with respect to the structuring of the proposed merger or the terms of the proposed consideration being paid by DCA.

Comparative Per Share Market Price Information

DCA common stock has been traded on the Nasdaq SmallCap Market since April 18, 1996 under the symbol “DCAI.” Medicore has been a publicly traded company since 1971, when it filed its initial public offering under its original name, Automated Medical Laboratories. From June, 1986 to June, 1996, Medicore common stock traded on the American Stock Exchange under the symbol “MDK” at which date Medicore’s common stock commenced trading on the Nasdaq National Market through September, 1999. From September, 1999 to the present, Medicore common stock trades on the Nasdaq SmallCap Market under the symbol “MDKI.”

On March 14, 2005, the last full trading day prior to the public announcement of the proposed merger between DCA and Medicore, June 2, 2005, the last full trading day prior to the initial filing of this proxy statement/prospectus including the Agreement and Plan of Merger as Appendix A, and ___, 2005, the latest practicable date before the printing of this document, the closing prices of DCA common stock and Medicore common stock were as follows:

	DCA Common Stock		Medicore Common Stock		Pro Forma Price Equivalent of Medicore Common Stock
March 14, 2005		$28.73		$9.27		$19.54
June 2, 2005		$23.19		$13.30		$15.77
____ ___, 2005	$	___	$	___	$	___

The pro forma equivalent per share price of each share of Medicore common stock is the value of the DCA common stock that would be received for each share of Medicore common stock if the merger had been completed and shares of Medicore common stock had been exchanged for DCA common stock on the dates indicated. The pro forma equivalent per share price is calculated by multiplying the closing sale price per share of DCA common stock reflected in the table by .68, the per share stock exchange ratio in the merger.

DCA and Medicore shareholders are urged to obtain a current market quotation for DCA common stock before voting their shares. No assurance can be given as to the future prices of, or market for, DCA common stock.

The .68 of a share of DCA common stock for each share of Medicore common stock exchange ratio fixed by the Agreement and Plan of Merger will not change even if the market prices of DCA and Medicore common stock change. Because of the fixed exchange ratio, the aggregate market value of the shares of DCA common stock that holders of Medicore common stock will receive in the merger may vary significantly from the aggregate market value of the shares of DCA common stock that holders of Medicore common stock would receive if the merger were consummated on the date of this proxy statement/prospectus. See “Risk Factors” below for a discussion of the factors that can cause the aggregate value of the merger consideration to change.

Selected Historical Financial Data of DCA

The following selected historical consolidated financial data should be read in conjunction with DCA’s consolidated financial statements included in this proxy statement/prospectus and related notes and the section below entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DCA.” The consolidated statement of operations data for the years ended December 31, 2004, 2003 and 2002, and the consolidated balance sheet data as of December 31, 2004 and 2003, are derived from the consolidated financial statements of DCA audited by Moore Stephens, P.C. for the fiscal years ended 2003 and 2004, and Wiss & Company, LLP for fiscal 2002, each of which are independent registered public accounting firms, and which financial statements are included elsewhere in this proxy statement/prospectus. The consolidated statement of operations data for the years ended December 31, 2001 and 2000, and the consolidated balance sheet data as of December 31, 2002, 2001 and 2000 have been derived from DCA’s audited consolidated financial statements that are not included in this proxy statement/prospectus. The selected financial data for the three-month periods ended March 31, 2005 and 2004, and as of March 31, 2005, have been derived from DCA’s unaudited consolidated financial statements, which are included elsewhere in this proxy statement/prospectus, and the unaudited consolidated balance sheet data as of March 31, 2004 has been derived from DCA’s unaudited consolidated financial statements that are not included in this proxy statement/prospectus, and in the opinion of DCA’s management, include all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results of operations and financial position of DCA for those periods in accordance with accounting principles generally accepted in the United States of America. See “Where You Can Find More Information”. Results for the three-month period ended March 31, 2005, are not necessarily indicative of the results which may be expected for any other interim period or for the year as a whole.

On January 28, 2004, DCA effected a two-for-one stock split. All share and per share data, including option information, in this proxy statement/prospectus have been adjusted to reflect the stock split.

	For the Year Ended December 31,					For the Three Months Ended March 31,
	2004	2003	2002	2001	2000	2005	2004
						(unaudited)
	(amounts in thousands, except per share data)
Consolidated Statement of Operations Data:
Revenues	$40,986	$29,997	$25,354	$19,035	$8,769	$10,612	$8,627
Operating income (loss)	4,154	2,129	2,067	771	(774)	578	521
Net income (loss)	2,214	1,150	1,242	784	(356)	324	288
Basic earnings (loss) per share	$.27	$.15	$.16	$.10	$(.05)	$.04	$.04
Basic average shares outstanding	8,256	7,905	7,775	7,828	7,847	8,537	8,158
Diluted earnings (loss) per share	$.25	$.13	$.14	$.10	$(.05)	$.04	$.03
Diluted average shares outstanding	8,784	8,735	8,667	8,035	7,847	9,130	8,922

	As of December 31,					As of March 31,
	2004	2003	2002	2001	2000	2005	2004
						(unaudited)
	(amounts in thousands, except per share data)
Consolidated Balance Sheet Data:
Total assets	$26,490	$19,604	$17,154	$15,683	$11,177	$26,197	$21,308
Working capital	3,644	3,773	4,593	3,883	3,869	4,251	2,781
Intercompany note and accrued interest payable to (receivable from) Medicore	1,462	---	---	---	(2,386)	2,468	487
Intercompany advance payable to (receivable from) Medicore	449	234	---	(201)	(414)	498	285
Long-term debt, net of current portion	1,586	2,097	2,727	2,935	1,755	1,477	1,960
Stockholders’ equity	13,330	10,970	9,727	8,485	7,799	13,787	11,284

Selected Historical Financial Data of Medicore

The following selected historical consolidated financial data should be read in conjunction with Medicore’s consolidated financial statements included in this proxy statement/prospectus and related notes and the section below entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Medicore.” The consolidated statement of operations data for the years ended December 31, 2002, 2003 and 2004, and the consolidated balance sheet data as of December 31, 2003 and 2004, are derived from the consolidated financial statements of Medicore audited by Moore Stephens, P.C. for the fiscal years ended 2003 and 2004, and Wiss & Company, LLP for fiscal 2002, each of which are independent registered public accounting firms and which financial statements are included in this proxy statement/prospectus. The consolidated statement of operations data for the years ended December 31, 2001 and 2000, and the consolidated balance sheet data as of December 31, 2000 and 2001 have been derived from Medicore’s audited consolidated financial statements that are not included in this proxy statement/prospectus. The selected financial data for the three-month periods ended March 31, 2004 and 2005, and as of March 31, 2005, have been derived from Medicore’s unaudited consolidated financial statements, which are included in this proxy statement/prospectus, and the unaudited consolidated balance sheet data as of March 31, 2004 has been derived from Medicore’s unaudited consolidated financial statements that are not included in this proxy statement/prospectus, and in the opinion of Medicore’s management, include all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results of operations and financial position of Medicore for those periods in accordance with accounting principles generally accepted in the United States of America. See “Where You Can Find More Information”. Results for the three-month period ended March 31, 2005, are not necessarily indicative of the results which may be expected for any other interim period or for the year as a whole.

	For the Year Ended December 31,					For the Three Months Ended March 31,
	2004	2003	2002	2001	2000	2005	2004
						(unaudited)
	(amounts in thousands, except per share data)
Consolidated Statement of Operations Data:
Revenues	$41,768	$30,807	26,243	$19,897	$9,882	$10,809	$8,851
Operating income (loss)	2,124	438	1,241	(1,432)	(1,685)	222	(255)
Net income (loss) - continuing operations	514	273	482	(339)	(776)	(66)	---
Net income (loss) (1)	514	273	482	1,232	(406)	(66)	---
Basic earnings (loss) per share(1)	$.07	$.04	$.07	$.20	$(.07)	$(.01)	---
Basic average shares outstanding	6,989	6,581	6,597	6,217	5,710	7,042	6,986
Diluted earnings (loss) per share(1)	$.06	$.03	$.06	$.20	$(.07)	$(.01)	---
Diluted average shares outstanding	7,188	6,674	6,676	6,217	5,710	7,042	6,986

	As of Ended December 31,					As of March 31,
	2004	2003	2002	2001	2000	2005	2004
						(unaudited)
	(amounts in thousands, except per share data)
Consolidated Balance Sheet Data:
Total assets(2)	$35,598	$30,815	$28,676	$29,833	$41,428	$33,729	$31,888
Working capital(2)	12,604	13,432	14,306	13,094	17,372	12,934	12,553
Long-term debt, net of current portion(2)	1,586	2,097	2,727	3,124	10,355	1,477	1,960
Stockholders’ equity	17,528	16,993	16,482	16,035	13,534	17,391	16,894

(1) Includes amounts related to Techdyne, Inc., a former subsidiary, in 2000 and 2001.
(2) Includes Techdyne in 2000.

Selected Unaudited Pro Forma Financial Data
(amounts in thousands, except per share data)

This selected unaudited pro forma financial data is included for illustrative purposes only. It does not necessarily indicate what the operating results or financial position of DCA would have been if the merger with Medicore had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of DCA will be after the merger. You should read this selected unaudited pro forma financial data in conjunction with the section entitled “Unaudited Pro Forma Financial Data” below, including a discussion of the assumptions and adjustments made in the preparation of this selected unaudited pro forma financial data. The selected unaudited pro forma statement of income data gives effect to the merger as if it occurred at the beginning of the periods for the periods ended March 31, 2005 and December 31, 2004, respectively. The selected unaudited pro forma balance sheet data gives effect to the merger as if it had occurred on March 31, 2005. DCA effected a two-for-one stock split in January, 2004, which is reflected in all of its share and per share data.

	For the Three Months Ended March 31, 2005	For the Year Ended December 31, 2004
	(amounts in thousands, except per share data)
Pro Forma Statement of Income Data:
Revenues	$10,809	$41,768
Operating income	571	3,459
Net income	387	2,572
Basic earnings per share	$.04	$.29
Basic average shares outstanding	9,130	8,784
Diluted earnings per share	$.04	$.28
Diluted average shares outstanding	9,598	9,252

March 31, 2005
Pro Forma Balance Sheet Data:
Cash	$3,432
Total assets	33,368
Working capital	9,776
Long-term debt, net of current portion	1,477
Stockholders’ equity	24,282

Comparative Unaudited Per Share Data

Set forth in the table below are selected comparative per share data for DCA and Medicore on an historical basis and unaudited pro forma per share data for the periods indicated. The pro forma per share information assumes the merger had been consummated at the end of the period in the case of book value data, and as if the merger had been consummated as of the beginning of the periods presented in the case of earnings (loss) per common share. Neither DCA nor Medicore granted any cash or stock dividend in fiscal 2004 or from the end of fiscal 2004 through the date hereof, and neither of the companies anticipates doing so in the foreseeable future. DCA effected a two-for-one stock split on January 28, 2004, and all share and per share data, including option information, in this proxy statement/prospectus, has been adjusted to reflect the stock split.

The unaudited pro forma per common share data below is for illustrative purposes only. The merged company may have performed differently. You should not rely on this information as being indicative of the historical results that would have been achieved by the merged company or the future results that the merged company will experience.

You should read the information below together with the respective historical financial statements and related notes of DCA and Medicore included elsewhere in this proxy statement/prospectus.

	As of and for the Three Months Ended March 31, 2005	As of and for the Year Ended December 31, 2004
DCA historical per common share data:
Earnings per share:
Basic	$.04	$.27
Diluted	04.25
Net book value per common share	1.59	1.57

Medicore historical per common share data:
Earnings (loss) per share:
Basic	(.01)	.07
Diluted	(.01)	.06
Net book value per common share	2.44	2.51

Unaudited pro forma per common share data:
Earnings per share:
Basic	.04	.29
Diluted	.04	.28
Net book value per common share	2.66	2.69

RISK FACTORS

In considering whether to approve the merger, in addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, you should consider carefully the risks we have described below with respect to the merger and the ownership of DCA common stock.

Risks Relating To The Merger

Because the market price of DCA common stock fluctuates, Medicore shareholders cannot be certain of the aggregate value of the merger consideration to be received in the merger.

Upon completion of the merger, each share of Medicore common stock (except for any shares as to which dissenters’ rights have been properly exercised) will be converted into .68 shares of DCA common stock, subject to possible adjustment as described under the heading “The Merger - Description of the Merger.” Because the exchange ratio is fixed, the value of the aggregate merger consideration will depend upon the market price of DCA common stock on the date on which the merger is completed. Any change in the price of DCA common stock prior to the merger will affect the market value of the stock that Medicore shareholders will receive on the date of the merger. Stock price fluctuations may result from a variety of factors, including general market and economic conditions, changes in DCA’s business, operations and prospects, significant events in the dialysis services industry as a whole, and regulatory considerations. Many of these factors are beyond DCA’s control.

The prices of DCA common stock and Medicore common stock at the closing of the merger may vary from their respective prices on the date the merger was announced, the date the Agreement and Plan of Merger was executed, the date of this proxy statement/prospectus, and the date of the annual meetings. As a result, the value represented by the exchange ratio will also vary. From January 1, 2005 to the date of this proxy statement/prospectus, the high and low closing prices of DCA common stock were $33.50 on February 28, 2005, and $13.32 on April 22, 2005, and for Medicore, were $12.38 on March 16, 2005, and $6.83 on January 27, 2005.

The market price of DCA common stock fluctuates and has declined since March 15, 2005, the date on which the merger was announced. See “Summary - Comparative Per Share Market Price Information.” The market price of DCA common stock on the date the merger is completed could be lower than the market price of DCA common stock on March 15, 2005, which would result in a lower aggregate merger consideration payable to Medicore shareholders than the consideration valued at the date of announcement of the merger.

If the proposal with respect to Mr. Langbein’s share election provision in his Medicore employment agreement does not receive the requisite affirmative vote of the Medicore shareholders for ratification at the annual meeting, the companies will not consummate the merger.

Mr. Langbein’s employment agreement provides, among other things, that upon termination of his employment with Medicore, including as a result of a transaction such as the merger with DCA, Mr. Langbein is entitled to a severance arrangement in the form of a lump-sum cash payment equal to three years of Mr. Langbein’s compensation (including salary, bonuses, benefits, expenses and perquisites) as of the time of termination. The agreement also provides that Mr. Langbein may, as his severance payment, elect to receive 400,000 restricted shares of Medicore stock in lieu of such lump sum payment. This election to receive Medicore shares in lieu of the cash payment is otherwise known as Mr. Langbein’s “share election provision” and has been contained in his employment agreements in substantially similar form since 1994.

In October, 2004, as a result of discussions with Nasdaq and Nasdaq’s interpretation of its rules, Mr. Langbein’s employment agreement was amended to provide for shareholder ratification of such share election provision in the event of termination of employment. Consequently, a proposal for shareholder ratification of the employment agreement option is included in this proxy statement/prospectus for consideration by Medicore shareholders at the Medicore Annual Meeting. See the section below entitled “Additional Proposals for the Medicore Annual Meeting - Proposal 2: Ratification of the Share Election Provision in Thomas K. Langbein’s Employment Agreement with Medicore.”

If shareholder ratification is not obtained at the Medicore Annual Meeting, Mr. Langbein, who has indicated his intent to elect to receive the Medicore shares, will be unable to exercise the share election, and Medicore would be required to pay Mr. Langbein the lump-sum cash payment in accordance with the terms of the severance arrangement of the employment agreement. DCA has advised that it will not assume any of the liabilities of Mr. Langbein’s Medicore employment agreement in the merger, and has made the satisfaction and termination of Mr. Langbein’s employment agreement a condition to its obligation to consummate the merger. However, a lump-sum cash payment to Mr. Langbein as his severance payment would directly reduce the aggregate amount of assets available to DCA and such will prevent the consummation of the merger.

Future results of the merged company may differ materially from the pro forma financial information presented in this document.

Future results of the merged company may be materially different from those shown in the pro forma financial statements that are based on the historical results of Medicore and DCA in conjunction with certain adjustments based on assumption regarding the merger.

The fairness opinions obtained by DCA and Medicore will not reflect changes in circumstances between the signing of the Agreement and Plan of Merger and the merger.

DCA and Medicore have not obtained updated fairness opinions as of the date of this document from their independent investment banking firms. Changes in the operations and prospects of DCA or Medicore, general market and economic conditions, and other factors which may be beyond the control of DCA and Medicore, and on which the fairness opinions were based, may alter the value of DCA or Medicore or the prices of shares of DCA and Medicore common stock by the time the merger is completed. The opinions do not speak as of the time the merger will be completed or as of any date other than the dates of such opinions. For a description of the opinions that DCA and Medicore received from their respective independent investment banking firms, please refer to the section below entitled “The Merger - Opinions of Independent Investment Banking Firms”. Reference is also made to Appendices B and C, the fairness opinions of Capitalink, L.C. (for DCA) and Houlihan Smith & Company, Inc. (for Medicore) included in this proxy statement/prospectus.

If Medicore shareholders who receive DCA common stock in the merger sell that stock immediately, it could cause a decline in the market price of DCA common stock.

All of the shares of DCA common stock to be issued in the merger are registered with the SEC, under the registration statement of which this proxy statement/prospectus is a part, and therefore will be immediately available for resale in the public market, except with respect to shares issued in the merger to affiliates (as that term is defined in Rule 405 of the Securities Act) of DCA and Medicore including affiliates of Medicore before the merger or who become affiliates of DCA after the merger, all of whom are subject to certain restrictions on transferability. The number of shares of DCA common stock to be issued to Medicore shareholders in connection with the merger and immediately available for resale will be substantial compared to the number of shares of DCA common stock currently in the public market. Medicore shareholders who are not affiliates of DCA or Medicore, may elect to sell the DCA shares they receive immediately after the merger. Affiliates may immediately resell the DCA shares they receive under Rule 144 of the Securities Act under certain conditions, one of which limits the amount of shares to the greater of 1% of the outstanding shares or the average weekly volume of trading of DCA stock for the four weeks prior to their proposed sale. As a result of future sales of such common stock, or the perception that these sale could occur, the market price of DCA common stock may decline and could decline significantly before or at the time the merger is completed, or immediately thereafter. If this occurs, or if other holders of DCA common stock sell significant amounts of DCA common stock immediately after the merger is completed, it is likely that these sales would cause a decline in the market price of DCA common stock.

The tax treatment of the merger may subsequently be challenged.

Both DCA and Medicore believe that the merger qualifies as a “reorganization” for federal income tax purposes, so that Medicore shareholders who are United States residents receiving DCA common stock in exchange for their Medicore common stock will not recognize any gain or loss, except with respect to cash received in lieu of fractional shares. The basis for this position is the receipt by Medicore of an opinion from its outside tax counsel that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code. However, an opinion, though received, might be disputed by the Internal Revenue Service. Neither DCA nor Medicore can assure you that the merger will not subsequently be challenged by the Internal Revenue Service as a reorganization.

Failure to complete the merger could negatively impact DCA’s or Medicore’s stock prices, future business and operations.

If the merger is not completed for any reason, DCA and Medicore may be subject to a number of material risks, including the following:

•	both companies may experience a negative reaction from the financial markets to the termination of the merger; and
•	each company must pay the costs related to the merger, such as amounts payable to legal and financial advisors and independent accountants, even if the merger is not completed.

The Medicore board of directors has determined that the DCA merger is in the best interests of the Medicore shareholders; however, individual Medicore shareholders may not have an opportunity to consider or vote upon an alternative transaction.

Under the Agreement and Plan of Merger, Medicore is obligated to complete the merger with DCA unless, among other things, the Medicore board of directors determines in good faith that the failure to terminate the merger agreement would likely be inconsistent with the fiduciary duties of Medicore’s directors to the Medicore shareholders under applicable law with respect to a superior proposal. Therefore, even though Medicore may receive communications from other parties regarding possible alternative transactions, Medicore may not be able to pursue alternative transactions that an individual Medicore shareholder may consider to be more favorable to such individual shareholder’s interests than the DCA merger. Medicore shareholders that do not vote for adoption of the Agreement and Plan of Merger, however, will have dissenters’ appraisal rights in connection with the merger, provided they follow the statutory requirements of Florida law. See the section below entitled “The Merger - No Solicitation” for additional information about Medicore’s right to consider and pursue alternative transactions.

All of the proposals submitted for consideration by the DCA shareholders at the annual meeting, including the adoption of the Agreement and Plan of Merger, may be approved solely by the vote of Medicore’s shares of DCA which shall be voted at the DCA Annual Meeting; and DCA’s shareholders do not have dissenters’ rights of appraisal.

Medicore currently owns 55.7%, or a majority, of the outstanding shares of DCA, and intends to vote its DCA shares with respect to the proposals submitted for consideration at the DCA annual meeting, including the adoption of the Agreement and Plan of Merger. To the extent that Medicore receives the requisite affirmative votes of its shareholders for adoption of the Agreement and Plan of Merger, it will be deemed to have obtained the authorization of its shareholders to vote its DCA shares in favor of DCA’s adoption of the Agreement and Plan of Merger. With respect to the proposals relating to election of directors and ratification of the appointment of DCA’s independent auditors, Medicore intends to vote its DCA shares for approval of those proposals.

Medicore’s affirmative vote of its DCA shares shall suffice to approve or ratify each of the proposals presented for consideration at the DCA Annual Meeting. As a result, this proxy statement/prospectus contains the information statement of DCA with respect to the DCA Annual Meeting. Shareholders of DCA will, nevertheless, have the opportunity to attend and address the meeting, but will not have dissenter’s rights of appraisal with respect to their DCA shares. See the section below entitled “The Merger - Rights of Dissenting Shareholders”.

Risks Related to DCA

Until fiscal 2001, DCA had experienced operational losses.

Since 1989, when DCA sold four of its five dialysis centers, it had experienced operational losses. Not until fiscal 2001 did DCA reflect net income. DCA initiated an expansion program in 1995, opening two new dialysis centers that year, and to date operates and/or manages 23 centers in the states of Georgia, Maryland, New Jersey, Ohio, Pennsylvania, Virginia and South Carolina, and has five centers in development. Some of DCA’s dialysis centers have generated losses since their commencement of operations and, although typical to newly established facilities, some continue to generate losses after 12 months of operations. This is due to operational costs and time needed to reach maturity of dialysis centers. See the section below entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DCA”.

Dialysis operations are subject to extensive government regulation.

DCA’s dialysis operations are subject to extensive federal and state government regulations, which include:

•	licensing requirements for each dialysis center
•	government healthcare program participation requirements
•	reimbursement for patient services
•	patient referral prohibitions; broad federal and state anti-kickback regulations
•	false claims prohibitions for health care reimbursement and other fraud and abuse regulations
•	record keeping requirements
•	health, safety and environmental compliance
•	expanded protection of the privacy and security of personal medical data
•	establishing standards for the exchange of electronic health information; electronic transactions and code sets; unique identifiers for providers, employers, health plans and individuals

Many of these laws and regulations are complex and open to further judicial and legislative interpretations. If DCA is forced to change its method of operations because of these regulations, its earnings, financial condition and business could be adversely affected. The imposition of additional licensing and other regulatory requirements may, among other things, increase DCA’s cost of doing business. In addition, any violation of these governmental regulations could involve substantial civil and criminal penalties and fines, revocation of DCA’s licenses, closure of one or more of its centers, and its exclusion from participating in Medicare and Medicaid programs. Any loss of federal or state certifications or licenses would materially adversely impact DCA’s business.

DCA’s arrangements with its physician medical directors do not meet the safe harbor provisions of federal and state laws, and may subject DCA to greater governmental scrutiny.

Neither DCA’s arrangements with the medical directors of its facilities, typically retained by DCA as independent contractors under a fixed fee medical director agreement, nor the minority ownership interests of referring physicians in certain of DCA’s dialysis facilities meet all of the requirements of published safe harbors to the illegal remuneration provisions of the Social Security Act and similar state laws. These laws impose civil and criminal sanctions on persons who receive or make payments for referring a patient for treatment that is paid for in whole or in part by Medicare, Medicaid or similar state programs. Transactions that do not fall within the safe harbor may be subject to greater scrutiny by enforcement agencies.

DCA’s operations are subject to Medicare and Medicaid audits with concurrent potential civil and criminal penalties for failure to comply.

DCA is subject to periodic audits by the Medicare and Medicaid programs, which have various rights and remedies if they assert that DCA has overcharged the programs or failed to comply with program requirements. Rights and remedies available under these programs include repayment of any amounts alleged to be overpayments or in violation of program requirements, or making deductions from future amounts due to DCA. These programs may also impose fines, criminal penalties or program exclusions.

In the ordinary course of its business, DCA receives notices of deficiencies for failure to comply with various regulatory requirements. DCA reviews such notices and takes appropriate corrective action. In most cases, DCA and the reviewing agency will agree upon the measures that will bring the center or services into compliance. In some cases or upon repeat violations, none of which DCA has experienced, the reviewing agency may take various adverse actions against a provider, including but not limited to:

•	the imposition of fines;
•	suspension of payments for new admissions to the center; and
•	in extreme circumstances, decertification from participation in the Medicare or Medicaid programs and revocation of a center’s license.

Any such regulatory actions could adversely affect a center’s ability to continue to operate, to provide certain services, and/or its eligibility to participate in Medicare or Medicaid programs or to receive payments from other payors. Moreover, regulatory actions against one center may subject DCA’s other centers, which may be deemed under DCA’s common control or ownership, to similar adverse remedies.

There has been increased governmental focus and enforcement with respect to anti-fraud initiatives as they relate to healthcare providers.

State and federal governments are devoting increased attention and resources to anti-fraud initiatives against healthcare providers. Legislation has expanded the penalties for heath care fraud, including broader provisions for the exclusion of providers from the Medicaid program. DCA has established policies and procedures that DCA believes are sufficient to ensure that its facilities will operate in substantial compliance with these anti-fraud requirements. While DCA believes that its business practices are consistent with Medicare and Medicaid criteria, those criteria are often vague and subject to change and interpretation. Anti-fraud actions could have an adverse effect on DCA’s financial position and results of operations.

DCA’s revenues and financial stability are dependent on fixed reimbursement rates under Medicare and Medicaid.

During 2002, 2003 and 2004, approximately 49%, 54% and 48% of DCA’s patient revenues was derived from Medicare reimbursement and 9%, 8% and 8% of patient revenues was derived from Medicaid and equivalent programs. Decreases in Medicare and Medicaid and equivalent rates and programs for DCA’s dialysis treatments would adversely affect its revenues and profitability.

Federal and state governments seek to maintain, if not reduce costs, and any such actions in the healthcare industry could adversely affect DCA’s revenues and earnings, including the following

•	reductions in payments to DCA or government programs in which it participates
•	increases in labor and supply costs, which DCA does experience, without comparable governmental reimbursement rate increases
•	inclusion in the flat composite rate for dialysis treatments those ancillary services which DCA currently bills separately

This year the reimbursement rate will change, primarily increasing the composite rate by 8.7% and reducing the reimbursement rate for certain drugs, including erythropoietin, or EPO. The Center for Medicare and Medicaid Services, CMS, is expanding the drug and ancillary services that are included in the composite rate. DCA will be reimbursed for other separately billable ESRD drugs at an average sale price plus 6% The regulations provide for budget-neutrality, case mix and geographic adjustments in the composite rate.

Management of DCA does not believe these changes in reimbursement coupled with a 1.6% increase in the Medicare composite rate will have a significant impact on its operations, expenses or earnings.

Decreases in reimbursement payments from third-party, non-government payors could adversely affect DCA’s earnings.

Any reduction in the rates paid by private insurers, hospitals and other non-governmental third-party organizations would adversely affect DCA’s business. Alternatively, any change in patient coverage, such as Medicare eligibility as opposed to higher private insurance coverage, would result in a reduction of revenue. DCA estimates approximately 42%, 38% and 44% of its patient revenues for 2002, 2003 and 2004, respectively, was obtained from sources other than Medicare or Medicaid and equivalent programs. DCA generally charges non-governmental organizations for dialysis treatment rates which exceed the fixed Medicare and Medicaid and equivalent rates. Any limitation on DCA’s ability to charge these higher rates, which may be affected by expanded coverage by Medicare under the fixed composite rate, or expanded coverage of dialysis treatments by managed care organizations, which commonly have lower rates than DCA charges, could adversely affect DCA’s business, results of operations, and financial condition.

Any decrease in the availability of or the reimbursement rate of EPO would reduce DCA’s revenues and earnings.

EPO, the bio-engineered drug used for treating anemia in dialysis patients, is currently available from a single manufacturer, Amgen, Inc. In 2003, Amgen increased the price of EPO, and there is no assurance that there will not be further price increases. There currently is no alternative drug available to DCA for the treatment of anemia of its dialysis patients. The available supply of EPO could be delayed or reduced, whether by Amgen itself, through unforeseen circumstances, or as a result of excessive demand. This would adversely impact DCA’s revenues and profitability, since approximately 26%, 28% and 28%, respectively, of DCA’s medical revenues in 2002, 2003 and 2004 were based upon the administration of EPO to its dialysis patients. Most of DCA’s EPO reimbursement is from government programs.

The implementation of the case-mix adjustment could adversely affect DCA’s revenues, profitability and cash flow.

CMS has adopted a case-mix adjustment for the ESRD composite rate, under which the Medicare composite rate will be adjusted based on a patient’s age, body mass index and body surface are. These regulations became effective in April, 2005. Management of DCA believes implementing these case-mix adjustments will require significant systems changes for the Medicare fiscal intermediaries that process and pay Medicare claims. If the required systems changes are not made on a timely basis, then the Medicare fiscal intermediaries may delay the payment of claims or may not pay claims correctly, either of which could have an adverse effect on DCA’s cash flow, revenues and profitability. DCA is presently unable to predict the impact of this care-mix adjustment, since it depends on DCA’s patient mix.

A new Amgen drug could affect the future use of EPO, adversely impacting DCA’s profitability.

Amgen is the sole manufacturer of EPO, which is administered in conjunction with dialysis treatments to address a patient’s anemia. Amgen has developed and obtained FDA approval for its new drug Aranesp®, used to treat anemia, and which is indicated to be effective for a longer period than EPO. Based on its longer lasting capabilities, potential profit margins on Aranesp® could be significantly lower than on EPO, and furthermore, Aranesp® could be administered by a dialysis patient’s physician, further eliminating potential revenues from the treatment of anemia in DCA’s dialysis patients. The introduction of Aranesp® as an anemia treatment for dialysis patients, therefore, could adversely impact DCA’s revenues and profitability.

DCA’s ability to grow is subject to its resources and available locations.

Other than four center acquisitions over the period 2002 through 2004, expansion of DCA’s operations has been through construction of dialysis centers. DCA developed two dialysis centers and acquired one facility in 2003 and opened five new centers and acquired a company with two dialysis facilities in 2004. DCA seeks areas with qualified and cost-effective nursing and technical personnel and a sufficient population to sustain a dialysis center. These opportunities are limited and DCA competes with much larger dialysis companies for appropriate locations. The time period from the beginning of construction through commencement of operations of a dialysis center generally takes four to six months and sometimes longer. Once the center is operable, it generates revenues, but usually does not operate at full capacity, and may incur losses for approximately 12 months or longer. DCA’s growth strategy based on construction also involves the risks of its ability to identify suitable locations to develop additional centers. Those centers that DCA develops may never achieve profitability, and additional financing may not be available to finance future development.

DCA’s inability to acquire or develop dialysis centers in a cost-effective manner would adversely affect its ability to expand its business and as a result, its profitability.

Growth places significant demands on DCA’s financial and management skills. Inability on DCA’s behalf to meet the challenges of expansion and to manage any such growth would have an adverse effect on DCA’s results of operations and financial condition.

DCA’s attempt to expand through development or acquisition of dialysis centers which are not currently identified entails risks which shareholders and investors will not have a basis to evaluate.

DCA expands generally by seeking an appropriate location for development of a dialysis center and by taking into consideration the potential geographic patient base, and the availability of a physician nephrologist to be its medical director as well as a skilled work force. Construction, equipment and initial working capital costs for a new dialysis center with 15 stations, typically the size of DCA’s dialysis facilities, range from $750,000 to $1,000,000. The cost of acquiring a center is usually much greater. DCA cannot assure you that it will be successful in developing or acquiring dialysis facilities, or otherwise successfully expanding its operations. DCA is negotiating with nephrologists and others to establish new dialysis centers, but it cannot assure you that these negotiations will result in the development of new centers. Furthermore, there is no basis for shareholders and investors to evaluate the specific merits or risks of any potential development or acquisition of dialysis facilities.

DCA depends on physician referrals, and the limitation or cessation of such referrals would adversely impact DCA’s revenues and earnings.

Most dialysis facilities, including DCA’s, are dependent upon referrals of ESRD patients for treatment by physicians, primarily those physicians specializing in nephrology. DCA retains, by written agreement, qualified physicians or groups of qualified physicians to serve as medical directors for each of its facilities. The medical directors are typically a source of patients treated at the particular facility served. There is no requirement for these physicians to refer their patients to DCA, and they are free to refer patients to any other dialysis facility. The loss of the patient base of the medical director or other physicians in the area of DCA’s facilities could result in a decline in DCA’s operations, revenues and earnings. DCA may not be able to renew or otherwise negotiate compensation under the medical director agreements with its medical director physicians. These physicians, in turn, could terminate the relationship with DCA, and without a suitable medical director replacement, such termination could result in closure of the facility. Accordingly, the loss of these key physicians at a particular facility could have a material adverse effect on the operations of the facility and could adversely affect DCA’s revenues and earnings. Most of DCA’s medical director agreements range in terms of from five to ten years with renewals. DCA had no difficulty in renewing the few agreements which expired in 2004. All the medical director agreements provide for noncompetition restrictions. DCA has never had to attempt to enforce such restrictions and, furthermore, there is no assurance that a court or other governing body in the particular jurisdiction in which the agreement is applicable would uphold such a noncompetition agreement. This would increase the potential for competition with affiliated dialysis centers and could adversely impact DCA’s revenues and earnings.

Some of DCA’s medical directors or the medical groups with whom they are associated own minority interests in certain of DCA’s subsidiaries which operate dialysis centers. If these interests are deemed to violate applicable federal or state law, these physicians may be forced to dispose of their ownership interests.

Industry changes could adversely affect DCA’s business.

Healthcare organizations, public and private, continue to change the manner in which they operate and pay for services. DCA’s business is designed to function within the current healthcare financing and reimbursement system. In recent years, the healthcare industry has been subject to increasing levels of government regulation of reimbursement rates and capital expenditures, among other things. In addition, proposals to reform the healthcare system have been considered by Congress, and still remain a priority issue. Any new legislative initiatives, if enacted, may (i) further increase government regulation of or other involvement in healthcare, (ii) lower reimbursement rates, and (iii) otherwise change the operating environment for healthcare companies. DCA cannot predict the likelihood of those events or what impact they may have on its earnings, financial condition or business.

DCA’s business is subject to substantial competition, and it must compete effectively, otherwise its growth could slow.

DCA operates in a highly competitive environment in terms of operation, development and acquisition of existing dialysis centers, many of which are owned by much larger companies, as well as from hospitals. The dialysis industry is rapidly consolidating, resulting in several very large dialysis companies competing for the acquisition of existing dialysis centers and the development of relationships with referring physicians. In December 2004, DaVita, Inc. announced its intention to acquire Gambro Healthcare US, which, when completed, could result in that combined entity being one of the largest, if not the largest, dialysis provider in the United States, and recently, Fresenius Medical Care AG, the largest provider of dialysis products and services worldwide, announced its intention to acquire Renal Care Group, Inc. Many of DCA’s competitors have significantly greater financial resources, more dialysis facilities and a significantly larger patient base. In addition, technological advances by DCA’s competitors may provide more effective dialysis treatments than the services provided by DCA’s centers.

DCA also competes with physicians who open their own dialysis facilities. Competition for existing centers has increased the costs of acquiring such facilities. Competition is also intense for qualified nursing and technical staff as well as for nephrologists with an adequate patient base. Although DCA has exhibited growth over the last several years, it can provide no assurance that it will be able to compete effectively. Failure to do so could impair DCA’s continued growth and profitability.

DCA could be subject to professional liability claims.

Operation of dialysis centers and, in particular, the provision of dialysis treatments to ESRD patients, as is the case with most healthcare treatment services, entails significant risks of liability. Accordingly, DCA could be subject to various actions and claims of professional liability alleging negligence in the performance of its treatment and related services, as well as for the acts or omissions of its employees. As DCA grows and the number of patients increases, so too does DCA’s exposure increase to potential malpractice, professional negligence, and other related legal theories and causes of action. These potential claims could seek substantial damages, possibly beyond DCA’s insurance coverage, and could subject DCA to the incurrence of significant fees and costs related to defending such potential claims. Such potential future claims for malpractice or professional liability, including any judgments, settlements or costs associated with such claims and actions, could have a material adverse effect on DCA.

DCA insurance costs and deductibles have been substantially increasing over the last several years, and may not be sufficient to cover claims and losses.

DCA maintains a program of insurance coverage against a broad range of risks in its business, including, and of primary importance, professional liability insurance, subject to certain deductibles. The premiums and deductibles under DCA’s insurance program have been steadily and significantly increasing over the last several years as a result of general business rate increases coupled with DCA’s continued growth and development of dialysis centers. DCA is unable to predict further increases in premiums and deductibles, but based on experience it anticipates further increases in this area, which could adversely impact earnings. The liability exposure of operations in the healthcare services industry has increased, resulting not only in increased premiums, but in limited liability on behalf of the insurance carriers. DCA’s ability to obtain the necessary and sufficient insurance coverage for its operations upon expiration of its insurance policies may be limited, and sufficient insurance may not be available on favorable terms, if at all. Such insurance may not be sufficient to cover any judgments, settlements or costs relating to potential future claims, complaints or law suits.

The loss of certain executive personnel without retaining qualified replacements could adversely affect DCA’s business operations, and as a result, its revenues and earnings could decline.

DCA is dependent upon the services of Stephen W. Everett, its President, Chief Executive Officer and a director, and Thomas K. Langbein, its Chairman of the Board. Mr. Langbein has been involved with Medicore since 1971, when his investment banking firm, Todd & Company, Inc., took it public, and with DCA since it became a public company in 1977 (originally a wholly-owned subsidiary of Medicore incorporated in 1976). Mr. Everett joined DCA in November, 1998 as Vice President, became Executive Vice President in June, 1999, President in March, 2000, and Chief Executive Officer in May, 2003. Mr. Everett has been involved in the healthcare industry for 25 years. Mr. Everett has an employment agreement with DCA through December 31, 2005, with a one-year non-competition provision within the United States, which period is extended for the duration of any breach of the non-competition provisions. The covenant not to compete is inapplicable if DCA terminates Mr. Everett without cause or materially breaches the agreement. It would be very difficult to replace the services of these individuals, whose services, both individually and combined, if lost, would adversely affect DCA’s operations and earnings, and most likely as a result, the trading price of DCA’s common stock. There is no key-man life insurance covering any of DCA’s officers.

ANNUAL MEETING OF MEDICORE SHAREHOLDERS

This proxy statement/prospectus is being furnished to the shareholders of Medicore in connection with the solicitation of proxies of by the board of directors of Medicore for use at the Medicore Annual Meeting and at any adjournment of the meeting. The Medicore Annual Meeting is scheduled to be held at the time and place described below.

General

The Medicore Annual Meeting of shareholders is scheduled to be held on ___, 2005 at __.m. (local time), at the Hilton Hotel, Suite ___, 650 Terrace Avenue, Hasbrouck Heights, New Jersey. At the Medicore Annual Meeting, Medicore shareholders will have the opportunity to consider and vote upon the following proposals:

•	adoption of the Agreement and Plan of Merger;
•
ratification of the share election provision contained in the severance portion of Mr. Langbein’s employment agreement with Medicore, pursuant to which Mr. Langbein, upon the termination of his employment with Medicore, may elect, and which Mr. Langbein has indicated his intent to so elect, to receive as his severance payment, 400,000 restricted shares of Medicore common stock in lieu of a lump sum cash payment to which he would otherwise be entitled upon such termination;

•
election of two directors of Medicore comprising the class 1 directors of the company’s classified board of directors, which class 1 directors will hold office for a term of three years, expiring at the 2008 annual meeting of shareholders;

•	ratification of the appointment of Moore Stephens, P.C., as independent auditors for Medicore for the year 2005; and
•	any other matters properly brought before the Medicore Annual Meeting, including approval of any adjournment or postponement of the Medicore Annual Meeting.

Medicore’s board of directors has approved the merger and previously authorized the inclusion of the share election provision in the severance portion of Mr. Langbein’s employment agreement with Medicore. The board of directors also approved the nomination of the class 1 directors for election at the annual meeting and confirmed the Audit Committee’s retention of the independent auditors for fiscal 2005. The board’s recommendations with respect to the adoption of the Agreement and Plan of Merger, the ratification of the share election provision of Mr. Langbein’s employment agreement, and, if necessary in the absence of such approvals, the other proposals set forth above, are specifically indicated in each of the proposals discussed below.

Shareholder ratification of the proposal relating to the share election provision in Mr. Langbein’s employment agreement is essential to the ability of the companies to consummate the merger. If shareholder approval is not obtained for ratification of this proposal, Medicore would not have sufficient assets to justify the consideration to be paid by DCA in the merger. See “Risk Factors” above, and the section entitled “Additional Proposals for the Medicore Annual Meeting - Proposal 2: Ratification of the Share Election Provision in Thomas K. Langbein’s Employment Agreement with Medicore,” for a more complete discussion. If the requisite shareholder approval is not obtained for adoption of the Agreement and Plan of Merger, but is obtained for ratification of the share election provision of Mr. Langbein’s employment agreement, such share election provision will be effective.

Medicore shareholders are also advised that their affirmative vote in favor of adoption by Medicore of the Agreement and Plan of Merger, will also be deemed their authorization to the board of directors of Medicore to vote the 4,821,244 (55.7%) DCA shares owned by Medicore at the DCA Annual Meeting with respect to the adoption of the Agreement and Plan of Merger by DCA.

Additionally, as this is an annual meeting of the Medicore shareholders, the election of directors and ratification of the appointment of independent auditors is being submitted for vote by Medicore shareholders. If the merger is approved and subsequently consummated (which is expected to take place promptly after requisite shareholder approval of both DCA and Medicore is obtained), the proposals relating to the election of directors and ratification of independent auditors will not be effected on account of the fact that upon consummation of the merger, Medicore will be merged into DCA and will cease to exist as a separate entity. If adoption of the Agreement and Plan of Merger fails to receive the requisite shareholder approval or if it is terminated prior to effectiveness, the proposals relating to the election of directors and ratification of the independent auditors will be effected in accordance with the votes obtained therefor.

Record Date

Medicore’s board of directors has fixed the close of business on _____, 2005, as the record date for the determination of holders of shares of Medicore common stock entitled to notice of and to vote at the Medicore Annual Meeting.

Shares Entitled to Vote

As of the record date, there were 7,132,434 shares of Medicore common stock issued and outstanding, held by ____ stockholders of record. Each holder of Medicore common stock as of the record date will have the right to one vote for each share registered in the holder’s name on the books of Medicore as of the close of business on _________, 2005, with respect to the matters to be acted upon at the Medicore Annual Meeting. Other than the common stock, there are no other voting securities of Medicore outstanding.

Quorum; Required Vote

The presence in person or by internet or by telephone voting, or by properly executed proxies of the holders of shares constituting a majority of the votes entitled to be cast at the meeting is necessary for quorum purposes. The affirmative vote of the holders of a majority of the outstanding shares of Medicore as of the record date and entitled to vote on the proposal will be required to adopt the Agreement and Plan of Merger. The class 1 directors will be elected by the affirmative vote of a plurality of the votes cast at the Medicore Annual Meeting. All other proposals, including ratification of the share election provision in Mr. Langbein’s employment agreement and the ratification of the appointment of Medicore’s independent auditors, will be decided by a majority of the votes cast at the annual meeting, provided a quorum exists.

Share Ownership

Officers and directors of Medicore and DCA with the right to vote approximately 34% (36% assuming exercise of their Medicore options, which is anticipated) of the total votes entitled to be cast at the Medicore Annual Meeting have indicated that they intend to vote their shares in favor of adoption of the Agreement and Plan of Merger, ratification of the share election provision of Mr. Langbein’s employment agreement, and the other proposals stated herein, except that Mr. Langbein’s shares of Medicore common stock (approximately 18% assuming exercise of his option for 100,000 shares) will not be counted in the tabulation of votes relating to the ratification of the share election provision in his employment agreement. There are no written voting agreements by or among any of the directors, executive officers, and other principal shareholders of Medicore with respect to voting their shares in favor of the merger, or any other proposal submitted hereby.

Voting and Revocation of Proxies

All shares of Medicore common stock represented by a proxy properly signed and received at or prior to the Medicore Annual Meeting, unless subsequently revoked, will be voted in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares of Medicore common stock represented by the proxy will be voted “For” adoption of the Agreement and Plan of Merger, ratification of the share election provision of Mr. Langbein’s employment agreement, election of the class 1 directors, and ratification of the appointment of Medicore’s independent auditors. A shareholder may revoke his or her proxy by giving written notice of revocation to Medicore at any time before it is voted, by submitting to Medicore a duly executed, later-dated proxy by subsequently voting by internet or telephone, or by voting the shares subject to the proxy by written ballot at the Medicore Annual Meeting. All written notices of revocation and other communications with respect to revocation of Medicore proxies should be addressed to: Medicore, Inc., 777 Terrace Avenue, 5th Floor, Hasbrouck Heights, New Jersey 07604, Attention: Corporate Secretary. Attendance at the Medicore Annual Meeting will not in and of itself constitute a revocation of a proxy.

The Medicore board of directors is not aware of any business to be acted upon at the Medicore Annual Meeting other than as described in this proxy statement/prospectus. If however, other matters are brought before the Medicore Annual Meeting which are incident to the conduct of the Medicore Annual Meeting, the persons appointed as proxies will have discretion to vote or act on the matters according to their best judgment.

If a shareholder’s shares are held of record in “street name” by a broker, bank or other nominee and the shareholder intends to vote the shares in person at the Medicore Annual Meeting, the shareholder must bring to the meeting a letter or signed proxy from the broker, bank or other nominee confirming the shareholder’s beneficial ownership of the shares to be voted. A shareholder whose shares are held in street name will be provided with a voter instruction form from the record holder bank, broker or other nominee, which voter instruction form is to be completed, signed and returned to the nominee. A shareholder’s broker may, but is not required to vote that shareholder’s shares for election of directors without specific instructions from the shareholder, however with respect to all other proposals contained herein the broker will only vote the shareholder’s share if instructions are provided by the shareholder regarding that particular proposal pursuant to the voter instruction form. Shareholders that receive a voter instruction form should instruct their broker right away as to how they wish to vote on the proposals submitted hereby, and for the broker to execute and return the proxy. Shareholders should follow the instructions provided by their respective broker, bank or other nominee or record owner regarding how to instruct the broker, bank or other nominee or record holder to vote the shareholders’ Medicore shares at the Medicore Annual Meeting.

Abstentions and “broker non-votes,” (explained below), will be counted as shares present for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have the effect of a vote against the Agreement and Plan of Merger. Similarly, the failure to either return your proxy card, vote by internet or by telephone, or attend the Medicore Annual Meeting in person and vote in favor of adoption of the Agreement and Plan of Merger will have the same effect as a vote against merger. Abstentions and broker non-votes will have no effect on the election of directors or any other matters. Broker non-votes are shares held in the name of a broker or nominee for which an executed proxy is received, but which are not voted on the proposal because the voting instructions have not been received from the beneficial owner or persons entitled to vote and the broker or nominee does not have the discretionary power to vote those shares.

Votes will be counted and certified by one or more Inspectors of Election.

Solicitation of Proxies

Proxies are being solicited on behalf of Medicore’s board of directors. Medicore has not retained an independent proxy solicitation firm, to solicit proxies. The solicitation of proxies may, however, be made by directors, officers and regular employees of Medicore, in person or by mail, telephone, facsimile or telegraph without additional compensation payable for that solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of Medicore common stock held of record by those persons, and Medicore will reimburse them for reasonable expenses incurred by them in so doing. The cost of the solicitation will be borne by Medicore.

Appraisal Rights

Medicore shareholders will be entitled to dissenters’ rights of appraisal under Florida law in connection with the merger. See the section below entitled “The Merger - Rights of Dissenting Shareholders - Medicore Shareholders”.

ANNUAL MEETING OF DCA SHAREHOLDERS

This proxy statement/prospectus includes an information statement which is being furnished to the shareholders of DCA in connection with the DCA Annual Meeting and at any adjournment of the meeting. DCA’s board of directors is not soliciting proxies from the DCA shareholders in connection with the DCA Annual Meeting on account of the fact that a quorum will be present by virtue of Medicore’s 55.7% interest in the outstanding shares of DCA.

Medicore currently owns 4,821,244 shares of DCA, representing its 55.7% ownership of DCA. Medicore intends to vote all of its DCA shares in connection with the proposals submitted for the vote of DCA shareholders at the DCA Annual Meeting, provided that, with respect to the adoption of the Agreement and Plan of Merger, Medicore has received the requisite affirmative vote of its shareholders at the Medicore Annual Meeting. As a result, the vote by Medicore alone will suffice for the requisite minimum number of votes necessary with respect to each of the proposals at the DCA Annual Meeting.

Notwithstanding Medicore’s vote of its controlling interest in DCA, the other shareholders of DCA are invited to attend the DCA Annual Meeting at which they will have the opportunity to vote and to address the meeting. DCA shareholders should be aware that they are not be entitled to assert dissenters’ rights of appraisal with respect to their DCA shares. See the section below entitled “The Merger - Rights of Dissenting Shareholders - DCA Shareholders”.

General

The DCA Annual Meeting of shareholders is scheduled to be held on ___, 2005 at __.m. (local time), at the Hilton Hotel, Suite ___, 650 Terrace Avenue, Hasbrouck Heights, New Jersey. At the DCA Annual Meeting, DCA shareholders will have the opportunity to consider and vote upon the following proposals:

•	adoption of the Agreement and Plan of Merger;
•	election of five members of the board of directors of DCA to hold office until the next annual meeting of shareholders;
•	ratification of the appointment of Moore Stephens, P.C., as independent auditors for DCA for the year 2005; and
•	any other matters properly brought before the DCA Annual Meeting, including approval of any adjournment or postponement of the DCA Annual Meeting.

DCA’s board of directors has approved the merger, the nomination of the directors for election at the annual meeting and has confirmed the Audit Committee’s retention of the independent auditors for fiscal 2005. The board’s recommendation to shareholders with respect to the adoption of the Agreement and Plan of Merger and the other proposals set forth above, are specifically indicated in each of the proposals discussed below. Messrs. Langbein and Fischbein abstained from the board’s vote to approve the merger and abstain from the recommendation with respect to the adoption of the Agreement and Plan of Merger by DCA shareholders solely on account of their membership on the board of Medicore whereby they joined in reviewing and accepting the Medicore special committee’s recommendation to proceed with the merger and the board’s recommending to the Medicore shareholders to adopt the Agreement and Plan of Merger.

Record Date

DCA’s board of directors has fixed the close of business on _____, 2005, as the record date for the determination of holders of shares of DCA common stock entitled to notice of and to vote at the Medicore Annual Meeting.

Shares Entitled to Vote

As of the record date, there were 8,661,815 shares of DCA common stock issued and outstanding, held by ____ stockholders of record. Each holder of DCA common stock as of the record date will have the right to one vote for each share registered in the holder’s name on the books of DCA as of the close of business on _________, 2005, with respect to the matters to be acted upon at the DCA Annual Meeting. Other than the common stock, there are no other voting securities of DCA outstanding.

Quorum; Required Vote

Proxies are not being solicited from the shareholders of DCA with respect to the DCA Annual Meeting. Medicore’s ownership of a majority of the outstanding common shares of DCA establishes the presence of a quorum at the meeting. The affirmative vote of the majority of votes cast at the DCA Annual Meeting will be required to adopt the Agreement and Plan of Merger. Directors will be elected by the affirmative vote of a plurality of the votes cast at the annual meeting. The ratification of the appointment of DCA’s independent auditors will be decided by a majority of the votes cast at the annual meeting. Medicore intends to vote its DCA shares in connection with each of the proposals which alone shall suffice for the requisite minimum number of shares necessary with respect to each of the proposals.

Share Ownership

Other than Medicore’s controlling interest, officers and directors of DCA and Medicore with the right to vote approximately 14% (17% if they exercise all of their options) of the total votes entitled to be cast at the DCA Annual Meeting have indicated that they intend to vote their shares in favor of adoption of the Agreement and Plan of Merger and the other proposals stated herein There are no written voting agreements by or among any of the directors, executive officers, and other principal shareholders of DCA with respect to voting their shares in favor of the merger, or any other proposal submitted hereby.

Voting at the Meeting

As proxies are not being solicited, all voting will be done in person at the DCA Annual Meeting. Ballots will be available to all shareholders in attendance at the meeting provided that, with respect to shareholders whose DCA shares are held in “street name,” those shareholders must present appropriate proof of beneficial ownership of their DCA shares upon entrance to the meeting in order to be able to vote their shares at the meeting. For an explanation of shares held in “street name,” see “Voting and Revocation of Proxies” above.

Appraisal Rights

DCA shareholders will not be entitled to dissenters’ rights of appraisal under Florida law in connection with the merger. See “The Merger - Rights of Dissenting Shareholders - DCA Shareholders.”

THE MERGER

The following is a brief summary of the material terms and provisions of the Agreement and Plan of Merger and is qualified in its entirety by reference to such Agreement and Plan of Merger, which, with the exception of the exhibits thereto, is incorporated herein by reference and attached to this proxy statement/prospectus as Appendix A. The companies urge you to read the Agreement and Plan of Merger as well as the other Appendices to this proxy/prospectus carefully and in their entirety.

Proposal No. 1: Adoption of the Agreement and Plan of Merger dated June 2, 2005 Between Dialysis Corporation of America and Medicore, Inc.

The discussion of the merger set forth below constitutes Proposal No. 1, Adoption of the Agreement and Plan of Merger, to the shareholders of each of DCA and Medicore, for the consideration and vote of such shareholders at their respective annual meetings.

Description of the Merger

Medicore and its approximately 56% owned public subsidiary DCA have reached an agreement for DCA to acquire Medicore through a merger of Medicore with and into DCA which will continue as the surviving corporation, and the outstanding shares of Medicore common stock at the time of the merger will be deemed cancelled and converted into the right to receive shares of DCA common stock in accordance with the exchange ratio discussed immediately below.

As a consequence of the merger, Medicore will cease its existence as a separate entity and the 4,821,244 shares of DCA common stock currently owned by Medicore (representing Medicore’s 55.7% ownership of DCA) will be immediately retired and returned to DCA’s authorized but unissued capital stock, and consequently, will no longer be outstanding.

At the effective time of the merger, each share of Medicore common stock outstanding immediately prior to the effective time will be deemed cancelled and converted into the right to receive .68 of a share of DCA common stock. This rate of .68 of a share of DCA common stock for each share of Medicore common stock is referred to as the exchange ratio. The exchange ratio is not subject to adjustment as a result of changes in the market price of either of DCA or Medicore common stock. Consequently, the aggregate value to be paid by DCA for the acquisition of Medicore in the merger may fluctuate based upon changes in the reported market price of DCA’s common stock. Similarly, the exchange ratio will not be affected by the issuance of additional Medicore common shares prior to the effective time of the merger resulting from the exercise by holders of options to acquire Medicore stock as well as Mr. Langbein’s exercise of the share election provision in his employment agreement (provided Medicore shareholder ratification has been obtained). The Agreement and Plan of Merger, however, does provide for the exchange ratio to be adjusted to prevent dilution in the event of a change in the number of shares outstanding either of DCA or Medicore prior to the merger as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction. At this time, however, neither DCA nor Medicore contemplates engaging in any of such transactions prior the merger.

Consideration to be Paid by DCA

Assuming all currently outstanding options to acquire Medicore common stock are exercised, as well as the share election provision in Mr. Langbein’s employment agreement, based upon the exchange ratio of .68 shares of DCA common stock for each Medicore share and Medicore currently having 7,132,434 outstanding shares, DCA will issue a maximum aggregate amount of 5,289,332 shares of common stock in the merger. Inclusive in the maximum aggregate DCA issuance of common stock are 167,277 shares expected to be issued for 245,995 shares of Medicore common stock issuable upon exercise of Medicore options prior to the effective date of the merger (which exercises are anticipated), and 272,000 shares for the share election provision of Mr. Langbein’s employment agreement, assuming it receives the requisite Medicore shareholder ratification. Simultaneous with, and as a direct consequence of the merger, Medicore will cease to exist as a separate entity and, as a result, among other things, the 4,821,244 shares of DCA common stock owned by Medicore prior to the merger will be retired and returned to DCA’s authorized and unissued capital stock and will no longer be outstanding. Consequently after giving effect to the potential maximum number of shares to be issued by DCA in connection with merger, assuming no Medicore shareholders exercise dissenters’ rights, and the cancellation and retirement of the DCA shares owned by Medicore, the number of DCA common shares expected to be issued and outstanding upon consummation of the merger is 9,129,903 shares. This represents a net issuance by DCA of 468,088 shares from the 8,661,815 common shares of DCA currently outstanding, or an increase of 5.1%.

As a result of the merger, among other things, the complexities relating to the corporate structure and overlapping administrative and operational costs associated with affiliated public companies such as Medicore and DCA will have been eliminated. In addition, DCA will succeed to Medicore’s assets of approximately $10 - $12 million, including cash, realty having an appraised value of $3,300,000, forgiveness of debt owed to Medicore, and tax benefits of net operating loss carryforwards. DCA intends to utilize the cash proceeds of Medicore’s assets in the continued strategic growth and development of its dialysis operations. The merger also presents the opportunity for DCA to integrate and potentially expand Medicore’s medical products business.

DCA Share Ownership After the Merger

Among the primary results of the merger, once consummated, is that majority controlling interest of DCA will no longer be held by one person or entity, as was the case with Medicore. As a result of the merger, the Medicore public shareholders will hold approximately 58% of the outstanding shares of DCA common stock based upon an aggregate of 9,129, 903 shares outstanding upon completion of the merger, with the assumptions as set forth under “Consideration to be Paid by DCA” above. Directors, officers and affiliated shareholders will beneficially own (inclusive of options) approximately 39% of the then outstanding DCA shares, a substantial portion of which shares may only be resold pursuant to the exemptions from registration and the resale limitations under Rule 144 of the Securities Act. See “Ownership of DCA Securities By Certain Beneficial Holders Before and After the Merger” below.

Procedures For Exchange of Securities; No Fractional Shares

The Agreement and Plan of Merger attached to this proxy statement/prospectus as Appendix A details the steps for Medicore shareholders who have not exercised appraisal rights (see the section below entitled “ - Rights of Dissenting Shareholders - Medicore Shareholders”) to follow in order to exchange their Medicore shares for DCA common stock.

No Medicore share certificates are to be mailed or delivered by Medicore shareholders prior to the annual meeting and the subsequent consummation of the merger. Promptly after consummation of the merger, the exchange agent for DCA, which is anticipated to be Continental Stock Transfer & Trust Company, will mail to each record holder of Medicore common stock a letter of transmittal with instructions for completing and for delivering their Medicore stock certificates to the exchange agent for which they will receive in return stock certificates evidencing DCA common stock based upon the exchange ratio and, if applicable, a check representing cash payment for any fractional share of DCA stock. Holders of certificates evidencing Medicore common stock are urged to carefully read the letter of transmittal and its instructions prior to completing and returning the letter of transmittal with their Medicore stock certificates to the exchange agent. Shareholders of Medicore whose shares are held in “street name,” meaning their shares are held by a nominee such as a brokerage firm or banking institution, and consequently they do not actually hold physical certificates, will not be required to do anything. The exchange of their Medicore shares for DCA common stock, and cash in lieu of fractional shares, if applicable, will be effected through their nominee and their account will be adjusted accordingly and reflected on their account statement issued after the consummation of the merger.

Medicore record shareholders who may have lost their certificate or had it stolen or destroyed will need to provide an affidavit and an indemnity bond in connection with their completion and delivery of the letter of transmittal. The letter of transmittal will provide specific instructions with respect to lost, stolen or destroyed certificates and the steps necessary for providing the affidavit and indemnity bond.

Promptly after its receipt of the properly completed and executed letter of transmittal together with the Medicore stock certificate(s) submitted for exchange, or, in the case of lost, stolen or destroyed certificates, the affidavit and indemnity bond, the exchange agent will deliver a DCA stock certificate evidencing the number of shares of DCA to which the Medicore shareholder is entitled based upon the exchange ratio in the merger. Medicore shareholders should not deliver their stock certificates until they have received the letter of transmittal from the exchange agent. The contact information for the exchange agent is the reorganization department (telephone (212) 509-4000, extension 536).

After six months from the consummation of the merger, any Medicore shareholder that has not yet submitted his or its letter of transmittal and certificate(s) of Medicore common stock to the exchange agent, should no longer deliver such materials to the exchange agent but rather should deliver his or its letter of transmittal and certificates directly to DCA.

DCA is not issuing fractional shares in connection with the exchange for Medicore common stock in the merger. To the extent that the aggregate amount of Medicore shares held by a Medicore shareholder results in a fractional share of DCA stock after application of the exchange ratio, DCA will issue a certificate for the nearest amount of whole shares of DCA and a check representing cash payment for any remaining fractional share. The calculation of the cash payment for any fractional share will be based on the average closing sale price of DCA common stock as reported by the Nasdaq SmallCap Market, or other national exchange or automated quotation system on which DCA stock is then listed or quoted for trading, for the five trading days ending on the third trading day immediately preceding the effective time of the merger. Medicore shareholders who hold multiple stock certificates are advised that the determination of the existence of a fractional share of DCA stock upon exchange in the merger is based upon the aggregate number of Medicore shares held by such holder of multiple certificates and not the number of Medicore shares represented by any one of such multiple certificates.

Treatment of Medicore Options

There are currently options outstanding to acquire an aggregate of 245,995 shares of Medicore common stock, of which 14,000 have not vested and are not scheduled to vest until September 2005. These non-vested options, however, contain provisions calling for accelerated vesting in the event of a transaction such as the proposed merger with DCA. The closing sales price of Medicore common stock as of the date of this proxy statement/prospectus was $_____ per share as reported by Nasdaq. Accordingly, all of the currently outstanding options are “in-the-money” based upon exercise prices ranging from $1.38 to $2.25 per share. DCA has advised Medicore that it will not assume the obligations of Medicore with respect to these options after consummation of the merger, and as a result, at such time, such options, to the extent not yet exercised, will be cancelled and of no force and effect. To the extent that these options are exercised prior to the effective time of the merger, DCA will issue an additional 167,277 shares of common stock in the merger.

Board of Directors and Management of DCA Upon Consummation of the Merger

DCA’s board of directors currently consists of five members, Messrs. Thomas K. Langbein, Stephen W. Everett, Alex Bienenstock, Robert Trause and Peter D. Fischbein. A sixth member, Bart Pelstring, who had also been an employee of DCA, retired effective January 1, 2005, and resigned his position of director in connection with his retirement. The DCA board has determined not to fill the vacancy created by Mr. Pelstring’s retirement at this time. All of the board members are nominated for election at the annual meeting of DCA shareholders. See the section below entitled “Additional Proposals for the DCA Annual Meeting - Proposal 2: Election of Directors of DCA.” Upon consummation of the merger, the board of DCA will consist of five members, which are contemplated to be the persons noted above. Aside from Messrs. Langbein and Fischbein, already members of the board of DCA, upon consummation of the merger no other member of Medicore’s board will be joining the board of DCA, and their director positions with Medicore will expire at the time Medicore ceases its existence as a separate entity.

Transfer of Assets and Satisfaction of Certain Liabilities

In connection with the merger, DCA will receive the assets of Medicore amounting to approximately $10 - $12 million, including: approximately $5 million in cash inclusive of forgiveness of debt of DCA owed to Medicore; realty in Florida with an appraised value of approximately $3.3 million and which currently generates cash flow from the leasing of a portion of the property under a lease to which DCA will succeed as landlord and which runs through 2010; royalty proceeds from Medicore’s sale of former public subsidiary; the continuing operations of Medicore’s medical products division; Medicore’s investments in two affiliated linux-based development companies, Linux Global Partners and Xandros, Inc.; and tax benefits of net operating loss carryforwards.

Subsequent to obtaining requisite approval for the merger by shareholders of both Medicore and DCA, but in advance of the effective time of the merger, in accordance with the Agreement and Plan of Merger, Medicore shall satisfy its liabilities, other than operating expenses that will not be assumed by DCA in the merger, including: costs related to the termination of Mr. Langbein’s employment agreement with Medicore as a result of the merger; termination and severance payments to a limited number of employees of Medicore whose responsibilities overlap with current administrative functions performed by current employees of DCA; the costs relating to the lease for Medicore’s executive office space in Hasbrouck Heights, New Jersey, and certain other expenses of the merger. In addition, in connection with the cessation of Medicore as a separate entity and in recognition of their respective services to Medicore, Medicore intends to make certain payments to the directors, an officer, and counsel. See “Summary - Interests of Officers and Directors of DCA and Medicore in the Merger” above.

Representations and Warranties

The Agreement and Plan of Merger contains statements and promises made by DCA about itself called representations and warranties. In addition, the Agreement and Plan of Merger contains representations and warranties made by Medicore. You can review these representations and warranties in Articles III and IV of the Agreement and Plan of Merger, which is attached to this proxy statement/prospectus as Appendix A.

Conduct of Business Pending the Merger

The Agreement and Plan of Merger contains covenants and agreements that govern DCA’s and Medicore’s actions until the merger is completed or the Agreement and Plan of Merger is terminated. These covenants and agreements provide that, unless consented to in writing by the other party or except as disclosed in the schedules to the Agreement and Plan of Merger, DCA and Medicore shall conduct their respective business in the ordinary course of business.

The Agreement and Plan of Merger also lists specific actions that DCA and Medicore are restricted from taking (unless otherwise provided in the Agreement and Plan of Merger or consented to) or must take, from the time the Agreement and Plan of Merger was signed until the merger is consummated or the Agreement and Plan of Merger is terminated and each in effect agree to operate their respective companies in substantially the same manner as the respective company was operating prior to the signing of the Agreement and Plan of Merger. A complete list of these actions is set forth in Article V of the Agreement and Plan of Merger, and include, among other things, the following (subject to certain exceptions as described below and in the Agreement and Plan of Merger):

•	neither DCA nor Medicore may adopt any change in any method of accounting practice, except as contemplated or required by accounting principles generally accepted in the United States;
•	neither DCA nor Medicore may amend its charter or bylaws;
•
neither DCA nor Medicore may sell, mortgage, pledge, or otherwise dispose of any assets or properties owned, leased, or used in the operation of its respective business, except for the disposition of obsolete equipment and the sale of inventory, each in the ordinary course of business;

•	neither DCA nor Medicore may purchase or agree to purchase all or substantially all of the assets of any other business entity, except DCA may acquire other dialysis facilities;
•
neither DCA nor Medicore may authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant or other right to purchase any shares its capital stock, except with respect to (i) the share election provision of Mr. Langbein’s employment agreement; (ii) issuance of shares pursuant to the exercise of outstanding options; and (iii) as DCA may need for acquisitions of dialysis facilities;

•
neither DCA nor Medicore may incur, or agree to incur, any debt for borrowed money, provided that DCA may continue to borrow under its exiting credit facility arrangement with Medicore, and as DCA may otherwise require for its business expansion;

•
neither DCA nor Medicore may declare, issue, or otherwise approve the payment of dividends of any kind with respect to its capital stock or redeem, purchase, or acquire any of its respective capital stock, except under the terms of outstanding securities;

•	DCA and Medicore will maintain their respective existing insurance policies on the assets of their respective business or such other policies as necessary providing substantially similar coverages;
•
except in the ordinary course of business, neither DCA nor Medicore may permit any increase in the compensation of any of their respective employees except as required by law or existing contact or agreement or enter into or amend any benefit plan or benefit arrangement;

•	neither DCA nor Medicore may enter into any agreement that would be inconsistent with the proposed merger or the terms of the Agreement and Plan of Merger;
•	DCA and Medicore will maintain their respective assets or replacements thereof in good operating conditions and adequate repair, normal wear and tear excepted;
•	neither DCA nor Medicore shall take or omit to take any action that would have the effect of preventing the merger from qualifying as a tax free reorganization under the Code;
•	DCA and Medicore will file all of their respective tax returns when due; and
•
DCA and Medicore will preserve their respective business and keep available their respective present employees who are integral to their respective operations and preserve their present relationship with their respective customers, employees, and others having business relations with them.

To review all of the covenants contained in the Agreement and Plan of Merger, you should read Article V of the Agreement and Plan of Merger which is attached to this proxy statement/prospectus as Appendix A.

No Solicitation

DCA and Medicore have each agreed that neither it nor its employees, subsidiaries or representatives will, directly or indirectly through another person:

•	solicit, initiate or encourage or take any other action to facilitate the making, submission or announcement of any “Alternative Transaction Proposal” (as described below);
•	furnish any non-public information to any person in connection with any Alternative Transaction Proposal;
•	participate in any negotiations with respect to or discussion regarding any Alternative Transaction Proposal; or
•	enter into any letter of intent, agreement in principle or an acquisition agreement or other similar agreement with respect to any Alternative Transaction Proposal.

However, this prohibition will not apply to either of DCA or Medicore if, at any time prior to receiving the approval of its shareholders, (i) an unsolicited Alternative Transaction Proposal is made in writing, (ii) the board of directors of the company receiving such unsolicited proposal determines in good faith, that such Alternative Transaction Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to its shareholders than the transaction contemplated by the merger, (iii) the failure to provide information and participate in negotiations with respect to such unsolicited Alternative Transaction Proposals would, in the reasonable food faith judgment of its board of directors, likely be inconsistent with its fiduciary duties to its shareholders under applicable law and (iv) the company receives a confidentiality agreement from the party making Alternative Transaction Proposal.

For the purpose of the Agreement and Plan of Merger, an “Alternative Transaction Proposal” means any proposal or offer (including, without limitation, any proposal or offer to DCA and Medicore’s respective shareholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 20% or more of the consolidated assets of, or any equity interest representing, 20% or more of the outstanding shares of capital stock in DCA or Medicore, as the case may be.

Shareholders’ Meetings

Each of Medicore and DCA has agreed to hold a meeting of its shareholders to consider and vote on the adoption of the Agreement and Plan of Merger. This proposal is being included as part of the annual meetings scheduled to be held by each of the companies as noted in this proxy statement/prospectus. The scheduled dates of the meetings are intended to be as promptly as practicable after the SEC declares the registration statement, of which this proxy statement/prospectus is a part, effective, but allowing for sufficient time for delivery of this proxy statement/prospectus and any other relevant documents to the shareholders of each of Medicore and DCA. See the sections above entitled “Annual Meeting of DCA Shareholders” on page __, and “Annual Meeting of Medicore Shareholders”.

Conditions to the Merger

The completion of the merger depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

•	Medicore shall have satisfied and discharged its obligation with respect to Mr. Langbein’s employment agreement and the other pre-merger obligations and expenses;
•	there will have been no material adverse change with respect to DCA or Medicore between March 31, 2005 and the closing date of the merger;
•
DCA and Medicore will have obtained all required consents and approvals to permit the consummation of the merger, including, without limitation, the requisite approval of Medicore shareholders as required under Florida law, and the requisite approval of DCA shareholders as required by Nasdaq rules;

•	The shares of DCA common stock to be issued in the merger will have been approved for listing on the Nasdaq SmallCap Market; and
•
The registration statement on Form S-4 filed by DCA with the SEC, of which this proxy statement/prospectus forms a part, with respect to the shares of DCA common stock to be issued in the merger shall have become effective and no stop order suspending such effectiveness or qualification will have been issued or proceeding for such purpose will have been instituted or threatened;

To review all of the conditions contained in the Agreement and Plan of Merger, you should read
Article VI, VII and VIII of the Agreement and Plan of Merger, which is attached to this proxy statement/prospectus as Appendix A.

Closing Date and Effective Time

The closing date of the merger will take place not later than the third business day after the satisfaction or waiver of the conditions to closing stated in the Agreement and Plan of Merger, at the offices of legal counsel for DCA, unless another date, time or place is agreed to in writing by DCA and Medicore. Immediately following the closing date of the merger, the parties will file articles of merger with the Secretary of State of the State of Florida. The merger will take effect at the time the articles of merger have been accepted for filing by the Secretary of State of Florida.

Termination of the Agreement and Plan of Merger

At any time before the closing of the merger, DCA or Medicore may terminate the Agreement and Plan of Merger by mutual consent in writing. In addition, either DCA or Medicore may terminate the Agreement and Plan of Merger if the closing of the merger has not occurred on or before September 30, 2005, which date may be extended by DCA and Medicore.

In addition, the Agreement and Plan of Merger may be terminated by DCA if:

•
Medicore breaches any of its representations, warranties or covenants contained in the Agreement and Plan of Merger in any material respect, which breach is not cured within 20 calendar days after written notice thereof; or

•
Medicore fails to satisfy any of its respective conditions to the closing of the merger (unless such failure results primarily from DCA’s breach of any representation, warranty or covenant contained in the Agreement and Plan of Merger or under any other agreement contemplated thereunder) prior to September 30, 2005, which date may be extended as noted above.

Furthermore, the plan and agreement of merger may be terminated by Medicore if:

•
DCA breaches any of its representations, warranties or covenants contained in the Agreement and Plan of Merger in any material respect, which breach is not cured within 20 calendar days after written notice thereof; or

•
DCA fails to satisfy any of its respective conditions to the closing of the merger (unless such failure results primarily from Medicore’s breach of any representation, warranty or covenant contained in the Agreement and Plan of Merger or under any other agreement contemplated thereunder) prior to September 30, 2005, which date may be extended as noted above.

Expenses

DCA and Medicore will each pay its own costs and expenses incurred in connection with the Agreement and Plan of Merger and the related transactions.

Listing of DCA Common Stock on Nasdaq

DCA will cause the shares of DCA common stock to be issued in connection with the merger to be listed on the Nasdaq SmallCap Market.

Reasons for the Merger

General

Medicore has been a publicly held company since 1971, and in addition to its medical products division which it operates directly, it has engaged in other business operations generally through majority owned subsidiaries. Only in the past ten years, in combination with its divestment of certain other operations, has Medicore focused on the growth and development of the dialysis services operations through DCA, its 55.7% owned public subsidiary.

DCA’s operations now comprise a substantial portion of the business of Medicore. The growth of Medicore’s medical products division has remained relatively stagnant over the past several years and its investments in technology companies, principally Linux-based companies, has not generated consistent cash flow as of yet. The companies, and in particular Medicore, as a result of the affiliation, incur additional costs and expenses resulting from overlapping administrative and operational functions. In addition, while at the time that Medicore operated various businesses through Viragen and Techdyne as well as DCA, its public company status enabled access to public markets for financing and other capital raising functions, Medicore now incurs substantial costs relating to its obligations and functions as a public reporting company. See the section below entitled “Relationship between Medicore and DCA”.

DCA Reasons for the Merger

At a meeting held on May 20, 2005, the special independent committee made its recommendations to the board with respect to the proposed merger. At a meeting of the board of directors on June 2, 2005, the board approved the Agreement and Plan of Merger and voted to enter into the Agreement and Plan of Merger with Medicore, concluding that the Agreement and Plan of Merger is in the best interest of DCA and its shareholders. In arriving at its determination, the DCA board consulted with DCA’s management as well as its legal counsel and accountants and gave significant consideration to a number of factors relating to its decision. In each of the votes of the DCA board with respect to the approval of the merger, Messrs. Langbein and Fischbein abstained from voting solely on account of the fact that they are also members of the board of Medicore in order to avoid the appearance of self dealing. Messrs. Langbein and Fischbein voted for the merger with the Medicore board. The remaining members of DCA’s board, constituting a majority of the board, voted unanimously in each case for approval of the Agreement and Plan of Merger.

The following were material factors that were considered by the DCA board:

•
eliminating Medicore as a separate entity and the contemporaneous retirement of its DCA shares will result in the removal of a centralized ownership of DCA; the result of which is anticipated that DCA will attract recognition from the institutional and brokerage investment community that may have previously refrained from considering or recommending an investment in DCA on account of the centralized control of Medicore;

•	DCA will have reduced its short term liabilities through the forgiveness of certain outstanding debt and accrued interest owed to Medicore under the financing arrangement between DCA and Medicore;
•	DCA will receive cash from Medicore which may be used to fund its continued growth as opposed to obtaining financing arrangements from, and paying interest to, third-party lending institutions;
•
DCA will obtain substantial tax benefits from Medicore’s net operating loss carryforwards that can be utilized to offset future income tax liabilities, which tax benefits may not otherwise be utilized by Medicore in the foreseeable future;

•	the net result of the consideration to be paid by DCA in the merger will amount to approximately 468,000 additional shares of DCA outstanding after the merger is effected; and
•	DCA will have the opportunity to integrate Medicore’s medical products operations with the potential for its expansion to include servicing of certain of DCA’s inventory requirements.

In view of the various factors considered in connection with its evaluation of the merger transaction and the exchange ratio as well as its determination to approve and recommend the Agreement and Plan of Merger to the DCA shareholders for adoption, the DCA board did not find it practicable to, and did not, quantify or otherwise assign any relative or specific weights to the factors considered, and individual directors of DCA may have given differing weight to different factors.

Recommendation of Board of Directors of DCA

Each member of the board of directors of DCA has indicated that he intends to vote his shares of DCA common stock in favor of the adoption of the Agreement and Plan of Merger. Officers and directors of DCA and Medicore own 1,247,226 shares of DCA common stock or 14.4%. Medicore owns 4,281,244 shares of DCA common stock or 55.7%, and a Medicore shareholder vote in favor of adoption of the Agreement and Plan of Merger shall be deemed authorization for Medicore to vote its DCA share ownership in favor of the Merger.

The board of directors of DCA has approved the Agreement and Plan of Merger and recommends that the shareholders of DCA vote “FOR” the proposal to adopt the Agreement and Plan of Merger.

Thomas K. Langbein and Peter D. Fischbein, each directors of Medicore and DCA, abstained from the DCA board vote to approve the merger, and from the recommendation for adoption of the Agreement and Plan of Merger by DCA shareholders, solely based on their dual directorships. Messrs. Langbein and Fischbein did participate with the other Medicore directors in reviewing and accepting the Medicore special committee’s recommendations to proceed with the merger and the Medicore board’s recommendation to the Medicore shareholders to adopt the Agreement and Plan of Merger.

The board of directors may withdraw its approval and recommendation of the merger to its shareholders in the event that the board, in its good faith of judgment, determines that such action is necessary for the board to comply with its fiduciary duties to its shareholders under applicable law, In such event, the board of directors will notify shareholders either through direct written notification in this proxy statement/prospectus if such withdrawal precedes the mailing of this proxy statement/prospectus or, if after mailing, through publication and filing of a press release.

Medicore Reasons for the Merger

At a meeting of Medicore board of directors held on May 20, 2005, at which the special committee made its recommendations to the board with respect to the proposed merger, the Medicore board approved the merger and voted to enter into the Agreement and Plan of Merger and to recommend the Agreement and Plan of Merger to its shareholders for adoption at the annual meeting, concluding that such Agreement and Plan of Merger is in the best interest of the shareholders of Medicore. The board consulted with management of Medicore as well as Medicore’s legal and tax counsel and its accountants and the conclusion of the board was based on their belief that the potential benefits of the merger made the possibility for success of DCA as the surviving combined company a more attractive option for Medicore shareholders than Medicore continuing to operate as an independent business entity with DCA being a substantial part of its business. These potential benefits included the opportunity for Medicore shareholders to have direct, as opposed to indirect, ownership in Medicore’s principal business enterprise, namely the dialysis operations of DCA, a publicly traded company which:

•	will utilize the assets of Medicore in the continued growth of its business, and
•	is anticipated to attract increased recognition from the investment community, particularly as a stand-alone dialysis service provider in a rapidly consolidating industry.

In evaluating the proposed merger with DCA, Medicore’s board of directors considered a number of factors, including the following:

•	Medicore’s current financial market conditions and historical market prices, volatility and trading information;
•	historical information relative to Medicore’s and DCA’s respective business and operations and overlapping cost structures attributable to the affiliate nature of the companies;
•	the growth trends and prospective near term expectations for each of DCA and Medicore;
•	the ultimate ownership of the combined company by Medicore shareholders; and
•	the belief that the merger would be treated as a tax free reorganization for federal income tax purposes for Medicore, DCA and Medicore shareholders.

Medicore’s board also identified and considered a number of potentially negative factors in its deliberations concerning the merger including:

•	the risk that the potential benefits of the merger may not be realized;
•	the risk that a downward movement in the market price of DCA common stock would make the consideration payable in the merger less valuable; and
•	the risk that the merger may not be consummated.

The Medicore board of directors concluded, however, that on balance the potential benefits of the merger to Medicore shareholders outweighed the risks associated with the merger.

The discussion of the information and factors considered by the Medicore board of directors is not intended to be exhaustive. In view of the variety and complexity of factors considered in connection with its evaluation of the merger, the Medicore board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to, the specific factors listed above. Individual members of Medicore’s board of directors may have given different weight to different factors.

There can be no assurance that the opportunities or other benefits considered by the Medicore board of directors will be achieved by completing the merger. See “Risk Factors” above.

Recommendation of Board of Directors of Medicore

Each member of the board of directors of Medicore and each officer has indicated that he intends to vote his shares of Medicore common stock in favor of the adoption of the Agreement and Plan of Merger. The officers and directors as a group beneficially own an aggregate of 2,422,992 shares of Medicore common stock or approximately 34% of the outstanding shares, and if currently outstanding options are exercised by such members prior to the annual meeting, the board will, as a group hold 2,635,323 shares entitled to vote, or approximately 36% of the outstanding shares. See Part III, Item 12, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of Medicore’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this proxy statement/prospectus.

The board of directors of Medicore has approved the Agreement and Plan of Merger and recommends that shareholders of Medicore vote “FOR” the proposal to adopt the Agreement and Plan of Merger

The board of directors may withdraw its approval and recommendation of the merger to its shareholders in the event that the board, in its good faith of judgment, determines that such action is necessary for the board to comply with its fiduciary duties to its shareholders under applicable law, In such event, the board of directors will notify shareholders either through direct written notification in this proxy statement/prospectus if such withdrawal precedes the mailing of this proxy statement/prospectus, or, if after mailing, through publication and filing of a press release.

Relationship Between Medicore and DCA

DCA was incorporated as a privately-held subsidiary of Medicore in July 1976 to operate two dialysis centers in Florida. DCA became a public company in 1977 pursuant to its merger with Premium Acceptance Corporation, a New Jersey licensed insurance premium and second mortgage finance company whose shares were quoted on the National Quotation Bureau’s pink-sheets. DCA was a 73% owned public subsidiary of Medicore until 1980 when Medicore completed an exchange offer for DCA’s outstanding common shares resulting in Medicore owning in excess of 99% of DCA.

Through the 1980’s and first half of the 1990’s DCA’s operations represented only a portion of Medicore’s aggregate consolidated revenues. From 1981 to 1993 Medicore held a majority interest in Viragen, Inc., a bio-pharmaceutical research and development company engaged in research and development with respect to certain immunological products for commercial application, particularly human leukocyte interferon, and from 1982 to June, 2001, Medicore held a majority interest in Techdyne, Inc., a contract manufacturer of electronic components. Each of Viragen and Techdyne were publicly traded companies at the time Medicore held its majority ownership interest.

In the mid 1990’s, recognizing the potential for revenue growth in the health care services industry and in particular dialysis services, Medicore began to focus on the development and strategic growth of DCA’s operations. In April, 1996, DCA completed a public offering of common stock and warrants resulting in Medicore’s ownership in DCA being reduced from 99% to approximately 75%. At the time of its public offering, DCA was operating three dialysis centers in Florida and Pennsylvania. DCA has remained a public company since 1996, and Medicore’s ownership interest in DCA has reduced to 55.7%. Medicore has utilized certain of the proceeds from the 2001 sale of its electronic component manufacturing operations, to further develop DCA’s operations which now includes 23 outpatient hemodialysis centers in seven states, two of which are managed by DCA, one unaffiliated and the other in which DCA holds a 40% interest, as well as five new centers in development, and inpatient dialysis arrangements with nine hospitals and medical centers. DCA’s operations now account for approximately 98% of Medicore’s revenues.

Board Members and Executive Officers Serving Both Medicore and DCA

Certain persons serve as members of the board of each of Medicore and DCA and hold executive office positions with each of Medicore and DCA.

Thomas K. Langbein has served as Chairman of the Board of Directors of each of Medicore and DCA since 1980 and continues to serve each company in that capacity. He also served as Chief Executive Officer of DCA until May, 2003, when he relinquished that position to Stephen W. Everett, DCA’s current President and Chief Executive Officer. Mr. Langbein also serves as a director of DCA’s dialysis subsidiaries. Mr. Langbein will remain Chairman of the Board of DCA upon the consummation of the merger with Medicore.

Peter D. Fischbein, an attorney who holds beneficial ownership of shares of each company has served as a director of Medicore since 1984 and a director of DCA since 2004. He continues to serve each company solely in that capacity and will remain a director of DCA after completion of the merger with Medicore.

Lawrence E. Jaffe, a director of Medicore since 2000 has provided legal representation to each of the Medicore and DCA for in excess of 30 years, currently through the firm of Jaffe & Falk, LLC. He serves as corporate secretary for each of Medicore and DCA.

Daniel R. Ouzts serves as Vice President of Finance and Chief Financial Officer of Medicore, and as Vice President and Treasurer of DCA. He has held the position of Vice President of Finance with Medicore since 1986. He served as the Principal Financial Officer of DCA from 1996 through August, 2004 (except for a brief period from January, 2002 through July, 2003) at which time DCA retained a new principal financial officer.

The beneficial ownership interest of the foregoing persons in both Medicore and DCA common stock is set forth below in the section entitled “Ownership of DCA Securities By Certain Beneficial Holders Before and After the Merger”.

Common Interests of Certain Persons in the Merger

Medicore’s Controlling Interest in DCA

As noted above in the section entitled “Annual Meeting of DCA Shareholders”, Medicore intends to vote its shares of DCA stock in favor of each of the proposals submitted by DCA’s board of directors for consideration of its shareholders at the DCA Annual Meeting, including the proposal seeking adoption of the Agreement and Plan of Merger, provided, as to the latter proposal, Medicore will only vote its 55.7% interest if the Medicore shareholders vote to approve the merger, which approval is deemed an authorization for Medicore to so vote its DCA shares. As Medicore currently owns 55.7% of the outstanding common stock of DCA, a quorum will be present at the DCA Annual Meeting and enough affirmative votes for each proposal, including adoption of the Agreement and Plan of Merger will have been obtained. Consequently, no other votes of shareholders of DCA are required. This proxy statement/prospectus contains an information statement presented by the board of directors of DCA. DCA’s board of directors is not asking shareholders of DCA for their proxy and shareholders of DCA are specifically directed not to send a proxy with respect to the DCA Annual Meeting scheduled for ___, 2005.

DCA shareholders are, however, invited to attend the DCA Annual Meeting at which they will have the opportunity to address the meeting and to vote. DCA shareholders will not have dissenter’s rights of appraisal under Florida law in connection with the adoption of the Agreement and Plan of Merger. See the section below entitled “Rights of Dissenting Shareholders - DCA Shareholders”.

Board of Directors; Special Committees

In evaluating the merger, the board of directors of each of Medicore and DCA recognized the close affiliation and interrelationships of the companies, including Messrs. Langbein’s and Fischbein’s memberships on the boards of each of the companies. The boards also acknowledged that one of the reasons for the merger was the elimination of these interrelationships. To address these issues, each board of directors appointed a special committee of directors to evaluate the proposed merger. The special committee of Medicore’s board of directors consisted of Messrs. Charles Waddell, Robert Magrann and Seymour Friend. The special committee of DCA’s board of directors consisted of Messrs. Alexander Bienenstock and Robert W. Trause.

Each special committee retained an independent investment banking firm to provide a fairness opinion with respect to the merger to the boards of each of Medicore and DCA, respectively. See “Opinions of Independent Investment Banking Firms” below.

Members of the board and executive officers of Medicore currently hold stock purchase options which will not be assumed by DCA upon completion of the merger. These options may be exercised in accordance with their terms by the holders prior to the merger. In the event all of the options held by directors and officers are exercised, a maximum aggregate of 245,995 Medicore shares will be issued, and upon consummation of the merger, based upon the exchange ratio, will result in 167,277 shares of DCA common stock being issued in exchange for those Medicore shares. See the section above entitled “The Merger - Treatment of Medicore Options”.

Medicore shall also satisfy certain obligations prior to the merger, which DCA shall not assume upon consummation of the merger, including the buy-out of Thomas K. Langbein’s employment agreement for approximately $1,960,000, plus Mr. Langbein’s election to receive 400,000 shares of Medicore (based on the exchange ratio to result in 272,000 DCA shares, if such share election is approved by Medicore shareholders, the absence of which approval would preclude the completion of the merger, see “Additional Proposals for the Medicore Annual Meeting - Proposal 2: Ratification of the Election Provision in Thomas K. Langbein’s Employment Agreement with Medicore”) and the payment of the remaining lease term and agreed upon extension of approximately $337,000 for Medicore’s executive offices in New Jersey, occupied by certain officers, directors and counsel of Medicore and DCA. In addition, payments are to be provided to an officer and the directors of Medicore. See “Summary - The Merger - Interests of Officers and Directors of DCA and Medicore in the Merger” above.

It is also acknowledged that the members of the board of Medicore as well as its executive officers beneficially own shares of Medicore common stock, and in certain cases, shares of DCA common stock. See Part III, Item 12, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of Medicore’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this proxy statement/prospectus. None of the directors and officers of Medicore shall receive any consideration for their shares that exceeds the number of DCA shares to be received by all shareholders of Medicore upon application of the exchange ratio in connection with the merger. As such, the Medicore directors and executive officers have no material interests in the merger apart from Medicore shareholders generally.

Background of the Merger

In June, 2001, Medicore sold its controlling interest in Techdyne, Inc., its 71% owned public subsidiary to Simclar International Ltd., for cash. At the time of the transaction, Techdyne, an electronic component manufacturing company, accounted for a significant portion of Medicore’s revenues. DCA was, at that time, a public company and majority-owned subsidiary of Medicore. The further development of DCA had begun in April, 1996 with the public offering of DCA’s common stock effectively reducing Medicore’s ownership interest from 99% to approximately 75%. Shortly after the consummation of the Techdyne sale, the board of Medicore, after substantial consideration, determined that Medicore use its best efforts to make the proceeds from the sale of Techdyne available for potential utilization in the further development of DCA’s dialysis operations. A significant consideration in the board’s determination as to the allocation of the Techdyne proceeds was the recognition of the opportunity for DCA to capitalize on the consolidation beginning to take place in the dialysis industry and the potential for appreciation in value of the DCA operations from the infusion of capital for continued growth.

At this time, Medicore’s focus, in terms of funding, management utilization and support, was on the building of its dialysis operations. During the ensuing years, DCA engaged in strategic growth initiatives and management of DCA maintained the infrastructure to support such growth. As the operations of DCA grew to become a significant part of Medicore’s operations, and as Medicore’s aim was the continued growth and development of the dialysis operations, one of the considerations at the forefront of management of both companies was whether to maintain the companies in their current relationship or to pursue a combination of the companies or other transactions by which the companies would become distinct entities. Underlying this consideration was the recognition that the existing corporate structure of the companies, in particular, Medicore’s controlling interest, was inhibiting the brokerage and institutional investment communities’ interest in DCA and its publicly traded stock. Other factors were the potential for achieving greater economies of scale, particularly in the context of a combination of companies, by eliminating duplicative operational and administrative expenses related to the existing corporate structure, and potentially integrating the medical supply operations with the growing dialysis services division.

In late 2003, management of each of Medicore and DCA communicated informally with each other with respect to various scenarios by which the companies could be combined or otherwise disengaged from each other. The parties understood the discussions to be preliminary and intended primarily to ascertain whether there was a consensus to pursue the matter further.

In the spring and summer of 2004, management of both Medicore and DCA held discussions with general counsel and consulted with outside tax personnel with respect to prospective transactions between the companies. These discussions were broad in nature and were aimed at providing informative guidance to the management of each company to the extent that the parties engage in subsequent efforts to pursue more definitive negotiations.

Beginning in the late fall of 2004 and continuing through 2005, both Medicore and DCA experienced an increase in their respective per share market prices as well as the trading volume of their respective publicly traded shares. The companies attribute the increases to the performance of DCA reflected in positive quarterly financial results, consolidation of the predominant entities in the dialysis services industry, and increased recognition of DCA by the investing public. In that regard, management of both Medicore and DCA received unsolicited communications from several outside investment entities with respect to proposals for their financing of a consolidation of the companies.

In late January 2005 management of DCA commenced more advanced discussions with a particular outside private equity firm in response to its unsolicited proposal to provide funding to DCA for use in connection with a possible acquisition of Medicore. Through February 2005, DCA and the private equity firm engaged in due diligence and document preparation as negotiations continued with respect to the terms and form of the investment. At the same time, management of each of DCA and Medicore communicated with each other with respect to the proposed terms of the merger of the companies subsequent to the consummation of the financing. At board meetings on each of February 8, and 24, 2005, management of Medicore presented in detail the prospective terms and conditions as well as the developments with respect to negotiations regarding the outside financing of DCA and the proposed merger. At the February 24, 2005, meeting the board appointed a special committee of independent directors to, among other things, interview and retain an independent investment banking firm for the purpose of rendering a fairness opinion to Medicore with respect to the merger.

At board meetings on February 7 and again on February 24, 2005, DCA’s management presented the board with details as to the proposed terms and provisions of the financing by the private equity firm and the terms of the proposed merger of Medicore with DCA. Management kept the board apprised of developments with respect to negotiations in each of the financing and the proposed merger. At the board meeting on February 24, 2005, the board appointed a special committee consisting of independent directors to, among other things, interview and retain an independent investment banking firm for the purpose of rendering a fairness opinion to DCA with respect to the merger.

In the early part of March, 2005, DCA and the private equity firm reached an oral accord for an investment by the outside firm of $18,000,000 in consideration for 1.7 million restricted shares of DCA common stock, which funds were to be utilized by DCA in connection with a merger of Medicore into DCA for consideration of approximately $4.00 in cash and .40 DCA shares for each share of Medicore. The terms of the investment were subject to final authorization of the executive management of the private equity firm. On March 8, 2005, DCA was notified by the primary contact at that firm that, despite assurances to the contrary, its executive management had declined authorization and, consequently, the firm would be unable to consummate the financing transaction.

From March 8, following the withdrawal of the private equity firm, through March 14, 2005, Stephen W. Everett, President and Chief Executive Officer of DCA engaged in discussions with Thomas K. Langbein, President and Chief Executive Officer of Medicore with respect to the proposed terms and conditions for pursuing the merger of the companies based on a stock for stock transaction. A considerable amount of the terms of the proposed merger, particularly with respect to the pre-merger conditions to be satisfied by each company prior to consummation, had been negotiated between the parties in connection with the anticipated financing by the outside private equity firm and remained substantially the same in the ensuing discussions with respect to the merger based upon a stock for stock transaction. Moreover, the relationship between the companies as a result of the historical corporate structure alleviated significant discussion with respect to due diligence issues. Each of the parties consulted with outside tax counsel and their respective independent registered public accountants.

At board meetings of each of DCA and Medicore held on March 14, 2005, the management of each company presented their respective boards with a non-binding term sheet and a detailed presentation of the terms of the proposed merger. The boards of each company unanimously approved terms of the merger as proposed and authorized the respective companies to, among other things, prepare and negotiate an agreement and plan of merger, coordinate the receipt of fairness opinions from outside investment banking firms and prepare and file a registration and requisite proxy and information statements as necessary to bring the adoption of the merger terms before the shareholders of the companies. Messrs. Thomas K. Langbein and Peter D. Fischbein abstained from the final vote of DCA’s board on account of their positions as members of the board of Medicore.

Over the course of the next several weeks, the companies prepared and negotiated the terms and provisions of the Agreement and Plan of Merger. On April 4, 2005 the special committee of the board of Medicore interviewed three prospective independent investment banking advisory firms, and on April 6, 2005 interviewed two additional firms. On April 7, 2005, the committee retained Houlihan Smith & Company Inc. for the purpose of rendering a fairness opinion to the special committee and the board of Medicore with respect to the merger.

The special committee of DCA’s board of directors met on April 5, 2005 to interview several potential independent investment banking firms for the purpose of rendering a fairness opinion to the board of DCA with respect to the merger. On April 8, 2005, the committee retained Capitalink, L.C. for that purpose.

On May 18, 2005, Houlihan Smith delivered a final draft of its analysis of the terms of the merger and a draft of its fairness opinion to Medicore’s special committee and counsel to Medicore. On May 19, 2005, at a meeting of the special committee, members of Houlihan Smith provided a detailed presentation of the information set forth in the written analysis and addressed questions and comments from the special committee members. The special committee, after discussion of the presentation and the written analysis, approved the fairness opinion. At a meeting of the full board on May 20, 2005, the special committee made a presentation of the considerations and conclusions of the Houlihan Smith analysis and after discussion among the board members, recommended that the board approve the merger as fair to the Medicore shareholders. The board, after further discussion and taking into consideration the conclusion and recommendation of the special committee unanimously resolved to approve the Agreement and Plan of Merger, and recommended the adoption of the Agreement and Plan of Merger by the Medicore shareholders.

On May 17, 2005, Capitalink delivered a final draft of its analysis of the terms of the merger and a draft of its fairness opinion to DCA’s special committee and counsel to DCA. On May 19, 2005, at a meeting of the special committee, members of Capitalink provided a detailed presentation of the information set forth in the written analysis and addressed questions and comments from the special committee members. The special committee, after discussion of the presentation and the written analysis, approved the fairness opinion. At a meeting of the full board of DCA on May 20, 2005, the special committee made a presentation of the considerations and conclusions of the Capitalink analysis and after discussion among the board members, recommended that the board approve the merger as fair to the shareholders of DCA.

At a meeting of the full board on June 2, 2005, DCA’s board, after discussion and taking into consideration the conclusion and recommendation of the special committee at the meeting on May 20, resolved to approve the Agreement and Plan of Merger and recommend the adoption of the Agreement and Plan of Merger by DCA Shareholders. Messrs. Langbein and Fischbein abstained from such resolution solely on account of their membership on the board of Medicore.

Opinions of Independent Investment Banking Firms

Opinion of Capitalink, L.C.

Capitalink delivered its written opinion to DCA’s special committee of the board of directors on May 19, 2005, which stated that, as of such date, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the Net Share Issuance, the difference between the aggregate DCA shares to be issued in the merger and the cancellation of Medicore’s 56% ownership of DCA, is fair, from a financial point of view, to the unaffiliated stockholders of DCA. The full text of the written opinion of Capitalink is attached as Appendix B and is incorporated by reference into this proxy statement/prospectus. The defined terms herein are limited to the presentations in this section “The Merger - Opinions of Independent Investment Banking Firms.”

•
You are urged to read the Capitalink opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink in rendering its opinion.

•
The Capitalink opinion is not intended to be and does not constitute a recommendation to you as to how you should vote with respect to the merger. Capitalink was not requested to opine as to, and its opinion does not address, DCA’s underlying business decision to proceed with or effect the merger.

In arriving at its opinion, Capitalink took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Capitalink:

•	Reviewed the Agreement and Plan of Merger;
•
Reviewed publicly available information and other data with respect to DCA, including its Annual Report on Form 10-K for the year ended December 31, 2004, its report on Form 10-Q for the quarterly period ended March 31, 2005, and its information statement dated April 27, 2004;

•	Reviewed non-public information and other data with respect to DCA, including various internal financial management reports;
•
Reviewed publicly available information and other data with respect to Medicore, including its Annual Report on Form 10-K for the year ended December 31, 2004, its report on Form 10-Q for the quarterly period ended March 31, 2005, and its proxy statement dated April 27, 2004;

•
Reviewed non-public information and other data with respect to Medicore, including various internal financial management reports, and an appraisal report for certain property located in Hialeah, hereinafter referred to as the Property Appraisal Report, dated April 25, 2005;

•	Reviewed and analyzed DCA’s and Medicore’s current stockholder ownership;
•	Reviewed and analyzed the merger’s pro forma impact on DCA’s securities outstanding and stockholder ownership;
•	Reviewed the historical financial results and present financial condition of both DCA and Medicore;
•
Reviewed and compared the trading of, and the trading market for, DCA’s and Medicore’s common stock, the Comparable Companies, those companies that were deemed to have characteristics comparable to those of DCA and Medicore and a general market index;

•	Reviewed and analyzed the indicated value of Medicore’s net assets, other than its holdings in DCA;
•	Reviewed and compared certain financial characteristics and trading multiples of Comparable Companies; and
•	Reviewed and analyzed the transaction multiples in transactions where such target company was deemed to have characteristics comparable to those of DCA and Medicore.

Capitalink also performed such other analyses and examinations as were deemed appropriate and held discussions with the DCA management in relation to certain financial and operating information furnished to Capitalink, including financial analyses with respect to its business and operations.

In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information. Further, Capitalink relied upon the assurances of DCA and Medicore management that each was not aware of any facts or circumstances that would make any such information inaccurate or misleading in any material respect. With respect to the financial information and projections utilized, Capitalink assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion. Capitalink did not make a physical inspection of the properties and facilities of DCA or Medicore and, with the exception of the Property Appraisal Report, did not make or obtain any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of DCA or Medicore. In addition, Capitalink did not attempt to confirm whether DCA or Medicore has good title to their respective assets. Capitalink assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Securities Act, and all other applicable federal and state statues, rules and regulations. Capitalink assumed that the merger will be consummated substantially in accordance with the terms noted, without any further amendments thereto, and without waiver by DCA of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to DCA or the unaffiliated stockholders of DCA.

Capitalink’s opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, May 19, 2005. Accordingly, although subsequent developments may affect its opinion, Capitalink has not assumed any obligation to update, review or reaffirm its opinion.

In connection with rendering its opinion, Capitalink performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Capitalink was carried out to provide a different perspective on the merger, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the Net Share Issuance to the unaffiliated stockholders of DCA. Further, the summary of Capitalink’s analyses described below is not a complete description of the analyses underlying Capitalink’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Capitalink made qualitative judgments as to the relevance of each analysis and factor that it considered. In addition, Capitalink may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink’s view of the value of certain of the Medicore assets. The estimates contained in Capitalink’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

The financial review and analyses include information presented in tabular format. To fully understand Capitalink’s financial review and analyses, the tables must be read together with the text presented. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Capitalink’s financial review and analyses.

Valuation Procedure

The overall methodology utilized by Capitalink was to determine a valuation range for Medicore’s Other Assets (as defined below) based upon Medicore’s historical financial data, certain other qualitative data and various valuation methodologies. Thereafter, the range of value of the Other Assets was compared to the value of the Net Share Issuance that will be issued pursuant to the merger.

Medicore’s primary assets include a 55.7% ownership in DCA and certain other assets (the “Other Assets”), including:

•	medical supply operation;
•	technology investments;
•	Viragen royalty agreement; and
•	Other Assets, including property, cash , receivables and the value of its net tax operating loss carryforwards

Medicore Financial Performance Review

Capitalink undertook a review of Medicore’s historical and financial data in order to understand and interpret its operating and financial performance and strength. Capitalink reviewed Medicore’s historical financial data for the five years ended December 31, 2004, and the three months ended March 31, 2005, and noted the following:

•	For its 2004 fiscal year, approximately 98% of Medicore’s revenue was derived from DCA’s operation of dialysis centers, with the remainder derived from product sales from its medical supply operation.
•
Over the reviewed period, DCA’s revenue steadily increased, while the medical supply operation slowly declined from approximately $1.1 million in fiscal year 2000 to approximately $0.78 million in fiscal year 2004. The revenue over the last twelve-month period ending March 31, 2005 for the medical supply operation was approximately $0.75 million.

•
Medicore’s EBITDA gradually improved over the five year period from approximately $0.5 million in fiscal year 2000 to approximately $3.5 million in fiscal year 2004. The improvement is attributable to the positive performance of DCA over this period.

•
The medical supply operation continued to generate EBITDA losses in four of the last five years. However, gross margin and EBITDA losses have improved slightly since 2001, primarily due to reductions in inventory write-offs and lower cost of sale expenses resulting from a shift to the overseas purchase of lancets.

Medicore Other Assets Analysis

Capitalink estimated and reviewed the valuation of Medicore’s Other Assets. Capitalink determined a value range of Medicore’s Other Assets by determining the indicated value of each of the assets to be acquired as follows:

Estimated Cash at Closing

Capitalink determined the amount to range from $2.037 million to $3.037 million based on discussions with Medicore’s management and by taking into account cash to be received from the exercise of in-the-money options, offset by estimated disbursements including liabilities to be paid, severance costs, transaction costs and other expenses until closing of the merger.

Inter-Company Loan

Capitalink derived an amount equal to $2.966 million based on the balance as of March 31, 2005.

Real Property

A range of $3.0 to $3.3 million was derived based on the Property Appraisal Report.

Medical Supply Operations

Comparable Company Analysis

In order to derive a range of value for the medical supply operations, Capitalink reviewed a selection of publicly listed disposable medical supply companies (the “MS Comparable Companies”), and examined their operating statistics and trading multiples. Capitalink located six companies and noted that each is significantly larger than Medicore’s medical supply operation. The last twelve months (“LTM”) revenue for the MS Comparable Companies ranged from $13.2 million to $445.8 million, compared with approximately $755,000 for Medicore’s medical supply operation.

Capitalink generated a number of multiples and noted:

•	The average enterprise value to LTM revenue multiple was 0.98 times;

•	The average enterprise value to calendar year 2005 revenue multiple was 1.40 times;

•	The average enterprise value to LTM EBITDA was 8.8 times; and

•	The average market value to common equity was 1.7 times.

Capitalink expects the medical supply operation to be valued significantly less than the MS Comparable Companies due to its small size, failure to generate positive EBITDA, and its static historical revenues. Based on these factors, Capitalink applied a selected multiple range and applied it to the LTM revenue, calendar year 2005 revenue and common equity of the medical supply operation to determine an indicated range of value.

Comparable Transaction Analysis

Capitalink also reviewed seven transactions announced since January, 2002 involving target companies in related industries to the medical supply operation, and for which detailed financial information was available (the “MS Comparable Transactions”). Capitalink calculated a number of multiples and noted:

•	The average enterprise value to LTM revenue multiple was 1.01 times;

•	The average enterprise value to LTM EBITDA multiple was 6.2 times; and

•	The average enterprise value to total assets multiple was 1.7 times.

Again, Capitalink expects the medical supply operation to be valued significantly less than the MS Comparable Transactions based on the factors noted above. Based on these factors, Capitalink applied a selected multiple range and applied it to the LTM revenue, average revenue (from 2002 to 2004) and common equity of the medical supply operations to determine an indicated range of value.

A range of $.393 million to $.558 million was derived for the medical supply operations based on the analyses discussed above.

Securities Ownership

Based on discussions with Medicore management, it was estimated that investments in Linux Global Partners, Inc. and Xandros, Inc. have a value range between zero and approximately $0.15 million.

Ximian Escrow Funds

A range of $.350 million to $.402 million is comprised of escrowed funds from the sale of Ximian stock to be paid to Medicore in August, 2005 upon meeting certain closing conditions.

Viragen Royalty Agreement

Based on discussions with Medicore management, the estimated value of such agreement was between $30,000 and $130,000.

Net Tax Operating Loss Carryforwards

An amount equal to $2.5 million is based on a present value estimation of the portion of net operating losses that is expected to be utilized by DCA.

Other Medicore Assets/Liabilities

Such amount is equal to range of $(.179) million to $(.420) million. Assets include prepaid expenses, equipment and leasehold improvements, while liabilities include accounts payable and accrued expenses.

Based on these values, Capitalink determined the indicated value of Medicore’s Other Assets to be between approximately $8.6 million and approximately $13.0 million.

DCA Financial Performance Review

Capitalink reviewed DCA’s historical financial data for the five years ended December 31, 2004, and for the three months ended March 31, 2005. DCA’s revenue is primarily derived from medical service revenue, which is derived from outpatient hemodialysis services, home peritoneal dialysis services, inpatient hemodialysis services through hospitals and medical centers, and ancillary services associated with dialysis treatments. These four revenue lines made up approximately 46%, 7%, 5%, and 42%, respectively, of medical service revenues for fiscal year 2004. Revenue increased significantly over the review period from approximately $8.8 million in fiscal year 2000 to approximately $40.9 million in fiscal year 2004. The last twelve months revenue for the period ended March 31, 2005 was approximately $42.9 million. The rise in revenue was attributable to the growth in the number of dialysis centers from 8 in 2000 to 23 in fiscal year 2004.

Since fiscal year 2001, DCA has continued to generate positive EBITDA from approximately $1.5 million in fiscal year 2001 to approximately $5.5 million in fiscal year 2004. For fiscal year 2004, DCA generated an EBITDA margin of approximately 13.5%, and EBITDA increased to approximately $5.8 million over the LTM period.

DCA anticipates continued growth in revenue and earnings, primarily due to the addition of five new centers during 2005 and the growth in existing centers operating during 2004. As of February 28, 2005, the Company had approximately 1,200 patients, and anticipates by year-end for this to grow to at least 1,500 with approximately 2,000 potential patients under contract.

DCA Valuation Overview

Historical Stock Performance

Capitalink reviewed DCA’s historical stock price and compared DCA’s stock performance to (i) Medicore, (ii) the DCA Comparable Companies; and (iii) the Russell 3000 Index. Such comparison was undertaken for the twelve and twenty-four month periods ended March 14, 2005, and for the period from March 15, 2005 to May 13, 2005. In addition, Capitalink reviewed the liquidity of DCA common stock in the public trading markets.

Capitalink noted that DCA’s common stock outperformed each three parties during the noted twelve and twenty-four month periods, and that its average share price increased over the periods reviewed.

Comparable Company Analysis

In order to derive a range of value for the medical service operations, Capitalink reviewed a selection of publicly listed companies that it deemed comparable to DCA (the “DCA Comparable Companies”), and examined their operating statistics and trading multiples. Capitalink located four companies, all of which operate dialysis centers in the United States, although two of the DCA Comparable Companies are based outside the United States with significant international operations. Capitalink noted that there has been considerable consolidation in this industry.

All of the DCA Comparable Companies are significantly larger than DCA. The LTM revenue for the DCA Comparable Companies ranged from approximately $1.4 billion to approximately $6.4 billion, compared with approximately $40.8 million for DCA. As of May 13, 2005, the enterprise value for the DCA Comparable Companies ranged from approximately $3.6 billion to approximately $8.2 billion, compared with $156.4 million for DCA.

The DCA Comparable Company analysis generated a number of multiples:

•	The average enterprise value to LTM revenue multiple was 1.86 times;

•	The average enterprise value to calendar year 2005 revenue multiple was 1.68 times;

•	The average enterprise value to LTM EBITDA multiple was 9.0 times;

•	The average enterprise value to calendar year 2005 EBITDA multiple was 8.7 times;

•	The average enterprise value per treatment was $650; and

•	The average enterprise value per patient was $94,000.

In comparison, Capitalink noted that as of the same date, DCA was trading at the following multiples:

•	3.83 times LTM revenue;

•	3.03 times calendar year 2005 revenue;

•	28.3 times LTM EBITDA;

•	16.1 times calendar year 2005 EBITDA;

•	Enterprise value per treatment of approximately $1,049; and

•	Enterprise value per patient of approximately $130,000.

Despite DCA’s small size, its common stock was trading at valuation multiples above that of the DCA Comparable Companies. Capitalink noted that this was likely driven by the recent consolidation in the industry and by DCA’s significant historical and projected revenue and earnings growth.

Comparable Transaction Analysis

Capitalink also reviewed five transactions announced since November, 2000, involving target companies in related industries to DCA (the “Dialysis Comparable Transactions”) and for which detailed financial information was available. Capitalink noted that there has been considerable consolidation within the dialysis industry over the last few years. Capitalink calculated a number of multiples and noted:

•	The average enterprise value to LTM revenue multiple was 1.85 times;

•	The average enterprise value to LTM EBITDA multiple was 10.1 times;

•	The average enterprise value per treatment was $561; and

•	The average enterprise value per patient was $79,000.

Again, Capitalink noted the higher trading multiples of DCA despite its small size.

Based on the information and analyses set forth above, Capitalink delivered its written opinion to the Special Committee of DCA’s board of directors on May 19, 2005, which stated that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the Net Share Issuance is fair, from a financial point of view, to the unaffiliated stockholders of DCA. Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. Capitalink has received a fee from DCA in connection with the preparation and issuance of its opinion. In addition, DCA has agreed to indemnify Capitalink for certain liabilities that may arise out of the rendering of this opinion. Capitalink does not beneficially own any interest in DCA or Medicore and has not provided previous services to either party.

Opinion of Houlihan Smith & Company, Inc.

Houlihan Smith & Company, Inc., referred to as Houlihan, delivered its written opinion to Medicore’s Special Committee of the board of directors on May 20, 2005, which stated that, “it is our opinion that the Merger and the Exchange Ratio, are fair, from a financial point of view, to the holders of Medicore common shares”. The full text of the written opinion of Houlihan is attached hereto as Appendix C and is incorporated by reference into this proxy statement/prospectus.

You are urged to read Houlihan’s opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed, and limitations on the review and analyses performed by Houlihan in rendering its opinion.

The Houlihan opinion is not intended to be and does not constitute a recommendation to you as to how you should vote with respect to the merger. Houlihan was not requested to opine as to, and its opinion does not address, Medicore’s underlying business decision to proceed with or effect the Merger.

In conducting its investigation and analysis and in arriving at its opinion, Houlihan considered many financial and economic factors, including but not limited to:

a.	Reviewed the financial terms and conditions of the Agreement and Plan of Merger;

b.	For each of Medicore and DCA, Houlihan reviewed their individual filings with the SEC since January 1, 2000;

c.
For each of Medicore and DCA, Houlihan reviewed their audited financial statements for each of the past three years including December 31, 2002, December 31, 2003, and December 31, 2004. Additionally, Houlihan reviewed certain other relevant financial and operating data relating to Medicore and DCA made available to it from published sources and from the non-public internal records of Medicore and DCA;

d.	Reviewed Medicore’s consolidated federal income tax return Form 1120 for the year ending December 31, 2003;

e.	Reviewed historical market prices, trading volumes, and volatility of Medicore and DCA common stock;

f.	Held discussions with the senior management of both Medicore and DCA with respect to the business and prospects for future growth of each company;

g.
Compared Medicore and DCA from a financial point of view with certain other guideline public companies in the healthcare services and end-stage renal disease industries that Houlihan deemed to be relevant;

h.
Reviewed and analyzed certain publicly available information for recent transactions of end-stage renal disease companies that provided indications of value for companies with similar operating and financial characteristics as DCA;

i.
Held discussions with members of executive management for both Medicore and DCA with respect to the historical, current, and future financial condition and operating results of Medicore and DCA, as well as the historical business and future prospects of the combined companies following the merger;

j.
Reviewed a non-public schedule prepared by management of DCA that contained financial and operating statistics for DCA locations for the previous twelve months. Also reviewed a budget for the year ending December 31, 2005 that was also prepared by DCA management;

k.
Performed various reviews and valuation analyses to determine a range of fair market values of the net assets of Medicore to be acquired by DCA through the merger, excluding DCA common stock owned by Medicore, which consists principally of cash, commercial real estate, accounts and notes receivable, a net operating loss carryforward, and various investments, all of which are net of liabilities other than liabilities attributable to operations, referred to in the Houlihan opinion as Net Assets. In this regard Houlihan has, among other things:

(i)
Researched, selected, and analyzed eight companies using the comparable public guideline valuation method to determine various valuation multiples relating to Medicore’s medical products division. In addition, Houlihan analyzed comparable transactions within the medical products/supplies industry;

(ii)
Reviewed an independent appraisal report dated April 25, 2005 regarding seven parcels of industrial property owned by Medicore located in Hialeah, Miami - Dade County, Florida, referred to in the Houlihan opinion as Real Estate.

(iii)	Reviewed and analyzed Medicore’s investment in Linux Global Partners referred to herein as LGP and Xandros, Inc. through Medicore’s public filings and various conversations with Medicore management;

(iv)
Reviewed a royalty agreement (including amendment), which has an effective date of November 15, 1994, and the settlement agreement between Medicore and Viragen, Inc. Houlihan noted that a third settlement payment of $30,000 plus accrued interest of 5% is to be paid to Medicore on August 1, 2005, and that royalty payments are to continue to be paid to Medicore on a quarterly bases until Medicore receives $2.4 million;

(v)
Held discussions with Medicore executive management and received a letter from Moore Stephens, P.C., Medicore’s independent registered public accountants, regarding the utilization by DCA of Medicore’s net operating loss carryforwards for tax purposes following the merger;

Houlihan concluded that the range of estimated fair market values of Medicore’s Net Assets is between approximately $9,100,000 and $12,200,000. Houlihan defined fair market value as “the amount at which the property would change hands between a willing buyer and willing seller, when the former is not under any compulsion to buy, and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.” Houlihan assumed a covenant not to compete in the definition of fair market value;

l.
Reviewed and analyzed a draft purchase price allocation schedule prepared by Medicore executive management using a March 31, 2005 balance sheet date with estimated changes to the closing date of the merger. Houlihan also prepared an implied conversion ratio table that provides various conversion ratios based on a range of DCA’s stock prices compared to a range of values relating to a range of estimated fair market values of Medicore’s Net Assets to be acquired by DCA through the merger;

m.
Analyzed and ranked DCA in comparison to certain guideline companies based upon criteria such as size, growth, leverage, profitability, turnover, and liquidity, herein referred to as the SGLPTL Analysis. Upon performing the SGLPTL Analysis, Houlihan noted the following with respect to its analysis of DCA:

1.	Size - well below average revenue and assets
2.	Growth - m above average revenue and EBITDA
3.	Leverage - above average debt to total liabilities and equity, as well as total liabilities to total assets
4.	Profitability - below average EBITDA margin and average in return on equity
5.	Turnover - above average asset turnover and accounts receivable turnover
6.	Liquidity - below average current ratio and quick ratio.

n.
Reviewed the employment agreement and amendment between Medicore and Thomas K. Langbein. Houlihan evaluated the employment agreement with respect to the reasonableness of the compensation to be paid to Mr. Langbein. Houlihan evaluated the reasonableness of the compensation by comparing it to other business combinations, which included employment arrangements for key business executives.

Houlihan noted that Mr. Langbein’s employment agreement has a non-competition provision, which restricts Mr. Langbein from competing against Medicore and DCA for a period of one year following the employment agreement’s termination. Houlihan determined that some portion of Mr. Langbein’s compensation is attributable to the non-competition provisions. Houlihan evaluated the non-competition provisions of the employment agreement by comparing the facts and circumstances to a tax court case that used an 11 factor “economic reality test”. Houlihan concluded that the non-competition provisions of Mr. Langbein’s employment agreement satisfy the economic reality test and that it would be reasonable to allocate a portion of Mr. Langbein’s compensation to a separate non-competition agreement;

o.	Reviewed various publications, brochures, and research reports relating to healthcare services and the market prospects for renal dialysis services, reimbursement risks, etc.;

p.	Held discussions with representatives of major pharmaceutical companies that supply renal dialysis centers throughout the United States;

q.	Compared the merger from a financial point of view with certain publicly-traded companies in the health care services industries that Houlihan deemed relevant;

r.	Compared the financial terms of the merger as outlined in the Agreement and Plan of Merger with the financial terms of certain other business combinations that Houlihan deemed relevant; and

s.	Conducted such other studies, analyses, inquiries and investigations as Houlihan deemed relevant and appropriate.

During its review, Houlihan relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided by Medicore executive management. Houlihan has further relied upon the written assurances and representations of the executive management of Medicore that they are unaware of any facts that would make the information provided by them to be incomplete or misleading in any material respect for the purposes of Houlihans’ fairness opinion.

In arriving at its opinion, Houlihan also considered such factors as it deemed relevant including, but not limited to:

•	the historical financial and operating characteristics of Medicore and DCA;
•	the timing of the financial requirements of Medicore and DCA;
•	the terms and conditions of the closing of the merger and the estimated cost savings that are expected to be achieved by the merger;
•	impact and prospect of receiving a “superior proposal;”
•	the negotiations that have taken place between Medicore and DCA;
•	the possibility that Medicore could complete a secondary equity offering in today’s financial environment;
•	the likelihood that the merger will be completed and the consequences to Medicore if the merger fails;
•	the upside potential of the merger to Medicore and its shareholders;
•
the impact of the recent consolidation occurring in the end stage renal disease market and the likelihood that the dialysis industry receives a Medicare rate increase and/or a legislative mechanism that would allow for future annual rate increases;

•	an analysis of the Medicore’s NOL carryforwards;
•	the risks associated with both undertaking and/or not undertaking the merger; and
•	other due diligence findings related to Medicore and the merger.

Houlihan’s opinion is necessarily based upon information made available to it, and on economic, market, financial and other conditions as they existed at the date of its letter of May 20, 2005. Houlihan disclaims any obligation to advise the special committee and/or the board of directors of Medicore or any person of any change in any fact or matter affecting its opinion, which may come or be brought to its attention after the date of its opinion.

Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the merger. Houlihan did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion. Houlihan did not place any specific reliance or weight on any individual analysis, but instead, concluded that its analyses, taken as a whole, supported its conclusion and opinion. Accordingly, Houlihan believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Houlihan in connection with the preparation of its opinion.

Houlihan’s opinion is for the information of the special committee and the board of directors of Medicore in connection with its evaluation of the merger, and it does not constitute a recommendation to the board of directors to proceed with the merger. Houlihan’s opinion relates solely to the question of fairness to the Medicore common shareholders, from a financial point of view, of the merger and the exchange ratio of .68 of a DCA share for each Medicore share in the merger. Houlihan expresses no opinion as to the structure or effect of any other aspect of the merger, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other federal or state legislation and/or insolvency law, or of any pending or threatened litigation affecting Medicore. Houlihan also expresses no opinion as to the tax consequences of the merger.

Based on the information and analyses set forth above, Houlihan delivered its written opinion to the special committee of Medicore’s board of directors on May 20, 2005, which stated that, “based on the foregoing, it is our opinion that the merger and the exchange ratio are fair, from a financial point of view, to the holders of Medicore common shares”. Houlihan, a National Association of Securities Dealers member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, solvency opinions, sales and distributions of listed and unlisted securities, private placements, corporate restructurings, and valuations for corporate tax and other financial reporting purposes. Houlihan has received a fee from Medicore relating to its services in providing its opinion that is not contingent on the consummation of the merger or the conclusion of the opinion. Medicore has agreed to indemnify Houlihan for certain liabilities that may arise out of the rendering of its opinion. Neither Houlihan nor its officers, employees, or shareholders beneficially own any interest in Medicore or DCA and has not provided previous services to either company.

Material U.S. Federal Income Tax Consequences

The following is a discussion of certain material U.S. Federal income tax consequences of the merger to Medicore shareholders, assuming that the merger is effected as described in the Agreement and Plan of Merger and this proxy statement/prospectus. The following discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any change, which might or might not be retroactive, could alter the Federal income tax consequences of the transaction to the shareholders of Medicore.

This discussion does not address all U.S. Federal income tax consequences that may be relevant to particular Medicore shareholders in light of their particular circumstances, including (without limitation):

•	banks;
•	insurance companies;
•	tax-exempt organizations;
•	dealers in securities;
•	persons that hold their Medicore common stock as part of a straddle, a hedge against a currency risk or a constructive sale or conversion transaction;
•	persons that are not U.S. persons;
•	persons that are subject to the alternative minimum tax provisions of the Code; or
•	persons that acquire their Medicore stock in connection with a stock option or stock purchase plan or in some other compensatory transaction.

This discussion assumes that Medicore’s shareholders hold their shares of Medicore common stock as capital assets. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax law. Furthermore, the discussion does not address the tax consequences of transactions effected before, after or at the same time as the merger, whether or not in connection with the merger, including, without limitation, transactions in which Medicore stock is acquired or DCA shares are disposed of.

Kronish Leib Weiner & Hellman LLP, outside tax counsel to Medicore, will render an opinion that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. The tax opinion will be based upon and subject to assumptions, limitations and qualifications and will depend upon the truth and accuracy of the factual statements and representations made by Medicore and DCA as of the time of the merger.

Based upon the assumption that the merger constitutes a tax free reorganization under Section 368(a) of the Code, the Medicore shareholders will have the following U.S. Federal income tax consequences upon the merger:

Subject to the discussion below regarding fractional shares of DCA common stock, each Medicore shareholder will not recognize any gain or loss as a result of the receipt of DCA common stock pursuant to the merger.

Tax Basis and Holding Period.

A Medicore shareholder’s aggregate tax basis in the DCA common stock received in the merger (including any fractional shares deemed received, as described below) will be equal to the aggregate tax basis of the Medicore common stock surrendered in the exchange. A Medicore shareholder’s holding period for the DCA common stock received will include the holding period of the Medicore common stock surrendered in exchange therefor.

Cash Payments Received in Lieu of Fractional Shares.

Cash payments received by Medicore shareholders in lieu of fractional shares of DCA common stock will be treated as if the fractional shares had been issued in the merger and then redeemed by DCA. A Medicore shareholder receiving cash in lieu of a fractional share will generally recognize capital gain or loss equal to the difference, if any, between the Medicore shareholder’s tax basis in the fractional share and the amount of cash received.

Cash Payments Received by Dissenters.

Medicore shareholders who dissent and, upon exercise of their appraisal right, receive solely cash in exchange for their Medicore common stock will be treated as having received a distribution in redemption of their stock subject to the provisions of Section 302 of the Code. Where, as a result of such distribution, a shareholder owns no DCA common stock, either directly or by reason of the application of Section 318 of the Code, the redemption will constitute a complete termination of interest within the meaning of Section 302(b)(3) of the Code; and such cash will be treated as a distribution in full payment in exchange for the shareholder’s Medicore stock as provided in Section 302(a) of the Code. Such Mediocre shareholders will recognize gain or loss under Section 1001 of the Code measured by the difference between the amount of cash received over the adjusted basis of the Medicore common stock surrendered.

No ruling from the Internal Revenue Service has been or will be requested in connection with the merger. In addition, shareholders of Medicore should be aware that the tax opinion discussed in this section is not binding upon the Internal Revenue Service. Moreover, the Internal Revenue Service could adopt a contrary position, which could be sustained by a court.

The preceding discussion is intended only as a summary of certain United States federal income tax consequences of the merger and does not purport to be a complete analysis or discussion of all potential tax effects relevant thereto. Thus, Medicore shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of foreign, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Accounting Treatment

The transaction is being accounted for as a downstream merger as if the surviving company is the parent.

Litigation

In April, 2005, three law suits were filed, two in the Circuit Court of the Eleventh Judicial Circuit in and for Miami - Dade County of Florida as putative class and derivative actions, and one in the Circuit Court for Anne Arundel County, Maryland, as a putative derivative action, each by alleged holders of DCA’s shares, against DCA’s directors and Medicore, alleging breaches of fiduciary duty in connection with the proposed merger of Medicore with DCA. These actions were previously reported in DCA’s and Medicore’s current reports on Form 8-K. The parties have agreed to consolidate the two Florida actions and have agreed to stay the Maryland action. DCA and Medicore have filed motions to stay the Florida action and enlarge the time to respond. The motion to stay is based upon DCA’s and Medicore’s assertions that plaintiffs prematurely filed their actions without making demand on DCA’s board of directors to take action or conduct an investigation, which failure of demand on the board, which plaintiffs allege would be futile, is a violation of Florida law. DCA’s and Medicore’s position is that Florida law provides DCA’s board of directors with the authority to decide whether initiating derivative litigation is in the best interest of DCA. DCA and Medicore believe the class and derivative actions are without merit, and the matters will be defended vigorously.

A committee consisting of two independent directors of DCA has retained special counsel to investigate the charges in the complaints to determine whether the maintenance of the derivative suits is not in the best interests of DCA.

Rights of Dissenting Shareholders

Medicore Shareholders

Medicore shareholders as of the record date for the Medicore Annual Meeting are entitled to dissenters’ rights of appraisal under Florida law. Pursuant to the FBCA, a Mediocre shareholder who does not wish to accept the shares of DCA common stock to be received pursuant to the Agreement and Plan of Merger may dissent from the merger and elect to receive the fair value of his shares as of the day before the effective date of the merger. Such fair value is exclusive of any appreciation or depreciation in anticipation of the merger, unless exclusion would be inequitable.

In order to exercise appraisal rights, a dissenting Medicore shareholder must strictly comply with the statutory procedures of Sections 607.1301, and 607.1333 of the FBCA, which are summarized below. A copy of the full text of those Sections is attached hereto as Appendix D. Medicore shareholders are urged to read Appendix D in its entirety and consult with their legal advisors, and are cautioned that failure to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

The following summary of Florida laws with respect to the procedures for exercising dissenters’ rights of appraisal is qualified in its entirety by reference to the full text of the provisions of the FCBA attached hereto as Appendix D.

1. A dissenting shareholder must file with Medicore, prior to the taking of the vote on the merger, a written notice of intent to demand payment for his or her shares if the merger is completed. A vote against the merger will not alone be deemed to be the written notice of intent to demand payment. A dissenting shareholder need not vote against the merger, but cannot vote for the merger.

2. If the merger is completed, then within 10 days after the effective day of the merger, DCA must send a written appraisal notice to each dissenting Medicore shareholder specifying the effective date of the merger and providing a form with which the shareholder may state the shareholder’s name and address, the number, class and series of shares with respect to which the shareholder asserts appraisal rights, that the shareholder did not vote in favor of the merger, whether the shareholder accepts DCA’s cash offer for the shareholder’s shares, and, if the offer is not accepted, the shareholder’s estimate of the fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

The appraisal notice form must include DCA’s estimate of the fair value of the Medicore shares with respect to which the shareholder has exercised dissenter’s right and an offer to pay that amount for the shares. The notice must also state where the form must be sent, the date by which it must be received, and the place at and date by which certificates for the shares must be delivered, together with a notice that the shareholder’s appraisal rights will have been waived unless the form is received by that date. Additionally, the form must state that, if requested in writing, DCA will provide within 10 days the number of shareholders who have retuned appraisal notices and the total number of shares owned by them. The notice must be accompanied by Medicore’s balance sheet, income and cash flow statements for its most recently completed fiscal year and the latest available interim period.

3. A shareholder who wishes to exercise appraisal rights must complete and return the appraisal notice form and deposit the certificates for his shares in accordance with the instructions contained in the form and by the date specified. A shareholder who fails to comply with these procedures is not entitled to payment under these provisions of the FBCA. A shareholder who complies with these procedures may nevertheless withdraw from the appraisal process by notifying DCA in writing prior to the last date for withdrawal specified in the appraisal notice. Unless a notice of withdrawal is timely made, a shareholder loses all rights of shareholder except for payment of the fair value of his shares and may thereafter withdraw from the appraisal process only with the consent of DCA.

4. If a dissenting shareholder accepts DCA’s offer as set forth in the appraisal notice, DCA must make such payment to the shareholder within 90 days after its receipt of the shareholder’s notice, and, upon such payment, the shareholder ceases to have any interest in the shares. If the shareholder does not accept DCA’s offer, he must notify DCA of his own estimate of the fair value of the shares and demand payment of that amount plus interest. A shareholder who fails to make such demand is entitled only to payment in the amount of DCA’s offer.

5. The costs and expenses of any court appraisal proceedings are determined by the court and will be assessed against DCA except that all or any part of such costs and expenses may be apportioned and assessed against any dissenting shareholders who are parties to the proceeding if the court finds their refusal to accept DCA’s offer to have been arbitrary, vexatious or not in good faith. Expenses include reasonable compensation for, and expenses of, appraisers appointed by the court. The court may also assess the fees and expenses of counsel and experts for the parties in amounts the court finds equitable and may charge such fees and expenses against any party that failed to comply with the appraisal procedures or that acted arbitrarily, vexatious, or not in good faith. If the court finds that the services of counsel for any shareholder were of substantial benefit to other similarly situated shareholders, the court may award such counsel reasonable fees to be paid out of the amounts awarded to the shareholders who were benefited by such services. If DCA fails to make the required payment to a shareholder who has accepted DCA’s offer, such shareholder may sue for the amount owed and, to the extent successful, recover all costs and expenses of the suit, including counsel’s fees.

Any dissenting shareholder who perfects his or her right to be paid the value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for such shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Internal Revenue Code.

BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO DISSENTERS’ APPRAISAL RIGHTS, MEDCIORE SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER ARE URGED TO CONSULT THEIR OWN LEGAL ADVISERS.

DCA Shareholders

DCA shareholders as of the record date for the DCA Annual Meeting are not entitled to dissenters’ rights of appraisal under Florida law with respect to the adoption of the Agreement and Plan of Merger. Pursuant to the FBCA, Section 607.1103(7), action by the shareholders of the surviving corporation, DCA in this transaction, on a plan of merger is not required if (a) its articles of incorporation do not differ after the merger compared to prior to the merger, and (b) each shareholder of the surviving corporation whose shares were outstanding prior to the effective date of the merger will hold the same number of shares with identical designations, preferences, limitations, and relative rights immediately after the merger.

DCA shareholders are being provided with the right to vote on the adoption of the Agreement and Plan of Merger under Nasdaq Stock Market Rule 4350(i)(C). That rule requires shareholder approval in connection with the acquisition of stock or assets of another company, here DCA’s acquisition of Medicore, if any director or officer of the issuer, DCA, has a 5% or greater interest (or such persons collectively have a 10% or greater interest) in the company or assets to be acquired, in this case Medicore, and the present or potential issuance of common stock could result in an increase in outstanding common shares of 5% or more. The net issuance of shares, assuming no Medicore shareholder exercises dissenters’ rights, all Medicore options are exercised, and the Medicore shareholders ratify the share election in Mr. Langbein’s employment agreement (see “Additional Proposals for the Medicore Annual Meeting - Proposal 2: Ratification of the Share Election Provision in Thomas K. Langbein’s Employment Agreement with Medicore”), will be 5.1%, reflecting the aggregate issuance by DCA of 5,289,332 shares of common stock to the Medicore shareholders upon completion of the merger, reduced by the 4,821,244 DCA shares owned by Medicore which are being retired and returned to authorized and unissued capital.

Messrs. Thomas K. Langbein and Peter D. Fischbein are directors of each of DCA and Medicore. Mr. Langbein, also President and CEO of Medicore, owns approximately 18% of Medicore (includes an option for 100,000 shares, and excludes his election for 400,000 shares pursuant to the termination of his employment agreement). Peter D. Fischbein individually owns 2.5% of Medicore, which includes an option for 16,666 Medicore shares. Mr. Fischbein’s wife, who is economically independent of her husband, and each disclaims beneficial ownership of the other’s shares, owns approximately 4.2% of Medicore. See Part III, Item 12, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of Medicore’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this proxy statement/prospectus, and “Ownership of DCA Securities by Directors and Certain Beneficial Owners Before and After the Merger” below.

Under the Nasdaq Stock Market rules, where shareholder approval is required, the minimum vote which will constitute shareholder approval is a majority of the total votes cast on the proposal.

Restrictions on Resales by Affiliates of Medicore

The shares of DCA common stock to be issued to shareholders of Medicore in the merger have been registered under the Securities Act. Such shares may be traded freely and without restrictions by those shareholders not deemed to be “affiliates” of Medicore or DCA as that term is defined under the Securities Act. Any subsequent transfer of such shares by any person who is an affiliate of Medicore at the time of Medicore’s Annual Meeting will, however, under existing law, require either (a) the further registration under the Securities Act of the shares of DCA common stock to be transferred, (b) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances), or (c) the availability of another exemption from registration. An “affiliate” of Medicore, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Medicore. Stop transfer instructions will be given by DCA to its transfer agent with respect to the DCA common stock to be received by persons subject to the restrictions described above. Affiliates of DCA (the term affiliate is similarly defined), whether they own DCA shares at the time of the merger or acquire additional DCA shares by virtue of their ownership of Medicore shares, are similarly restricted from transfer of their DCA shares except that subpart (b) above would refer to compliance with Rule 144 under the Securities Act, which permits limited sales under certain circumstances.

ADDITIONAL PROPOSALS FOR THE DCA ANNUAL MEETING

Proposal 2: Election of Directors of DCA

At the annual meeting, holders of DCA common stock will be asked to elect the following nominees to the board of directors of DCA:

Name	Age	Current Position	Held Since

Thomas K. Langbein	59	Chairman of the Board	1980

Stephen W. Everett	48	Chief Executive Officer	2003
		President and director	2000

Robert W. Trause(1)	62	Director	1998

Alexander Bienenstock(1)	67	Director	2001

Peter D. Fischbein(1)	65	Director	2004
_______________

(1)  Member of the Audit, Compensation and Nominating Committees

DCA’s bylaws provide that the board shall not be less than two nor more than six persons. A majority of directors, although less than a quorum, or a sole remaining director, have the right to appoint candidates to fill any vacancies on the board. When appointed, such director shall then serve for the remainder of the term. Since Medicore owns approximately 56% of DCA’s voting equity, DCA is considered a Controlled Company as defined in Rule 4350(c) (5) of The Nasdaq Stock Market, Inc.’s Corporate Governance rules. Therefore, DCA has been exempt from certain requirements applicable to independent directors, including that a majority of our board be comprised of independent directors. Although exempt, DCA has established Audit, Compensation and Nominating Committees. If the merger is consummated, DCA will no longer be a Controlled Company and the exemption from certain requirements, including a majority of independent directors, will no longer be available. Nevertheless, DCA believes that it will meet the requirements of a majority of the board being comprised of independent directors through the membership of Messrs. Bienenstock, Trause and Fischbein.

In January, 2005, in conjunction with his retirement from employment with DCA, Bart Pelstring resigned his directorship position. As a result, the board is comprised of five members. The board has determined not to seek a replacement at this time for Mr. Pelstring’s position and will maintain the board composition at five members.

The affirmative vote of plurality of the shares of common stock represented at the meeting is required to elect the nominees as directors. Abstentious and broker non-votes are not counted for purposes of the election of directors, and votes withheld for any nominee will have the same effect as a vote against his election.

Medicore owns 4,821,244 shares or approximately 56% of the voting stock of DCA, and intends to vote all of its shares in favor of the election of the five nominees as recommended by the Nominating Committee, for directors, thereby assuring their election as directors.

 The nominees have consented to serve on the board. If any nominee is unable to serve for any reason, Medicore’s controlling block of DCA common stock will be voted at the annual meeting for any substitute nominee as designed by the DCA board.

For historical biographical information regarding the nominees standing for election, all of whom are currently directors of DCA, as well as the executive offices of DCA, reference is herby made to Part III, Item 10, “Directors and Executive Officers of the Registrant” of DCA’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this proxy statement/prospectus.

Other Nominees

DCA’s bylaws provide its shareholders with the right to nominate persons for a directorship if the shareholder provides written notice to its corporate Secretary not less than 60 nor more than 90 days prior to any meeting of shareholders at which directors are to be elected; provided, that, if less than 60 days notice of the meeting is given to shareholders, written notice of nominations of directors by shareholders shall be delivered or mailed by first class U.S. mail, postage prepaid, to DCA’s corporate Secretary not later than the close of the seventh day following the mailing date of the Notice of Annual Meeting. Each notice must include as to each proposed nominee:

•	name, age, business address, and, if known, residence address
•	principal occupation or employment for the preceding five years
•	beneficial ownership of DCA’s securities, giving the number of each class of security
•	any arrangements, affiliation association, agreement or other relationship with any security holder, offices, director or other person affiliated with DCA
•	consent to serve as a director, if elected
•	the name and address of the shareholder proposing the nominee and other shareholders believed to be supporting such nominee
•	the number of securities of each class owned by such nominating shareholder(s)

The Chairman of the meeting of shareholders may, of the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and declare such to the meeting and the defective nomination shall be disregarded.

DCA has not received any notice by a shareholder of DCA proposing an additional nominee for director. Any shareholder who wishes to receive a copy of the relevant section of DCA’s Bylaws may request it in writing from its corporate Secretary, Lawrence E. Jaffe, which shall be provided without cost.

Executive Compensation Report

The Sarbanes-Oxley Act of 2002 mandated the establishment of an executive compensation committee, consisting of only independent directors. DCA is a Controlled Company as defined under the Nasdaq Stock Market rules, since Medicore owns approximately 56% of its voting power. Therefore, DCA is exempt from the compensation committee procedures. Nevertheless, DCA established a compensation committee comprised of three independent directors. DCA has one employment agreement with Stephen W. Everett, its President and CEO. Our philosophy is to align compensation of management with annual and long-term performance and interests of shareholders.

Executive compensation is structured to motivate management to create and sustain shareholder value. The board attempts to accomplish this goal by:

(i)	aligning the interests of management and shareholders through stock ownership; and
(ii)	seeking growth and performance of our company by attracting, retaining and motivating talented executives and employees through competitive compensation.

What is the structure of executive compensation?

The elements of executive compensation include:

•	base pay
•	long-term incentives
•	special awards in recognition of extraordinary efforts and achievements

How is base pay determined?

Base pay is determined by individual performance and position with and responsibilities to the company. We also try to be competitive with salaries in an attempt to be able to maintain quality executives.

Responsibilities of the Chairman of the Board, Chief Executive Officer and President

Thomas K. Langbein, Chairman of the Board, has been affiliated with DCA for 25 years. Stephen W. Everett, President and CEO, has been affiliated with DCA since November, 1998, and has been involved in the health care industry for over 25 years. Essential elements of senior executive management are leadership and key contributions to the overall financial performance of the company, and DCA’s progress toward achieving growth and its strategic objectives. Messrs. Langbein and Everett have been most responsible for the company’s performance and continued growth. Mr. Everett, together with Michael Rowe, Vice President of Operations, and an excellent support staff, pursue new geographic areas and physician and hospital alliances and, with Mr. Langbein, evaluate the potential for growth and expansion of our operations, facilities and patient base. In evaluating the performance of and establishing Mr. Everett’s compensation, the Compensation Committee takes into account his efforts in directing our operations, seeking sources of capital, pursuing areas to develop or acquire dialysis facilities, coordinating management, operations and internal controls as DCA grows, and motivating key executive management toward greater overall efficiencies in labor, cost control and increased business. Mr. Everett did not participate in decisions affecting his own compensation.

During fiscal 2004, DCA opened five additional dialysis facilities and acquired a dialysis company with two dialysis centers, and currently has an additional five centers currently under development. DCA achieved record financial performance for fiscal 2004. Revenues increased during 2004 to $40,986,000 compared to $29,997,000 for 2003, a 37% increase. Net income increased for 2004 to $2,214,000 compared to $1,150,000 for 2003, a 93% increase. The stock prices and volume of trading in our common stock has hit record levels. See “What are long-term incentives?” below. Based on the excellent performance, the board accepted our recommendations for annual compensation increases for Stephen W. Everett from $180,000 to $250,000 for fiscal 2005, the final year of his existing employment agreement, and certain other executive and non-executive officers, and bonuses to executive and non-executive officers, and director fees. Mr. Everett did not participate in decisions affecting his own compensation.

 The first quarter ended March 31, 2005, reflected continued growth and strong financial performance for DCA. Operating revenues increased 23% and net income increased 13% compared to the same period last year.

What are long-term incentives?

The philosophy for incentive compensation is to provide competitive awards when financial objectives are achieved. Long-term incentive awards for executives usually take the form of granting stock options under DCA’s option plans or granting restricted stock awards, which are shares which cannot be publicly sold for a certain period of time, usually from one to two years. We believe the granting of stock options or restricted shares helps align the interests of our executives with our shareholders. This is premised on the basic principle that the executives will receive value only if the market value of our common stock increases over time. The market price of and trading volume in our common stock increased during 2004, and in the first five months of 2005. It reached its high point of $30.50 on December 31, 2004. We effected a two-for-one stock split in January, 2004, which, as anticipated, provided a more active trading market for our shares. We believe the strength in our securities is primarily due to executive management’s efforts in improving our operations, providing growth, and for four consecutive years, generating profitability. See “Growth And Profitability” below.

Special Awards

Special awards may be granted from time to time in recognition of extraordinary efforts and achievements in positively influencing company results and enhancing shareholder value. Such may arise based upon an executive’s extraordinary efforts in accomplishing expansion, acquisitions, increasing market share and similar events. These situations and extent of awards are evaluated on a case by case basis. Fiscal 2004 reflected record financial performance and another successful year of steady growth for DCA. See “Responsibilities of the Chairman of the Board, Chief Executive Officer and President” above. A cash bonus of $250,000 was awarded to Mr. Everett, and $50,000 to Michael Rowe, Vice President of Operations, and to other executive and non-executive officers.
Growth And Profitability

By 1989, we had sold all but one center. DCA made an effort to grow, and in 2001 we had expanded to ten dialysis centers, and to date, we have grown to 23 dialysis facilities which we operate or manage. We have ongoing negotiations for additional facilities in strategic locations, and contracts for acute dialysis services with hospitals. Our medical services revenues for the first quarter of 2005 increased approximately 25% compared to last year, climbing to approximately $10,484,000 from approximately $8,410,000 in 2004. Fiscal 2005 is the fifth consecutive year that DCA has reflected net income from operations. We are extremely proud of our management and employees, who are hard working, loyal and dedicated to our operations and the growth of our company. We continue to be motivated, and have every reason to expect that our growth and profitability will continue in 2005. We look forward to 2005 as a year of expansion for our company, sustained profitability, and enhanced shareholder value.

Submitted by the Compensation Committee

Robert W. Trause, Chairman Alexander Bienenstock Peter D. Fischbein

Executive Compensation

The Summary Compensation Table and information relating to compensation paid by DCA for the last three fiscal years ended December 31, 2004, for services in all capacities for its Chief Executive Officer, who is also the President and a director of DCA, and each of its executive officers whose total annual salary, bonus or other compensation exceeded $100,000, reference is made to Part III, Item 11, “Executive Compensation” of DCA’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this proxy statement/prospectus.

Performance Graph

The following graph shows a five-year comparison of cumulative total shareholder returns for the company, the Nasdaq Market Index and the Dialysis Center Industry Index from December 31, 1999 through December 31, 2003. The cumulative total shareholder returns on our common stock was measured by dividing the difference between our share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in our common stock, in the Nasdaq Market Index and the Dialysis Center Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends. Our share price was adjusted to reflect a two-for-one stock split on January 28, 2004. This graph is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance.

Corporate Governance; Board Committees; Meetings During 2004

DCA’s board of directors oversees the business and affairs of the company and monitors the performance of its management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The board is kept apprised through discussion with the Chairman, other directors, executives, the Audit, Nominating and Compensation Committees, division heads and advisors including counsel, outside auditors and, as applicable, investment bankers and other consultants, as well as by reading reports, contracts rules and other material sent to them and by participating in board and committee meetings.

The board met four times during 2004 and, in addition, adopted resolutions by unanimous written consent on five separate occasions. All directors participated at the meetings, either present in person or by telephone conference call, except for one person, no longer a director, who was unavailable for one meeting.

DCA’s policy is to encourage all of its board members to attend the annual meeting of shareholders. The annual meeting of the board of directors typically follows immediately after the annual shareholders’ meeting to facilitate the board members’ attendance at both such meetings. All of the directors attended last year’s annual shareholders meeting in person except for Mr. Bienenstock, who participated via telephone conference call.

DCA’s board and management have a commitment to sound and effective corporate governance practices. DCA has established and maintains a Compliance Program to prevent and detect violations commonly known in healthcare industry as “fraud and abuse” laws. It also has established a Code of Ethics and Business Conduct to continue its tradition of adhering to rigorous standards of ethics and integrity. DCA’s Code of Ethics applies to all its employees as well as to its principal executive officers, principal financial officer, principal accounting officer, and persons performing similar functions. The Code of Ethics is reviewed and updated as necessary. DCA will provide to any person, without charge, upon request, a copy of its Code of Ethics by contacting our corporate Secretary, Lawrence E. Jaffe, Esq., at Jaffe & Falk, LLC, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, telephone no. (201) 288-8282 or email, lej@jaffefalkllc.com.

Compensation Committee

Our Compensation Committee consists of Messrs. Alexander Bienenstock, Peter D. Fischbein and Robert Trause, the same three independent board members as the Audit and Nominating Committees. See “Additional Proposals for the DCA Annual meeting - “Proposal No. 1: Election of Directors of DCA.” The Compensation Committee met twice last year.

Our Compensation Committee has the responsibility to:

•	review and recommend to the board of directors approval of the compensation for the Chief Executive Officer
•
review and recommend to the board of directors the adoption or amendment of the compensation and benefit plans and programs for the officers and other key employees, including any stock option or incentive compensation plans

•	review and approve specific matters which are consistent with such plans and programs; approve the terms and conditions of awards under such plans within the limits of each plan
•
review and approve compensation and benefit arrangements for senior management; the Chief Executive Officer may participate with the Compensation Committee in the review and approval of senior management compensation

The Committee’s report on executive compensation is set forth above under “Executive Compensation Report.”

Nominating Committee

As with the other committees, the Nominating Committee is made up of only independent directors, currently the same persons participating on the Audit and Compensation Committee. Although we are a Controlled Company as defined under Nasdaq Stock Market rules, and, therefore, are exempt from the requirements of the Nasdaq rules from having a majority of independent directors on the board, compensation and nominating committees and charters, we have established such committees, and have adopted a formal written Nominating Committee Charter addressing the nominating process. DCA’s Nominating Committee Charter is available on its website, www.dialysiscorporation.com.

DCA’s Nominating Committee Charter provides for the Nominating Committee to:

•	assist the board in identifying and evaluating individuals qualified for board membership
•	recommend to the board nominees for directors for each annual meeting of shareholders
•	recommend directors for each committee

The Nominating Committee has a policy to consider director candidates recommended from many sources, including, but not limited to, recommendations from shareholders, directors, whether management or non-management, executive officers, or third-party search firms. Procedures to be followed by shareholders in recommending a director candidate are set forth under “Other Nominees” above.

Any director candidate, from whatever recommendation source, is considered and evaluated by the Nominating Committee using generally the same criteria and methods, although those criteria and methods are not standardized and may vary from time to time. These criteria include, among others, education, experience, leadership qualities, integrity, and most importantly, a combination of these qualities forming the basis of the ability to contribute to the board, DCA and our shareholders.

The process of evaluating nominees includes, among others:

•	discussions with the recommender
•	due diligence checks of the nominee
•	interviews with the nominee
•	needs of the board

The Nominating Committee met once last year.

Audit Committee

In accordance with Nasdaq Stock Market Rule 4350(d), DCA has an Audit Committee of three members, all of whom are independent as defined in Nasdaq Stock Market Rule 4200(a)(15) and who meet the criteria of independence set forth in Rule 10A-3(b)(1) under the Exchange Act, have not participated in the preparation of the company’s financial statements at any time during the past three years, and are able to read and understand fundamental financial statements, including the company’s balance sheet, income statement and cash flow statement. Alex Bienenstock, Chairman of the Audit Committee, has experience in finance and accounting, and the background which was the basis for the board’s determination that Mr. Bienenstock is an “audit committee financial expert” as defined in Item

401(h) of Regulation S-K under the Exchange Act. To review Mr. Bienenstock’s credentials, reference is made to Part III, Item 10,“Directors and Executive Officers of the Registrant” of DCA’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this proxy statement/prospectus. The designation of Mr. Bienenstock as the Audit Committee financial expert does not impose on him any duty, obligation or liability that is greater than any duty, obligation or liability imposed on such person as a member of the Audit Committee and board of directors. The other members of DCA’s Audit Committee are Robert Trause, and Peter D. Fischbein. Mr. Fischbein is an independent board member of Medicore and is a member of Medicore’s Audit and Compensation Committees.

The Audit Committee, a very essential oversight committee, pursuant to its charter provides assistance to the board in fulfilling its responsibilities to our shareholders and the investment community relating to accounting, reporting practices, the quality and integrity of our financial reports, and surveillance of internal controls and accounting and auditing services. The charter specifies:

•	the scope of the Audit Committee’s responsibilities
•	how the Audit Committee carries out those responsibilities
•	structure, processes and membership requirements

The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the company’s financial statements.

The Audit Committee of DCA’s board of directors met five times in 2004. All members of the Audit Committee were present at each of the meetings.

Report of the Audit Committee

DCA has a written Audit Committee Charter, which was adopted in 2000. The Audit Committee has reviewed and reassessed the adequacy of its Charter on an annual basis and based on its reassessment, the Audit Committee amended the Charter in 2002 and 2003. A copy of the amended Charter was attached to DCA’s definitive information statement on Schedule 14C for its 2004 annual shareholders’ meeting and filed with the SEC on April 28, 2004. Under guidance of the Charter, the Audit Committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of DCA. The ultimate responsibility for good corporate governance rests with the board of directors, whose primary roles are oversight, counseling and direction to DCA’s management in the best interests of its shareholders.

Management of DCA has the primary responsibility for the system and integrity of internal control over financial reporting, disclosure controls and procedures, and the financial reporting process. DCA’s independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States). DCA’s auditors also submit a detailed report to the Audit Committee which includes accounting policies used to prepare financial statements, effective accounting treatments, and discussions with management. The Audit Committee has the responsibility to monitor and oversee these processes. In accordance with rules of the SEC and Nasdaq, DCA’s Audit Committee has ultimate authority and responsibility to interview, select, evaluate, compensate, and if necessary, replace DCA’s independent auditors. DCA has to make funds available to the Audit Committee for the retention of independent auditors and the engagement of the Committee’s own independent advisors as it deems appropriate.

Although the Chairman of DCA’s Audit Committee, Alexander Bienenstock, is an accountant and an attorney, the Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the independent auditors are “independent” as defined under SEC and Nasdaq rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has an agenda for the year that includes, among other responsibilities, review of DCA’s financial statements, internal control over financial reporting, and audit matters. The Audit Committee meets at least quarterly in executive session, and also meets or otherwise has discussions with Medicore’s independent auditors, Chief Financial Officer, and management, to review DCA’s interim financial results before the publication of its quarterly reports on Form 10-Q and its press releases. Management’s and the independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by DCA regarding accounting, internal control over financial reporting, or auditing matters, including the confidential, anonymous submission by DCA employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. There have been no such complaints.

DCA’s independent auditors provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discusses with the independent auditors and management that firm’s independence.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by DCA’s independent registered public accounting firm, currently Moore Stephens, P.C., are pre-approved by the Audit Committee. Pre approval includes audit services and tax services. No other non-audit related services are currently provided to DCA.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2004 with DCA’s management and the independent auditors. Management represented to the Audit Committee that DCA’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The independent registered public accounting firm, Moore Stephens, P.C., represented that their presentations included the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality of DCA’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures related to critical accounting estimates. In reliance on these views and discussions and the report of the independent auditors, the Audit Committee has recommended to the board, and the board has approved, the inclusion of the audited financial statements in DCA’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

The Audit Committee and the board have also recommended for shareholder ratification the appointment of Moore Stephens, P.C. as the company’s independent registered public accounting firm for fiscal 2005.

The Audit Committee

Alexander Bienenstock, Chairman
Robert Trause
Peter D. Fischbein

March 28, 2005

Compensation of Directors

No standard arrangements for compensating directors for services as directors or for participating on any committee exists. DCA reimburses directors for travel and related out-of-pocket expenses incurred in attending shareholder, board and committee meetings, which expenses have been minimal. In lieu of any cash compensation or per meeting fees to directors for acting as such, DCA has provided directors, among others, with options to purchase common stock of the company at exercise prices no less than the fair market value as of the date of grant. Accrued compensation of $186,000 at December 31, 2003 was bonused in January, 2004 to the board members, including $120,000 bonused for exercise of a portion of their options, amounting to 191,238 shares at exercise prices ranging from $.625 to $.75. In January, 2005, the board, upon the recommendation of the Compensation Committee, provided each DCA director with a $20,000 director’s fee, except for Thomas K. Langbein, who received a $100,000 fee as Chairman of the Board, and Stephen W. Everett, who received a $250,000 bonus. See “Executive Compensation Report” above.

Shareholder Communications With the Board of Directors

The board of directors has a process for security holders to send communications to the board of directors, which includes:

•	email to Thomas K. Langbein, the Chairman of the Board of Directors, medicore@compuserve.com
•	fax to Thomas K. Langbein, the Chairman of the Board of Directors, (201) 288-8208
•	email to counsel to the company, Jaffe & Falk, LLC, attention Lawrence E. Jaffe, Esq., who is also the Secretary to the company, at lej@jaffefalkllc.com
•	by telephone Thomas K. Langbein (Chairman of the Board of Directors) at (201) 288-8222 or Lawrence E. Jaffe, counsel at (201) 288-8282

Any such communication shall be directed to the appropriate director or directors as requested by the shareholder.

The board welcomes shareholders’ views, recommendations, and input of any reasonable nature.

Proposal No. 3: Ratification of the Appointment of Independent Auditors of DCA

DCA’s Audit Committee has appointed the accounting firm of Moore Stephens, P.C., to audit and report on its financial statements for the year ended December 31, 2005.

Moore Stephens, P.C. performed the audit of DCA’s annual financial statements as of and for the years ended December 31, 2003 and 2004, and reviewed the financial statements included in DCA’s quarterly reports on Form 10-Q for 2004, and the first quarter of 2005.

Moore Stephens, P.C. was authorized and appointed by DCA’s Audit Committee in November, 2003, to audit and report on its financial statements for the 2003 fiscal year and was formally engaged as the independent auditors in January, 2004. DCA’s retention of Moore Stephens, P.C. was the direct result of notice DCA received from Wiss & Company, LLP, DCA’s former independent auditors, in September, 2003, of its determination to discontinue providing audit services to substantially all of its SEC registrant clients, including DCA. Wiss & Company notified DCA of its intent to resign as DCA’s independent accountants solely as a result of its discontinuing public company audit services, which resignation was to be effective as of the date of DCA’s filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. Wiss & Company had been auditing and reporting on DCA’s financial statements since fiscal 1999, and Wiss & Company’s report on financial statements for the two fiscal years ended December 31, 2002 (the last fiscal year for which Wiss & Company performed an audit) contained no adverse opinion or a disclaimer of opinion, nor was qualified or modified as to any uncertainty audit scope, or accounting principles.

During the two fiscal years ended December 31, 2002, and the subsequent interim period to the date of Wiss & Company’s resignation (i) DCA had no disagreements with Wiss & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Wiss & Company, would have caused Wiss & Company to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

Although shareholder ratification of the appointment of DCA’s independent auditors is not required by law on accountant of the fact that the Audit Committee has sole authority to hire and dismiss the independent auditors, as a matter of good corporate governance DCA’s Audit Committee has determined to submit the appointment of Moore Stephens, P.C. as the company’s independent auditors for the year 2005 for ratification by the DCA shareholders.

As Medicore holds approximately 56% of the voting power of DCA, the ratification of Moore Stephens as independent auditors of DCA for fiscal 2005 is assured. Nevertheless, the Audit Committee will not be restricted at any time thereafter from removing Moore Stephens and changing DCA’s independent auditors if it deems such change to be in the best interests of DCA.

A representative of Moore Stephens is expected to be present at the DCA Annual Meeting and will have the opportunity to make a statement, and he will be available to respond to appropriate questions from shareholders. It is not anticipated that a representative of Wiss & Company, DCA’s former auditors, will be present at the DCA Annual Meeting.

Fees Paid to Independent Auditors

Audit Fees

The fees of Moore Stephens for professional services rendered for the audit of DCA’s annual financial statements for fiscal 2004 was $32,000 and for fiscal 2003 was $27,000. Moore Stephens’ fees for professional services for review of the unaudited financial statements in DCA’s quarterly reports on Form 10-Q for fiscal 2004 was $8,800.

Wiss & Company’s aggregate fees for professional services rendered for the audit of DCA’s annual financial statements for fiscal 2002 and the review of the unaudited financial statements included in DCA’s quarterly reports on Form 10-Q for fiscal 2002 was $29,500. Wiss & Company’s fees for the review of DCA’s unaudited financial statements included DCA’s quarterly reports on Forms 10-Q for fiscal 2003 was $4,500.

Audit Related Fees

Neither of Moore Stephens, P.C. nor Wiss & Company, LLP performed any assurance and related services for DCA, or any other services reasonably related to the performance of the audit or review of its financial statements during the fiscal years 2004, 2003 and 2002 that were not otherwise audit services as described above.

Tax Fees

Moore Stephens, P.C., handled the calculation and preparation of materials related to estimated taxes and the preparation of tax returns for 2003 and 2004. The tax fees for 2003 were $18,000 and for 2004 were $23,000.

Wiss & Company’s aggregate fees billed in fiscal 2003 and 2002 for professional services rendered for tax compliance, namely the calculation and preparation of materials related to estimated taxes and the preparation of tax returns, was $15,000 in each year.

All Other Fees

In addition to the professional services and fees billed as described above under “Audit Fees” and “Tax Fees,” in 2004, Moore Stephens, P.C. performed research on accounting and tax matters for a $3,500 fee. Wiss & Company did not provide any other services or bill other fees to DCA or any of its subsidiaries.

DCA’s Audit Committee pre-approves and reviews all audit and permissible non-audit services performed by its independent auditors as well as the fees charged for such services. In its pre-approval of permissible non-audit services and fees, the Audit Committee considers the possible effect of the performance of such services on the auditor’s independence. Moreover, the law prohibits public companies from obtaining certain “non-permissible” non-audit services from its independent auditors in furtherance of the effort to maintain such auditors’ independence. To date, DCA has not obtained any non-permissible non-audit services from either of Wiss & Company, LLP or Moor Stephens, P.C.

DCA’s Audit Committee has established its pre-approval policies and procedures, pursuant to which it approved the foregoing audit and permissible non-audit services provided by Moore Stephens, P.C. in 2004. The Audit Committee’s pre-approval policy provides each audit and permitted non-audit service to be reviewed for a determination of approval by the Audit Committee. Requests or application for specific services to be provided by the independent auditor are also submitted to DCA’s Chief Financial Officer, and must include a detailed description of the services to be rendered. DCA’s Chief Financial Officer shall provide the Audit Committee with a written report as to the scope and applicability of the proposed services with further communications between and among the auditors, the Chief Financial Officer, and the Audit Committee, as necessary for further clarification and evaluation. The Audit Committee will make the determination that any requested audit and/or non-audit services, upon the above mentioned review process, (a) are necessary and within the scope of the company’s operations and reporting responsibilities, and (b) will not, in its opinion and evaluation, impair the auditor’s independence, nor be considered a prohibited non-audit service consistent with the SEC’s rules relating to these issues. The Audit Committee will provide a report of its approval or disapproval of requested audit and non-audit services to management and the board for implementation. The Audit Committee will monitor the performance of all services provided by the independent auditors and determine whether such services are in compliance with its approval policies. The Audit Committee will report to management on a periodic basis on the results of its monitoring, and recommend appropriate action, including termination of the independent auditors for breaches of the approved policies or for deficiencies in providing services to DCA.

BUSINESS OF DCA

General

DCA develops and operates outpatient kidney dialysis centers that provide quality dialysis and ancillary services to patients suffering from chronic kidney failure, generally referred to as end stage renal disease, or ESRD. DCA currently operates 23 outpatient dialysis facilities including a dialysis center in Ohio in which it holds a 40% interest and an unaffiliated center in Georgia, each of which DCA manages pursuant to management services agreements.

In addition to outpatient dialysis centers, DCA provides acute inpatient dialysis treatments that are conducted under contractual relationships as well as homecare services. DCA currently has acute inpatient contractual relationships with nine hospitals and medical centers located in areas and states serviced by its outpatient dialysis centers. DCA’s homecare services, through the use of peritoneal dialysis, requires it to provide equipment and supplies, training, monitoring and follow-up assistance to patients who are able to perform their treatments at home.

DCA’s growth depends primarily on the availability of suitable dialysis centers for development or acquisition in appropriate and acceptable areas, and its ability to develop new potential dialysis centers at costs within its budget.

Developments During 2004

Expansion of Business

DCA opened five new dialysis centers during 2004: one in Virginia in January, 2004, one in South Carolina in February, 2004, one in Pennsylvania in March, 2004, one in Maryland in June, 2004 and another in Virginia in December, 2004. In addition, at the end of August, 2004 DCA acquired a dialysis company which owned and operated two dialysis centers in Pennsylvania. DCA is currently in the process of developing five additional dialysis centers: one in Maryland, one in Ohio and three in South Carolina.

Stock Split

On January 28, 2004, DCA effected a two-for-one stock split. All share and per share data, including option information, in this proxy statement/prospectus for the year ended December 31, 2004, have been adjusted to reflect the stock split.

Dialysis Industry

Kidneys act as a filter removing harmful substances and excess water from the blood, enabling the body to maintain proper and healthy balances of chemicals and water. Chronic kidney failure, ESRD, results from chemical imbalance and buildup of toxic chemicals, and is a state of kidney disease characterized by advanced irreversible renal impairment. ESRD is a likely consequence of complications resulting from diabetes, hypertension, advanced age, and specific hereditary, cystic and urological diseases. ESRD patients, in order to survive, must either obtain a kidney transplant, which procedure is limited due to lack of suitable kidney donors and the incidence of rejection of transplanted organs, or obtain dialysis treatments for the rest of their lives.

Based upon the most updated information published by the Center for Medicare and Medicaid Services of the Department of Health and Human Services, otherwise known as CMS, the number of ESRD patients requiring dialysis treatments in the United States at December 31, 2002 was approximately 309,000, and continues to grow at a rate of approximately 7% a year. This is thought to be attributable primarily to the aging of the population and greater patient longevity as a result of improved dialysis technology. The statistics further reflect approximately 4,443 dialysis facilities, with a current annual cost for treating ESRD patients in the United States at approximately $25 billion at December, 2002, of which Medicare accounted for approximately $17 billion.

ESRD Treatment Options

Treatment options for ESRD patients include (1) hemodialysis, performed either at (i) an outpatient facility, (ii) an inpatient hospital facility, or (iii) a patient’s home; (2) peritoneal dialysis, either continuous ambulatory peritoneal dialysis or continuous cycling peritoneal dialysis; and/or (3) kidney transplant. A significant portion of ESRD patients receive treatments at non-hospital owned outpatient dialysis facilities (according to CMS, approximately 80%) with most of the remaining patients treated at home through hemodialysis or peritoneal dialysis. Patients treated at home are monitored by a designated outpatient facility.

The most prevalent form of treatment for ESRD patients is hemodialysis, which involves the use of an artificial kidney, known as a dialyzer, to perform the function of removing toxins and excess fluids from the bloodstream. This is accomplished with a dialysis machine, a complex blood filtering device which takes the place of certain functions of the kidney, and also controls external blood flow and monitors the toxic and fluid removal process. The dialyzer has two separate chambers divided by a semi-permeable membrane, and simultaneously with the blood circulating through one chamber, dialyzer fluid is circulated through the other chamber. The toxins and excess fluid pass through the membrane into the dialysis fluid. On the average, patients usually receive three treatments per week with each treatment taking three to five hours. Dialysis treatments are performed by teams of licensed nurses and trained technicians pursuant to the staff physician’s instructions.

Home hemodialysis treatment requires the patient to be medically suitable and have a qualified assistant. Additionally, home hemodialysis requires training for both the patient and the patient’s assistant, which usually encompasses four to eight weeks. Our company does not currently provide home hemodialysis (non-peritoneal) services.

A second home treatment for ESRD patients is peritoneal dialysis. There are several variations of peritoneal dialysis, the most common being continuous ambulatory peritoneal dialysis and continuous cycling peritoneal dialysis. All forms of peritoneal dialysis use the patient’s peritoneal (abdominal) cavity to eliminate fluid and toxins from the patient. Continuous ambulatory peritoneal dialysis utilizes dialysis solution infused manually into the patient’s peritoneal cavity through a surgically-placed catheter. The solution is allowed to remain in the abdominal cavity for a three to five hour period and is then drained. The cycle is then repeated. Continuous cycling peritoneal dialysis is performed in a manner similar to continuous ambulatory peritoneal dialysis, but utilizes a mechanical device to cycle the dialysis solution while the patient is sleeping. Peritoneal dialysis is the third most common form of ESRD therapy following center hemodialysis and renal transplant.

While kidney transplantation, another treatment option for patients with ESRD, is typically the most desirable form of therapeutic intervention, the scarcity of suitable donors and possibility of donee rejection limits the availability of this surgical procedure as a treatment option.

Operations

DCA’s revenues are derived primarily from four sources: (i) outpatient hemodialysis services (46%, 47% and 48% of medical services revenues for 2004, 2003 and 2002, respectively); (ii) home peritoneal dialysis services (7%, 4%, and 3% of medical services revenues for 2004, 2003 and 2002, respectively); (iii) inpatient hemodialysis services for acute patient care provided through hospitals and medical centers (5%, 7% and 10% of medical services revenues for 2004, 2003 and 2002, respectively); and (iv) ancillary services associated with dialysis treatments, primarily the administration of erythropoietin, or EPO, a bio-engineered protein that stimulates the production of red blood cells (a deteriorating kidney loses its ability to regulate red blood cell count, resulting in anemia), (42%, 42% and 39% of medical services revenue for 2004, 2003 and 2002, respectively). Dialysis is an ongoing and necessary therapy to sustain life for kidney dialysis patients. ESRD patients normally receive 156 dialysis treatments each year.

Outpatient and Home Hemodialysis Services

DCA’s outpatient dialysis centers are owned through its subsidiaries, of which 13 are wholly-owned by DCA, and eight are owned by DCA as a majority owner in conjunction with the medical directors of those centers who themselves hold minority interests., DCA also owns a minority 40% interest in another center, which it manages under contract, and manages an unaffiliated dialysis center in Georgia. A Pennsylvania center and a Georgia center are located on properties that DCA owns and leases to its subsidiaries. DCA’s Cincinnati, Ohio dialysis center is leased from a corporation owned by the medical director of that center who, together with his wife, holds a minority interest in the subsidiary operating that center. All of DCA’s outpatient centers together have a total designed capacity of 331 licensed dialysis stations.

DCA’s dialysis centers are designed specifically for outpatient hemodialysis and offer high-efficiency conventional treatment in a safe and comfortable environment. In addition to space for dialysis treatments, which include modern and efficient dialysis equipment, each of the centers provides a nurses’ station, a patient weigh-in area, a supply room, water treatment space used to purify the water used in hemodialysis treatments, a dialyzer reprocessing room (where, with both the patient’s and physician’s consent, the patient’s dialyzer is sterilized for reuse), staff work area, offices and a staff lounge. The facilities also have a designated area for training patients in home dialysis. Each facility also offers amenities for the patients, such as a color television with headsets for each dialysis station, to ensure the patients are comfortable and relaxed.

DCA facilities maintain dialysis specialists to provide for the individual needs of each patient. In accordance with participation requirements under the Medicare ESRD program, each facility retains a medical director qualified and experienced in the practice of nephrology and the administration of a renal dialysis facility. Each facility is overseen by an administrator who supervises the daily operations and the staff, which consists of registered nurses, licensed practical nurses, patient care technicians, a social worker to assist the patient and family to adjust to dialysis treatment and to provide help in financial assistance and planning, and a registered dietitian. In addition, there are independent consultants who visit with dialysis patients. These individuals supervise the patient’s needs and treatments.

DCA, through its outpatient centers, provided approximately 149,000 hemodialysis treatments in 2004, an increase of approximately 31,000 treatments compared to fiscal 2003. The company estimates that on average its centers were operating at approximately 54% of capacity as of December 31, 2004, based on the assumption that a dialysis center is able to provide up to three treatments a day per station, six days a week. Management of DCA believes it can increase the number of dialysis treatments at its centers without making significant additional capital expenditures.

DCA’s facilities also offer home dialysis, primarily continuous ambulatory peritoneal dialysis and continuous cycling peritoneal dialysis. Training programs for continuous ambulatory peritoneal dialysis or continuous cycling peritoneal dialysis generally encompass two to three weeks at the dialysis facility, and such training is conducted by the facility’s home training nurse. After the patient completes training, they are able to perform treatment at home with equipment and supplies provided by the company. Furthermore, most of DCA’s facilities have the capacity to provide supplies and on-call support services for home peritoneal patients.

Inpatient Dialysis Services

DCA presently provides inpatient dialysis services to nine hospitals and medical centers in Georgia, Ohio and Pennsylvania, under agreements either with DCA or with one of its subsidiaries in the area. The agreements are for a term ranging from one to five years, with automatic renewal terms, subject to termination by notice of either party. Inpatient services are typically necessary for patients with acute kidney failure resulting from trauma or similar causes, patients in the early stages of ESRD, and ESRD patients who require hospitalization for other reasons.

DCA is in the process of negotiating additional acute dialysis services contracts in the areas surrounding its facilities and in tandem with the development of future proposed sites.

Ancillary Services

DCA’s outpatient facilities provide certain ancillary services to ESRD patients, including the administration of certain prescription drugs, such as EPO upon a physician’s prescription. EPO is a bio-engineered protein which stimulates the production of red blood cells and is used in connection with dialysis to treat anemia, a medical complication frequently experienced by ESRD patients. EPO decreases the necessity for blood transfusions in ESRD patients. There is only one manufacturer of EPO in the United States and there are currently no alternative products that perform the functions of EPO available to dialysis treatment providers. DCA believes it has a good relationship with this manufacturer and has not experienced any problems to date with respect to receipt of its supply of EPO.

Reimbursement for Dialysis Services

Essential to DCA’s operations and income is Medicare reimbursement which is a fixed rate determined by CMS. DCA’s operating costs have tended to increase over the years in excess of increases in the prescribed dialysis treatment rates. From commencement of the Medicare ESRD program in 1972 through 1983, the ESRD composite rate was unchanged, and thereafter decreased over the years until January, 2000, when the rate was minimally increased by Congress, and further minimally increased in January, 2001. Congress recently approved a 1.6% composite rate increase for 2005. For calendar 2005, Medicare is implementing an additional change in the manner it reimburses dialysis treatments, which includes a pricing revision to the current average wholesale price for separately billable drugs and biologicals. Prepayment will be based on the average acquisition price as determined by the Office of Inspector General, referred to as OIG. In order to make this change budget-neutral, a drug add-on component has been included, which will increase DCA’s composite rate by an additional 8.7%. Further, Medicare intends to implement a case mix payment system, adjusting the composite rate for a limited number of patient characteristics. The level of DCA’s revenues and profitability may be adversely affected by future legislation that could result in rate cuts.

Commercial third-party reimbursement rates, which have increased as a percentage of DCA’s revenues over the last two years, are also susceptible to reduction. The inpatient dialysis service agreements for treating acute kidney disease are not subject to government fixed rates, but rather are negotiated with hospitals. Typically these rates are at least equivalent to or higher than the government fixed rates on a per treatment basis.

Business Strategy
DCA has 28 years’ experience in developing and operating dialysis treatment facilities. DCA’s priority is to provide quality patient care. Management intends to continue to establish alliances with physicians and hospitals and attempt to initiate dialysis service arrangements with nursing homes and managed care organizations.

DCA continues to actively seek and negotiate with physicians and others to establish new outpatient dialysis facilities. The company is in the process of developing five new dialysis centers; and is in different phases of negotiations with physicians for potential new facilities in a variety of states.

Same Center Growth

DCA endeavors to increase same center growth by adding quality staff and management and attracting new patients to existing facilities. DCA seeks to accomplish this objective by rendering high caliber patient care in convenient, safe and pleasant conditions. Management believes that the company has adequate space and stations within its facilities to accommodate greater patient volume and maximize treatment potential. During fiscal 2004, DCA experienced approximately 9% growth in the total number of dialysis treatments at the 14 dialysis centers that were in existence as of December 31, 2003, and a 20% growth in medical services revenue for these centers. In addition, there was an increase of over 50% in peritoneal dialysis patients in fiscal 2004.

Development and Acquisition of Facilities

One of the primary elements in developing or acquiring facilities is locating an area with an existing patient base under the current treatment of local nephrologists, since the proposed facility would primarily be serving such patients. Other considerations in evaluating development of a dialysis facility or a proposed acquisition are the availability and cost of qualified and skilled personnel, particularly nursing and technical staff, the size and condition of the facility and its equipment, the atmosphere for the patients, the area’s demographics and population growth estimates, state regulation of dialysis and healthcare services, and the existence of competitive factors such as existing outpatient dialysis facilities within reasonable proximity to the proposed center.

Expansion is approached by DCA primarily through the development of its own dialysis facilities. Acquisition of existing outpatient dialysis centers is a faster but more costly means of growth. The primary reason for physicians selling or participating in the development of independently owned centers is the avoidance of administrative and financial responsibilities, freeing their time to devote to their professional practice. Other motivating forces are the physician’s desire to be part of a larger organization allowing for economies of scale and the ability to realize a return on their investment if they have an interest in the dialysis entity.

To construct and develop a new facility ready for operation takes an average of six to eight months, and approximately 12 months or longer to generate income, all of which are subject to variables based on location, size and competitive elements. Some of DCA’s centers are in the developmental stage, since they have not reached the point where the patient base is sufficient to generate and sustain earnings. Construction of a 15 station facility, typically the size of DCA’s dialysis facilities, costs in a range of $750,000 to $1,000,000, including equipment and initial working capital requirements, depending on location, size and related services to be provided by the proposed facility. Acquisition of existing facilities can be substantially more expensive, and is usually based primarily upon the patient base and earnings, and to a lesser extent, location and competition. Any significant expansion, whether through acquisition or development of new facilities, is dependent upon existing funds or financing from other sources. DCA has a financing arrangement with Medicore for up to $5,000,000 for equipment financing and working capital. At May 31, 2005, DCA had borrowed $2,950,000, which is under a demand promissory note at an annual interest rate of prime plus 1.25%. Assuming completion of the merger, the financing arrangement would be cancelled. I In addition to the forgiveness of the outstanding principal and accrued interest under the financing arrangement aggregating approximately $2,984,000 as of May 31, 2005, and forgiveness of intercompany indebtedness of approximately $530,000, DCA would obtain, among other assets, approximately $1,500,000 to $2,000,000 in cash which is intended to be used to continue the strategic growth of DCA’s dialysis operations.

Inpatient Services

DCA also seeks to increase acute dialysis treatments through contracts with hospitals for inpatient dialysis services. These contracts are sought with hospitals in areas serviced by DCA’s facilities. Hospitals are willing to enter into such inpatient care arrangements to eliminate the administrative burdens of providing dialysis services to their patients as well as the expense involved in maintaining dialysis equipment, supplies and personnel. Management believes that these arrangements are beneficial to DCA’s operations, since the contract rates are individually negotiated with each hospital and are not fixed by government regulation as is the case with Medicare reimbursement fees for ESRD patient treatment.

There is no certainty as to when any additional centers or service contracts will be implemented, or, to the extent implemented, the number of dialysis stations or patient treatments these centers or service contracts may involve, or if they will ultimately be profitable. Moreover, there is no assurance that DCA will be able to continue to enter into favorable relationships with physicians who would become medical directors of such proposed dialysis facilities, or that it will be able to acquire or develop any new dialysis centers within a favorable geographic area. Newly established dialysis centers, although contributing to increased revenues, also adversely affect results of operations due to their start-up costs and expenses and to their having a smaller and slower developing patient base.

In furtherance of its business strategy, DCA strives to attract and retain skilled nurses and other staff, competition for whom is intense.

Employees

As of May 31, 2005, DCA had 301 full time employees, including administrators, licensed practical nurses, registered nurses, technical specialists, patient care technicians, clerical employees, social workers, dietitians and corporate staff. DCA retains 23 part-time employees consisting of registered nurses, patient care technicians and clerical employees. DCA also utilizes 78 per diem personnel to supplement staffing.

DCA retains 18 independent contractors and sub-contractors who include social workers and dietitians at its Maryland, New Jersey, Ohio, Pennsylvania, Virginia and certain Georgia facilities. These contractors are in addition to the medical directors, who supervise patient treatment at each facility.

DCA believes its relationship with its employees is excellent and has not suffered any strikes or work stoppages. None of DCA’s employees is represented by any labor union. DCA is an equal opportunity employer.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF
DIALYSIS CORPORATION OF AMERICA

Overview

DCA provides dialysis services, primarily kidney dialysis treatments through 23 outpatient dialysis centers, including a 40% owned Ohio affiliate and one unaffiliated dialysis center which it manages, to patients with chronic kidney failure, also know as end-stage renal disease or ESRD. DCA also provides dialysis treatments to dialysis patients of nine hospitals and medical centers through acute inpatient dialysis services agreements with those entities. Additionally DCA provides homecare services, including home peritoneal dialysis.

The following table shows the number of in-center, home peritoneal and acute inpatient treatments performed by DCA through the dialysis centers it operates, including the two centers it manages, one in which it has a 40% ownership interest, and those hospitals and medical centers with which it has inpatient acute service agreements for the periods presented:

	Year Ended December 31,						Three Months Ended March 31,
	2004		2003		2002		2005		2004
In center	127,293		103,025		86,475		35,944		27,749
Home peritoneal	13,311		7,193		4,504		3,950		2,380
Acute	8,387		8,010		9,116		2,355		2,179
	148,991	(1)	118,228	(1)	100,095	(1)	42,249	(1)	32,308	(1)

_______________

(1) Treatments by the two managed centers included: in-center treatments of 13,196, 11,081 and 6,563, respectively, for the fiscal years ended December 31, 2004, 2003 and 2002, and 3,603 and 2,883 respectively, for the three months ended March 31, 2005 and March 31, 2004; no home peritoneal treatments; and acute treatments of 128, 156 and 87, respectively, for the fiscal years ended December 31, 2004, 2003 and 2002 and 65 and 12, respectively, for the three months ended March 31, 2005 and March 31, 2004.

DCA also provides ancillary services associated with dialysis treatments, including the administration of EPO for the treatment of anemia in its dialysis patients. EPO is currently available from only one manufacturer, and no alternative drug has been available to DCA for the treatment of anemia in its dialysis patients. If the available supply of EPO were reduced either by the manufacturer or due to excessive demand, DCA’s revenues and net income would be adversely affected. The manufacturer of EPO increased its price in early 2003, and could implement further price increases which would adversely affect DCA’s net income. This manufacturer has developed another anemia drug that could possibly substantially reduce DCA’s revenues and profit from the treatment of anemia in its patients.

ESRD patients must either obtain a kidney transplant or obtain regular dialysis treatments for the rest of their lives. Due to a lack of suitable donors and the possibility of transplanted organ rejection, the most prevalent form of treatment for ESRD patients is hemodialysis through a kidney dialysis machine. Hemodialysis patients usually receive three treatments each week with each treatment lasting between three and five hours on an outpatient basis. Although not as common as hemodialysis in an outpatient facility, home peritoneal dialysis is an available treatment option, representing the third most common type of ESRD treatment after outpatient hemodialysis and kidney transplantation.

For the fiscal year ended December 31, 2004 approximately 56% of DCA’s medical service revenues were derived from Medicare and Medicaid reimbursement and for the three months ended March 31, 2005 approximately 60% of such revenues were derived from Medicare and Medicaid reimbursement, compared with 57% in the same three month period of the preceding year. Reimbursement rates are established by CMS, and are subject to legislative changes. Over the last two years, Medicare reimbursement rates have not increased. Congress has approved a 1.6% composite rate increase for 2005. Also for 2005, Medicare has modified the way it reimburses dialysis providers, which includes revision of pricing for separately billable drugs and biologics, with an add-on component to make the change budget-neutral. Effective April 1, 2005, CMS also implemented a case-mix adjustment payment methodology which is designed to pay differential composite service rates based upon a variety of patient characteristics. If the case-mix adjustment is not properly implemented it could adversely affect the Medicare reimbursement rates. This change is designed to be budget neutral as well. Dialysis is typically reimbursed at higher rates from private payors, such as a patient’s insurance carrier, as well as higher payments received under negotiated contracts with hospitals for acute inpatient dialysis services.

The following table shows the breakdown of DCA’s revenues by type of payor for the periods presented:

	Year Ended December 31			Three Months Ended March 31,
	2004	2003	2002	2005	2004
Medicare	48%	54%	49%	51%	49%
Medicaid and comparable programs	8%	8%	9%	9%	8%
Hospital inpatient dialysis services	6%	7%	10%	6%	7%
Commercial insurers and other private payors	38%	31%	32%	34%	36%
	100%	100%	100%	100%	100%

DCA’s medical service revenues are derived primarily from four sources: outpatient hemodialysis services, home peritoneal dialysis services, inpatient hemodialysis services and ancillary services. The following table shows the breakdown of DCA’s medical service revenues (in thousands) derived from its primary revenue sources and the percentage of total medical service revenue represented by each source for the periods presented:

	Year Ended December 31,						Three Months Ended March 31,
	2004		2003		2002		2005		2004
Outpatient hemodialysis services	$18,599	46%	$13,873	47%	$12,118	48%	$5,371	51%	$3,806	45%
Home peritoneal dialysis services	2,691	7%	1,294	4%	823	3%	779	8%	423	5%
Inpatient hemodialysis services	2,261	5%	2,114	7%	2,545	10%	629	6%	589	7%
Ancillary services	16,899	42%	12,395	42%	9,676	39%	3,705	35%	3,592	43%
	$40,450	100%	$29,676	100%	$25,162	100%	$10,484	100%	$8,410	100%

The healthcare industry is subject to extensive regulation by federal and state authorities. There are a variety of fraud and abuse measures to combat waste, including anti-kickback regulations and extensive prohibitions relating to self-referrals, violations of which are punishable by criminal or civil penalties, including exclusion from Medicare and other governmental programs. Unanticipated changes in healthcare programs or laws could require DCA to restructure its business practices which, in turn, could materially adversely affect its business, operations and financial condition. DCA has developed a Corporate Integrity Program to assure that it provides the highest level of patient care and services in a professional and ethical manner consistent with applicable federal and state laws and regulations. Among the different programs is DCA’s Compliance Program, which has been implemented to assure our compliance with fraud and abuse laws and to supplement existing policies relating to claims submission, cost report preparation, initial audit and human resources, all geared towards a cost-efficient operation beneficial to patients and shareholders.

Results of Operations

The following tables show DCA’s results of operations (in thousands) and the percentage of medical service revenue represented by each line item for the periods presented:

	Three Months Ended March 31,
	2005		2004
Medical service revenue	$10,484	100.0%	$8,410	100.0%
Other income	128	1.2%	217	2.6%
Total operating revenues	10,612	101.2%	8,627	102.6%

Cost of medical services	6,542	62.4%	5,162	61.4%
Selling, general and administrative expenses	3,244	30.9%	2,796	33.2%
Provision for doubtful accounts	248	2.4%	148	1.8%
Total operating costs and expenses	10,034	95.7%	8,106	96.4%

Operating income	578	5.5%	521	6.2%

Other income (expense), net	(2)	0.0%	20.2%

Income before income taxes, minority interest and equity in affiliate earnings	576	5.5%	541	6.4%

Income tax provision	309	2.9%	216	2.6%

Income before minority interest and equity in affiliate earnings	267	2.5%	325	3.9%

Minority interest in income of consolidated subsidiaries	(63)	(0.6%)	(56)	(0.7%)

Equity in affiliate earnings	120	1.1%	19	0.2%

Net income	$324	3.1%	$288	3.4%

	Year Ended December 31,
	2004		2003		2002
Medical service revenue	$40,450	100.0%	$29,676	100.0%	$25,162	100.0%
Other income	536	1.3%	321	1.1%	191.8%
Total operating revenues	40,986	101.3%	29,997	101.1%	25,353	100.8%

Cost of medical services	23,546	58.2%	18,221	61.4%	15,067	59.9%
Selling, general and administrative expenses	12,089	29.9%	9,357	31.5%	7,500	29.8%
Provision for doubtful accounts	1,198	3.0%	290	1.0%	720	2.9%
Total operating costs and expenses	36,833	91.1%	27,868	93.9%	23,287	92.6%

Operating income	4,153	10.3%	2,129	7.2%	2,066	8.2%

Other, net	35.1%		78.3%		33.1%

Income before income taxes, minority interest and equity in affiliate earnings	4,188	10.4%	2,207	7.4%	2,099	8.3%

Income tax provision	1,576	3.9%	878	3.0%	771	3.1%

Income before minority interest and equity in affiliate earnings	2,612	6.5%	1,329	4.5%	1,328	5.3%

Minority interest in income of consolidated subsidiaries	(681)	(1.7%)	(223)	(.8)%	(155)	(.6)%

Equity in affiliate earnings	283.7%		44.1%		69.3%

Net income	$2,214	5.5%	$1,150	3.9%	$1,242	4.9%

Quarter Ended March 31, 2005 Compared to Quarter Ended March 31, 2004

Operating income increased approximately $58,000 (11%) for the three months ended March 31, 2005, compared to the same period of the preceding year. For this same period, income before income taxes, minority interest and equity in affiliate earnings increased $36,000 (7%), and net income increased $36,000 (13%).

Medical service revenues increased approximately $2,075,000 (25%) for the three months ended March 31, 2005, compared to the preceding year with the increase largely attributable to a 31% increase in total dialysis treatments performed by the company from 29,413 during the first quarter of 2004 to 38,581 during the first quarter of 2005. This increase reflects increased revenues of approximately $411,000 for the Pennsylvania dialysis centers, including revenues of $592,000 for the two centers included in DCA’s acquisition of Keystone Kidney Care in August 2004; decreased revenues of $16,000 for the New Jersey centers; increased revenues of $108,000 for the Georgia centers; increased revenues of approximately $396,000 for the Maryland centers; increased revenues of approximately $69,000 for the Ohio center; increased revenues of approximately $408,000 for the Virginia centers; and increased revenues of approximately $699,000 for the South Carolina center. Some of DCA’s patients carry commercial insurance which may require an out of pocket co-pay by the patient, which is often uncollectible by the company. This co-pay is typically limited, and therefore may lead to DCA’s under-recognition of revenue at the time of service. DCA routinely recognizes these revenues as it becomes aware that these limits have been met.

Other operating income decreased by approximately $89,000 for the three months ended March 31, 2005, compared to the same period of the preceding year. There was an increase in management fee income of $45,000 for the first quarter of 2005 compared to the same period of the preceding year pursuant to management services agreements with the 40% owned Toledo, Ohio affiliate and an unaffiliated Georgia center. There was a gain on litigation settlement of $134,000 during the first quarter of 2004.

Cost of medical services sales as a percentage of sales increased to 62% for the three months ended March 31, 2005, compared to 61% for the same period of the preceding year, reflecting payroll costs and supply costs as a percentage of medical service sales.

Approximately 27% of DCA’s medical services revenues for the three months ended March 31, 2005, and 29% for the same period of the preceding year was derived from the administration of EPO to dialysis patients. This drug is only available from one manufacturer in the United States. Price increases for this product without DCA’s ability to increase its charges would increase DCA’s costs and thereby adversely impact its earnings. DCA cannot predict the timing, if any, or extent of any future price increases by the manufacturer, or DCA’s ability to offset any such increases. Beginning this year, Medicare will reimburse dialysis providers for the ten most utilized ESRD drugs at an amount equal to the cost of such drugs as determined by the OIG, with complimentary increases in the composite rate. Management believes these changes will have little impact on the company’s average Medicare revenue per treatment.

Selling, general and administrative expenses, those corporate and facility costs not directly related to the care of patients, including, among others, administration, accounting and billing, increased by approximately $448,000 (16%) for the three months ended March 31, 2005, compared to the same period of the preceding year. This increase reflects operations of DCA’s new dialysis centers in Pennsylvania, South Carolina, Virginia, and Maryland, and increased support activities resulting from expanded operations. Selling, general and administrative expenses as a percentage of medical services revenues decreased to approximately 31% for the three months ended March 31, 2005, compared to 33% for the same period of the preceding year.

Provision for doubtful accounts increased approximately $100,000 for the three months ended March 31, 2005, compared to the same period of the preceding year. Medicare bad debt recoveries of $177,000 were recorded during the three months ended March 31, 2005, with no such recoveries recorded during the same period of the preceding year. Without the effect of the Medicare bad debt recoveries, the provision would have amounted to 4% of sales for the three months ended March 31, 2005 compared to 2% for the same period of the preceding year. The provision for doubtful accounts reflects DCA’s collection experience with the impact of that experience included in accounts receivable presently reserved, plus recovery of accounts previously considered uncollectible from DCA’s Medicare cost report filings. The provision for doubtful accounts is determined under a variety of criteria, primarily aging of the receivables and payor mix. Accounts receivable are estimated to be uncollectible based upon various criteria including the age of the receivable, historical collection trends and DCA’s understanding of the nature and collectibility of the receivables, and are reserved for in the allowance for doubtful accounts until they are written off.

Other non-operating income (expense) increased approximately $10,000 for the three months ended March 31, 2005, compared to the same period of the preceding year. This includes an increase in interest income of $8,000, an increase in rental income of $2,000, a decrease in miscellaneous other income of $8,000 and a decrease in interest expense to unrelated parties of $8,000 with the effect of decreased average non-inter-company borrowings more than offsetting an increase in average interest rates. Interest expense to Medicore, increased $32,000 for the three months ended March 31, 2005 compared to the same period of the preceding year as a result of an increase in the intercompany advance payable to Medicore and borrowings under a demand promissory note payable to Medicore. The prime rate was 5.75% at March 31, 2005, and 5.25% at December 31, 2004.

Although operations of additional centers have resulted in additional revenues, certain of these centers are still in the developmental stage and, accordingly, their operating results will adversely impact DCA’s overall results of operations until they achieve a patient count sufficient to sustain profitable operations.

Minority interest represents the proportionate equity interests of minority owners of DCA’s subsidiaries whose financial results are included in DCA’s consolidated results. Equity in affiliate earnings represents DCA’s proportionate interest in the earnings of its 40% owned Ohio affiliate which commenced operations in February. 2001.

Fiscal Year 2004 Compared to Fiscal Year 2003

Operating income increased approximately $2,025,000 (95%) for the year ended December 31, 2004, compared to the preceding year. For this same period, income before income taxes, minority interest and equity in affiliate earnings increased $1,982,000 (90%), and net income increased $1,064,000 (93%).

Medical service revenues increased approximately $10,773,000 (36%) for the year ended December 31, 2004, compared to the preceding year with the increase largely attributable to a 27% increase in total dialysis treatments performed by the company from 106,991 in 2003 to 135,667 in 2004. This increase reflects increased revenues of approximately $2,500,000 for the Pennsylvania dialysis centers, including revenues of $782,000 for the new Pottstown center and revenues of $750,000 for the two centers acquired as part of Keystone Kidney Care in August 2004; increased revenues of $1,064,000 for the New Jersey centers; increased revenues of $1,548,000 for the Georgia centers; increased revenues of approximately $1,109,000 for the Maryland centers, including revenues of $305,000 for the new Rockville, Maryland center; increased revenues of approximately $1,361,000 for the Ohio center; revenues of approximately $1,089,000 for two new Virginia centers; and revenues of approximately $2,101,000 for the new South Carolina center.

Other operating income increased by approximately $216,000 for the year ended December 31, 2004, compared to the preceding year. This includes a litigation settlement of $134,000 during 2004 and an increase in management fee income of $82,000, pursuant to management services agreements with the 40% owned Toledo, Ohio affiliate and the unaffiliated Georgia center.

Cost of medical services sales as a percentage of sales decreased to 58% for the year ended December 31, 2004, compared to 61% for the preceding year, as a result of decreases in payroll costs and supply costs as a percentage of medical service sales.

Approximately 28% of DCA’s medical services revenues for the year ended December 31, 2004, and for the preceding year was derived from the administration of EPO to its dialysis patients.

Selling, general and administrative expenses, those corporate and facility costs not directly related to the care of patients, including, among others, administration, accounting and billing, increased by approximately $2,731,000 (29%) for the year ended December 30, 2004, compared to the preceding year. This increase reflects operations of new dialysis centers in Pennsylvania, South Carolina, Virginia, and Maryland, and increased support activities resulting from expanded operations. Selling, general and administrative expenses as a percentage of medical services revenues decreased to approximately 30% for the ended December 31, 2004, compared to 31% for the preceding year, including expenses of new centers incurred prior to Medicare approval for which there were no corresponding medical service revenues. Selling, general and administrative expenses include bonuses for officers, directors and corporate counsel amounting to $475,000 for the year ended December 31, 2004 compared to $220,000 for the preceding year.

Provision for doubtful accounts increased approximately $908,000 for year ended December 31, 2004, compared to the preceding year. Medicare bad debt recoveries of $213,000 were recorded during the year ended December 31, 2004, compared to approximately $326,000 for the preceding year. Without the effect of the Medicare bad debt recoveries, the provision would have amounted to 3% of sales for the year ended December 31, 2004 compared to 2% for the preceding year.

Other non-operating income (expense) decreased approximately $11,000 for the year ended December 31, 2004, compared to the preceding year. This includes a decrease in interest income of $15,000, an increase in rental income of $1,000, a decrease in miscellaneous other income of $14,000 and a decrease in interest expense of $39,000 with the effect of reduced average non-inter-company borrowings more than offsetting an increase in average interest rates. Interest expense to Medicore increased $54,000 for the year ended December 31, 2004 compared to the preceding year as a result of an increase in the intercompany advance payable to Medicore and borrowings under a demand promissory note payable to Medicore. The prime rate was 5.25% at December 31, 2004, and 4% at December 31, 2003. See Notes 1, 3 and 4 of “Notes to the Consolidated Financial Statements” of DCA.

DCA experienced same-center growth in total treatments of approximately 9% for the year ended December 31, 2004, compared to the preceding year, and same-center revenues grew approximately 20%. Management continues to search for ways to operate more efficiently and reduce costs through process improvements. In addition, DCA is reviewing technological improvements and intend to make capital investments to the extent it is confident such improvements will improve patient care and operating performance.

Fiscal Year 2003 Compared to Fiscal Year 2002

Medical service revenues increased approximately $4,514,000 (18%) for the year ended December 31, 2003, compared to the preceding year with the increase largely attributable to a 14% increase in total dialysis treatments performed by DCA from 93,445 in 2002 to 106,991 in 2003. This increase reflects increased revenues of approximately $1,998,000 for the Pennsylvania dialysis centers, decreased revenues of $95,000 for the New Jersey centers reflecting termination of two New Jersey acute care contracts during 2002; increased revenues of $674,000 for the Georgia centers, revenues of approximately $1,255,000 for the new Maryland center; revenues of approximately $709,000 for the new Ohio center; and a decrease in consulting and license income of approximately $27,000.

Other operating income increased by approximately $129,000 for the year ended December 31, 2003, compared to the preceding year. This increase represents increased management fee income pursuant to management services agreements with DCA’s 40% owned Toledo, Ohio affiliate and unaffiliated Georgia center with which it entered a management services agreement effective September 2002.

Cost of medical services sales as a percentage of sales increased to 61% for the year ended December 31, 2003, compared to 60% for the preceding year which increase is primarily attributable to costs for treatments at new dialysis centers prior to Medicare approval of those centers for which there were no corresponding medical service revenues; increases in the cost of EPO as a percentage of EPO sales revenues; and increases in the cost of professional liability insurance.

The cost of DCA’s professional liability insurance coverage increased by $43,000 or 62% for the year ended December 31, 2003, compared to the preceding year. While a portion of this increase is attributable to DCA’s new centers and overall increase in treatments, a substantial portion of the cost increase relates to the general market conditions for professional liability coverage of reduced availability and higher costs for this coverage. Continued cost increases for professional liability coverage could adversely impact DCA’s earnings.

Approximately 28% of DCA’s medical services revenues for the year ended December 31, 2003 was derived from the administration of EPO to dialysis patients compared to 26% for the preceding year.

Selling, general and administrative expenses, those corporate and facility costs not directly related to the care of patients, including, among others, administration, accounting and billing, increased by approximately $1,857,000 for the year ended December 31, 2003, compared to the preceding year. This increase reflects operations of DCA’s new dialysis centers in Ohio and Maryland, and increased support activities resulting from expanded operations. Selling, general and administrative expenses as a percentage of medical services revenues increased to approximately 32% for the year ended December 31, 2003, compared to 30% for the preceding year, including patient treatment expenses of new centers incurred prior to Medicare approval for which there were no corresponding medical service revenues.

Provision for doubtful accounts decreased approximately $430,000, largely as a result of Medicare bad debt recoveries of approximately $341,000 during 2003 compared to approximately $52,000 for the preceding year. Without the effect of the Medicare bad debt recoveries the provision would have amounted to 2% of sales for the year ended December 31, 2003 compared to 3% for the preceding year.

Other non-operating income (expense) increased approximately $52,000 for the year ended December 31, 2003, compared to the preceding year. This includes an increase in interest income of $10,000, an increase in rental income of $16,000, an increase in miscellaneous other income of $6,000 and a decrease in interest expense of $20,000 reflecting reduced average interest rates and reduced average non-inter-company borrowings during the year ended December 31, 2003, compared to the preceding year. The prime rate was 4.00% at December 31, 2003 and 4.25% at December 31, 2002. See Notes 1, 3, and 4 of “Notes to the Consolidated Financial Statements” of DCA.

DCA experienced same-center growth in total treatments of approximately 7% in 2003, and same-center revenues grew approximately 9% in fiscal 2003.

Interest expense decreased by approximately $17,000 for the year ended December 31, 2003, compared to the preceding year, reflecting lower interest rates on variable rate debt and reduced average borrowings by DCA.

Accrued compensation of $186,000 was bonused to the board of directors relating to the exercise of a portion of their outstanding stock options, amounting to an aggregate of 95,619 shares acquired at exercise prices ranging from $1.25 to $1.50.

The following table sets forth unaudited quarterly consolidated statement of operations data for the quarter ended March 31, 2005, and the four quarters for each of fiscal 2004 and 2003. DCA derived this data from unaudited consolidated financial statements and in the opinion of DCA’s management, they include all adjustments, which consist only of normal recurring adjustments, necessary to present fairly the financial results for the periods presented. The results of operations for any quarter are not necessarily indicative of the results of operations for any future period.

Quarterly Results of Operations

	(in thousands except for per share data)
	March 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003	March 31, 2004	June 30, 2004	Sept. 30, 2004	Dec. 31, 2004	March 31, 2005
Net sales	$6,738	$7,424	$7,535	$7,979	$8,410	$9,497	$10,857	$11,686	$10,484
Gross profit	2,535	2,907	2,829	3,184	3,248	3,759	4,806	5,092	3,941
Net income	156	220	308	466	288	388	776	762	324
Earnings (loss) per share:
Basic	$.02	$.03	$.04	$.06	$.04	$.05	$.09	$.09	$.04
Diluted	$.02	$.03	$.04	$.05	$.03	$.04	$.09	$.09	$.04

Liquidity and Capital Resources

Working capital totaled approximately $4,251,000 at March 31, 2005, which reflected an increase of $607,000 (17%) during the three months ended March 31, 2005. Included in the changes in components of working capital was an increase in cash and cash equivalents of $41,000, which included net cash used in operating activities of $860,000; net cash used in investing activities of $154,000 (including additions to property and equipment of $289,000, and distributions of $161,000 received from DCA’s 40% owned Ohio affiliate; and net cash provided by financing activities of $1,055,000 (including an increase in advances payable to Medicore of $49,000, an increase in notes payable to Medicore of $1,000,000, debt repayments of $137,000, receipts of $133,000 from the exercise of stock options, and capital contributions of $10,000 by a subsidiary minority member). See Notes 1 and 11 to “Notes to Unaudited Consolidated Financial Statements” of DCA.

DCA’s Easton, Maryland building has a mortgage to secure a development loan for the company’s Vineland, New Jersey subsidiary, which loan is guaranteed by DCA. This loan had a remaining principal balance of $603,000 at March 31, 2005 and $610,000 at December 31, 2004. In April, 2001, DCA obtained a $788,000 five-year mortgage on its building in Valdosta, Georgia, which had an outstanding principal balance of approximately $665,000 at March 31, 2005 and $675,000 at December 31, 2004. See Note 3 to “Notes to Unaudited Consolidated Financial Statements” of DCA.

DCA has an equipment financing agreement for kidney dialysis machines for some of its facilities, which had an outstanding balance of approximately $695,000 at March 31, 2005, and $814,000 at December 31, 2004. There was no additional equipment financing under this agreement during the first quarter of 2005 or the first quarter of the preceding year. See Note 3 to “Notes to Unaudited Consolidated Financial Statements” of DCA.

During the first quarter of 2005, DCA borrowed approximately $1,000,000 under a demand promissory note to Medicore with $2,435,000 outstanding at March 31, 2005 and $1,435,000 at December 31, 2004. See Note 5 to “Notes to Unaudited Consolidated Financial Statements” of DCA.

DCA opened centers in Ashland, Virginia; Warsaw, Virginia; Aiken, South Carolina; Pottstown, Pennsylvania; and Rockville, Maryland during 2004, and acquired Keystone Kidney Care with two dialysis facilities in Pennsylvania effective as of the close of business on August 31, 2004. DCA is in the process of developing a new dialysis center in each of Maryland and Ohio, and three new dialysis centers in South Carolina.

On March 15, 2005, DCA and Medicore issued a joint press release announcing their agreement to terms for a merger of Medicore into the company. The proposed merger is subject to the declaration by the SEC of the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, the approval of Thomas K. Langbein’s share election under his employment agreement with Medicore, the adoption of the Agreement and Plan of Merger by the shareholders of each of Medicore and DCA, and the consummation of the merger. This transaction, when consummated will enable the control interest in DCA to be in the hands of the public stockholders and provide the company with additional capital resources to expand. See Note 14 to “Notes to Unaudited Consolidated Financial Statements” of DCA.

Capital is needed primarily for the development of outpatient dialysis centers. The construction of a 15 station facility, typically the size of DCA’s dialysis facilities, costs in the range of $750,000 to $1,000,000, depending on location, size and related services to be provided, which includes equipment and initial working capital requirements. Acquisition of an existing dialysis facility is more expensive than construction, although acquisition would provide DCA with an immediate ongoing operation, which most likely would be generating income. Although DCA’s expansion strategy focuses primarily on construction of new centers, it has expanded through acquisition of dialysis facilities and continues to review potential acquisitions. Development of a dialysis facility to initiate operations takes four to six months and usually up to 12 months or longer to generate income. DCA considers some of its centers to be in the developmental stage since they have not developed a patient base sufficient to generate and sustain earnings. It has been DCA’s experience that newly established dialysis centers, although contributing to increased revenues, have adversely affected DCA’s results of operations in the short term due to start-up costs and expenses and a smaller patient base.

DCA is seeking to expand its outpatient dialysis treatment facilities and inpatient dialysis care and is presently in different phases of negotiations with physicians for the development of additional outpatient centers. Such expansion requires capital. DCA has been funding its expansion through internally generated cash flow and financing from Medicore. See Note 5 to “Notes to Unaudited Consolidated Financial Statements” of DCA. DCA’s future expansion may require it to seek outside financing. While DCA anticipates that financing will be available either from a financial institution or Medicore, including through the proposed merger of Medicore with the company providing DCA with cash and debt forgiveness estimated at approximately $5 million, no assurance can be given that it will be successful in implementing its growth strategy, that the proposed merger will be completed, or that adequate financing will be available to support its expansion.

Aggregate Contractual Obligations

As of December 31, 2004, the Company’s contractual obligations (in thousands), including payments due by period, are as follows:

	Payments due by period
		Less than				More than
	Total	1 year	1-3 years	3-5 years		5 years
Long-term debt	$2,099	$513	$1,586	$	---	$ ---
Note payable to Medicore	1,435	1,435	---		---	---
Operating leases	8,841	1,426	2,857		2,408	2,150

Purchase obligations:
Medical services	5,405	1,037	1,556		1,392	1,420
Construction contracts	28	28	---		---	---
Total purchase obligations	5,433	1,065	1,556		1,392	1,420
Total contractual obligations	$17,808	$4,439	$5,999		$3,800	$3,570

New Accounting Pronouncements

In November, 2004, the FASB issued Statement of Financial Accounting Standards No. 151, “Inventory Costs,” an amendment of ARB No. 43, Chapter 4 (“FAS 151”). FAS 151 requires companies to recognize as current-period charges abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage). FAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. DCA does not expect FAS 151 to have a significant effect on its consolidated financial statements. See Note 1 to “Notes to Unaudited Consolidated Financial Statements” of DCA.

In December, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Non-monetary Assets,” an amendment of APB Opinion No. 29 (“FAS 153”). The amendments made by FAS 153 are intended to assure that non-monetary exchanges of assets that are commercially substantive are based on the fair value of the assets exchanged. FAS 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2004. DCA does not expect FAS 153 to have a significant effect on its financial statements. See Note 1 to “Notes to Unaudited Consolidated Financial Statements” of DCA.

In December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment” (“FAS 123(R)”). FAS 123(R) requires companies to recognize the fair value of stock option grants as compensation costs in their financial statements. DCA will be required to comply with the provisions of FAS 123(R) effective with its interim financial statements for the first quarter of 2006. DCA is in the process of determining the impact that FAS 123 will have on its consolidated financial statements. See Note 1 to “Notes to Unaudited Consolidated Financial Statements” of DCA.

Critical Accounting Policies and Estimates

The SEC has issued cautionary advice to elicit more precise disclosure in MD&A about accounting policies management believes are most critical in portraying the company’s financial results and in requiring management’s most difficult subjective or complex judgments.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates. On an on-going basis, DCA evaluates its estimates, the most significant of which include establishing allowances for doubtful accounts, a valuation allowance for its deferred tax assets and determining the recoverability of its long-lived assets. The basis for DCA’s estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from the amounts estimated and recorded in DCA’s financial statements.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition: Revenues are recognized net of contractual provisions at the expected collectable amount. DCA receives payments through reimbursement from Medicare and Medicaid for its outpatient dialysis treatments coupled with patients’ private payments, individually and through private third-party insurers. A substantial portion of DCA’s revenues are derived from the Medicare ERSD program, which outpatient reimbursement rates are fixed under a composite rate structure, which includes the dialysis services and certain supplies, drugs and laboratory tests. Certain of these ancillary services are reimbursable outside of the composite rate. Medicaid reimbursement is similar and supplemental to the Medicare program. DCA’s acute inpatient dialysis operations are paid under contractual arrangements, usually at higher contractually established rates, as are certain of the private pay insurers for outpatient dialysis. DCA has developed a sophisticated information and computerized coding system, but due to the complexity of the payor mix and regulations, it sometimes receives more or less than the amount expected when the services are provided. DCA reconciles any differences at least quarterly.

Allowance for Doubtful Accounts: DCA maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its patients or their insurance carriers to make required payments. Based on historical information, DCA believes that its allowance is adequate. Changes in general economic, business and market conditions could result in an impairment in the ability of its patients and the insurance companies to make their required payments, which would have an adverse effect on cash flows and results of operations. The allowance for doubtful accounts is reviewed monthly and changes to the allowance are updated based on actual collection experience. DCA uses a combination of percentage of sales and the aging of accounts receivable to establish an allowance for losses on accounts receivable.

Valuation Allowance for Deferred Tax Assets: The carrying value of deferred tax assets assumes that DCA will be able to generate sufficient future taxable income to realize the deferred tax assets based on estimates and assumptions. If these estimates and assumptions change in the future, DCA may be required to adjust its valuation allowance for deferred tax assets which could result in additional income tax expense.

Long-Lived Assets: DCA states its property and equipment at acquisition cost and compute depreciation for book purposes by the straight-line method over estimated useful lives of the assets. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to the future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent the carrying amount of the asset exceeds the fair value of the asset. These computations are complex and subjective.

Goodwill and Intangible Asset Impairment: In assessing the recoverability of DCA’s goodwill and other intangibles it must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. This impairment test requires the determination of the fair value of the intangible asset. If the fair value of the intangible asset is less than its carrying value, an impairment loss will be recognized in an amount equal to the difference. If these estimates or their related assumptions change in the future, DCA may be required to record impairment charges for these assets. DCA adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” (FAS 142) effective January 1, 2002, and is required to analyze goodwill and indefinite lived intangible assets for impairment on at least an annual basis.

Impact of Inflation

Inflationary factors have not had a significant effect on DCA’s operations. A substantial portion of DCA’s revenue is subject to reimbursement rates established and regulated by the federal government. These rates do not automatically adjust for inflation. Any rate adjustments relate to legislation and executive and Congressional budget demands, and have little to do with the actual cost of doing business. Therefore, dialysis services revenues cannot be voluntarily increased to keep pace with increases in nursing and other patient care costs. Increased operating costs without a corresponding increase in reimbursement rates may adversely affect DCA’s earnings in the future.

Quantitative and Qualitative Disclosures About Market Risk

DCA does not consider its exposure to market risks, principally changes in interest rates, to be significant.

Sensitivity of results of operations to interest rate risks on DCA’s investments is managed by conservatively investing funds in liquid interest bearing accounts of which DCA held approximately $636,000 at March 31, 2005.

Interest rate risk on debt is managed by negotiation of appropriate rates for equipment financing and other fixed rate obligations based on current market rates. There is an interest rate risk associated with DCA’s variable rate debt obligations, which totaled approximately $3,703,000 at March 31, 2005, including DCA’s demand promissory note payable to Medicore, which amounted to approximately $2,435,000 at March 31, 2005.

DCA has exposure to both rising and falling interest rates. Assuming a relative 15% decrease in rates on DCA’s period-end investments in interest bearing accounts and a relative 15% increase in rates on DCA’s period-end variable rate debt would have resulted in a negative impact of approximately $6,000 on DCA’s results of operations for the quarter ended March 31, 2005.

DCA does not utilize financial instruments for trading or speculative purposes and does not currently use interest rate derivatives.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

DCA has not had any disagreements with its independent accounting firm with respect to any accounting or financial disclosure matters during the last two fiscal years and any subsequent interim period.

MARKET PRICE OF AND DIVIDENDS ON DCA'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range

DCA’s common stock trades on the Nasdaq SmallCap Market under the symbol “DCAI.” The following table indicates the high and low bid prices for DCA’s common stock for each of the four quarters for the fiscal years ended December 31, 2003 and 2004, and for the first quarter of fiscal 2005, as reported by Nasdaq.

	Bid Price
2003	High	Low
1st Quarter	$2.09	$1.70
2nd Quarter	2.21	1.70
3rd Quarter	2.66	1.63
4th Quarter	4.26	2.37

	Bid Price
2004	High	Low
1st Quarter	$6.00	$2.50
2nd Quarter	5.65	3.75
3rd Quarter	5.14	3.81
4th Quarter	30.42	4.51

	Bid Price
2005	High	Low
1st Quarter	$34.60	$16.74

At May 27, 2005, the high and low bid prices of DCA’s common stock were $19.23 and $18.21, respectively. As of March 14, 2005, the last full trading day prior to the public announcement of the proposed merger the high and low bid prices of DCA’s common stock was $28.71 and $26.90, respectively.

Bid prices represent prices between brokers, and do not include retail mark-ups, mark-downs or any commission, and may not necessarily represent prices in actual transactions.

Beneficial and Record Holders

At May 31, 2005, DCA had approximately 128 shareholders of record as reported by DCA’s transfer agent. DCA has been advised by ADP, the organization that holds securities for banks, brokers and depositories, that there are currently approximately 6,400 beneficial owners of DCA’s common stock.

For a discussion of the effect of the merger on the amount and percentage of DCA shares beneficially owned by certain insiders of the company, see the section below entitled “Ownership of DCA Securities by Certain Beneficial Holders Before and After the Merger”.

Dividend Policy

DCA does not anticipate that it will pay dividends in the foreseeable future. The board of directors intends to retain earnings for use in the business. Future dividend policy will be at the discretion of the board of directors, and will depend on DCA’s earnings, capital requirements, financial condition and other similar relevant factors. Assuming completion of the proposed merger with Medicore, DCA will receive assets of Medicore, including approximately $5,000,000 cash and debt forgiveness, which management intends to use for continued expansion and growth of dialysis operations. Any determination to pay a dividend is also subject to one of the covenants in the mortgage on the company’s Valdosta, Georgia property which restricts the payment of dividends above 25% of DCA’s net worth.

Equity Compensation Plan

The following table provides certain information with respect to the one equity compensation plan approved by shareholders in effect at March 31, 2005. There are no equity compensation plans outstanding that were not approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders: (1)	694,616	$1.874	742,654(1)
_______________

(1)
The options are five years in duration (except for one three-year option for 10,000 shares), 341,616 vested and 353,000 non-vested, expire at various dates between January 1, 2006 and August 15, 2009, contain anti-dilution provisions providing for adjustments of the exercise price under certain circumstances and have termination provisions. The non-vested options provide for accelerated vesting upon certain occurrences, one of which is a merger of the company.

Sales of Securities Not Registered Under the Securities Act

There were no sales of DCA securities, registered or unregistered, under the Securities Act, except under option grants and option exercises which were exempt from the registration requirements of Section 5 of the Securities Act under the private placement exemption of Section 4(2) and/or Regulation D of the Securities Act, based on the limited number of optionees who are officers, directors and/or key employees. See Note 6 to “Notes to Consolidated Financial Statements” of DCA. These sales of options and common stock upon option exercises were reported in DCA’s quarterly reports on Form 10-Q, for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004, and the annual report on Form 10-K for the fiscal year ended December 31, 2004. There were no option grants or exercises or other sales of DCA securities during the fourth quarter of fiscal 2004. The only sale of equity securities during the first quarter of fiscal 2005 that was not registered under the Securities Act was through the issuance of 150,000 DCA shares pursuant to an option exercise at $.625 per share for an aggregate of $93,750 by Stephen W. Everett, President and CEO of DCA.

Stock Repurchases

In September, 2000, the board of directors authorized DCA to buy back up to 600,000 shares of its common stock. DCA repurchased and cancelled approximately 360,000 shares of its common stock from the fourth quarter of 2000 through 2003. The only repurchases DCA made during 2004 were upon option exercises for stock, which aggregated 71,375 shares, all during the first quarter of 2004. See Note 8 to “Notes to Consolidated Financial Statements” of DCA. There were no repurchases of equity securities during the first quarter months of January, February and March, 2005. Repurchases are unlikely at the current market prices. See “Price Range” above.

ADDITIONAL PROPOSALS FOR THE MEDICORE ANNUAL MEETING

Proposal 2:	Ratification of the Share Election Provision in Thomas K. Langbein’s Employment Agreement with Medicore.

Introduction

The employment agreement for Thomas K. Langbein, Chairman of the Board, President and Chief Executive Officer of Medicore, contains a severance provision in the event of the termination of his employment with Medicore, including under circumstances such as the acquisition by or merger of Medicore with another entity. This severance provision allows Mr. Langbein to elect to receive 400,000 unregistered shares of Medicore (referred to throughout this proxy statement/prospectus as the “share election”) in lieu of the lump sum cash payment equal to three years of Mr. Langbein’s compensation (including salary, bonuses, expenses, benefits and perquisites) as of the time of the termination of employment.

The share election provision has been contained in Mr. Langbein’s employment agreements with Medicore in substantially similar form since 1994, and has been disclosed by Medicore in its public filings with the SEC, principally its definitive proxy statements, on an annual basis since that time.

Reason for the Proposal

Rule 4350 (i)(1)(A) of the Nasdaq Marketplace Rules requires that any company with securities listed for trading on the Nasdaq Stock Market obtain shareholder approval when, among other things, the company makes an equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees or consultants and such arrangement is not made available on equal terms to all security holders of that company.

By viewing the April 2004 employment agreement a new contractual arrangement, Nasdaq treats the share election provision in the employment agreement as an “option” or other “equity compensation arrangement” pursuant to which stock may be acquired by Mr. Langbein, requiring shareholder approval.

In October, 2004, as part of an understanding between Medicore and Nasdaq, the share election was once again listed with the Nasdaq Stock Market, and Mr. Langbein’s employment agreement was amended to provide Mr. Langbein’s ability to exercise the share election provision of the severance portion in his employment agreement only upon receipt of Medicore shareholder ratification of that provision in accordance with the voting requirements of Rule 4350(i)(6) of the Nasdaq Marketplace Rules.

Condition to Consummating the Merger

If the Agreement and Plan of Merger receives the requisite shareholder vote of each of DCA and Medicore for adoption and the merger is thereafter consummated, Medicore will merge with DCA and cease its existence. Mr. Langbein’s employment agreement will terminate in connection with the merger. The provision of the agreement calls for Mr. Langbein to receive, among other things, the severance arrangement in connection with the termination of his employment as a result of reorganization such as the proposed merger. In the negotiations between DCA and Medicore, DCA set as a condition to the merger the satisfaction and discharge by Medicore of its liabilities, other than those attributable to operations, including Mr. Langbein’s employment agreement obligations, including the severance arrangement.

Mr. Langbein’s intention is to exercise the share election provision of his severance arrangement in lieu of the lump-sum cash payment. Accordingly, the cash otherwise allocated toward the cash lump-sum payment will be available as part of the assets to be acquired by DCA in the merger.

If shareholder ratification of this proposal is not obtained at the Medicore Annual Meeting, Medicore would be required to pay Mr. Langbein the lump-sum cash payment on account of the restriction on Mr. Langbein exercising the share election provision pending shareholder ratification. The lump-sum cash allocated for Mr. Langbein’s severance payment would directly reduce the amount of assets of Medicore available to DCA in the merger and will prevent the consummation of the merger.

History

Thomas K. Langbein has served as the Chairman of the Board of Directors and Chief Executive Officer of Medicore since 1980, and as President since 1986.

Throughout the course of his tenure with Medicore, Mr. Langbein’s employment has been governed by employment agreements with Medicore, all of which have included the provisions for a severance arrangement to Mr. Langbein in the event of the termination of his employment with Medicore including, among other things, through the acquisition by or merger of Medicore with another entity. Initially, this severance arrangement consisted of a lump-sum cash payment of Mr. Langbein’s compensation (including salary, bonus, expenses, benefits and perquisites) as of the time of termination multiplied by greater of (i) three-years or (ii) the remaining term of his employment agreement at the time of termination, if such remaining term was greater than three years.

In May 1994, in connection with the execution of an employment agreement further renewing Mr. Langbein’s employment with Medicore for an additional five-year period, the parties agreed to the inclusion of a share election provision whereby, Mr. Langbein could elect, in his discretion, to acquire unregistered shares of common stock of Medicore as his severance arrangement in lieu of all or any portion of the lump-sum cash payment to which he was otherwise entitled. The calculation of the number of shares which Mr. Langbein would receive as part of the share election provision was based upon the quotient of aggregate amount of the lump-sum cash payment divided by the lowest closing price of Medicore common stock during the thirty day period preceding the termination of the employment agreement. Based on the market price of Medicore common stock in May 1994, the share election provision, if exercised, would have entitled Mr. Langbein to receive approximately 800,000 unregistered shares of Medicore common stock in lieu of the cash lump-sum payment.

In 1996, Mr. Langbein agreed to waive up to 400,000 of the 800,000 common shares reserved for potential issuance under the share election provision in order to make the shares available for use by Medicore in connection with its existing, and shareholder approved, stock option plans.

In May 1999, in connection with the execution of an employment agreement renewing Mr. Langbein’s employment with Medicore for an additional five-year term, the employment agreement was modified to fix the cash payment alternative of the severance arrangement at an amount equal to three years of Mr. Langbein’s compensation (including salary, bonuses, benefits, expenses and perquisites) as of the time of termination. Additionally, the share election provision was set at 400,000 unregistered shares and no longer based on the closing price of Medicore common stock preceding termination of employment. As of May 1999, based on the calculation giving effect to the closing price of Medicore common stock prior to termination, Mr. Langbein would have been entitled to receive approximately 520,000 shares of Medicore upon the exercise of the share election provision in lieu of the cash lump-sum severance payment.

In April, 2004, Mr. Langbein executed an employment agreement renewing his employment with Medicore for an additional five-year period.

Conclusion

The board of directors ratified the inclusion of the share election provision in its current form in the employment agreement and resolved to submit this proposal for ratification of the share election provision by the shareholders of Medicore at the Medicore Annual Meeting. Mr. Langbein abstained from this resolution and from the recommendation of the board on account of his direct interest in the matter.

Recommendation of the Board

The Medicore board of directors, except for Mr. Langbein who abstains because of a direct interest in this matter, recommends that shareholders vote “For” the ratification of Mr. Langbein’s share election provision of his employment agreement.

The vote required for obtaining ratification of Mr. Langbein’s share election provision is a majority of the votes cast at the Medicore Annual Meeting provided that a quorum is present at the meeting. The Medicore shares beneficially owned by Mr. Langbein will not be counted in the voting for this proposal on account of his direct interest in the outcome of this matter.

Proposal No. 3: Election of Directors of Medicore

At the Medicore Annual Meeting, shareholders will be asked to consider, among other things, the adoption of the Agreement and Plan of Merger, pursuant to which Medicore would be merged with and into DCA. If the Agreement and Plan of Merger obtains the requisite vote of the shareholders of each of Medicore and DCA, and the Medicore shareholders ratify Mr. Langbein’s share election provision of his employment agreement, and the merger is thereafter successfully consummated, Medicore will be merged with DCA, will cease its existence as a separate entity, and, among other things, its board will be disbanded. As a consequence of the merger, this proposal, irrespective of the votes obtained with respect to each nominee, will not be effected.

To the extent, however, that requisite shareholder approval for adoption of the Agreement and Plan of Merger is not obtained by either of Medicore of DCA, or Mr. Langbein’s share election in his employment agreement is not ratified, or the Agreement and Plan of Merger is terminated prior to the effectuation of the merger, Medicore will not merge with DCA and will continue its operations, in which case the nominees elected by shareholders at the Medicore Annual Meeting will be directors for the term applicable to their class.

At the Medicore Annual Meeting, shareholders will be asked to elect the following nominees for class 1 directors to Medicore’s board of directors, to serve a three-year term:

Name	Age	Current Position	Position Held Since

Peter D. Fischbein	65	Director	1984
Lawrence E. Jaffe	65	Director	2000

Medicore’s articles of incorporation, as amended, provide for three classes of directorship to be as equal in number as possible. Each class serves for a three-year term at the end of which that class comes before the shareholders for re-election. Currently, the board of directors is composed of seven members, each of class 1 and 2 has two members and class 3 has three members. The class 1 directors whose term expires at this Medicore Annual Meeting are the nominees for re-election this year. Messrs. Fischbein and Jaffe have each consented to re-election for a three-year term. Each class 1 director shall serve until the annual meeting in 2008, or until he is succeeded by another qualified director. All other directors will continue in office until expiration of the terms of their classes and the annual meeting in 2006 (for class 2 directors) and 2007 (for class 3 directors.) If either of Messrs. Fischbein or Jaffe is unable to serve, which is not presently anticipated, the proxies will be voted for a substituted nominee as may be designated by the board.

Medicore’s restated articles of incorporation, as amended, also provide that the entire board shall consist of no less than four and no more than nine members. Although there presently exists a vacancy in each of classes 1 and 2 of Medicore’s board, which is permissible pursuant to Medicore’s bylaws, proxies cannot be voted for a greater number of persons than the two nominees named for the class 1 directorship.

A majority of the directors voting on the matter, although less than a quorum, or a sole remaining director, has the right to appoint candidates to fill any vacancy on the board. Any such appointee shall serve for the remainder of the term of that class.

The members of the Nominating Committee of Medicore’s board, consisting of three independent board members, approved the selection of class 1 nominees for board of director membership and recommended their nomination to the board of directors. Mr. Fischbein is a member of the Nominating Committee and abstained from the Committee’s recommendation of himself as one of the class 1 directors for nomination by the board. See “Governance of the Company” below.

For historical biographical information regarding the class 1 nominees standing for election, each of whom is currently a director of Medicore, as well as the executive officers of Medicore, reference is hereby made to Part III, Item 10, entitled “Directors and Executive Officers of the Registrant” of Medicore’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this proxy statement/prospectus.

You may vote “FOR” all of the nominees, or your vote may be “WITHHELD” with respect to one or more of the nominees. Election of directors requires the affirmative vote by the holders of a plurality of outstanding common stock voting at the annual meeting of shareholders. A plurality of the votes cast means the two nominee’s receiving the largest number of votes cast will be elected. If you indicate “WITHHOLD AUTHORITY to vote for all or any of two director-nominees listed” on your proxy card or ballot, your vote will not be counted in such nominee’s favor. The nominees receiving the highest number of “FOR” votes will be elected. A “broker non-vote” will have no effect on the outcome of the election of directors.

The board recommends you vote “FOR” the election of Peter D. Fischbein and Lawrence E. Jaffe, nominees for class 1 directors of the board of directors of Medicore.

Other Nominees

Medicore by-laws provide shareholders with the right to nominate persons for a directorship if the shareholder provides written notice to its Secretary not less than 60 nor more than 90 days prior to any meeting of shareholders at which directors are to be elected; provided if less than 60 days notice of the meeting is given to shareholders, written notice of nominations of directors by shareholders shall be delivered or mailed by first class U.S. mail, postage prepaid, to its Secretary not later than the close of the seventh day following the mailing date of the notice of meeting. Each notice must include as to each proposed nominee:

•	name, age, business address, and, if known, residence address
•	principal occupation or employment for the preceding five years
•	beneficial ownership of the company’s securities
•	any arrangement, affiliation, association, agreement or other relationship with any security holder, officer, director or other person affiliated with Medicore
•	consent to serve as a director, if elected

In addition, the shareholder or shareholders proposing such nominee must each provide their name and address as well as the name and address of any other shareholders believed to be supporting such nominee, together with the number of each class of securities of Medicore owned by each such shareholder(s).

The Chairman of the meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the foregoing procedure, and as such the defective nomination shall be disregarded.

Medicore has not received any notice by an shareholder of an additional nominee for director. Any shareholder who wishes to receive a copy of the relevant section of our by-laws may request it in writing from our Secretary, Lawrence E. Jaffe, which copy shall be provided without cost to the person requesting the same.

Executive Compensation Report

In March, 2003, Medicore established a Compensation Committee of its board of directors, consisting of independent members, as mandated by the Sarbanes-Oxley Act of 2002. Prior to March, 2003, compensation of executive officers was considered by the entire board. Only Thomas K. Langbein, our Chairman of the Board, Chief Executive Officer and President, has an employment agreement with our company. Medicore’s philosophy is to align compensation of management with the long-term interests of its shareholders. Executive compensation is structured to motivate management to create and sustain shareholder value. Medicore attempts to accomplish this goal by:

(i)	aligning the interests of management to its shareholders by providing stock ownership to management; and
(ii)	seeking growth and performance of Medicore by attracting, retaining and motivating talented executives and employees through competitive compensation.

What is the structure of executive compensation?

The elements of executive compensation include:

•	base pay
•	long-term incentives
•	special awards in recognition of extraordinary efforts and achievements

How is base pay determined?

Base pay is determined by individual performance and position with and responsibilities to Medicore. Medicore also tries to be competitive with salaries of companies engaged in similar segments of its operations in an attempt to be able to maintain quality executives.

Responsibilities of the Chairman of the Board, Chief Executive Officer and President

Thomas K. Langbein has been involved with Medicore since his brokerage firm, Todd & Company, Inc., took it public in 1971. He is one of the primary individuals responsible for Medicore’s performance. Mr. Langbein has been affiliated with DCA for 25 years. He and Stephen W. Everett, the President and Chief Executive Officer of DCA, have been the motivating forces behind Medicore’s growth and strategic business planning. Mr. Everett, involved in the health care industry for over 25 years and affiliated with DCA for five and one-half years, has, together with DCA’s management team, led DCA to consecutive profitable years in each of 2001, 2002, 2003 and 2004, the latter being a banner year of record financial performance. Medicore’s executive management and DCA’s management team have expanded the number of dialysis centers, increased DCA’s acute inhospital services relationships, and have restructured and strengthened the dialysis operations. Mr. Everett is aggressively pursuing new areas of development, and with DCA’s management team and healthcare personnel, have made the dialysis operations more efficient, increasing our patient base and revenues. Mr. Langbein and Mr. Everett evaluate the potential for growth and expansion of the dialysis operations, facilities and patient base. In evaluating the performance and establishing Mr. Langbein’s compensation, the board took into account his efforts in directing Medicore’s operations, seeking sources of capital for our and our subsidiaries’ operations, pursuing areas of growth in the dialysis industry, coordinating management, operations and internal control over financial reporting, as Medicore grows, and motivating key executive management toward greater overall efficiencies in labor, cost control and increased business. The first quarter ended March 31, 2005, reflected continued growth for Medicore. Operating revenues increased 22% compared to the same period last year, and net income was $222,000, compared to an operating loss of $255,000 for the same period in 2004. There was a net loss of $(66,000) or $(.01) per share for the first quarter of 2005, compared to a net loss of under $(1,000) or $(.00) per share for the same period in 2004. The first quarter of 2004 included a gain of $546,000 resulting from a sale of a former subsidiary. Mr. Langbein does not participate in decisions affecting his compensation.

What are long-term incentives?

The philosophy for incentive compensation is to provide competitive awards when financial objectives are achieved. Long-term incentive awards for executives usually take the form of granting stock options under Medicore’s or DCA’s option plans or granting restricted stock awards, meaning shares which cannot be publicly sold for a certain period of time, usually for one year. We believe the granting by Medicore of stock options or restricted shares helps align the interests of our executives with our shareholders. This is premised on the basic principle that the executives will receive value only if the market value of our common stock increases over time. The market price of and volume of trading in our common stock reflected a substantial increase in 2004, which continues in 2005 to date. The common stock reached its high point of $12,45 in May, 2005. This was primarily due to executive management’s efforts in improving Medicore’s and DCA’s operations, sales and profitability. See “Growth and Profitability”.

Special Awards

Special awards may be granted from time to time in recognition of extraordinary efforts and achievements in positively influencing company operations and financial results and enhancing shareholder value. Such may arise based upon an executive’s extraordinary efforts in accomplishing expansion, acquisitions, realizing substantial marketing results, increasing market share and similar events. These situations and extent of awards are evaluated on a case by case basis. We had excellent results in fiscal 2004, primarily due to the record financial performance of DCA, reflected by revenues of $47,768,000, up approximately 36% from $30,807,000 in 2003, and net income of approximately $514,000 or $.07 per share ($.06 diluted), compared to $273,000 or $.04 per share ($.03 diluted) from the prior year. See “Responsibilities of the Chairman of the Board, Chief Executive Officer and President” above. Cash bonuses were awarded to Messrs. Thomas K. Langbein, Medicore’s Chairman of the Board, President and CEO ($150,000) and Daniel R. Ouzts, Medicore’s Vice President of Finance, Chief Financial Officer and Treasurer ($15,000). DCA’s new facilities, together with an additional five dialysis facilities currently under development, are expected to have a favorable impact on DCA’s and our operating results. Our medical services revenues increased by approximately $10,773,000 in 2004 and $4,514,000 in 2003, and DCA continues to exhibit substantial growth. See “Growth and Profitability” below.

Growth and Profitability

Our operating revenues have continued to grow over the last several years, due to the continued expansion of our dialysis operations through DCA. Additionally, in April, 2001, we sold our electronics division which operated through our former 71%-owned subsidiary, Techdyne, Inc. (now Simclar, Inc.) to Simclar International for $10,000,000 with an additional three year earn-out, which amounted to $1,105,000 for fiscal 2001 and $1,011,000 for fiscal 2002. An earn-out payment of $930,000 was received for fiscal 2003, resulting in approximately $3,046,000 earn-out payments having been received. Medicore initiated a litigation against Simclar International to collect an additional $155,000 due for the 2003 earn-out payment. Simclar International filed a counterclaim for $316,000 based on its alleged miscalculations of earn-out payments. Medicore considers the counterclaim without merit and is pursuing this action. We had reduced our net loss from continuing operations in 2001 compared to 2000 by approximately 55%, and we had another successful growth year in 2002, during which our continuing operations became profitable and we had an approximate 30% increase in revenues compared to 2001. Our growth in 2004 continued at an excellent pace through our dialysis operations. See “Special Awards” above. We are extremely proud of our management and employees, who are hard working, loyal and dedicated to our operations and the growth of our company. We continue to be motivated, and have every reason to expect that our growth and profitability will continue in 2005. DCA is involved in continued negotiations for additional dialysis centers and acute inpatient service contracts. DCA looks forward to 2005 as a year of expansion, sustained profitability, and enhanced shareholder value.

Submitted by the Compensation Committee
of the Board of Directors

Peter D. Fischbein (Chairman)	Seymour Friend	Robert P. Magrann

Executive Compensation

The Summary Compensation Table and information relating to compensation paid by Medicore and DCA for each of the last three fiscal years ended December 31, 2004, for services in all capacities to its Chief Executive Officer and each of its executive officers whose total annual salary, bonus or other compensation exceeded $100,000, reference is made to Part III, Item 11, “Executive Compensation” of Medicore’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this proxy statement/prospectus.

Performance Graph

The following graph shows a five-year comparison of cumulative total shareholder returns for Medicore, the Nasdaq Market Index, and the Kidney Dialysis Center Industry Index from December 31, 1999 through December 31, 2004. The cumulative total shareholder returns on our common stock was measured by dividing the difference between the Medicore share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in Medicore common stock, in the Nasdaq Market Index, and the Dialysis Center Industry Index. The basis for the presentation in the performance graph of shareholder returns for the Dialysis Center Industry Index is that Medicore has been in dialysis operations since 1977 through DCA, although the more significant operations of Medicore for a number of years were in the contract manufacturing of electronic and electro-mechanical products, through a former subsidiary, Techdyne, Inc. In 2001, we sold our 71% interest in Techdyne, Inc. and we replaced the Electronics Industry Index, presented in our earlier proxy statements, with our current primary operations, the Dialysis Center Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholder returns on the common stock does not include dividends. This graph is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance.

Corporate Governance; Board Committees; Meetings During 2004

Medicore’s board of directors and management maintains its commitment to sound and effective corporate governance practices. Our board oversees the business and affairs of Medicore and monitors the performance of its management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The board is kept apprised through discussions with the Chairman, other directors, executives, the Audit, Nominating and Compensation Committees, division heads and advisors including counsel, outside auditors, and, as applicable, investment bankers and other consultants, as well as by reading reports, contracts and other materials sent to them and by participating in board and committee meetings.

Medicore has developed a Code of Ethics and Business Conduct covering management and all employees to assure all persons affiliated with Medicore its operations act in an ethical and lawful manner. The Code of Ethics and Business Conduct covers relationships among and between affiliated persons, including patients of and payors to DCA, and relates to information processing, compliance, workplace conduct, environmental practices, training, education and development, among other areas. The Code of Ethics and Business Conduct is designed to provide:

•	ethical handling of actual or apparent conflicts of interest between personal and professional relationships
•	full, fair, accurate, timely, and understandable disclosure in reports and documents Medicore files with the SEC and in other public communications

•	compliance with applicable governmental laws, rules and regulations
•	prompt internal reporting of violations of the Code to an appropriate person identified in the Code

Medicore reviews and updates its Code of Ethics as necessary and can provide to any person, without charge, upon request, a copy of the Code of Ethics upon submission of a request for the same to Medicore’s corporate Secretary, Lawrence E. Jaffe, Esq., at Jaffe & Falk, LLC, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, telephone number (201) 288-8282, or by email to lej@jaffefalkllc.com.

Board Meetings

The board met four times during 2004, and in addition, adopted resolutions by unanimous written consent on one separate occasion. All directors participated at the meetings, either present in person or by telephone conference call.

Medicore’s policy is to encourage all of its board members to attend the annual meeting of shareholders. The annual meeting of the board of directors typically follows immediately after the annual shareholders’ meeting to facilitate the board’s attendance at both such meetings. All of Medicore’s board members attended last year’s annual shareholders’ meeting in person, except that Messrs. Waddell and Friend participated via telephone conference call.

Board Committees

Medicore’s board of directors is comprised of a majority of independent directors, has an Audit Committee, and in March, 2003, established Nominating and Compensation Committees, each of which consists solely of independent directors.

Audit Committee

In accordance with Nasdaq Stock Market Rule 4350(d), Medicore’s Audit Committee is comprised of at least three members, all of whom are independent as defined in Rule 4200(a)(15) and who meet the criteria of independence set forth in Rule 10A-3(b)(1) under the Exchange Act, all of whom have not participated in the preparation of Medicore’s financial statements at any time during the past three years, and all of whom are able to read and understand fundamental financial statements, including Medicore’s balance sheet, income statement and cash flow statement. Charles B. Waddell, Chairman of the Audit Committee, has past employment experience in finance or accounting, forming the background which results in his financial sophistication and his designation as the “financial expert” of the Audit Committee pursuant to Item 401(h) of Regulation S-K promulgated under the Exchange Act. For Mr. Waddell’s credentials, reference is made to Part III, Item 10, “Directors and Executive Officers of the Registrant” of Medicore’s Annual Report on Form 10-K for the year ended December 31, 2004, incorporated by reference in this proxy statement/prospectus. The designation of Mr. Waddell as the Audit Committee financial expert does not impose on him any duty, obligation or liability that is greater than any duty, obligation or liability imposed on any member of the Audit Committee and board of directors. The other members of our Audit Committee are Peter D. Fischbein and Robert P. Magrann.

The Audit Committee met five times in 2004. All members of the Audit Committee were present at each of the meetings. See the section below entitled “Report of the Audit Committee”, for a discussion of the committee’s oversight responsibilities and limitations.

Compensation Committee

Medicore’s Compensation Committee was established in March, 2003, and consists of Messrs. Fischbein, Friend and D’Amore, each of whom is an independent board member. The Committee met two times in 2004. The Compensation Committee has the responsibility to:

•	review and recommend to the board of directors approval of the compensation for the Chief Executive Officer
•
review and recommend to the board of directors the adoption or amendment of the compensation and benefit plans and programs for the officers and other key employees, including any stock option or incentive compensation plans

•	review and approve specific matters which are consistent with such plans and programs; approve the terms and conditions of awards under such plans within the limits of each plan
•
review and approve compensation and benefit arrangements for senior management; the Chief Executive Officer may participate with the Compensation Committee in the review and approval of senior management compensation

The committee’s report on executive compensation is set forth above under the section entitled “Executive Compensation Report”.

Nominating Committee

Medicore’s Nominating Committee was established in March, 2003, and is comprised of Messrs. Magrann, Friend and Fischbein, each of whom is an independent member of the board of directors. Medicore has adopted a formal written Nominating Committee Charter, a copy of which was attached to Medicore’s definitive proxy statement for the 2004 annual shareholders meeting and was filed with the SEC on Schedule 14A on April 29, 2004, which addresses the nominating process and provides for the Nominating Committee to:

•	assist the board in identifying and evaluating individuals qualified for board membership
•	recommend to the board nominees for directors for each annual meeting of shareholders
•	recommend director nominees for each committee

The Nominating Committee has a policy to consider director candidates recommended from many sources, including, but not limited to, recommendations from shareholders, directors, whether management or non-management, executive officers, or third-party search firms. Procedures to be followed by shareholders in recommending a director candidate are set forth under the section above entitled “Other Nominees”.

Any director candidate, from whatever recommendation source, is considered and evaluated by the Nominating Committee based upon education, experience, leadership qualities, integrity, and most importantly, a combination of these qualities forming the basis of the ability to contribute to the board, Medicore and its shareholders.

The process of evaluating nominees includes, among others:

•	discussions with the recommending party
•	due diligence checks of the nominee

•	interviews with the nominee
•	needs of the board

Medicore to date has not retained or engaged any third party to assist in the process of identifying or evaluating candidates for prospective board membership. The Nominating Committee met one time during 2004.

Shareholder Communications with the Board of Directors

The board of directors has a process for security holders to send communications to the board of directors, which includes:

By email:

•	to Thomas K. Langbein, the Chairman of the Board of Directors, medicore@compuserve.com; or
•	to counsel to the company, Jaffe & Falk, LLC, attention Lawrence E. Jaffe, Esq., who is also a director and the corporate Secretary , at lej@jaffefalkllc.com

By facsimile:

•	to Thomas K. Langbein, the Chairman of the Board of Directors, (201) 288-8208

By telephone:

•	to Thomas K. Langbein, Chairman of the Board of Directors, at (201) 288-8222; or
•	to Lawrence E. Jaffe, counsel to the company and corporate Secretary at (201) 288-8282

Any such communication shall be directed to the appropriate director or directors as requested by the shareholder.

Report of the Audit Committee

Medicore has a written Audit Committee Charter, which was adopted in June, 2000 The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis, and based on its reassessment, the Audit Committee amended the Charter in November, 2002, a copy of which was attached to the definitive proxy statement on Schedule 14A for the 2004 annual meeting, and filed with the SEC on April 29, 2004. Under the guidance of the Charter, the Audit Committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of Medicore. The ultimate responsibility for good corporate governance rests with the board of directors, whose primary roles are oversight, counseling and direction to Medicore’s management in the best interests of our shareholders.

Management of Medicore has the primary responsibility for the system and integrity of internal controls, disclosure controls and procedures, and the financial reporting process. Medicore’s independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and also to submit a detailed report to the Audit Committee which includes accounting policies used to prepare financial statements, effective accounting treatments, and discussions with management. The Audit Committee has the responsibility to monitor and oversee these processes. In accordance with rules of the SEC and Nasdaq, the Audit Committee has ultimate authority and responsibility to interview, select, evaluate and compensate, and, if necessary, replace Medicore’s independent auditors. Medicore has to make funds available to the Audit Committee for the retention of independent auditors and the engagement of the Committee’s own advisors as it deems appropriate.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” as defined under SEC and Nasdaq rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors of Medicore on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has an agenda for the year that includes, among other responsibilities, review of the company’s financial statements, internal controls and audit matters. The Audit Committee meets at least quarterly in executive session, and also meets or otherwise has discussions with Medicore’s independent accountants, its Vice President of Finance, who is also the Principal Financial Officer, and management, to review interim financial results before the publication of Medicore’s quarterly reports on Form 10-Q and its press releases. Management’s and the independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Medicore regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Medicore employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

Medicore’s independent auditors provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discusses with the independent auditors and management that firm’s independence.

In accordance with Audit Committee policy and the requirement of law, all services to be provided by Medicore’s independent registered public accounting firm, currently Moore Stephens, P.C., are pre-approved by the Audit Committee. Pre-approval currently includes audit services and certain tax services. No other audit-related services or other non-audit services have been or are currently being provided to Medicore.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2004 with management and the independent auditors. Management represented to the Audit Committee that Medicore’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The independent registered public accounting firm, Moore Stephens, represented that their presentations included the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality of Medicore’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures related to critical accounting estimates. The Audit Committee also reviewed with Medicore’s independent auditors the overall scope of their audit and discussed with the independent auditors the result of their examinations, their evaluation of Medicore’s internal controls, and the overall quality of Medicore’s accounting and financial reporting. In reliance on these views and discussions and the report of the independent auditors, the Audit Committee has recommended to the board, and the board has approved, the inclusion of the audited financial statements in Medicore’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

The Audit Committee and the board have also recommended for shareholder ratification the appointment of Moore Stephens, P.C. as the company’s independent registered pubic accounting firm for fiscal 2005.

The Audit Committee

Charles B. Waddell, Chairman
Peter D. Fischbein
Robert P. Magrann
March 29, 2005

Proposal No. 4: Ratification of the Appointment of Independent Auditors of Medicore

As indicated in connection with Proposal 3 above, to the extent that requisite shareholder approval is obtained for adoption of the Agreement and Plan of Merger and the merger is subsequently consummated, this proposal will not be effected on account of the fact that Medicore will have been merged with and into DCA and will no longer exist as a separate entity. However, as further indicated in Proposal 3, to the extent that requisite shareholder approval for adoption of the Agreement and Plan of Merger is not obtained, or if obtained, the Agreement and Plan of Merger is terminated prior to the effectuation of the merger, Medicore shall continue its operations. In such event this proposal shall be effected as more fully discussed herein.

Medicore’s Audit Committee has appointed the accounting firm of Moore Stephens, P.C., to audit and report on its financial statements for the year ended December 31, 2005.

Moore Stephens performed the audit of Medicore’s annual financial statements as of and for the years ended December 31, 2003 and 2004, and reviewed the financial statements included in Medicore’s quarterly reports on Form 10-Q for 2004, and the first quarter of 2005.

Moore Stephens was authorized and appointed by Medicore’s Audit Committee in November, 2003, to audit and report on its financial statements for the 2003 fiscal year and was formally engaged as the independent auditors in January, 2004. Medicore’s retention of Moore Stephens was the direct result of notice Medicore received from Wiss & Company, LLP, Medicore’s former independent auditors, in September, 2003, of its determination to discontinue providing audit services to substantially all of its SEC registrant clients, including Medicore. Wiss & Company notified Medicore of its intent to resign as Medicore’s independent accountants solely as a result of its discontinuing public company audit services, which resignation was to be effective as of the date of Medicore’s filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. Wiss & Company had been auditing and reporting on Medicore’s financial statements since fiscal 1999, and Wiss & Company’s report on financial statements for the two fiscal years ended December 31, 2002 (the last fiscal year for which Wiss & Company performed an audit) contained no adverse opinion or a disclaimer of opinion, nor was qualified or modified as to any uncertainty audit scope, or accounting principles.

During the two fiscal years ended December 31, 2002, and the subsequent interim period to the date of Wiss & Company’s resignation (i) Medicore had no disagreements with Wiss & Company on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Wiss & Company, would have caused Wiss & Company to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

Although shareholder ratification of the appointment of Medicore’s independent auditors is not required by law on account of the fact that the Audit Committee has sole authority to hire and dismiss the independent auditors, as a matter of good corporate governance Medicore’s Audit Committee has determined to submit the appointment of Moore Stephens as the company’s independent auditors for fiscal 2005 for ratification by the Medicore shareholders.

In the event that the appointment of Moore Stephens as independent auditors is not ratified by a majority of the shares of common stock present in person or represented by proxy at the annual meeting, the Audit Committee of Medicore will not be under any obligation to dismiss Moore Stephens but may review its future selection of independent auditors. Moreover, if the appointment of Moore Stephens is ratified by the shareholders at the annual meeting, the Audit Committee will not be restricted at any time thereafter from removing Moore Stephens and changing Medicore’s independent auditors if it deems such change to be in the best interests of Medicore.

A representative of Moore Stephens is expected to be present at the Medicore Annual Meeting and will have the opportunity to make a statement, and he will be available to respond to appropriate questions from shareholders. It is not anticipated that a representative of Wiss & Company, Medicore’s former auditors, will be present at the Medicore Annual Meeting.

Fees Paid to Independent Auditors

Audit Fees

The fees of Moore Stephens for professional services rendered for the audit of Medicore’s annual financial statements was $15,000 for each of fiscal 2004 and fiscal 2003. Moore Stephens, P.C.’s fees for professional services for review of the unaudited financial statements in Medicore’s quarterly reports on Form 10-Q for fiscal 2004 was $6,000.

Wiss & Company’s fees for professional services rendered for the review of Medicore’s unaudited financial statements included in Medicore’s quarterly reports on Form 10-Q for fiscal 2003 was $1,500. Wiss & Company’s aggregate fees for professional services rendered for the audit of Medicore’s annual financial statement for fiscal 2002 and the review of the unaudited financial statements included in Medicore’s quarterly reports on Form 10-Q for fiscal 2002 was $16,500.

Audit Related Fees

Neither of Moore Stephens nor Wiss & Company performed any assurance and related services for Medicore, or any other services reasonably related to the performance of the audit or review of its financial statements during the fiscal years 2004, 2003 and 2002 that were not otherwise audit services as described above.

Tax Fees

Moore Stephens handled the calculation and preparation of materials related to estimated taxes and the preparation of tax returns for 2003 and 2004. The tax fees were $5,000 for each of 2003 and 2004.

Wiss & Company’s aggregate fees billed in fiscal 2003 and 2002 for professional services rendered for tax compliance, namely the calculation and preparation of materials related to estimated taxes and the preparation of tax returns, was $5,000 in each year.

All Other Fees

In addition to the professional services and fees billed as described above under “Audit Fees” and “Tax Fees,” in 2004, Moore Stephens performed research on accounting and tax matters for a $2,200 fee. Wiss & Company did not provide any other services or bill other fees to Medicore or any of its subsidiaries.

Medicore’s Audit Committee pre-approves and reviews all audit and permissible non-audit services performed by its independent auditors as well as the fees charged for such services. In its pre-approval of permissible non-audit services and fees, the Audit Committee considers the possible effect of the performance of such services on the auditor’s independence. Moreover, the law prohibits public companies from obtaining certain “non-permissible” non-audit services from its independent auditors in furtherance of the effort to maintain such auditors’ independence. To date, Medicore has not obtained any non-permissible non-audit services from either of Wiss & Company or Moore Stephens.

Medicore’s Audit Committee has established its pre-approval policies and procedures, pursuant to which it approved the foregoing audit and permissible non-audit services provided by Moore Stephens in 2004. The Audit Committee’s pre-approval policy provides each audit and permitted non-audit service to be reviewed for a determination of approval by the Audit Committee. Requests or application for specific services to be provided by the independent auditor are required to be submitted to the Audit Committee as well as to Medicore’s Vice President of Finance, who is also Medicore’s Principal Financial Officer, and must include a detailed description of the services to be rendered. Medicore’s Vice President of Finance shall provide the Audit Committee with a written report as to the scope and applicability of the proposed services and further communications may be made between and among the independent auditors, the Vice President of Finance and the Audit Committee, as necessary for further clarification and evaluation. The Audit Committee will make the determination that any requested audit and/or non-audit services, upon the above mentioned review process, (a) are necessary and within the scope of the company’s operations and reporting responsibilities, and (b) will not, in its opinion and evaluation, impair the auditor’s independence, nor be considered a prohibited non-audit service consistent with the SEC’s rules relating to these issues. The Audit Committee will provide a report of its approval or disapproval of requested audit and non-audit services to management and the board for implementation. The Audit Committee will monitor the performance of all services provided by the independent auditors and determine whether such services are in compliance with its approval policies. The Audit Committee will report to management on a periodic basis on the results of its monitoring, and recommend appropriate action, including termination of the independent auditors for breaches of the approved policies or for deficiencies in providing services to Medicore.

BUSINESS OF MEDICORE

General

Medicore, Inc., incorporated in Florida in 1961, has three business segments: (i) the medical products division which distributes medical products; (ii) the operation of kidney dialysis centers and other dialysis services through DCA, its 55.7% owned public subsidiary; and (iii) the investment in technology companies through an equity ownership interest in Linux Global Partners, Inc. ( in which DCA also has an equity interest), a private speculative company that invests in developing Linux software companies, including its affiliate Xandros, Inc., that has developed and markets a Linux desktop operating system. Medicore sold its 71% interest in public subsidiary, Techdyne, Inc., in June, 2001, subsequent to which it has had no continuing operations as a contract manufacturer of electronic components

Medical Products

Medicore develops and distributes medical products, primarily disposables, both domestically and internationally, to hospitals, blood banks, laboratories and retail pharmacies. Products distributed include exam gloves, prepackaged swabs and bandages and glass tubing products for laboratories. Additionally, Medicore distributes a line of blood lancets used to draw blood for testing. The lancets are distributed under the names Producers of Quality Medical Disposables™, Lady Lite™, Medicore’s brand name Lite Touch, or under a private label if requested by the customer. Medical devices are required by the FDA, as a condition of marketing, to secure a 510(k) premarket notification clearance or a Premarket Approval Application. A product will be cleared by the FDA under a 510(k) if it is found to be substantially equivalent in terms of safety, effectiveness and intended use to another legally marketed product. Medicore received 510(k) clearance for its blood lancet line and insulin syringes, and for the sterile products. The medical products are subject to continuing FDA oversight, including labeling, “good manufacturing practices,” as defined in FDA regulations, and adverse event reporting, none of which adverse events have occurred to date. Although Medicore holds three patents related to its lancets, and obtained required FDA approval relating to the production of lancets, it is no longer manufacturing these products. As of April 1, 2001, Medicore commenced purchasing lancets from manufacturers in the Far East. Marketing of medical products is conducted by independent manufacturer representatives and Medicore’s employees.

The medical products division accounts for approximately 2% of Medicore’s sales revenues.

Dialysis Operations

Medicore’s dialysis services operations are through DCA, which currently operates 23 outpatient dialysis centers in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia, including its management of an Ohio center in which it has a 40% interest and an unaffiliated Georgia center, in each case pursuant to management services agreements. DCA also provides acute dialysis services through contractual relationships with nine hospitals and medical centers. In addition, it provides homecare services. Management believes that DCA distinguishes itself on the basis of quality patient care and a patient-focused, courteous, highly trained professional staff. The dialysis operations of DCA are the most significant part of Medicore’s operations, accounting for approximately 98% of its sales revenues. See the section above entitled “Business of DCA”, for further discussion of DCA’s business and operations.

Technology Companies

In January, 2000, Medicore established a new division with the purpose of investing in and incubating new technology companies, primarily involved with Internet technology. Medicore’s initial investment was in Linux Global Partners, Inc., a private company which, through its affiliate Xandros, Inc., has developed and markets a Linux desktop operating system. In addition to Xandros, Linux Global Partners has investments in a variety of other Linux-related software companies, and, we have been advised, is attempting to negotiate strategic alliances with certain of those companies in order to employ their systems in conjunction with Linux Global Partner’s desktop system. To our knowledge, Xandros has been obtaining limited financing for its operations, and is in need of substantial capital to continue its marketing and further development of the Linux desktop operating system. There is no assurance such capital will be available or, if so, on favorable terms.

Medicore’s investment in technology companies, currently limited to Linux Global Partners and Xandros, has not generated any revenues other than interest income, a gain of approximately $784,000 recorded in August 2003 from the sale of Ximian, Inc. preferred stock acquired by Medicore on foreclosure of collateral securing loans it had made to Linux Global Partners between 2000 and 2002, and a gain of approximately $402,000 in August 2004 upon the release of half of certain escrowed proceeds from Medicore’s preferred shares of Ximian, Inc. sold in the transaction. The remaining balance of escrowed proceeds, approximately $402,000, is scheduled to be released to Medicore in August 2005, the second anniversary of Ximian, Inc. acquisition by a third party, pending fulfillment by the parties to that acquisition of certain post-sale conditions.

Employees

Medicore and its subsidiaries employ 314 full time employees of which nine are administrative, 301 are with the dialysis operations and 4 are engaged in the medical products operations. In addition, DCA employs approximately 23 part-time employees and retains 18 independent contractors and subcontractors, consisting of the social workers and dietitians at certain of its dialysis facilities in addition to medical directors who supervise patient treatment at each facility. DCA also uses approximately 78 “per diem” personnel to supplement staffing.

Medicore believes that its relationship with its employees as well as DCA’s relationship with its employees is excellent and neither Medicore nor DCA has suffered any strikes or work stoppages. None of DCA’s or Medicore’s employees are represented by a labor union. Both Medicore and DCA are an equal opportunity employer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF
MEDICORE, INC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations, commonly known as MD&A, is intended to provide a narrative explanation of Medicore’s financial statements, and to provide readers with the dynamics of Medicore’s business as seen through management’s eyes. Generally, MD&A is intended to cover expected effects of known or reasonably expected uncertainties, expected effects of known trends on future operations, and prospective effects of events that have had a material effect on past operating results. MD&A should be read in conjunction with Medicore’s consolidated financial statements, including the notes, included elsewhere in this proxy statement/prospectus.

Overview

Although Medicore has a medical products division and investment in two affiliated technology companies, its primary operations, revenues and income are derived from dialysis operations through DCA, Medicore’s 55.7% owned public subsidiary. That subsidiary provides dialysis services, primarily kidney dialysis treatments through its 23 outpatient dialysis centers, including the management of each of a center in which it holds a 40% minority interest and one unaffiliated dialysis center. In addition, DCA provides dialysis treatments to patients at nine hospitals and medical centers through its acute inpatient dialysis services agreements with these entities. DCA also provides homecare services, including home peritoneal dialysis and method II services, the latter relating to providing patients with supplies and equipment. For an overview of DCA’s results of operations, please refer to the section above entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of DCA - Overview”.

Results of Operations

The following table shows Medicore’s results of operations (in thousands) for the periods presented:

	Year Ended December 31,			Three Months Ended March 31,
	2004	2003	2002	2005	2004
Product sales	$782	$810	$890	$197		$224
Medical service revenues	40,450	29,676	25,162	10,484		8,410
Total sales	41,232	30,486	26,052	10,681		8,634
Other income	536	321	191	128		217
Total	41,768	30,807	26,243	10,809		8,851

Cost of product sales	492	514	497	107		118
Cost of medical services	23,546	18,221	15,067	6,542		5,162
Total cost of sales	24,038	18,735	15,564	6,649		5,280
Selling, general and administrative expenses	14,408	11,345	8,733	3,691		3,677
Provision for doubtful accounts	1,198	290	705	248		148
Total cost and expenses	39,644	30,370	25,002	10,588		9,105

Operating income (loss)	2,124	437	1,241	221		(254)

Other income, net	1,328	1,101	446	108		625

Income before income taxes, minority interest and equity in affiliate earnings	3,452	1,538	1,687	329		371

Income tax provision	1,589	636	647	309		216

Income before minority interest and equity in affiliate earnings	1,863	902	1,040	20
						155
Minority interest in income of consolidated subsidiaries	(1,632)	(673)	(627)	(206)		(174)

Equity in affiliate earnings	283	44	69	120		19

Net income (loss)	$514	$273	$482	$(66)	$	---

Quarter Ended March 31, 2005 Compared to Quarter Ended March 31, 2004

Consolidated operating revenues, increased by approximately $1,958,000 (22%) for the three months ended March 31, 2005 compared to the same period of the preceding year. Sales revenues increased by approximately $2,047,000 (24%) for the three months ended March 31, 2005 compared to the same period of the preceding year. Other operating income decreased by approximately $89,000 for the three months ended March 31, 2005 compared to the same period of the preceding year. There was a gain on a litigation settlement of $134,000 during the first quarter of 2004. There was an increase in management fee income of $45,000 for the quarter ended March 31, 2005 compared to the same period of the preceding year pursuant to a management services agreement between DCA and its 40% owned Toledo, Ohio affiliate and a management services agreement with an unaffiliated dialysis center. See Notes 1 and 16 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

In April, 2004, Medicore received payment of approximately $930,000 representing the third installment of an earn-out payment from its sale of Techdyne to Simclar International in 2001. This resulted in Medicore having received approximately $546,000 in excess of the minimum earn-out of $2,500,000 as provided in the sale agreement that it had previously recorded. This excess amount has been recorded as a non-operating gain in Medicore’s consolidated statement of operations. On May 10, 2004, Medicore filed an action against Simclar International in Florida state court, alleging breach of contract by Simclar International, seeking collection of an additional approximately $155,000 which should have been included in the April, 2004 earn-out payment based on Techdyne’s consolidated sales for 2003. Simclar International has filed a counterclaim alleging that due to its certification of erroneous sale amounts for 2001, 2002 and 2003 it had overpaid Medicore by approximately $316,000. Medicore believes the counterclaim is without merit. See Note 12 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

Other non-operating income increased approximately $31,000 for the three months ended March 31, 2005 compared to the same period of the preceding year. Interest income from unrelated parties increased $30,000 for the three months ended March 31, 2005 compared to the same period of the preceding year. Rental income increased approximately $3,000, miscellaneous other income decreased by approximately $10,000, and interest expense decreased approximately $8,000, with the effect of reduced average borrowings more than offsetting an increase in average interest rates for the three months ended March 31, 2005, in each case compared to the same period of the preceding year. The prime rate was 5.75% at March 31, 2005 and 5.25% at December 31, 2004. See Notes 1 and 4 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

Medical product sales revenues decreased approximately $28,000 for the three months ended March 31, 2005 compared to the same period of the preceding year. Although the medical products division has expanded its product line with several diabetic disposable products, demand to date for these products continues to be less than anticipated. Management is attempting to be more competitive in lancet sales through overseas purchases and expansion of its customer base.

Medical services revenues, representing the sales revenues of the dialysis division operated through DCA increased approximately $2,075,000 (25%) for the three months ended March 31, 2005 compared to the same period of the preceding year, with the increase largely attributable to a 31% increase in total dialysis treatments performed by the dialysis division from 29,413 during the first quarter of 2004 to 38,581 during the first quarter of 2005. This increase reflects: (i) increased revenues from DCA’s Pennsylvania dialysis centers of approximately $411,000, including revenues of $592,000 for the two centers operated through its Keystone Kidney Care, Inc. subsidiary, which was acquired effective August 31, 2004; (ii) decreased revenues of approximately $16,000 from its New Jersey centers; (iii) increased revenues of approximately $108,000 from its Georgia centers; (iv) increased revenues of approximately $396,000 from its Maryland centers, (v) increased revenues of approximately $69,000 from its Ohio center; (vi) increased revenues of approximately $408,000 for its Virginia centers; and (vii) increased revenues of approximately $699,000 from its South Carolina center. Some patients of DCA carry commercial insurance which may require an out of pocket co-pay by the patient, which is often uncollectible by DCA. This co-pay is typically limited, and therefore may lead to an under-recognition of revenue by DCA at the time of service. DCA routinely recognizes these revenues as it becomes aware that these limits have been met.

Cost of sales as a percentage of consolidated sales amounted to 62% for the three months ended March 31, 2005 compared to 61% for the same period of the preceding year.

Cost of goods sold for the medical products division as a percentage of medical product sales was 54% for three months ended March 31, 2005 and for 52% for the same period of the preceding year. Changes in the cost of goods sold percentage for this division result largely from a change in product mix.

Cost of medical services sales as a percentage of medical services revenues increased to 62% for the three months ended March 31, 2005, compared to 61% for the same period of the preceding year, reflecting increases in payroll costs and supply costs as a percentage of medical services sales.

Approximately 27% of DCA’s medical services revenues for the three months ended March 31, 2005 and 29% for the same period of the preceding year were derived from the administration of EPO to its patients. EPO is only available from one manufacturer in the United States. Price increases for this product without DCA’s ability to increase its charges would increase its costs and thereby adversely impact its earnings. We cannot predict the timing or extent of any future price increases by the manufacturer, or DCA’s ability to offset any such increases. Beginning this year, Medicare will reimburse dialysis providers for the ten most utilized ESRD drugs at an amount equal to the cost of such drugs as determined by the OIG, with complimentary increases in the composite rate. DCA believes this will have little impact on its average Medicare revenue per treatment.

Selling, general and administrative expenses increased approximately $3,000 for the three months ended March 31, 2005 compared to the same period of the preceding year. The first quarter of 2004 included approximately $486,000 of stock option related bonuses. Without the effect of the stock option bonuses, selling general and administrative expenses would have increased approximately $489,000 for the three months ended March 31, 2005 compared to the same period of the preceding year. This includes operations of DCA’s new dialysis centers in Pennsylvania, South Carolina, Virginia and Maryland, and the cost of additional support activities from expanded dialysis operations. As a percentage of sales revenues, selling, general and administrative expenses amounted to 34% for the three months ended March 31, 2005 compared to 42% for the same period of the preceding year. Without the effect of the 2004 stock option bonuses, selling, general and administrative expenses would have amounted to 36% of sales revenues for the first quarter of 2004. These expenses include expenses of new dialysis centers incurred prior to Medicare approval for which there were no corresponding medical service revenues.

Provision for doubtful accounts increased by approximately $100,000, for the three months ended March 31, 2005 compared to the same period of the preceding year. Medicare bad debt recoveries of $177,000 were recorded during the three months ended March 31, 2005, with no such recoveries recorded for the same period of the preceding year. Without the effect of the Medicare bad debt recoveries, provision for doubtful accounts receivable would have amounted to 4% of sales for the three months ended March 31, 2005 compared to 2% for the same period of the preceding year. The provision for doubtful accounts reflects Medicore’s collection experience with the impact of that experience included in accounts receivable presently reserved, plus recovery of accounts previously considered uncollectible from Medicare cost report filings. The provision for doubtful accounts of the medical services operation, which is the primary component of this provision, is determined under a variety of criteria, primarily aging of the receivables and payor mix. Accounts receivable are estimated to be uncollectible based upon various criteria including the age of the receivables, historical collection trends and our understanding of the nature and collectibility of the receivables, and are reserved for in the allowance for doubtful accounts until they are written off.

Although DCA’s operation of additional dialysis centers has resulted in additional revenues, certain of these centers are still in the developmental stage and, accordingly, their operating results will adversely impact DCA’s and Medicore’s results of operations until they achieve a patient count sufficient to sustain profitable operations.

Minority interest represents the proportionate equity interests of minority owners of subsidiaries whose financial results are included in the consolidated results. Equity in affiliate earnings represents DCA’s equity in the earnings incurred by its Ohio affiliate in which DCA has a 40% ownership interest. This dialysis center commenced operations in February, 2001. See Notes 1 and 16 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

Fiscal Year 2004 Compared to Fiscal Year 2003

Operating income increased approximately $1,687,000 for the year ended December 31, 2004 compared to the preceding year. For this same period, income before income taxes, minority interest and equity in affiliate earnings increased approximately $1,914,000, and net income increased approximately $241,000.

Consolidated operating revenues, increased by approximately $10,961,000 (36%) for the year ended December 31, 2004 compared to the preceding year. Sales revenues increased by approximately $10,745,000 (35%) for the year ended December 31, 2004 compared to the preceding year. Other operating income increased by approximately $216,000 for the year ended December 31, 2004, compared to the preceding year. This includes a litigation settlement of $134,000 during 2004 and an increase in management fee income of $82,000 for the year ended December 31, 2004 pursuant to a management services agreement between DCA and its 40% owned Toledo, Ohio affiliate and a management services agreement with an unaffiliated dialysis center. See Notes 1 and 18 to “Notes to Consolidated Financial Statements” of Medicore.

With respect to earn-out payments from Medicore’s sale of Techdyne to Simclar International in 2001 and litigation relating to such payments, see “Quarter Ended March 31, 2005 Compared to Quarter Ended March 31, 2004” above and Note 12 to “Notes to Consolidated Financial Statements” of Medicore.

Other non-operating income increased approximately $86,000 for the year ended December 31, 2004 compared to the preceding year. Interest income from unrelated parties increased $24,000 for the year ended December 31, 2004 compared to the preceding year. Rental income increased approximately $33,000, miscellaneous other income decreased by approximately $11,000, and interest expense decreased approximately $39,000, with the effect of reduced average borrowings more than offsetting an increase in average interest rates for the year ended December 31, 2004, in each case compared to the preceding year. The prime rate was 5.25% at December 31, 2004 and 4.00% at December 31, 2003. See Note 1 and 3 to “Notes to Consolidated Financial Statements” of Medicore.

In conjunction with a sale of third-party securities that Medicore had acquired through foreclosure proceedings on an outstanding debt obligation owed to it, Medicore recorded gains of approximately $402,000 during 2004 and $784,000 during 2003.

Medical product sales revenues decreased approximately $28,000 for the year ended December 31, 2004 compared to the preceding year. Demand for the medical products was less than anticipated, despite an expansion of the product line with several diabetic disposable products.

Medical services revenues, representing the sales revenues of Medicore’s dialysis division operated through DCA increased approximately $10,773,000 (36%) for the year ended December 31, 2004 compared to the preceding year, with the increase largely attributable to a 27% increase in total dialysis treatments performed by DCA from 106,991 during 2003 to 135,667 during 2004. This increase reflects: (i) increased revenues from DCA’s Pennsylvania dialysis centers of approximately $2,500,000, including revenues of $782,000 from its new Pottstown center; and revenues of $750,000 for the two centers operated through its Keystone Kidney Care, Inc. subsidiary, which was acquired by DCA effective August 31, 2004; (ii) increased revenues of approximately $1,064,000 from its New Jersey centers; (iii) increased revenues of approximately $1,548,000 from its Georgia centers; (iv) increased revenues of approximately $1,109,000 from its Maryland centers, including revenues of $305,000 from its new Rockville center; (v) increased revenues of approximately $1,361,000 from its Ohio center; (vi) revenues of approximately $1,089,000 for its two new Virginia centers; and (vii) revenues of approximately $2,101,000 from its new South Carolina center.

Cost of sales as a percentage of consolidated sales amounted to 58% for the year ended 2004 compared to 61% for the preceding year.

Cost of goods sold for the medical products division as a percentage of medical product sales was
63% for year ended December 31, 2004 and for the preceding year. Changes in the cost of goods sold percentage for this division resulted largely from a change in product mix.

Cost of medical services sales as a percentage of medical services revenues decreased to 58% for the year ended December 31, 2004, compared to 61% for the preceding year, including decreases in payroll costs and supply costs as a percentage of medical services sales.

Approximately 28% of DCA’s medical services revenues for the year ended December 31, 2004 and for the preceding year were derived from the administration of EPO to its patients.

Selling, general and administrative expenses, increased approximately $2,992,000 (27%) for the year ended December 2004, compared to the preceding year. This increase reflects operations of DCA’s new dialysis centers in Pennsylvania, South Carolina, Virginia and Maryland, the cost of additional support activities from expanded dialysis operations and approximately $1,231,000 of compensation expense attributable to officer, director, employee and legal counsel bonuses recorded in 2004 compared to $760,000 of compensation expense attributable to such bonuses recorded in 2003. As a percentage of sales revenues selling, general and administrative expenses amounted to 34% for the year ended December 31, 2004 compared to 36% for the preceding year. These expenses include expenses of new dialysis centers incurred prior to Medicare approval for which there were no corresponding medical service revenues.

Provision for doubtful accounts increased by approximately $908,000, for the year ended December 31, 2004, compared to the preceding year. Medicare bad debt recoveries of $213,000 were recorded during the year ended December 31, 2004, compared to approximately $326,000 for the preceding year. Without the effect of the Medicare bad debt recoveries, provision for doubtful accounts receivable would have amounted to 3% of sales for the year ended December 31, 2004 compared to 2% for the preceding year.

DCA experienced same-center growth in total treatments of approximately 9% for the year ended December 31, 2004, compared to the preceding year, and same-center revenues grew by approximately 20%. DCA continues to search for ways to operate more efficiently and reduce costs through process improvements. In addition, it is reviewing technological improvements and intends to make capital investments to the extent it is confident such investments will improve patient care and operating performance.

Fiscal Year 2003 Compared to Fiscal Year 2002

Consolidated operating revenues, increased by approximately $4,564,000 (17%) in 2003 compared to the preceding year. Sales revenues increased by approximately $4,435,000 (17%) compared to the preceding year. Other operating income increased by approximately $129,000 for the year ended December 31, 2003 pursuant to a management services agreement between DCA and its 40% owned Toledo, Ohio affiliate and management services agreement with an unaffiliated dialysis center. See Note 1 to “Notes to Consolidated Financial Statements” of Medicore.

Medical service revenues, representing the revenues of DCA, increased approximately $4,514,000 (18%) for 2003 compared to the preceding year, which increase was primarily attributable to a 14% increase in total dialysis treatments performed by DCA from 93,443 in 2002 to 106,991 in 2003. This increase reflects (i) increased revenues of DCA’s Pennsylvania dialysis centers of approximately $1,998,000; (ii) increased revenues of approximately $674,000 for its Georgia centers; (iii) revenues of approximately $1,255,000 for its new Maryland center; and (iv) revenues of approximately $709,000 for its new Ohio center; partially offset by decreased revenues of approximately $95,000 for its New Jersey centers reflecting termination of two New Jersey acute care contracts and a decrease of $27,000 in consulting and license income.

Medical product sales revenues decreased approximately $79,000 (9%) for 2003 compared to the preceding year which is attributable to decreased sales to a major customer that has indicated it is changing suppliers and has commenced phasing out purchases from Medicore. Although management is attempting to be more competitive in lancet sales through overseas purchases and expansion of its customer base, Medicore cannot assure you that it will be able to replace lost sales or increase other sales. Although the medical products division has expanded its product line with several diabetic disposable products, demand to date for these products has been less than anticipated.

Other non-operating income decreased approximately $128,000 for the year ended December 31, 2003 compared to the preceding year. Interest income from unrelated parties decreased $228,000 for the year ended December 31, 2003 compared to the preceding year large due to the foreclosure and sale of collateral in payment of loans due Medicore from Linux Global Partners. See Note 11 to “Notes to Consolidated Financial Statements” of Medicore. Rental income increased approximately $19,000, miscellaneous other income decreased by approximately $40,000, and interest expense decreased approximately $41,000, reflecting reduced average borrowings and lower interest rates on variable rate debt. The prime rate was 4.00% at December 31, 2003 and 4.25% at December 31, 2002. See Notes 1 and 3 to “Notes to Consolidated Financial Statements” of Medicore.

In conjunction with a sale of third-party securities that we acquired through foreclosure proceedings on an outstanding debt obligation to it, Medicore recorded a gain of approximately $784,000 during 2003. See Note 11 to “Notes to Consolidated Financial Statements” of Medicore.

Cost of sales as a percentage of consolidated sales amounted to 61% for 2003 compared to 60% for the preceding year.

Cost of goods sold for the medical products division as a percentage of medical product sales was 63%, for 2003 compared to 56% for the preceding year. Changes in cost of goods sold for this division resulted largely from a change in product mix.

Cost of medical services sales as a percentage of medical services revenues increased to 61% for the year ended December 31, 2003, compared to 60% for the preceding year, which increase is primarily attributable to (i) costs for treatments at new dialysis centers prior to Medicare approval of these centers resulting in no corresponding medical service revenues for such treatments, (ii) increases in the cost of EPO as a percentage of EPO sales revenues, and (iii) increases in the cost of professional liability insurance. The cost of professional liability insurance coverage for the medical services division increased by $43,000 or 62% for the year ended December 31, 2003, compared to the preceding year. While a portion of this increase is attributable to DCA’s new centers and overall increase in treatments, a substantial portion of the cost increase relates to the general market conditions for professional liability coverage including reduced availability and higher costs for this coverage. Continued cost increases for professional liability coverage at DCA could adversely impact the earnings of both DCA and Medicore.

Approximately 28% of Dialysis Corporation of America’s 2003 medical services revenues were derived from the administration of EPO to its patients compared to 26% for the preceding year.

Selling, general and administrative expenses, increased $2,579,000 for 2003 compared to the preceding year. This increase reflects operations of DCA’s new dialysis centers in Maryland and Ohio, the cost of additional support activities from expanded dialysis operations and an aggregate of approximately $598,000 of stock option exercise bonuses to officers, directors and employees and officer bonuses compared to approximately $100,000 in the preceding year.

Provision for doubtful accounts decreased by approximately $416,000, primarily through Medicare bad debt recoveries of approximately $341,000 during 2003. Without the effect of Medicare bad debt recoveries, the provision for doubtful accounts receivable would have amounted to 2% of sales for the year ended December 31, 2003 compared to 3% for the preceding year.

Dialysis Corporation of America experienced same-center growth in total treatments of approximately 7% in 2003, and same-center revenues grew approximately 9% in fiscal 2003.

Quarterly Results of Operations

The following table sets forth unaudited quarterly consolidated statement of operations data for the quarter ended March 31, 2005, and the four quarters for each of fiscal 2004 and 2003. Medicore derived this data from unaudited consolidated financial statements and in the opinion of Medicore’s management, they include all adjustments, which consist only of normal recurring adjustments, necessary to present fairly the financial results for the periods presented. The results of operations for any quarter are not necessarily indicative of the results of operations for any future period.

	(in thousands except for per share data)
	March 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003		March 31, 2004		June 30, 2004	Sept. 30, 2004	Dec. 31, 2004	March 31, 2005
Net sales	$6,948	$7,649	$7,725	$8,165		$8,634		$9,696	$11,047	$11,855	$10,681
Gross profit	2,614	2,989	2,903	3,245		3,354		3,826	4,872	5,142	4,032
Net income (loss)	(44)	(64)	230	151		---		(34)	649	(101)	(66)
Earnings (loss) per share:
Basic	$(.01)	$(.01)	$.04	$.02	$	.---	$	.---	$.09	$(.02)	$(.01)
Diluted	$(.01)	$(.01)	$.03	$.02	$	.---		$(.01)	$.09	$(.02)	$(.01)

Liquidity and Capital Resources

Working capital totaled approximately $12,934,000 at March 31, 2005, which reflects an increase of $330,000 (3%) during the three months ended March 31, 2005. The change in working capital included a decrease in cash of $1,564,000 including net cash used in operating activities of $1,423,000, net cash used in investing activities of $156,000 (including additions to property, plant and equipment of $292,000, and $161,000 of distributions received from DCA’s 40% owned Ohio affiliate), and net cash provided by financing activities of $15,000 (including payments on long-term debt of $137,000, $10,000 of capital contributions from a subsidiary minority member and $142,000 of receipts from the exercise of Medicore and subsidiary stock options).

In January, 2003, Medicore executed on certain of the collateral securing Linux Global Partners’ indebtedness to it, resulting in Medicore acquiring 4,115,815 shares of series A convertible preferred stock of Ximian, Inc. These shares were sold in August, 2003, in connection with a third party’s acquisition of Ximian, for which Medicore received $3,541,000 with an additional $805,000 placed in escrow, approximately half ($402,000) of which was released in August, 2004, and the balance of which is to be released in August, 2005, subject to the parties to the Ximian acquisition fulfilling certain conditions. See Note 12 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

In May, 2003, Medicore entered into a one-year, non-exclusive consulting agreement with an investment relations firm, which agreement expired by its terms in May, 2004. The agreement provided for a $4,000 monthly fee and issuance of an option for 200,000 shares of common stock exercisable through May, 2005, at an exercise price of $2.50 per share. The parties to the agreement agreed to continue the consulting arrangement on a month-to-month basis through December, 2004. In March, 2005, in accordance with the terms of the option, the investment relations firm exercised the option in full, via a “cashless” exercise, for which it received an aggregate of 130,000 shares. See Notes 6 and 8 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

In July, 2003, pursuant to a mediation proceeding following a partial summary judgment, Medicore obtained against Viragen, Inc., its former subsidiary, Viragen agreed to abide by the terms of the royalty agreement and remitted $30,000 to Medicore in August, 2003 and an additional $30,000 plus $3,000 of interest in August, 2004, with a remaining payment of $30,000 plus interest at 5% per annum due in August, 2005. Viragen also agreed to commence remitting royalty payments on a quarterly basis pursuant to the royalty agreement and has remitted quarterly payments since October 2003, aggregating approximately $21,000. See Note 2 to “Notes to Unaudited Consolidated Financial Statements of Medicore.”

DCA has a mortgage on its real property in Easton, Maryland securing a development loan made by a third party to one of DCA’s New Jersey dialysis centers. The outstanding balance of the loan was $603,000 at March 31, 2005, and $610,000 at December 31, 2004. In April, 2001, DCA obtained a $788,000 five-year mortgage on its building in Valdosta, Georgia which had an outstanding principal balance of $665,000 at March 31, 2005, and $675,000 at December 31, 2004. DCA has an equipment financing agreement with a third party for the purchase of kidney dialysis machines for some of its facilities. DCA had outstanding balances under this agreement of $695,000 at March 31, 2005, and $814,000 at December 31, 2004. DCA has not engaged in any additional equipment financing under this agreement during the first quarter of 2005 or the first quarter of the preceding year. See Note 4 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

In March, 2004, Medicore agreed to advance DCA up to $1,500,000 for the purpose of equipment financing by DCA, which loan arrangement was evidenced by a demand promissory note from DCA. Subsequently, the loan arrangement was modified to increase the maximum amount of advances that can be made to $5,000,000 and by adding working capital and other corporate needs to the purposes of the financing. Advances under this loan arrangement, were approximately $1,000,000 during the first quarter of 2005 with $2,435,000 outstanding at March 31, 2005 and $1,435,000 at December 31, 2004. See Note 8 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

DCA opened centers in Pottstown, Pennsylvania; Aiken South Carolina; Warsaw, Virginia, Ashland, Virginia; and Rockville, Maryland during 2004, and acquired Keystone Kidney Care, which operates two dialysis facilities in Pennsylvania, effective as of the close of business on August 31, 2004. DCA is in the process of developing a new dialysis center in each of Maryland and Ohio and three new centers in South Carolina. See Note 10 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

DCA is seeking to expand its outpatient dialysis treatment facilities and inpatient dialysis care and is presently in different phases of negotiations with physicians for additional outpatient centers. Such expansion requires capital. DCA has been funding its expansion primarily through internally generated cash flow and financing from Medicore. See Note 9 to “Notes to Unaudited Consolidated Financial Statements” of Medicore. While Medicore anticipates that financing will be available to DCA either from a financial institution or us, including through the proposed merger into DCA, no assurance can be given that DCA will be successful in implementing its growth strategy, that the proposed merger will be completed, or that adequate financing, to the extent needed, will be available to support such expansion.

The bulk of Medicore’s cash balances are carried in interest-yielding vehicles at various rates and mature at different intervals depending on its anticipated cash requirements.

Medicore anticipates that current levels of working capital and working capital from operations will be adequate to successfully meet liquidity demands for at least the next twelve months.

Aggregate Contractual Obligations

As of December 31, 2004, our contractual obligations (in thousands), including payments due by period, are as follows:

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years		More than 5 years
Long-term debt	$2,099	$513	$1,586	$	---	$	---
Operating leases	9,173	1,580	3,012		2,431		2,150

Purchase obligations:
Medical services	5,405	1,037	1,556		1,392		1,420
Construction contracts	28	28	---		---		---
Total purchase obligations	5,433	1,065	1,556		1,392		1,420
Total contractual obligations	$16,705	$3,158	$6,154		$3,823		$3,570

 New Accounting Pronouncements

In November, 2004, the FASB issued Statement of Financial Accounting Standards No. 151, “Inventory Costs,” an amendment of ARB No. 43, Chapter 4 (“FAS 151”). FAS 151 requires companies to recognize as current-period charges abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage). FAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Medicore does not expect FAS 151 to have a significant effect on its consolidated financial statements. See Note 1 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

In December, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Non-monetary Assets,” an amendment of APB Opinion No. 29 (“FAS 153”). The amendments made by FAS 153 are intended to assure that non-monetary exchanges of assets that are commercially substantive are based on the fair value of the assets exchanged. FAS 153 is effective for non-monetary assets exchanges occurring in fiscal periods beginning after June 15, 2004. Medicore does no expect FAS 153 to have a significant effect on its financial statements. See Note 1 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment” (“FAS 123(R)”). FAS 123(R) requires companies to recognize the fair value of stock option grants as compensation costs in their financial statements. Medicore will be required to comply with the provisions of FAS 123(R) effective with its interim financial statements for the first fiscal quarter of 2006. Medicore is in the process of determining the impact that FAS 123(R) will have on its consolidated financial statements. See Note 1 to “Notes to Unaudited Consolidated Financial Statements” of Medicore.

Critical Accounting Policies and Estimates

The SEC has issued cautionary advice to elicit more precise disclosure in MD&A about accounting policies management believes are most critical in portraying the company’s financial results and in requiring management’s most difficult subjective or complex judgments.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates. On an on-going basis, the company evaluates its estimates, the most significant of which include establishing allowances for doubtful accounts, a valuation allowance for its deferred tax assets and determining the recoverability of its long-lived assets. The basis for its estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from the amounts estimated and recorded in the company’s financial statements.

Medicore believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue Recognition: Revenues are recognized as services are rendered. DCA receives payments through reimbursement from Medicare and Medicaid for its outpatient dialysis treatments coupled with patients’ private payments, individually and through private third-party insurers. A substantial portion of DCA’s revenues are derived from the Medicare End Stage Renal Disease program, which outpatient reimbursement rates are fixed under a composite rate structure, which includes the dialysis services and certain supplies, drugs and laboratory tests. Certain of these ancillary services are reimbursable outside of the composite rate. Medicaid reimbursement is similar and supplemental to the Medicare program. DCA’s acute inpatient dialysis operations are paid under contractual arrangements, usually at higher contractually established rates, as are certain of the private pay insurers for outpatient dialysis. DCA has developed a sophisticated information and computerized coding system, but due to the complexity of the payor mix and regulations, it sometimes receives more or less than the amount expected at the time the services are provided. DCA reconciles any such differences quarterly. Product sales are recognized pursuant to stated shipping terms.

Allowance for Doubtful Accounts: Medicore maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments and DCA’s patients or their insurance carriers to make required payments. Based on historical information, the company believes that its allowance is adequate. Changes in general economic, business and market conditions could result in an impairment in the ability of Medicore’s customers and DCA’s patients and their insurance carriers to make their required payments, which would have an adverse effect on cash flows and results of operations. Therefore, the allowance for doubtful accounts is reviewed monthly and changes to the allowance are updated based on actual collection experience. Medicore uses a combination of percentage of sales and specific account identification and the aging of accounts receivable to establish an allowance for losses on accounts receivable.

Allowance for Inventory Obsolescence: Medicore maintains an allowance for inventory obsolescence for losses resulting from inventory items becoming unsaleable due to loss of specific customers or changes in customers’ requirements. Based on historical and projected sales information, the company believes its allowance is adequate. However, changes in general economic, business and market conditions could cause its customers’ purchasing requirements to change. These changes could affect Medicore’s inventory saleability. Therefore, the allowance for inventory obsolescence is reviewed regularly and changes to the allowance are updated as new information is received.

Valuation Allowance for Deferred Tax Assets: The carrying value of deferred tax assets assumes that Medicore will be able to generate sufficient future taxable income to realize the deferred tax assets based on estimates and assumptions. If these estimates and assumptions change in the future, Medicore may be required to adjust its valuation allowance against deferred tax assets which could result in additional income tax expense.

Long-Lived Assets: Medicore states its property and equipment at acquisition cost and compute depreciation for book purposes by the straight-line method over estimated useful lives of the assets. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to the future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent the carrying amount of the asset exceeds the fair value of the asset. These computations are complex and subjective.

Goodwill and Intangible Asset Impairment: In assessing the recoverability of Medicore’s goodwill and other intangibles the company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. This impairment test requires the determination of the fair value of the intangible asset. If the fair value of the intangible asset is less than its carrying value, an impairment loss will be recognized in an amount equal to the difference. If these estimates or their related assumptions change in the future, Medicore may be required to record impairment charges for these assets. Medicore adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” (FAS 142) effective January 1, 2002, and is required to analyze goodwill and indefinite lived intangible assets for impairment on at least an annual basis.

Impact of Inflation

Inflationary factors have not had a significant effect on Medicore’s operations. Medicore attempts to pass on increased costs and expenses incurred in the medical products division by increasing selling prices when and where possible. In Medicore’s dialysis division, revenue per dialysis treatment is subject to reimbursement rates established and regulated by the federal government. These rates do not automatically adjust for inflation. Any rate adjustments relate to legislation and executive and Congressional budget demands, and have little to do with the actual cost of doing business. Therefore, dialysis medical service revenues cannot be voluntarily increased to keep pace with increases in supply costs or nursing and other patient care costs. Increased operating costs without a corresponding increase in reimbursement rates may adversely affect DCA’s and, accordingly, Medicore’s future earnings.

Quantitative and Qualitative Disclosures About Market Risk

Medicore is exposed to market risks from both rising and falling interest rates.

Sensitivity of results of operations to interest rate risks on Medicore’s investments is managed by conservatively investing liquid funds in short-term government securities and interest bearing accounts at financial institutions in which Medicore had approximately $6,430,000 invested as of March 31, 2005. A 15% relative decrease in rates on the company’s period-end investments would have resulted in a negative impact of approximately $4,000 on its results of operations for the first quarter of 2005.

Medicore has interest rate exposure on debt agreements with variable interest rates of which it had approximately $1,268,000 of such debt outstanding as of March 31, 2005. A 15% relative increase in interest rates on the company’s period-end variable rate debt would have resulted in a negative impact of approximately $1,000 on its results of operations for the first quarter of 2005.

Medicore does not utilize financial instruments for trading or speculative purposes, and does not currently use interest rate derivatives.

MARKET PRICE AND DIVIDENDS ON MEDICORE’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range

Medicore’s common stock trades on the Nasdaq SmallCap Market under the symbol “MDKI.” The table below indicates the high and low bid prices for Medicore’s common stock as reported by Nasdaq for each of the four quarters for the fiscal years ended December 31, 2003 and 2004 and for the first quarter of fiscal 2005.

	Bid Price
	High	Low
2003
1st Quarter.	$1.54	$1.15
2nd Quarter	$1.71	$1.19
3rd Quarter	$2.39	$1.16
4th Quarter	$2.70	$1.82

	Bid Price
	High	Low
2004
1st Quarter	$4.05	$2.00
2nd Quarter	$3.54	$2.65
3rd Quarter	$3.25	$2.62
4th Quarter	$10.61	$2.67

	Bid Price
	High	Low
2005
1st Quarter	$13.77	$6.65

At May 27, 2005, the high and low bid prices of Medicore’s common stock were $11.63 and $11.15, respectively. As of March 14, 2005, the last full trading day prior to the public announcement of the proposed merger the high and low bid prices of Medicore’s common stock were $9.40 and $9.07, respectively.

Bid prices represent prices between bidders, and do not include retail mark-ups, mark-downs, or any commission, and may not necessarily represent actual transactions.

Beneficial and Record Holders

At May 31, 2005, Medicore had approximately 1,000 shareholders of record, as reported by Medicore’s transfer agent. Medicore has been advised by ADP, the organization that holds securities for brokers and depositories, that there are currently approximately 2,420 shareholders beneficial owners of Medicore’s common stock.

For a discussion of the number and percentage of shares of DCA stock to be held by certain beneficial owners of Medicore upon consummation of the merger, see the section below entitled “Ownership of DCA Securities by Certain Beneficial Holders Before and After the Merger”.

Dividend Policy

Medicore has not paid dividends in the last two years and, in the event the merger is not consummated and Medicore continues its operations, it does not anticipate that it will pay dividends in the foreseeable future. Dividends are paid at the discretion of the board of directors, and depend on the company’s earnings, capital requirements, financial condition, and other similar relevant factors. If the merger is not effected, the board of directors intends that any earnings be retained for use in the Medicore’s business. If the merger is effected, the assets of Medicore, including its cash holdings, will be acquired by DCA.

Equity Compensation Plan

The following table provides certain information with respect to securities issuable in connection with Medicore’s equity compensation plans outstanding that were approved by shareholders and equity compensation plans outstanding that were not approved by shareholders, in each case in effect as of March 15, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders:	245,661(1)	$1.50	151,000
Equity compensation plans not approved by security holders:	200,000(2)	$2.50
_______________

(1)
The options, all of which were granted under Medicore’s 1989 Stock Option Plan, are five years in duration, expiring in July, 2005 (except for 28,000 options which are exercisable through September, 2006), of which 231,661 options have vested and 14,000 are non-vested. The options contain anti-dilution provisions providing for adjustments of the exercise price under certain circumstances and have termination provisions. Any of these options which have not been exercised prior to the effective time of the merger will be terminated upon the consummation of the merger.

(2)
Represents non-qualified options issued as partial consideration in connection with a third party non-exclusive consulting agreement, which options are exercisable through May, 2005. Medicore terminated the consulting agreement in December 2004 and, pursuant to the terms of the option, effective February 28, 2005, the holder thereof exercised the options via a “cashless” exercise at a price per share of $7.14, resulting in an aggregate of 130,000 shares being issued to the holder.

Sales of Securities Not Registered Under the Securities Act

There were no sales of Medicore’s securities, registered or unregistered, under the Securities Act, except under option exercises which were exempt from the registration requirements of Section 5 of the Securities Act under the private placement exemption of Section 4(2) and/or Regulation D of the Securities Act, based on the limited number of optionees who are officers, directors and key employees, as well as officers and directors of DCA, the company’s public subsidiary. These sales and issuances of shares of Medicore’s common stock pursuant to option exercises were reported in Medicore’s quarterly reports on Form 10-Q, in particular, Part II, Item 2 entitled “Changes in Securities, Use of Proceeds and Issuer Purchases of Equity Securities” for the periods ended March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005, and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Part II, Item 5, “Market for the Registrant’s Common Equity, Related Stockholders Matters and Issuer Purchases of Equity Securities” incorporated by reference in this proxy statement/prospectus. Medicore did not grant any options during fiscal 2004 or the first quarter ended March 31, 2005.

Stock Repurchases

In December, 2002, the board of directors authorized Medicore to buy back up to 1,000,000 shares of its common stock based upon the current market price. Medicore did not make any repurchases of its common stock in fiscal 2002. During the first six months of fiscal 2003, the company repurchased an aggregate of 48,500 shares for approximately $70,000. Medicore did not make any repurchases of its common stock during 2004, or the first quarter ended March 31, 2005, except with respect to cashless exercises. See Part II, Item 2, “Changes in Securities, Use of Proceeds and Issuer Purchases of Equity Securities” in Medicore’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2005, incorporated by reference in this proxy statement/prospectus.

DESCRIPTION OF DCA CAPITAL STOCK

DCA has authorized capital of 20,000,000 shares of common stock, $.01 par value, of which 8,661,815 shares are currently outstanding, and held by approximately 128 shareholders of record. DCA’s certificate of incorporation does not provide authorization for the issuance of preferred stock. The issued and outstanding shares of common stock are fully paid and non-assessable, and all the shares of common sock issuable upon exercise of the outstanding stock purchase options of DCA, when exercised, will be fully paid and non-assessable.

Holders of DCA common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, and do not have cumulative voting rights in the election of directors. Accordingly, Medicore, which owns 56% of the common stock of DCA, can and does elect all the directors of the company, and controls all the voting on any matter relating to DCA requiring shareholder approval, and the minority shareholders cannot independently elect any directors or cause any significant impact on voting of any other matter. If the merger is consummated, Medicore will cease to exist and its DCA share ownership will be retired and returned to DCA’s authorized and unissued share capital.

DCA shareholders are entitled to share pro-rata in dividends as may be declared by the board of directors. Upon any dissolution, liquidation or winding-up of DCA, holders of common stock would be entitled to share pro-rata in all distributions made after the payment of or provision for the payment of all debts and prior claims.

There are no preemptive rights, conversion privileges or other subscription rights applicable to DCA’s common stock.

Transfer Agent

The transfer agent for DCA’s common stock in Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. Continental Stock Transfer & Trust Company will also be serving as the exchange agent in the merger with respect to the exchange by Medicore shareholders of their common stock for shares of DCA common stock as well as the payment of cash in lieu of DCA fractional shares, if any.

COMPARISON OF SHAREHOLDER RIGHTS

General

Both Medicore and DCA are incorporated in the State of Florida. The rights of Medicore shareholders are governed by the laws of the State of Florida and by the Medicore Restated Articles of Incorporation, as amended, hereinafter referred to as the Medicore Charter, and bylaws, hereinafter referred to as the Medicore bylaws and, together with the Medicore Charter, referred to as the Medicore Governing Instruments. Upon consummation of the Merger, Medicore shareholders who become holders of DCA common stock will continue to have their rights governed by the laws of the State of Florida and otherwise governed by the DCA Articles of Incorporation, as amended, hereinafter referred to as the DCA Charter, and DCA’s bylaws, hereinafter referred to as the DCA Bylaws and, together with the DCA Charter, referred to as the DCA Governing Instruments.

While both DCA’s and Medicore’s Governing Instruments are substantially similar, there are certain distinctions in these governing documents. The following summary, which is not a complete statement of all the differences between the rights of Medicore and DCA shareholders, discusses the material differences between DCA’s and Medicore’s Governing Instruments.

Composition of Board; Election and Removal of Directors

DCA’s Governing Instruments set the number of directors at not fewer than two and not more than six, and although the DCA bylaws provide for a classified board, DCA’s board is not classified. Any amendment or attempt to repeal the section in the DCA bylaws establishing the number of authorized directors will require an affirmative vote of at least two-thirds of the outstanding shares and at least a majority of the outstanding disinterested shares.

Medicore’s Governing Instruments established a classified board consisting of three classes of directors elected to staggered three-year terms. Medicore’s Charter sets the number of directors at not fewer than four and not more than nine, and at the date hereof Medicore has seven members on its board of directors.

Both DCA’s and Medicore’s Governing Instruments provide that a board member need not be a resident of Florida nor a shareholder of the corporation and each requires that shareholder removal of one or more directors at either of a duly called annual or special meeting, be made only for “cause” and only upon the affirmative vote of at least seventy-five (75%) percent of the outstanding shares entitled to vote, voting together as a single class.

Actions by Written Consent in Lieu of a Meeting

DCA’s bylaws provide for shareholders to take action by written consent in lieu of a meeting without prior notice, provided that such written consent sets forth the action so taken and is signed by the holders of not less than two-thirds of the outstanding DCA common stock entitled to vote thereon. The bylaws further require that, in the event of the taking of any action by shareholders by less than unanimous written consent, prompt notice of the taking of any such action be given to those shareholders that did not consent in writing.

Medicore’s Governing Instruments do not contain a similar provision with respect to shareholders taking action by written consent.

OWNERSHIP OF DCA SECURITIES BY CERTAIN BENEFICIAL HOLDERS BEFORE AND AFTER THE MERGER

If the merger is effected, DCA will issue .68 of a share of common stock for each one share of Medicore common stock outstanding at the effective time of the merger. The following table reflects the current beneficial ownership, and the impact on the amount and percentage of DCA common stock beneficially owned by (i) shareholders known to each of DCA and Medicore to beneficially own more than 5% of any class of DCA’s or Medicore’s common equity, (ii) each director of DCA and Medicore, and (iii) all directors and executive officers of DCA as a group.

There is no voting agreement between any of the holders of securities of DCA or Medicore set forth in the table below. Furthermore, other than the shares of common stock of DCA and Medicore beneficially owned by the persons listed below and the shares of DCA to be received in the merger in exchange for Medicore shares based upon the exchange ratio, no additional shares of DCA are being issued to any person in the table below as consideration or otherwise in connection with the merger. In order to properly illustrate the potential maximum number of DCA shares that may be beneficially owned by Mr. Langbein after consummation of the merger, the 400,000 shares of Medicore common stock underlying the share election provision of Mr. Langbein’s employment agreement with Medicore are treated as “beneficially owned” by Mr. Langbein.

Persons whose percentage beneficial ownership is less than 1% of the outstanding shares of that company are reflected by an asterisk (*) in the table below.

	DCA Securities Beneficially Owned Prior to the Merger				Medicore Securities Beneficially Owned Prior to the Merger				DCA Securities Beneficially Owned After the Merger
Name	Common Stock	Options(1)		%(2)	Common Stock		Options(1)(3)		Common Stock		Options(4)		%(5)
Thomas K. Langbein(6)	445,714	12,500	(7)	5.3	1,229,375		500,000	(8)	1,621,689		12,500	(7)	17.9

Stephen W. Everett(9)	276,384	136,116	(7)	4.7	16,667		8,333		293,384		136,116	(7)	4.6

Robert W. Trause(10)	30,000	5,000		*	-0-		-0-		30,000		5,000		*

Peter D. Fischbein(11)	34,600	5,000		*	162,003	(12)	16,666		156,094	(13)	5,000		1.8

Alexander Bienenstock(10)	10,000	10,000	(14)	*	-0-		-0-		10,000		10,000	(14)	*

Seymour Friend(15)	36,600	-0-		*	411,039		16,666		327,439		-0-		3.6

Anthony C. D’Amore(15)	34,600	-0-		*	236.629		16,666		206,840		-0-		2.3

Lawrence E. Jaffe (16)	276,800	-0-		3.2	186,742		33,333		426,451		-0-		4.7

Robert Magrann(15)	34,600	-0-		*	49,000		21,000	(17)	82,200		-0-		*

Charles Waddell(15)	-0-	-0-		*	20,154		7,000	(17)	18,464		-0-		*

Daniel R. Ouzts(18)	44,500	-0-		*	121,050		15,000		92,514		-0-		1.0

All directors and executive officers of DCA as a group (8 persons)(19)	864,626	262,366	(20)	12.6	1,555,734		539,999	(21)	2,289,724		262,366	(20)	27.2

Certain directors of Medicore as a group (5 persons)(22)	382,600	-0-		4.4	903,564		94,665	(23)	1,061,395		-0-		11.6

(1)
Pursuant to Rule 13d-3 promulgated under the Securities Act, shares of common stock underlying options which are exercisable within 60 days of the date hereof are deemed to be beneficially owned by the holder of the option.

(2)	Based upon 8,661,815 shares of DCA common stock outstanding as of May 27, 2005. The percentage is based on both common stock and options beneficially owned as indicated in the table.

(3)	For purposes of this table, all of the options reflected in the column are deemed to be exercised and the underlying shares acquired in full prior to the effective time of the merger.

(4)
DCA is not assuming any Medicore options in the merger, and is not issuing any options in connection with the merger. All options reflected in this column are options to acquire DCA shares which were outstanding prior to the merger.

(5)	Based on 9,129,903 shares of common stock anticipated to be outstanding after the merger is effected.

(6)	Chairman of the Board of Directors of both DCA and Medicore. President and Chief Executive Officer of Medicore.

(7)	Does not include, incentive options for 37,500 shares vesting in equal annual increments of 12,500 shares commencing June 7, 2006.

(8)
Represents (i) an option to acquire 100,000 common shares of Medicore at $1.38 per share and (ii) 400,000 shares evidencing the share election provision in Mr. Langbein’s employment agreement with Medicore.

(9)	Member of DCA’s board of directors and President and Chief Executive Officer.

(10)	Member of DCA’s board of directors.

(11)	Member of the board of directors of both DCA and Medicore.

(12)	Includes 7,350 shares held in trust for Mr. Fischbein’s majority-age daughter for which Mr. Fischbein serves as sole trustee.

(13)	Of which 4,998 shares will be held in trust for Mr. Fischbein’s majority-age daughter.

(14)	Does not include a non-qualified option for 5,000 shares scheduled to vest on August 19, 2005.

(15)	Member of Medicore’s board of directors.

(16)
Member of Medicore’s board of directors and corporate secretary. Mr. Jaffe also serves as corporate secretary for DCA. Mr. Jaffe is a member of Jaffe & Falk, LLC,, counsel to DCA and Medicore, but as to the latter not with respect to the merger transaction.

(17)
Includes an option for 7,000 shares which is not scheduled to vest until September 2005 and would otherwise not be deemed to be “beneficially” owned at this time but for the fact that the consummation of the merger will cause the accelerated vesting of such option prior to the merger.

(18)	Vice President of Finance, Chief Financial Officer and Treasurer of Medicore and Vice President and Treasurer of DCA.

(19)
Non-director executive officers include Messrs. Don Waite (Vice president of Finance and Chief Financial Officer), J. Michael Rowe (Vice President of Operations) and Daniel R. Ouzts (Vice President and Treasurer).

(20)	Does not include options for an aggregate of 211,250 shares which have not vested and which will vest at various time from August 16, 2005 through August 16, 2008.

(21)	Includes the 400,000 shares issuable pursuant to the share election provision of Mr. Langbein’s employment agreement with Medicore.

(22)
Represents Messrs. Friend, D’Amore, Jaffe, Magrann and Waddell. Messrs. Langbein, Fischbein and Ouzts (the Vice President of Finance and Treasurer of Medicore) are included in the calculation of directors and executive officers of DCA as a group. Aside from Messrs. Langbein and Ouzts there are no other executive officers of Medicore.

(23)
Includes options for an aggregate of 14,000 shares which are not currently vested but for which vesting will be accelerated by their terms in connection with the consummation of the merger. See footnote 17 above.

UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma consolidated condensed financial data presents the pro forma financial position of DCA at March 31, 2005, and the pro forma results of operation of DCA for the three months ended March 31, 2005 and the year ended December 31, 2004. The transaction is being accounted for as a downstream merger, as if the surviving company is the parent. The pro forma financial statements give effect to the merger of DCA and Medicore, as if the merger had occurred at the end of the period for purposes of the consolidated condensed balance sheet and at the beginning of each period for purposes of the consolidated condensed statements of income.

The unaudited pro forma consolidated condensed financial data is presented for illustration purposes only in accordance with the assumptions included in the pro forma adjustments set forth below. This information is not necessarily indicative of the operating results or of the financial position that would have occurred if the merger had been consummated as of the dates or for the periods indicated, nor is it necessarily indicative of the future operating results or financial position of DCA after the merger.

The pro forma adjustments are based on currently available information. The assumptions underlying the calculation of the pro forma adjustments are considered appropriate under the circumstances. The unaudited pro forma consolidated condensed financial data presented below should be read in conjunction with the historical financial statements and related notes of DCA and Medicore included elsewhere in this proxy statement/prospectus.

DIALYSIS CORPORATION OF AMERICA
PRO FORMA CONSOLIDAED CONDENSED BALANCE SHEET
As of March 31, 2005
(Unaudited)

				DCA
	Medicore	Pro Forma		Adjusted
	Consolidated	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$6,468,709	$(3,037,000	)(A)	$3,431,709
Accounts receivable, net	8,709,998			8,709,998
Inventories	1,466,213			1,466,213
Deferred tax asset	841,000	(121,000	)(B)	720,000
Prepaid expense and other currents assets	1,338,562			1,338,562
Total current assets	18,824,482	(3,158,000)		15,666,482

Property and equipment:
Land	1,170,613			1,170,613
Building and building improvements	3,266,048			3,266,048
Machinery and equipment	8,398,114			8,398,114
Leasehold improvements	4,716,676			4,716,676
	17,551,451			17,551,451
Less accumulated depreciation	7,565,544			7,565,544
	9,985,907			9,985,907

Deferred tax asset	—	2,797,000		2,797,000

Other assets	1,269,426			1,269,426
Goodwill	3,649,014			3,649,014
Total other assets	4,918,440			4,918,440

	$33,728,829	$(361,000)		$33,367,829

Liabilities and Stockholders’ Equity
Current liabilities:
Account payable	$1,075,225			$ $ 1,075,225
Accrued expenses	4,330,264			4,330,264
Current portion of long-term debt	485,000			485,000
Total current liabilities	5,890,489			5,890,489

Long-term debt, less current portion	1,477,144			1,477,144

Payable acquisitions	380,297			380,297

Deferred income taxes	1,135,000	(1,135,000	)(B)	—
Total liabilities	8,882,930	(1,135,000)		7,747,930

Minority interest in subsidiaries	7,454,614	(6,116,382	)(C)	1,338,232

Stockholders’ equity:
Common stock	71,324	19,975	(D)	91,299
Additional paid-in capital	12,954,463	2,623,726	(E)	15,578,189
Retained earnings	4,365,498	4,246,681	(E)	8,612,179
Total stockholders’ equity	17,391,285	6,890,382		24,281,667

	$33,728,829	$(361,000)		$33,367,829

An explanation of the pro forma adjustments is set forth on the following page.

(A)	Reflects the buyout of the employment agreement of Medicore’s President and Chief Executive Officer and related costs, and estimated other transaction costs.

(B)	Represents the tax benefit of net tax operating loss carryforwards of Medicore expected to be utilized by DCA and deferred tax reclassifications resulting from the merger.

(C)	Represents the elimination of minority interest in equity of DCA.

(D)	Represents the issuance of DCA shares pursuant to merger agreement.

(E)

DIALYSIS CORPORATION OF AMERICA
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
Three Months Ended March 31, 2005
(Unaudited)

				DCA
	Medicore	Pro Forma		Adjusted
	Consolidated	Adjustments		Pro Forma
Revenues:
Sales	$10,680,796	$		$10,680,796
Other income	128,395			128,395
	10,809,191			10,809,191

Cost and expenses:
Cost of sales	6,648,894			6,648,894
Selling, general and administrative expenses	3,938,705	(349,000	)(A)	3,589,705
	10,587,599	(349,000)		10,238,599

Operating income	221,592	349,000		570,592

Other income, net	107,659			107,659

Income before income taxes, minority interest and equity in affiliate earnings	329,251	349,000		678,251

Income tax provision	308,803	39,000	(B)	347,803

Income before minority interest and equity in affiliate loss	20,448	310,000		330,448

Minority interest in income of consolidated subsidiaries	(206,137)	142,867	(C)	(63,270)

Equity in affiliate income	120,109			120,109

Net income (loss)	$(65,580)	$452,867		$387,287

Earnings per share:
Basic, as reported				$0.04
Basic, pro forma				$0.04
Diluted, as reported				$0.04
Diluted, pro forma				$0.04

DIALYSIS CORPORATION OF AMERICA
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
Year Ended December 31, 2004
(Unaudited)

				DCA
	Medicore	Pro Forma		Adjusted
	Consolidated	Adjustments		Pro Forma
Revenues:
Sales	$41,231,576	$		$41,231,576
Other income	536,434			536,434
	41,768,010			41,768,010

Cost and expenses:
Cost of sales	24,038,047			24,038,047
Selling, general and administrative expenses	15,605,564	(1,335,000	)(A)	14,270,564
	39,643,611	(1,335,000)		38,308,611

Operating income	2,124,399	1,335,000		3,459,399

Other income (expense):
Gain on sale of securities	402,493			402,493
Gain on sale of former subsidiary	545,995			545,995
Other income, net	379,334			379,334
	1,327,822			1,327,822

Income before income taxes, minority interest and equity in affiliate earnings	3,452,221	1,335,000		4,787,221

Income tax provision	1,589,292	227,000	(B)	1,816,292

Income before minority interest and equity in affiliate loss	1,862,929	1,108,000		2,970,929

Minority interest in income of consolidated subsidiaries	(1,632,138)	950,753	(C)	(681,385)

Equity in affiliate income	282,946			282,946

Net income	$513,737	$2,058,753		$2,572,490

Earnings per share:
Basic, as reported				$0.27
Basic, pro forma				$0.29
Diluted, as reported				$0.25
Diluted, pro forma				$0.28

An explanation of the pro forma adjustments is set forth on the following page.

(A)
Represents expense reductions from the employment agreement buyout and elimination of associated costs, and other cost reductions in conjunction with merging the companies, including the elimination of duplicative costs associated with both entities being public companies.

(B)	Represents the income tax adjustment from the net increase in DCA taxable income from inclusion of Medicore losses and the expense reductions resulting from the merger.

(C)	Represents the elimination of minority interest in DCA earnings.

Note to Pro Forma Consolidated Condensed Statements of Income

Pro forma earnings per share were computed as follows based on amounts reflected in the original earnings per share computations included in DCA’s Form 10-Q for the period ended March 31, 2005 and Form 10-K for the year ended December 31, 2004, as adjusted to reflect pro forma adjustments to net income for these periods and the net DCA shares estimated to be issued in conjunction with the merger.

	Three Months Ended	Year Ended
	March 31, 2005	December 31, 2004
Basic
Adjusted pro forma net income	$387,287	$2,572,490

Weighted average shares as originally reported	8,536,793	8,256,282
Shares to be issued in merger	468,088	468,088
Pro forma weighted average shares	9,004,881	8,724,370

Pro forma earnings per share	$0.04	$0.29

Diluted
Adjusted pro forma net income	$387,287	$2,572,490

Diluted shares as originally reported	9,129,653	8,783,858
Shares to be issued in merger	468,088	468,088
Pro forma diluted shares	9,597,741	9,251,946

Pro forma earnings per share	$0.04	$0.28

SHAREHOLDER PROPOSALS

 For 2006 Annual Meeting of DCA Shareholders

Shareholder proposals must be submitted in writing by ___________, 2006 to the corporate Secretary of Dialysis Corporation of America, c/o Jaffe & Falk, LLC, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules under the Exchange Act . If a shareholder submits a proposal after the ____________, 2006 deadline, but still wishes to present the proposal at DCA’s Annual Meeting of Shareholders (but not in any proxy or information statement to be delivered to shareholders) for the fiscal year ending December 31, 2005, the proposal, which must be presented in a manner consistent with DCA’s bylaws and applicable law, must be submitted to DCA’s corporate Secretary in proper form at the address set forth above no later than ____________, 2006.

For 2006 Annual Meeting of Medicore Shareholders

If the merger is consummated, Medicore will cease to exist as a separate entity and, consequently, there will be no meeting of Medicore shareholders for the fiscal year ending December 31, 2005.

If the merger is not consummated and Medicore continues its operations, shareholder proposals must be submitted in writing by ___________, 2006 to the corporate Secretary of Medicore, c/o Jaffe & Falk, LLC, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules under the Exchange Act . If a shareholder submits a proposal after the ____________, 2006 deadline, but still wishes to present the proposal at Medicore’s Annual Meeting of Shareholders (but not in any proxy statement to be delivered to shareholders) for the fiscal year ending December 31, 2005, the proposal, which must be presented in a manner consistent with Medicore’s Bylaws and applicable law, must be submitted to Medicore’s corporate Secretary in proper form at the address set forth above no later than ____________, 2006.

EXPERTS

The audited consolidated financial statements of both DCA and Medicore included in this proxy statement/prospectus as of and for the years ended December 31, 2004 and 2003 have been audited by Moore Stephens, P.C., an independent registered public accounting firm, and are included in this proxy statement/prospectus in reliance upon the reports of Moore Stephens, P.C. to each of DCA and Medicore pertaining to such audited consolidated financial statements and upon authority of such firm as experts in auditing and accounting. The audited consolidated financial statements of both DCA and Medicore included in this proxy statement/prospectus for the year ended December 31, 2002 have been audited by Wiss & Company, LLP, an independent registered public accounting firm, and are included in this proxy statement/prospectus in reliance upon the reports of Wiss & Company, LLP to each of DCA and Medicore, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of DCA common stock to be issued in connection with the merger will be passed upon by Jaffe & Falk, LLC, Hasbrouck Heights, New Jersey. Lawrence E. Jaffe, a member of that firm, is corporate Secretary for each of DCA and Medicore and is a director of Medicore. Approximately 60% of Jaffe & Falk, LLC’s fees for 2004 were derived from professional legal services provided to DCA and Medicore. Jaffe & Falk, LLC has not represented Medicore in connection with the merger and the transactions contemplated thereby. Mr. Jaffe holds an approximately 3% beneficial ownership interest in each of DCA Medicore. Joshua M. Jaffe, also a member of Jaffe & Falk, LLC holds less than a 1% beneficial ownership interest in each of DCA and Medicore. One of Jaffe & Falk, LLC’s offices is maintained at the New Jersey executive office of Medicore.

Kronish Lieb Weiner & Hellman LLP has rendered an opinion to Medicore and at the closing of the merger will provide an updated opinion to Medicore with respect to the federal tax implications of the merger.

INDEX TO FINANCIAL STATEMENTS

Dialysis Corporation of America

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Dialysis Corporation of America
Linthicum, Maryland

We have audited the accompanying consolidated balance sheets of Dialysis Corporation of America and its subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dialysis Corporation of America and its subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

MOORE STEPHENS, P. C.
Certified Public Accountants.

Cranford, New Jersey
February 18, 2005 except for Note 16,
for which the date is March 15, 2005

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
Dialysis Corporation of America

We have audited the accompanying consolidated statements of income, stockholders’ equity and cash flows of Dialysis Corporation of America and subsidiaries for the year ended December 31, 2002. Our audit also included the information related to the year ended December 31, 2002 on the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Dialysis Corporation of America and subsidiaries for year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule for the year ended December 31, 2002, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/WISS & COMPANY, LLP
WISS & COMPANY, LLP

February 7, 2003
Livingston, New Jersey

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$601,603	$1,515,202
Accounts receivable, less allowance
of $1,636,000 at December 31, 2004;
$785,000 at December 31, 2003	8,592,476	4,913,318
Inventories	1,297,782	1,043,710
Deferred income tax asset	720,000	412,000
Officer loan and interest receivable	111,696	107,503
Prepaid expenses and other current assets	1,223,023	1,392,721
Total current assets	12,546,580	9,384,454

Property and equipment:
Land	376,211	376,211
Buildings and improvements	2,352,191	2,332,904
Machinery and equipment	8,087,349	6,039,256
Leasehold improvements	4,674,704	3,548,875
	15,490,455	12,297,246
Less accumulated depreciation and amortization	6,496,571	5,030,550
	8,993,884	7,266,696

Goodwill	3,649,014	2,291,333
Other assets	1,300,236	661,891
Total other assets	4,949,250	2,953,224
	$26,489,714	$19,604,374
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,625,930	$1,167,213
Accrued expenses	4,921,769	3,170,269
Note payable and accrued interest payable to parent	1,461,647	---
Current portion of long-term debt	513,000	575,000
Income taxes payable	---	28,949
Acquisition liabilities - current portion	380,298	670,000
Total current liabilities	8,902,644	5,611,431

Advances from parent	449,117	234,094
Long-term debt, less current portion	1,585,936	2,097,355
Acquisition liabilities, net of current portion	380,297	---
Deferred income tax liability	559,000	59,000
Total liabilities	11,876,994	8,001,880

Minority interest in subsidiaries	1,282,924	632,177

Commitments and Contingencies

Stockholders' equity:
Common stock, $.01 par value, authorized 20,000,000 shares: 8,485,815 shares issued and outstanding at December 31, 2004; 7,937,544 shares issued and outstanding at December 31, 2003	84,858	79,376
Additional paid-in capital	4,957,146	5,238,952
Retained earnings	8,287,792	6,073,589
Notes receivable from options exercised	---	(421,600)
Total stockholders' equity	13,329,796	10,970,317
	$26,489,714	$19,604,374

See notes to consolidated financial statements.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2004	2003	2002
Operating revenues:
Medical service revenue	$40,449,562	$29,676,388	$25,162,380
Other income	536,434	320,580	191,213
	40,985,996	29,996,968	25,353,593
Cost and expenses:
Cost of medical services	23,545,586	18,220,891	15,066,551
Selling, general and administrative expenses	12,088,521	9,357,552	7,500,029
Provision for doubtful accounts	1,197,905	289,582	720,500
	36,832,012	27,868,025	23,287,080

Operating income	4,153,984	2,128,943	2,066,513

Other income (expense):
Interest income officer/director note	4,193	3,972	4,575
Interest income parent company	---	---	2,957
Interest expense parent company	(55,996)	(1,633)	---
Other income, net	86,753	75,850	25,111
	34,950	78,189	32,643
Income before income taxes, minority interest and equity in affiliate earnings	4,188,934	2,207,132	2,099,156

Income tax provision	1,576,292	878,211	771,180

Income before minority interest and equity in affiliate earnings	2,612,642	1,328,921	1,327,976

Minority interest in income of consolidated subsidiaries	(681,385)	(223,291)	(155,412)

Equity in affiliate earnings	282,946	44,354	69,533

Net income	$2,214,203	$1,149,984	$1,242,097

Earning per share:
Basic	$.27	$.15	$.16
Diluted	$.25	$.13	$.14

See notes to consolidated financial statements.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

		Capital in
	Common	Excess of	Retained	Notes
	Stock	Par Value	Earnings	Receivable	Total

Balance at January 31, 2002	$77,746	$5,147,707	$3,681,508	$(421,600)	$8,485,361

Net income			1,242,097		1,242,097

Balance at December 21, 2002	77,746	5,147,707	4,923,605	(421,600)	9,727,458

Net income			1,149,984		1,149,984

Repurchase and cancellation of 21,428 shares	(214)	(41,786)			(42,000)

Exercise of stock options for 184,284 shares of common stock	1,844	133,031			134,875

Balance December 31, 2003	79,376	5,238,952	6,073,589	(421,600)	10,970,317

Net income			2,214,203		2,214,203

Exercise of stock options for 712,446 shares of common stock, net of 72,375 shares tendered in payment; includes tax effect of $119,611 (Notes 3 and 6)	6,400	238,706			245,106

Notes receivable paid with 91,800 shares of common stock (Note 6)	(918)	(520,512)		421,600	(99,830)

Balance December 31, 2004	$84,858	$4,957,146	$8,287,792	$ ---	$13,329,796

See notes to consolidated financial statements.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2004	2003	2002
Operating activities:
Net income	$2,214,203	$1,149,984	$1,242,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,492,744	1,183,920	1,059,697
Amortization	6,243	2,314	6,190
Bad debt expense	1,197,905	289,582	720,500
Deferred income tax provision	192,000	11,000	54,000
Minority interest	681,385	223,291	155,412
Equity in affiliate earnings	(282,946)	(44,354)	(69,533)
Increase (decrease) relating to operating activities from:
Accounts receivable	(4,661,238)	(1,686,942)	(216,880)
Inventories	(193,486)	(166,652)	(137,937)
Interest receivable on officer loan	(4,193)	(3,972)	(4,575)
Prepaid expenses and other current assets	85,183	238,749	(1,090,143)
Accounts payable	330,112	(205,977)	(231,946)
Accrued interest on note payable to parent	26,639	---	---
Accrued expenses	1,839,390	676,203	1,064,223
Income taxes payable	90,662	28,949	(455,000)
Net cash provided by operating activities	3,014,603	1,696,095	2,096,105

Investing activities:
Loans to physician affiliates	(125,000)	(150,000)	---
Payments received on physician affiliate loans	5,987	---	---
Additions to property and equipment, net of minor disposals	(3,131,701)	(1,655,909)	(927,352)
Acquisition of dialysis centers	(757,616)	(75,000)	(550,000)
Distributions from affiliate	96,633	77,000	22,800
Purchase of minority interests in subsidiaries	(670,000)	(670,000)	(300,000)
Other assets	(23,389)	(4,846)	(19,048)
Net cash used in investing activities	(4,605,086)	(2,478,755)	(1,773,600)

Financing activities:
Advances from parent	215,023	234,094	200,728
Notes payable to parent	1,435,008
Repurchase of stock	---	(42,000)	---
Payments on long-term debt	(715,037)	(586,750)	(431,334)
Exercise of stock options	5,400	34,875	---
Capital contributions by subsidiaries’ minority members	172,000	204,382	10,570
Distribution to subsidiary minority members	(435,510)	(118,655)	(10,000)
Net cash provided by (used in) financing activities	676,884	(274,054)	(230,036)

Decrease (increase) in cash and cash equivalents	(913,599)	(1,056,714)	92,469

Cash and cash equivalents at beginning of year	1,515,202	2,571,916	2,479,447

Cash and cash equivalents at end of year	$601,603	$1,515,202	$2,571,916

See notes to consolidated financial statements.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

The company is in one business segment, kidney dialysis operations, providing outpatient hemodialysis services, home dialysis services, inpatient dialysis services and ancillary services associated with dialysis treatments. The company owns 21 operating dialysis centers located in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia, manages two other dialysis facilities, one a 40% owned Ohio affiliate and the other an unaffiliated Georgia center, and has five dialysis facilities under development; has agreements to provide inpatient dialysis treatments to nine hospitals; and provides supplies and equipment for dialysis home patients. See “Consolidation.”

Consolidation

The consolidated financial statements include the accounts of Dialysis Corporation of America and its subsidiaries, collectively referred to as the “company.” All material intercompany accounts and transactions have been eliminated in consolidation. The company is a 57% owned subsidiary of Medicore, Inc., our parent, as of December 31, 2004. We have a 40% interest in an Ohio dialysis center which we manage, which is accounted for on the equity method and not consolidated for financial reporting purposes.

Stock Split

On January 28, 2004, the company effected a two-for-one stock split. All share and per share data in the consolidated financial statements and notes have been adjusted to reflect the two-for-one split. See Note 14.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The company’s principal estimates are for estimated uncollectible accounts receivable as provided for in our allowance for doubtful accounts, estimated useful lives of depreciable assets, estimates for patient revenues from non-contracted payors, and the valuation allowance for deferred tax assets based on the estimated realizability of deferred tax assets. Our estimates are based on historical experience and assumptions believed to be reasonable given the available evidence at the time of the estimates. Actual results could differ from those estimates. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates.”

Government Regulation

A substantial portion of the company’s revenues are attributable to payments received under Medicare, which is supplemented by Medicaid or comparable benefits in the states in which the company operates.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Reimbursement rates under these programs are subject to regulatory changes and governmental funding restrictions. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusions from the Medicare and Medicaid programs. See Item 1, “Business - Government Regulation.”

Cash and Cash Equivalents

The company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values. Although cash and cash equivalents are largely not federally insured, the credit risk associated with these deposits that typically may be redeemed upon demand is considered low due to the high quality of the financial institutions in which they are invested.

Credit Risk

The company’s primary concentration of credit risk is with accounts receivable, which consist of amounts owed by governmental agencies, insurance companies and private patients. Receivables from Medicare and Medicaid comprised 52% of receivables at December 31, 2004 and 59% at December 31, 2003.

Inventories

Inventories, which consist primarily of supplies used in dialysis treatments, are valued at the lower of cost (first-in, first-out method) or market value.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is comprised as follows:

	December 31,
	2004	2003
Vendor volume discounts receivable	$382,757	$610,150
Prepaid expenses	607,398	478,079
Prepaid income taxes	58,913	---
Other	173,955	304,492
	$1,223,023	$1,392,721

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Accrued Expenses

Accrued expenses is comprised as follows:

	December 31,
	2004	2003
Accrued compensation	$1,306,892	$985,330
Due to insurance companies	2,926,711	1,759,397
Other	688,166	425,542
	$4,921,769	$3,170,269

Vendor Concentration

The company purchases erythropoietin (EPO) from one supplier which comprised 36% in 2004, 37% in 2003 and 34% in 2002 of the company’s cost of sales. There is only one supplier of EPO in the United States, and this supplier has recently received FDA approval for an alternative product available for dialysis patients; but there are no other suppliers of any similar drug available to dialysis treatment providers. Revenues from the administration of EPO, which amounted to approximately $11,381,000 in 2004, $8,308,000 in 2003, and $6,447,000 in 2002, comprised 28% in 2004, 28% in 2003 and 26% in 2002 of medical service revenue.

Property and Equipment

Property and equipment is stated on the basis of cost. Depreciation is computed for book purposes by the straight-line method over the estimated useful lives of the assets, which range from 5 to 34 years for buildings and improvements; 3 to 10 years for machinery, computer and office equipment, and furniture; and 5 to 10 years for leasehold improvements based on the shorter of the lease term or estimated useful life of the property. Replacements and betterments that extend the lives of assets are capitalized. Maintenance and repairs are expensed as incurred. Upon the sale or retirement of assets, the related cost and accumulated depreciation are removed and any gain on loss is recognized. See Note 9.

Long-Lived Asset Impairment

Pursuant to Financial Accounting Standards Board Statement No. 121, “Accounting for the Impairment of Long-Lived Assets to be Disposed of,” impairment of long-lived assets, including intangibles related to such assets, is recognized whenever events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be fully recoverable from estimated future cash flows and the fair value of the related assets is less than their carrying value. Financial Accounting Standards Board Statement No. 144, “Accounting for the Impairment of Disposal of Long-lived Assets” (FAS 144) clarified when a long-lived asset held for sale should be classified as such. It also clarifies previous guidance under FAS 121. The company, based on current circumstances, does not believe any indicators of impairment are present.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Comprehensive Income

The company follows Financial Accounting Standards Board Statement No. 130, “Reporting Comprehensive Income” (FAS 130) which contains rules for the reporting of comprehensive income and its components. Comprehensive income (loss) consists of net income (loss).

Revenue Recognition

Net revenue is recognized as services are rendered at the net realizable amount from Medicare, Medicaid, commercial insurers and other third party payors. The company occasionally provides dialysis treatments on a charity basis to patients who cannot afford to pay. The amount is not significant.

Goodwill

Goodwill represents cost in excess of net assets acquired. The company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (FAS 142) effective January 1, 2002. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators are present) for impairment. Pursuant to the provisions of FAS 142, the goodwill resulting from the company's acquisition of minority interests in August, 2001 and June, 2003, and the acquisition of Georgia dialysis centers in April, 2002 and April, 2003, and acquisition of a Pennsylvania dialysis business at the close of business on August 31, 2004, are not being amortized for book purposes and are subject to the annual impairment testing provisions of FAS 142, which testing indicated no impairment for goodwill. See Note 10.

Deferred Expenses

Deferred expenses, except for deferred loan costs, are amortized on the straight-line method over their estimated benefit period with deferred loan costs amortized over the lives of the respective loans. Deferred expenses of approximately $80,000 at December 31, 2004 and $4,000 at December 31, 2003 are included in other assets. Amortization expense was $6,243 for 2004, $2,314 for 2003, and $6,190 for 2002.

Income Taxes

Deferred income taxes are determined by applying enacted tax rates applicable to future periods in which the taxes are expected to be paid or recovered to differences between financial accounting and tax basis of assets and liabilities.

Stock-Based Compensation

The company follows the intrinsic method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related Interpretations in accounting for its

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

employee stock options because, as discussed below, Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation” (FAS 123) requires use of option valuation models that were not developed for use in valuing employee stock options. FAS 123 permits a company to elect to follow the intrinsic method of APB 25 rather than the alternative fair value accounting provided under FAS 123, but requires pro forma net income and earnings per share disclosures as well as various other disclosures not required under APB 25 for companies following APB 25. The company has adopted the disclosure provisions required under Financial Accounting Standards Board Statement No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (FAS 148). Under APB 25, because the exercise price of the company’s stock options equals the market price of the underlying stock on the date of grant, no compensation expense was recognized. See “New Pronouncements.”

Pro forma information regarding net income and earnings per share is required by FAS 123 and FAS 148, and has been determined as if the company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for options granted during 2004, 2003, 2002 and 2001, respectively: risk-free interest rate of 3.83%, 1.44%, 3.73%, and 5.40%; no dividend yield; volatility factor of the expected market price of the company’s common stock of 1.31, 1.07, 1.15, and 1.14, and a weighted-average expected life of 5 years, 4.7 years, 5 years, and 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective input assumptions including the expected stock price volatility. Because the company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options’ vesting period. The company’s pro forma information follows:

	2004	2003	2002
Net income, as reported	$2,214,203	$1,149,984	$1,242,097

Stock-based employee compensation expense under fair value method, net of related tax effects	(170,000)	(64,000)	(46,000)
Pro forma net income	$2,044,203	$1,085,984	$1,196,097

Earnings per share:
Basic, as reported	$.27	$.15	$.16
Basic, pro forma	$.25	$.14	$.15
Diluted, as reported	$.25	$.13	$.14
Diluted, pro forma	$.23	$.12	$.14

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Earnings per Share

Diluted earnings per share gives effect to potential common shares that were dilutive and outstanding during the period, such as stock options and warrants, calculated using the treasury stock method and average market price.

	Year Ended December 31,
	2004	2003	2002

Net income	$2,214,203	$1,149,984	$1,242,097

Weighted average shares-denominator basic computation	8,256,282	7,904,874	7,774,688
Effect of dilutive stock options	527,575	830,612	892,366
Weighted average shares, as adjusted-denominator diluted computation	8,783,857	8,735,486	8,667,054

Earnings per share:
Basic	$.27	$.15	$.16
Diluted	$.25	$.13	$.14

The company had various potentially dilutive securities during the periods presented, including stock options and warrants. See Notes 6 and 7.

Other Income

Operating:

Other operating income is comprised as follows:

	Year Ended December 31,
	2004	2003	2002
Management fee income	$402,251	$320,580	$191,213
Litigation settlement	134,183	---	---
	$536,434	$320,580	$191,213

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Non-operating:

Other non-operating income (expense) is comprised as follows:

	Year Ended December 31,
	2004	2003	2002
Rental income	$191,350	$190,308	$174,227
Interest income	35,402	49,914	40,314
Interest expense	(162,791)	(201,316)	(220,441)
Other	22,792	36,944	31,011
Other income, net	$86,753	$75,850	$25,111

Estimated Fair Value of Financial Instruments

The carrying value of cash, accounts receivable and debt in the accompanying financial statements approximate their fair value because of the short-term maturity of these instruments, and in the case of debt because such instruments either bear variable interest rates which approximate market or have interest rates approximating those currently available to the company for loans with similar terms and maturities.

Reclassification

Certain prior year amounts have been reclassified to conform with the current year’s presentation.

New Pronouncements

On November 24, 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs” an amendment of ARB No. 43, Chapter 4 (“FAS 151). FAS 151 requires companies to recognize as current period changes abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). FAS 151 also requires manufacturers to allocate fixed production overheads to inventory based on normal capacity of their production facilities. FAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The company does not expect FAS 151 to have a significant effect on its consolidated financial statements.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchange of Nonmonetary Assets’, an amendment of APB Opinion No. 29 (“FAS 153”). The amendments made by FAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with an exception for exchanges of nonmonetary assets that do not have commercial substance. Previous to FAS 153 some nonmonetary exchanges, although commercially substantive were recorded on a carryover basis rather

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

than being based on the fair value of the assets exchanged. FAS 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect FAS 153 to have a significant effect on its financial statements.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment” (“FAS 123(R)”). Provisions of FAS 123(R) requires companies to recognize the fair value of stock option grants as a compensation costs in their financial statements. Public entities, other than small business issuers, will be required to apply FAS 123(R) in the first interim or annual reporting period that beginning after June 15, 2005. The company will be subject to the provisions of FAS 123(R) effective July 1, 2005. In addition to stock options granted after the effective date, companies will be required to recognize a compensation cost with respect to any unvested stock options outstanding as of the effective date equal to the grant date fair value of those options (as previously disclosed in the notes to the financial statements) with the cost related to the unvested options to be recognized over the vesting period of the options. The company is in the process of determining the impact that FAS 123(R) will have on its consolidated financial statements.

NOTE 2--LONG-TERM DEBT

Long-term debt is as follows:

	December 31,
	2004	2003
Development loan secured by land and building
with a net book value of $319,000 at
December 31, 2004. Monthly principal
payments of $2,217 plus interest at 1% over
the prime rate effective December 16, 2002
with remaining balance due December 2, 2007.	$609,580	$636,182

Mortgage note secured by land and building
with a net book value of $868,000 at
December 31, 2004. Interest of
prime plus ½% with a minimum rate of 6.0%
effective December 16, 2002. Monthly
payments of $6,800 including principal and
interest with remaining balance due April, 2006.	675,018	714,979

Equipment financing agreement secured by equipment
with a net book value of $977,000 at December 31, 2004.
Monthly payments totaling approximately $46,000 as of
December 31, 2004, including principal and interest,
as described below, pursuant to various schedules
extending through August, 2007 with interest at rates
ranging from 4.13% to 10.48%.	814,338	1,321,194
	2,098,936	2,672,355
Less current portion	513,000	575,000
	$1,585,936	$2,097,355

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 2--LONG-TERM DEBT--Continued

The company through its subsidiary, DCA of Vineland, LLC, pursuant to a December 3, 1999 loan agreement obtained a $700,000 development loan with interest at 8.75% through December 2, 2001, 1½% over the prime rate thereafter through December 15, 2002, and 1% over prime thereafter secured by a mortgage on the company’s real property in Easton, Maryland. Outstanding borrowings were subject to monthly payments of interest only through December 2, 2001, with monthly payments thereafter of $2,917 principal plus interest through December 2, 2002, and monthly payments thereafter of $2,217 plus interest with any remaining balance due December 2, 2007. This loan had an outstanding principal balance of approximately $610,000 at December 31, 2004 and $636,000 December 31, 2003.

In April 2001, the company obtained a $788,000 five-year mortgage through April, 2006, on its building in Valdosta, Georgia with interest at 8.29% until March, 2002, 7.59% thereafter until December 16, 2002, and prime plus ½% with a minimum of 6.0% effective December 16, 2002. Payments are $6,800 including principal and interest commencing May, 2001, with a final payment consisting of a balloon payment and any unpaid interest due April, 2006. The remaining principal balance under this mortgage amounted to approximately $675,000 at December 31, 2004 and $715,000 at December 31, 2003.

The equipment financing agreement is for financing for kidney dialysis machines for the company’s dialysis facilities. Additional financing totaled approximately $399,000 in 2002, with no such financing in 2003 or 2004. Payments under the agreement are pursuant to various schedules extending through August, 2007. Financing under the equipment purchase agreement is a noncash financing activity, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No 95, “Statement of Cash Flows.” See Note 13. The remaining principal balance under this financing amounted to approximately $814,000 at December 31, 2004 and $1,321,000 at December 31, 2003.

The prime rate was 5.25% as of December 31, 2004 and 4.00% as of December 31, 2003. For interest payments, see Note 13.

Scheduled maturities of long-term debt outstanding at December 31, 2004 are approximately:

2005	$513,000
2006	956,000
2007	630,000
2008	---
2009	---
Thereafter	---
$2,099,000

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 2--LONG-TERM DEBT--Continued

The company’s two mortgage agreements contain certain restrictive covenants that, among other things, restrict the payment of dividends above 25% of the company’s net worth, require lenders’ approval for a merger, sale of substantially all the assets, or other business combination of the company, and require maintenance of certain financial ratios. The company was in compliance with the debt covenants at December 31, 2004 and December 31, 2003.

NOTE 3--INCOME TAXES

The income tax provision consists of the following income tax expense (benefit) components:

	2004	2003	2002
Current:
Federal	$1,052,576	$602,906	$601,967
State	323,731	264,305	115,213
City	7,985	---	---
	1,384,292	867,211	717,180

Deferred:
Federal	227,000	28,000	274,000
State	(35,000)	(17,000)	(220,000)
	192,000	11,000	54,000
	$1,576,292	$878,211	$771,180

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company’s deferred tax liabilities and assets are as follows:

	December 31,
	2004	2003
Deferred tax liabilities:
Depreciation and amortization	$852,000	$285,000
Total deferred tax liabilities	852,000	285,000
Deferred tax assets:
Accrued expenses	118,000	111,000
Bad debt allowance	602,000	306,000
Startup costs	126,000	47,000
Subtotal	846,000	464,000
State net operating loss carryforwards	167,000	226,000
Total deferred tax assets	1,013,000	690,000
Valuation allowance for deferred tax assets	---	(52,000)
Deferred tax asset, net of valuation allowance	1,013,000	638,000
Net deferred tax asset	$161,000	$353,000

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 3--INCOME TAXES--Continued

A valuation allowance of $52,000 was provided that offsets a portion of the deferred tax assets recorded at December 31, 2003, as management believed that it was more likely than not that, based on the weight of the available evidence, that this portion of deferred tax assets would not be realized. No valuation allowance was recorded at December 31, 2004, due to the company’s anticipated prospects for future taxable income in an amount sufficient to realize the deferred tax assets.

The reconciliation of income tax (benefit) attributable to income (loss) before income taxes computed at the U.S. federal statutory rate is:

	Year Ended December 31,
	2004	2003	2002

Statutory tax rate (34%) applied to income (loss) before income taxes, minority interest and equity in affiliate earnings	$1,424,238	$750,425	$702,874
Adjustments due to:
State taxes, net of federal benefit	212,515	189,116	103,101
Change in valuation allowance	(17,680)	---	(145,000)
Non-deductible items	34,160	11,197	11,982
Prior year tax return accrual adjustment	(33,504)	---	(14,456)
Other	(43,437)	(72,527)	112,679
	$1,576,292	$878,211	$771,180

The company has equity positions in 20 limited liability companies (“LLC’s”), each possessing a finite life. Based on their limited liability status, its members are not liable for the LLC’s debts, liabilities, or obligations. Each LLC has complied with the criteria for tax treatment as a partnership. As a result, taxable income or loss is to be reported on each member’s respective tax returns. Income and losses attributable to the company’s equity position in these LLC’s has been included as a component of retained earnings as of December 31, 2004.

The exercise of 70,348 non-qualified stock options during 2004 resulted in a tax deduction of approximately $304,000 corresponding to the difference in the market value of the shares obtained on exercise and the exercise price of the options. The reduction in income taxes payable of approximately $120,000 resulted in a corresponding increase in additional paid-in capital of approximately $120,000. This represents, a non cash financing activity, which is a supplemental disclosure required by Accounting Standards Board Statement No. 95 “Statement of Cash Flows”. See Note 13.

For income tax payments, see Note 13.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 4--TRANSACTIONS WITH PARENT

Our parent provides certain financial and administrative services for us. Central operating costs are charged on the basis of time spent. In the opinion of management, this method of allocation is reasonable. The amount of expenses allocated by the parent totaled approximately $200,000 for the years ended December 31, 2004, 2003 and 2002, which is included in selling, general and administrative expenses in the Consolidated Statements of Operations.

We had an intercompany advance payable to our parent of approximately $449,000 as of December 31, 2004 and $234,000 as of December 31, 2003, which bears interest at the short-term Treasury Bill rate. Interest expense on intercompany advances payable was approximately $5,000 and $2,000 for the years ended December 31, 2004 and 2003, respectively. Interest is included in the intercompany advance balance. Our parent has agreed not to require repayment of the intercompany advance balance prior to January 1, 2007; therefore, the advance has been classified as long-term at December 31, 2004.

We had an intercompany advance receivable from our parent, which bore interest at the short-term Treasury Bill rate that was paid during 2002. Interest income on intercompany advances receivable was approximately $3,000 for the year ended December 31, 2002.

On March 17, 2004, the company issued a demand promissory note to its parent for up to $1,500,000 of financing for equipment purchases with annual interest of 1.25% over the prime rate. The note was subsequently modified by increasing the maximum amount of advances that can be made to $5,000,000, and by adding to the purposes of the financing, working capital and other corporate needs. This note had an outstanding balance of approximately $1,435,000 and an interest rate of 6.50% at December 31, 2004. The weighted average interest rate on the note during the period it was outstanding during 2004 was 5.84%. Interest expense on the note amounted to approximately $51,000 for the year ended December 31, 2004. Accrued interest payable on the note amounted to approximately $27,000 as of December 31, 2004.

NOTE 5--OTHER RELATED PARTY TRANSACTIONS

For the years ended December 31, 2004, 2003 and 2002, respectively, the company paid premiums of approximately $537,000, $425,000 and $275,000 for insurance obtained through a director of the parent.

For the years ended December 31, 2004, 2003 and 2002, respectively, legal fees of $236,000, $156,000 and $156,000 were paid to an attorney who acts as general counsel and Secretary for the company and the parent and who is a director of the parent.

The 20% minority interest in DCA of Vineland, LLC was held by a company owned by the medical director of that facility, who became a director of Dialysis Corporation of America in 2001. This physician was provided with the right to acquire up to 49% of DCA of Vineland. In April, 2000, another company owned by this physician acquired an interest in DCA of Vineland, resulting in Dialysis Corporation of America holding a 51.3% ownership interest in DCA of Vineland and this physician’s companies holding a combined 48.7% ownership interest of DCA of Vineland. See Note 12.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 5--OTHER RELATED PARTY TRANSACTIONS--Continued

In July, 2000, one of the companies owned by this physician acquired a 20% interest in DCA of Manahawkin, Inc. Under agreements with DCA of Vineland and DCA of Manahawkin, this physician serves as medical director for each of those dialysis facilities.

In May 2001, the company loaned its president $95,000 to be repaid with accrued interest at prime minus 1% (floating prime) on or before maturity on May 11, 2006. This demand loan is collateralized by all of the President’s stock options in the company, as well as common stock from exercise of the options and proceeds from sale of such stock. Interest income on the loan amounted to approximately
$4,000, $4,000 and $5,000 for 2004, 2003 and 2002, respectively.

Minority members in subsidiaries in certain situations may fund a portion of required capital contributions by issuance of an interest bearing note payable to the company which minority members may repay directly or through their portion of capital distributions of the subsidiary. The minority members funded in the aggregate approximately $324,000 in capital contributions during 2004, and $223,000 during the preceding year, under notes accruing interest at prime plus 2%, with an aggregate of approximately $74,000 of distributions applied against the notes and accrued interest during 2004, and $54,000 during the preceding year. These represent non-cash investing activities, which is a supplemental disclosure required by Financial Accounts Standards Board Statement No. 95, “Statement of Cash Flows.” See Notes 11 and 13.

NOTE 6--STOCK OPTIONS

In June, 1998, the board of directors granted an option under the now expired 1995 Stock Option Plan to a board member for 10,000 shares exercisable at $1.13 per share through June 9, 2003. This option was exercised in June, 2003 with the company receiving an $11,250 cash payment for the exercise price.

In April, 1999, we adopted a stock option plan pursuant to which the board of directors granted 1,600,000 options exercisable at $.63 per share to certain of our officers, directors, employees and consultants with 680,000 options exercisable through April 20, 2000 and 920,000 options exercisable through April 20, 2004, of which 120,000 options to date have been cancelled. In April, 2000, the 680,000 one-year options were exercised for which we received cash payment of $3,400 and the balance in three-year promissory notes with the interest at 6.2% and which maturity was extended to April 20, 2004. The notes were repaid with 91,800 shares of common stock with a fair market value of approximately $521,000 on February 9, 2004. Interest income on the notes amounted to approximately $3,000 for the year ended December 31, 2004, all of which was earned during the first quarter. In March, 2003, 155,714 of the remaining 800,000 options outstanding were exercised for $97,322 with the exercise price satisfied by director bonuses accrued in 2002. In January, 2004, 130,278 of these options were exercised for $81,424 with the exercise price satisfied by director bonuses accrued in 2003. In February, 2004, 158,306 of these options were exercised for $98,941 with the exercise price satisfied by payment of 18,152 shares to the company for cancellation. In March, 2004, 355,702 of these options were

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 6--STOCK OPTIONS--Continued

exercised for $222,314 with the exercise price satisfied by the payment of 54,223 shares to the company. The exercises and share payments to the company represent noncash investing activity, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” See Note 14.

In January, 2001, the board of directors granted to our Chief Executive Officer and President a five-year option for 330,000 shares exercisable at $.63 per share with 66,000 options vesting at January, 2001, and 66,000 options vesting annually on January 1, 2002 to 2005. In January, 2004, 56,384 of these options were exercised for $35,240 with the exercise price satisfied by a director bonus accrued in 2003.

In September, 2001, the board of directors granted five-year options for an aggregate of 150,000 shares exercisable at $.75 per share through September 5, 2006, to certain officers, directors and key employees. 30,000 of the options vested immediately with the remaining 120,000 options to vest in equal increments of 30,000 options each September 5, commencing September 5, 2002. In March, 2003, 3,570 of these options were exercised for $2,678 with the exercise price satisfied by director bonuses accrued in 2002. In January, 2004, 4,576 of these options were exercised for $3,432 with the exercise price satisfied by director bonuses accrued in 2003. These exercises represent non-cash investing activity, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” See Note 14. In January, 2004, 7,200 of these options were exercised with the company receiving a $5,400 cash payment for the exercise price. Of the 30,000 immediately exercisable options, 15,346 have been exercised and 14,654 cancelled due to the resignation of a director in June, 2004. Of the remaining 120,000 options, 90,000 had vested as of December 31, 2004.

In March, 2002, the board of directors granted a five-year option to an officer for 60,000 shares exercisable at $1.58 per share through February 28, 2007. The option was to vest in equal annual increments of 15,000 shares on each February 28 from 2003 through 2006. The 15,000 options that had vested in February, 2003, were exercised by the officer in October, 2003, and the remaining 45,000 options expired unvested due to the July 31, 2003 resignation of the officer.

In May, 2002, the board of directors granted five-year options for an aggregate of 21,000 shares to certain of the company’s employees of which 11,000 were outstanding and vested at December 31, 2004. These options are exercisable at $2.05 per share through May 28, 2007. Options for 10,000 shares have been cancelled as a result of the termination of several employee option holders.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 6--STOCK OPTIONS--Continued

In June, 2003, the board of directors granted to an officer a five-year option for 50,000 shares exercisable at $1.80 per share through June 3, 2008. The option vests annually in increments of 12,500 shares on each June 4 from 2004 to 2007.

In August, 2003, the board of directors granted a three-year option to a director who serves on several of the company’s committees including the audit committee, for 10,000 shares exercisable at $2.25 per share through August 18, 2006. The option vests in two annual increments of 5,000 shares commencing on August 19, 2004.

In January, 2004, the board of directors granted a five year option to an employee for 20,000 shares exercisable at $3.09 per share through January 12, 2009. The option vests in annual increments of 5,000 shares on each January 13 from 2005 through 2008.

On January 28, 2004, the company affected a two-for-one stock split of its outstanding common stock. All option amounts and exercise prices have been adjusted to reflect the stock split. Split-adjusted option exercise prices resulting in a fraction of a cent have been rounded up to the nearest cent for purposes of these notes to the financial statements of the company.

In June, 2004, the board of directors granted 160,000 stock options to officers and directors exercisable at $4.02 per share through June 6, 2009. 15,000 options vested immediately and 145,000 options vest 25% annually commencing June 7, 2005.

In August, 2004, the board of directors granted 50,000 incentive stock options to an officer exercisable at $4.02 per share through August 15, 2009. The options vest 25% annually commencing August 16, 2005.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 6--STOCK OPTIONS--Continued

A summary of the company’s stock option activity and related information for the years ended December 31 follows:

	2004		2003		2002
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Outstanding-beginning of year	1,191,716		1,367,000		1,410,000
Granted	230,000	$3.94	60,000	$1.88	81,000	$2.05
Cancellations	(14,654)	$.75	(51,000)	$1.63	(124,000)	$.67
Exercised	(712,446)	$.63	(184,284)	$.73	---	---
Expired	---	---	---	---	---	---
Outstanding-end of year	694,616		1,191,716		1,367,000

Outstanding-end of year:
August 2004 options	50,000	$4.02
June 2004 options	160,000	$4.02
January 2004 options	20,000	$3.09
August 2003 options	10,000	$2.25	10,000	$2.25	---	---
June 2003 options	50,000	$1.80	50,000	$1.80	---	---
May 2002 options	11,000	$2.05	11,000	$2.05	17,000	$2.05
March 2002 options	---	---	---	---	60,000	$1.58
September 2001 options	120,000	$.75	146,430	$.75	150,000	$.75
January 2001 options	273,616	$.63	330,000	$.63	330,000	$.63
April 1999 options	---		644,286	$.63	800,000	$.63
June 1998 options	---	---	---	---	10,000	$1.13
	694,616	---	1,191,716		1,367,000

Outstanding and exercisable end of year:
June 2004 options	15,000	$4.02
August 2003	5,000	$2.25
June 2003	12,500	$1.80
May 2002	11,000	$2.05
September 2001 options	90,000	$.75	90,000	$.75	60,000	$.75
January 2001 options	207,616	$.63	198,000	$.63	132,000	$.63
April 1999 options	---	---	644,286	$.63	800,000	$.63
June 1998 options	---	---	---	---	10,000	$1.13
	341,116		932,286		1,002,000
Weighted-average fair value of options granted during the year	$3.88		$1.41		$1.28

The remaining contractual life at December 31, 2003 is 3.4 years for the June, 2003 options, 1.7 years for the August, 2003 options, 2.4 years for the May, 2002 options, 1.7 years for the September, 2001 options, and 1 year for the January, 2001 options.

The company has 694,616 shares reserved for issuance, including: 273,616 shares for the January, 2001 options, 120,000 shares for the September, 2001 options, 11,000 shares for the May, 2002 options, 50,000 shares for the June, 2003 options, 10,000 shares for the August, 2003 options, 20,000 shares for the January 2004 options, 160,000 shares for the June 2004 options and 50,000 shares for the August 2004 options. All options were issued at fair market value on date of grant.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 6--STOCK OPTIONS--Continued

The number and exercise price of outstanding options was adjusted based upon a two-for-one stock split affected by the company in February, 2004. See Note 1 and 14.

NOTE 7--COMMITMENTS

The company has leases on facilities housing its dialysis operations and equipment leases. Total rent expense was approximately $1,194,000, $778,000 and $521,000 for the years ended December 31, 2004, 2003 and 2002, respectively. The aggregate lease commitments at December 31, 2004 for the company’s non-cancelable operating leases with a term of one year or more are approximately:

2005	$1,426,000
2006	1,464,000
2007	1,393,000
2008	1,379,000
2009	1,029,000
Thereafter	2,150,000
$8,841,000

Effective January 1, 1997, the company established a 401(k) savings plan (salary deferral plan) with an eligibility requirement of one year of service and 21 year old age requirement. The company and its parent established a new 401(k) plan effective January, 2003, which allows employees, in addition to regular employee contributions, to elect to have a portion of bonus payments contributed. As an incentive to save for retirement, the company will match 10% of an employee’s contribution resulting from any bonus paid during the year and may make a discretionary contribution with the percentage of any discretionary contribution to be determined each year with only employee contributions up to 6% of annual compensation considered when determining employer matching.

Stephen W. Everett, CEO, President and director of the company, has a five-year employment contract through December 31, 2005, currently at an annual salary of $250,000. The employment agreement also provides for certain fringe benefits, reimbursement of reasonable out-of-pocket expenses, and a one-year non-compete within the United States.

NOTE 8--REPURCHASE OF COMMON STOCK

In September, 2000, the company announced its intent to repurchase up to 600,000 shares of its common stock at current market prices. The company repurchased and cancelled approximately 154,000 shares in the fourth quarter of 2000 with a repurchase cost of approximately $65,000, and a total of approximately 185,000 shares at a cost of approximately $98,000 during 2001 and a total of approximately 21,000 shares at a cost of approximately $42,000 during 2003.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 9--CAPITAL EXPENDITURES AND DEPRECIATION

Capital expenditures and depreciation expense were as follows:

	2004	2003	2002
Capital expenditures	$3,132,000	$1,656,000	$1,326,000
Depreciation expense	$1,493,000	$1,184,000	$1,060,000

NOTE 10--ACQUISITIONS

In August, 2001, the company acquired the remaining 30% minority interest in DCA of So. Ga., LLC, giving the company a 100% ownership interest, for $600,000. This transaction resulted in $523,000 goodwill representing the excess of the $600,000 purchase price over the $77,000 fair value of the assets acquired. The goodwill is being amortized for tax purposes over a 15-year period. The company’s decision to make this investment was based largely on the profitability of DCA of So. Ga. The party from whom the company acquired the minority interest is the medical director of another dialysis subsidiary of the company. See Note 1.

In April, 2002, the company acquired a dialysis center in Royston, Georgia for $550,000. This transaction resulted in $400,000 of goodwill representing the excess of the $550,000 purchase price over the $150,000 fair value of the assets acquired. The goodwill is being amortized for tax purposes over a 15-year period. The company’s decision to make this investment was based on its expectation of future profitability resulting from its review of this dialysis center’s operations prior to making the acquisition. See Note 1.

During the second quarter of 2003, the company acquired the assets of a Georgia dialysis center and the 30% minority interests in each of two of its existing Georgia dialysis centers for a total consideration of $1,415,000, of which $745,000 was paid initially and the remaining balance of $670,000 was paid during the second quarter of 2004. These acquisitions resulted in $1,368,000 of goodwill, representing the excess of the purchase price over the fair value of the net assets acquired. The goodwill is being amortized for tax purposes over a 15-year period. The company’s decision to make these acquisitions was based on its expectation of profitability resulting from management’s evaluation of the operations of these dialysis centers. The party from whom the 30% minority interests were purchased was the medical director of one of the facilities at which the 30% interest was acquired and is the medical director of two other of the company’s Georgia dialysis facilities. See Note 1.

Effective as of the close of business on August 31, 2004, the company acquired a Pennsylvania dialysis company for an estimated net purchase price of $1,521,000. Of that amount, $761,000 is currently in escrow, with the balance of approximately $760,000 to be paid in equal installments, each on the first and second anniversary of the effective date of the purchase agreement. This transaction resulted in $1,358,000 of goodwill representing the excess of the net purchase price over the estimated $164,000 fair value of net assets acquired, including an $83,000 valuation of an eight year non-competition agreement that will be amortized over the life of the agreement. The goodwill is not amortizable for tax purposes, since the transaction was a stock acquisition. The initial allocation of purchase cost at

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 10--ACQUISITIONS--Continued

fair value was based upon available information and will be finalized as any contingent purchase amounts are resolved and estimated fair values of assets are finalized. The company began recording the results of operations for the acquired company as of the effective date of the acquisition. The company’s decision to make this investment was based on its expectation of future profitability resulting from its review of the acquired company’s operations prior to making the acquisition. See
Note 1.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition for the August 2004 Pennsylvania acquisition:

Accounts receivable, net	$215,825
Inventory and other current assets	79,383
Property, plant and equipment, net	88,231
Intangible assets	82,500
Goodwill	1,357,681

Total assets acquired	1,823,620
Total liabilities assumed	302,429

Net assets acquired	$1,521,191

NOTE 11--LOAN TRANSACTIONS

The company has and may continue to provide funds in excess of capital contributions to meet working capital requirements of its dialysis facility subsidiaries, usually until they become self-sufficient. The operating agreements for the subsidiaries provide for cash flow and other proceeds to first pay any such financing, exclusive of any tax payment distributions. See Notes 5 and 13.

NOTE 12--QUARTERLY FINANCIAL INFORMATION (Unaudited)

The following summarizes certain quarterly operating data (in thousands except per share data):

	Year Ended December 31, 2004
	March 31	June 30	Sept. 30	Dec.31	Total

Net Sales	$8,410	$9,497	$10,857	$11,686	$40,450
Gross profit	3,248	3,759	4,806	5,092	16,905
Net income	288	388	776	762	2,214
Earnings per shares:
Basic	$.04	$.05	$.09	$.09	$.27
Diluted	$.03	$.04	$.09	$.09	$.25

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 12--QUARTERLY FINANCIAL INFORMATION (Unaudited)--Continued

	Year Ended December 31, 2003
	March 31	June 30	Sept. 30	Dec.31	Total

Net Sales	$6,738	$7,424	$7,535	$7,979	$29,676
Gross profit	2,535	2,907	2,829	3,184	11,455
Net income	156	220	308	466	1,150
Earnings per shares:
Basic	$.02	$.03	$.04	$.06	$.15
Diluted	$.02	$.03	$.04	$.05	$.13

	Year Ended December 31, 2002
	March 31	June 30	Sept. 30	Dec.31	Total

Net Sales	$5,488	$6,315	$6,698	$6,661	$25,162
Gross profit	2,093	2,598	2,718	2,686	10,095
Net income	162	339	393	348	1,242
Earnings per shares:
Basic	$.02	$.04	$.05	$.04	$.16
Diluted	$.02	$.04	$.05	$.04	$.14

Since the computation of earnings per share is made independently for each quarter using the treasury stock method, the total of four quarters earnings do not necessarily equal earnings per share for the year.

NOTE 13--SUPPLEMENTAL CASH FLOW INFORMATION

The following amounts represent (rounded to the nearest thousand) non-cash financing and investing activities and other cash flow information in addition to information disclosed in Notes 3 and 6:

	2004	2003	2002
Interest paid (see Note 2)	$204,000	$189,000	$234,000
Income taxes paid (see Note 3)	1,350,000	777,000	1,234,000
Equipment financing (see Note 2)	---	---	399,000
Options exercise bonus (191,238 shares 2004; 159,284 shares 2003) (see Note 6)	120,000	100,000	---
Subsidiary minority member capital contributions financing (see Notes 5 and 13)	324,000	223,000	---
Subsidiary minority member distributions applied against financing (see Notes 5 and 13)	74,000	54,000	---
Share payment (514,008 options exercised; 72,375 shares paid) for stock option exercises (see Note 6)	321,000	---	---
Payment on note receivable with 91,800 shares of common stock (see Note 6)	521,000	---	---
Increase in additional paid-in capital from exercise of non-qualified stock options (see Notes 3 and 6)	120,000	---	---

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 14--STOCK SPLIT

The board of directors declared a two-for-one stock split with respect to the company’s 3,968,772 shares of outstanding common stock. The record date of the split was January 28, 2004; the distribution date was February 9, 2004; and the date Nasdaq reported the adjusted price of the common stock was February 10, 2004. The two-for-one stock split increased the outstanding shares of common stock at that time to 7,937,544 shares. The split also required adjustment in the outstanding stock options by doubling the number of shares obtainable upon exercise, and halving the exercise price of the options. See Note 1 and 6.

NOTE 15--AFFILIATE FINANCIAL INFORMATION

The following amounts represent certain operating data of the company’s 40% owned Ohio affiliate that is accounted for in the equity method and not consolidated for financial reporting purposes (see Note 1):

	2004	2003	2002
Revenues	$2,275,000	$1,547,000	$1,600,000
Gross profit	$1,244,000	$600,000	$665,000
Net income	$707,000	$111,000	$174,000

The following amounts are from the balance sheet of the company’s 40% owned Ohio affiliate:

	December 31,
	2004	2003
Current assets	$945,321	$451,104
Non-current assets	160,504	206,540
Total assets	$1,105,825	$657,644

Current liabilities	$244,570	$211,221
Non-current liabilities	---	50,953
Capital	861,255	395,470
Total liabilities and capital	$1,105,825	$657,644

NOTE 16--SUBSEQUENT EVENTS

On March 15, 2005 the company and its parent, Medicore, Inc., jointly announced they have agreed to terms whereby Medicore, which owns approximately 56% of the company (57% at December 31, 2004), will merge into the company for a total consideration of approximately 5,289,000 shares of the company’s common stock. Upon completion of the merger, it is anticipated that each Medicore shareholder will receive .68 shares of the company’s common stock for each share of Medicore common

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 16--SUBSEQUENT EVENTS--Continued

stock, and Medicore’s ownership in the company will be retired resulting in approximately 9,000,000 shares of the company to remain outstanding. Completion of the transaction is subject to shareholder approval of each company.

The merger is intended to simplify the corporate structure and enable the ownership of the control interest in the company to be in the hands of the public shareholders. The merger will provide the company with additional capital resources to continue to build its dialysis business.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders of
Dialysis Corporation of America

Our report on our audit of the basic consolidated financial statements of Dialysis Corporation of America and subsidiaries appears on page F-2. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission’s Rules and Regulations under the Securities Exchange Act of 1934 and is not otherwise a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

MOORE STEPHENS, P.C.
Certified Public Accountants

Cranford, New Jersey
February 18, 2005

Schedule II - Valuation and Qualifying Accounts
Dialysis Corporation of America, Inc. and Subsidiaries
December 31, 2004

COL. A	COL. B	COL. C		COL. D	COL. E
Classification	Balance at Beginning Of Period	Additions (Deductions) Charged (Credited) to Cost and Expenses	Additions Charged to Other Accounts Describe	Other Changes Add (Deduct) Describe	Balance at End of Period

YEAR ENDED DECEMBER 31, 2004:
Reserves and allowances deducted from asset accounts:
Allowance for uncollectible accounts	$785,000	$1,198,000	$(347,000)(1)	$1,636,000
Valuation allowance for deferred tax asset	52,000	(52,000)	---	---
	$837,000	$1,146,000	$(347,000)	$1,636,000

YEAR ENDED DECEMBER 31, 2003:
Reserves and allowances deducted
from asset accounts:
Allowance for uncollectable accounts	$831,000	$290,000	$(336,000)(1)	$785,000
Valuation allowance for deferred tax asset	72,000	(20,000)	---	52,000
	$903,000	$270,000	$(336,000)	$837,000

YEAR ENDED DECEMBER 31, 2002:
Reserves and allowances deducted
from asset accounts:
Allowance for uncollectable accounts	$727,000	$721,000	$(617,000)(1)	$831,000
Valuation allowance for deferred tax asset	217,000	(145,000)	---	72,000
	$944,000	$576,000	$(617,000)	$903,000

(1)	Uncollectible accounts written off, net of recoveries.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2005	2004
Operating revenues:
Medical service revenue	$10,484,101	$8,409,524
Other income	128,395	217,045
	10,612,496	8,626,569
Operating costs and expenses:
Cost of medical services	6,542,601	5,162,222
Selling, general and administrative expenses	3,243,761	2,795,470
Provision for doubtful accounts	247,994	148,295
	10,034,356	8,105,987

Operating income	578,140	520,582

Other income (expense):
Interest income on officer/director note	1,292	961
Interest expense on note and advances payable to parent	(34,936)	(3,018)
Other income, net	31,855	22,294
	(1,789)	20,237

Income before income taxes, minority interest and equity in affiliate earnings	576,351	540,819

Income tax provision	308,803	216,108

Income before minority interest and equity in affiliate earnings	267,548	324,711

Minority interest in income of consolidated subsidiaries	(63,270)	(55,832)

Equity in affiliate earnings	120,109	19,033

Net income	$324,387	$287,912

Earnings per share:
Basic	$.04	$.04
Diluted	$.04	$.03

See notes to consolidated financial statements.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(UNAUDITED)

March 31,
2005
(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$642,913
Accounts receivable, less allowance of $1,916,000 at March 31, 2005; $1,636,000 at December 31, 2004	8,653,780
Inventories	1,217,391
Deferred income tax asset	720,000
Officer loan and interest receivable	112,989
Prepaid expenses and other current assets	1,061,033
Total current assets	12,408,106

Property and equipment:
Land	519,716
Buildings and improvements	2,366,048
Machinery and equipment	8,164,369
Leasehold improvements	4,698,399
15,748,532
Less accumulated depreciation and amortization	6,871,908
8,876,624

Goodwill	3,649,014
Other assets	1,263,475
Total other assets	4,912,489
$26,197,219
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,004,423
Accrued expenses	3,819,432
Note payable and accrued interest payable to parent	2,468,404
Current portion of long-term debt	485,000
Acquisition liabilities - current portion	380,298
Total current liabilities	8,157,557

Advances from parent	498,081
Long-term debt, less current portion	1,477,144
Acquisition liabilities, net of current portion	380,297
Deferred income tax liability	559,000
Total liabilities	11,072,079

Minority interest in subsidiaries	1,338,232

Commitments and Contingencies

Stockholders' equity:
Common stock, $.01 par value, authorized 20,000,000 shares: 8,661,815 shares issued and outstanding at March 31, 2005; 8,485,815 shares issued and outstanding at December 31, 2004	86,618
Additional paid-in capital	5,088,111
Retained earnings	8,612,179
Total stockholders' equity	13,786,908
$26,197,219

See notes to consolidated financial statements.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2005	2004
Operating activities:
Net income	$324,387	$287,912
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	406,612	330,486
Amortization	3,525	579
Bad debt expense	247,994	148,295
Deferred income tax benefit	---	(70,000)
Minority interest	63,270	55,832
Equity in affiliate earnings	(120,109)	(19,033)
Increase (decrease) relating to operating activities from:
Accounts receivable	(309,298)	(379,947)
Inventories	80,391	(203,312)
Interest receivable on officer loan	(1,293)	(961)
Prepaid expenses and other current assets	161,990	(21,148)
Accounts payable	(621,507)	504,733
Accrued interest on note payable to parent	6,757	2,162
Accrued expenses	(1,102,337)	437,709
Income taxes payable	---	191,528
Net cash (used in) provided by operating activities	(859,618)	1,264,835

Investing activities:
Additions to property and equipment, net of minor disposals	(289,352)	(1,482,200)
Payments received on physician affiliate loans	3,042	---
Distribution from affiliate	160,878	20,400
Other assets	(28,537)	(4,998)
Net cash used in investing activities	(153,969)	(1,466,798)

Financing activities:
Advances from parent	48,964	51,401
Note payable to parent	1,000,000	485,008
Payments on long-term debt	(136,792)	(111,219)
Exercise of stock options	132,725	5,400
Capital contributions by subsidiaries’ minority members	10,000	---
Distribution to subsidiary minority members	---	(62,333)
Net cash provided by (used in) financing activities	1,054,897	368,257

Increase (decrease) in cash and cash equivalents	41,310	166,294

Cash and cash equivalents at beginning of period	601,603	1,515,202

Cash and cash equivalents at end of period	$642,913	$1,681,496

See notes to consolidated financial statements.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

The company is in one business segment, kidney dialysis operations, providing outpatient hemodialysis services, home dialysis services, inpatient dialysis services and ancillary services associated with dialysis treatments. The company owns 21 operating dialysis centers located in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia, manages two other dialysis facilities, one a 40% owned Ohio affiliate and the other an unaffiliated Georgia center, and has five dialysis facilities under development; and has agreements to provide inpatient dialysis treatments to nine hospitals. See “Consolidation.”

Consolidation

The consolidated financial statements include the accounts of Dialysis Corporation of America and its subsidiaries, collectively referred to as the “company.” All material intercompany accounts and transactions have been eliminated in consolidation. The company is a 56% owned subsidiary of Medicore, Inc., our parent. We have a 40% interest in an Ohio dialysis center which we manage, which is accounted for on the equity method and not consolidated for financial reporting purposes.

Stock Split

On January 28, 2004, the company effected a two-for-one stock split. All share and per share data in the consolidated financial statements and notes have been adjusted to reflect the two-for-one split.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The company’s principal estimates are for estimated uncollectible accounts receivable as provided for in our allowance for doubtful accounts, estimated useful lives of depreciable assets, estimates for patient revenues from non-contracted payors, and the valuation allowance for deferred tax assets based on the estimated realizability of deferred tax assets. Our estimates are based on historical experience and assumptions believed to be reasonable given the available evidence at the time of the estimates. Actual results could differ from those estimates.

Government Regulation

A substantial portion of the company’s revenues are attributable to payments received under Medicare, which is supplemented by Medicaid or comparable benefits in the states in which the company operates. Reimbursement rates under these programs are subject to regulatory changes and governmental funding restrictions. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The company believes that it is in compliance with applicable laws and

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusions from the Medicare and Medicaid programs.

Cash and Cash Equivalents

The company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values. Although cash and cash equivalents are largely not federally insured, the credit risk associated with these deposits that typically may be redeemed upon demand is considered low due to the high quality of the financial institutions in which they are invested.

Credit Risk

The company’s primary concentration of credit risk is with accounts receivable, which consist of amounts owed by governmental agencies, insurance companies and private patients. Receivables from Medicare and Medicaid comprised 49% of receivables at March 31, 2005 and 52% at December 31, 2004.

Inventories

Inventories, which consist primarily of supplies used in dialysis treatments, are valued at the lower of cost (first-in, first-out method) or market value.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is comprised as follows:

	March 31,	December 31,
	2005	2004
Vendor volume discounts receivable	$194,105	$382,757
Prepaid expenses	583,349	607,398
Prepaid income taxes	65,703	58,913
Other	217,876	173,955
	$1,061,033	$1,223,023

Accrued Expenses

Accrued expenses is comprised as follows:

	March 31,	December 31,
	2005	2004
Accrued compensation	$588,233	$1,306,892
Due to insurance companies	2,957,860	2,926,711
Other	273,339	688,166
	$3,819,432	$4,921,769

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Vendor Concentration

The company purchases erythropoietin (EPO) from one supplier which comprised 33% of the company’s cost of sales for the first quarter of 2005 and 37% for the same period of the preceding year. There is only one supplier of EPO in the United States, and this supplier has received FDA approval for an alternative product available for dialysis patients; but there are no other suppliers of any similar drug available to dialysis treatment providers. Revenues from the administration of EPO, which amounted to approximately $2,787,000 for the first quarter of 2005 and $2,430,000 for the same period of the preceding year, comprised 27% and 29% of medical service revenue for these periods, respectively.

Revenue Recognition

Net revenue is recognized as services are rendered at the net realizable amount from Medicare, Medicaid, commercial insurers and other third party payors. The company occasionally provides dialysis treatments on a charity basis to patients who cannot afford to pay. The amount is not significant.

Goodwill

Goodwill represents cost in excess of net assets acquired. The company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (FAS 142) effective January 1, 2002. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators are present) for impairment. Pursuant to the provisions of FAS 142, the goodwill resulting from the company's acquisition of minority interests in August, 2001 and June, 2003, and the acquisition of Georgia dialysis centers in April, 2002 and April, 2003, and acquisition of a Pennsylvania dialysis business at the close of business on August 31, 2004, are not being amortized for book purposes and are subject to the annual impairment testing provisions of FAS 142, which testing indicated no impairment for goodwill.

Deferred Expenses

Deferred expenses, except for deferred loan costs, are amortized on the straight-line method over their estimated benefit period with deferred loan costs amortized over the lives of the respective loans. Deferred expenses of approximately $77,000 at March 31, 2005 and $80,000 at December 31, 2004 are included in other assets. Amortization expense was $3,525 for the three months ended March 31, 2005 and $579 for the same period of the preceding year.

Income Taxes

Deferred income taxes are determined by applying enacted tax rates applicable to future periods in which the taxes are expected to be paid or recovered to differences between financial accounting and tax basis of assets and liabilities.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Stock-Based Compensation

The company follows the intrinsic method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation” (FAS 123) requires use of option valuation models that were not developed for use in valuing employee stock options. FAS 123 permits a company to elect to follow the intrinsic method of APB 25 rather than the alternative fair value accounting provided under FAS 123, but requires pro forma net income and earnings per share disclosures as well as various other disclosures not required under APB 25 for companies following APB 25. The company has adopted the disclosure provisions required under Financial Accounting Standards Board Statement No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (FAS 148). Under APB 25, because the exercise price of the company’s stock options equals the market price of the underlying stock on the date of grant, no compensation expense was recognized. See “New Pronouncements.”
Pro forma information regarding net income and earnings per share is required by FAS 123 and FAS 148, and has been determined as if the company had accounted for its employee stock options under the fair value method of those Statements. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for options granted during 2004, 2003, 2002 and 2001, respectively: risk-free interest rate of 3.83%, 1.44%, 3.73%, and 5.40%; no dividend yield; volatility factor of the expected market price of the company’s common stock of 1.31, 1.07, 1.15, and 1.14, and a weighted-average expected life of 5 years, 4.7 years, 5 years, and 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective input assumptions including the expected stock price volatility. Because the company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options’ vesting period. The company’s pro forma information follows:

	Three Months Ended
	March 31,
	2005	2004
Net income, as reported	$324,387	$287,912

Stock-based employee compensation expense under fair value method, net of related tax effects	(47,621)	(17,162)
Pro forma net income	$276,766	$270,750

Earnings per share:
Basic, as reported	$.04	$.04
Basic, pro forma	$.03	$.03
Diluted, as reported	$.04	$.03
Diluted, pro forma	$.03	$.03

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Earnings per Share

Diluted earnings per share gives effect to potential common shares that were dilutive and outstanding during the period, such as stock options, calculated using the treasury stock method and average market price.

	Three Months Ended March 31,
	2005	2004
Net income	$324,387	$287,912

Weighted average shares-denominator basic computation	8,536,793	8,158,058
Effect of dilutive stock options	592,861	763,894
Weighted average shares, as adjusted-denominator diluted computation	9,129,653	8,921,952

Earnings per share:
Basic	$.04	$.04
Diluted	$.04	$.03

The company had various potentially dilutive securities during the periods presented, including stock options. See Note 7.

Other Income

Operating:

Other operating income is comprised as follows:

	Three Months Ended
	March 31,
	2005	2004
Management fee income	$128,395	$82,862
Litigation settlement	---	134,183
	$128,395	$217,045

Non-operating:

Other non-operating income (expense) is comprised as follows:

	Three Months Ended
	March 31,
	2005	2004
Rental income	$49,028	$46,663
Interest income	16,263	8,589
Interest (expense)	(34,702)	(42,597)
Other	1,266	9,639
Other income, net	$31,855	$22,294

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Estimated Fair Value of Financial Instruments

The carrying value of cash, accounts receivable and debt in the accompanying financial statements approximate their fair value because of the short-term maturity of these instruments, and in the case of debt because such instruments either bear variable interest rates which approximate market or have interest rates approximating those currently available to the company for loans with similar terms and maturities.

Reclassification

Certain prior year amounts have been reclassified to conform with the current year’s presentation.

New Pronouncements

On November 24, 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs” an amendment of ARB No. 43, Chapter 4 (“FAS 151”). FAS 151 requires companies to recognize as current period changes abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). FAS 151 also requires manufacturers to allocate fixed production overheads to inventory based on normal capacity of their production facilities. FAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The company does not expect FAS 151 to have a significant effect on its consolidated financial statements.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchange of Nonmonetary Assets,” an amendment of APB Opinion No. 29 (“FAS 153”). The amendments made by FAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with an exception for exchanges of nonmonetary assets that do not have commercial substance. Previous to FAS 153 some nonmonetary exchanges, although commercially substantive, were recorded on a carryover basis rather than being based on the fair value of the assets exchanged. FAS 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect FAS 153 to have a significant effect on its financial statements.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment” (“FAS 123(R)”). FAS 123(R) requires companies to recognize the fair value of stock option grants as a compensation costs in their financial statements. Public entities, other than small business issuers, on a calendar year need not comply with FAS 123(R) until the interim financial statements for the first quarter of 2006 are filed with the SEC. In addition to stock options granted after the effective date, companies will be required to recognize a compensation cost with respect to any unvested stock options outstanding as of the effective date equal to the grant date fair value of those options (as previously disclosed in the notes to the financial statements) with the cost related to the unvested options to be recognized over the vesting period of the options. The company is in the process of determining the impact that FAS 123(R) will have on its consolidated financial statements.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 2--INTERIM ADJUSTMENTS

The financial summaries for the three months ended March 31, 2005 and March 31, 2004 are unaudited and include, in the opinion of management of the company, all adjustments (consisting of normal recurring accruals) necessary to present fairly the earnings for such periods. Operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2005.

While the company believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these consolidated financial statements be read in conjunction with the financial statements and notes included in the company’s audited financial statements for the year ended December 31, 2004.

NOTE 3--LONG-TERM DEBT

The company through its subsidiary, DCA of Vineland, LLC, pursuant to a December 3, 1999 loan agreement obtained a $700,000 development loan with interest at 8.75% through December 2, 2001, 1½% over the prime rate thereafter through December 15, 2002, and 1% over prime thereafter secured by a mortgage on the company’s real property in Easton, Maryland. Outstanding borrowings were subject to monthly payments of interest only through December 2, 2001, with monthly payments thereafter of $2,917 principal plus interest through December 2, 2002, and monthly payments thereafter of $2,217 plus interest with any remaining balance due December 2, 2007. This loan had an outstanding principal balance of approximately $603,000 at March 31, 2005 and $610,000 December 31, 2004.

In April 2001, the company obtained a $788,000 five-year mortgage through April, 2006, on its building in Valdosta, Georgia with interest at 8.29% until March, 2002, 7.59% thereafter until December 16, 2002, and prime plus ½% with a minimum of 6.0% effective December 16, 2002. Payments are $6,800 including principal and interest commencing May, 2001, with a final payment consisting of a balloon payment and any unpaid interest due April, 2006. The remaining principal balance under this mortgage amounted to approximately $665,000 at March 31, 2005 and $675,000 at December 31, 2004.

The equipment financing agreement is for financing for some of the kidney dialysis machines for the company’s dialysis facilities. Payments under the agreement are pursuant to various schedules extending through August, 2007. Financing under the equipment purchase agreement is a non-cash financing activity, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” There was no financing under this agreement during the first quarter of 2005 or the first quarter of 2004. The remaining principal balance under this financing amounted to approximately $695,000 at March 31, 2005 and $814,000 at December 31, 2004.

The prime rate was 5.75% as of March 31, 2005 and 5.25% as of December 31, 2004. For interest payments, see Note 11.

The company’s two mortgage agreements contain certain restrictive covenants that, among other things, restrict the payment of dividends above 25% of the company’s net worth, require lenders’ approval for a merger, sale of substantially all the assets, or other business combination of the company, and require maintenance of certain financial ratios. The company was in compliance with the debt covenants at March 31, 2005 and December 31, 2004.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 4--INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For financial reporting purposes, a valuation allowance has been recognized to offset a portion of the deferred tax assets.

For income tax payments, see Note 11.

NOTE 5--TRANSACTIONS WITH PARENT

Our parent provides certain financial and administrative services for us. Central operating costs are charged on the basis of time spent. In the opinion of management, this method of allocation is reasonable. The amount of expenses allocated by the parent totaled approximately $50,000 for the three months ended March 31, 2005 and for the same period of the preceding year, which is included in selling, general and administrative expenses in the Consolidated Statements of Operations.

We had an intercompany advance payable to our parent of approximately $498,000 as of March 31, 2005 and $449,000 as of December 31, 2004, which bears interest at the short-term Treasury Bill rate. Interest expense on intercompany advances payable was approximately $2,000 and $1,000 for the three months ended March 31, 2005 and March 31, 2004, respectively. Interest is included in the intercompany advance balance. Our parent has agreed not to require repayment of the intercompany advance balance prior to April 1, 2005; therefore, the advance has been classified as long-term at March 31, 2005.

On March 17, 2004, the company issued a demand promissory note to its parent for up to $1,500,000 of financing for equipment purchases with annual interest of 1.25% over the prime rate. The note was subsequently modified by increasing the maximum amount of advances that can be made to $5,000,000, and by adding to the purposes of the financing, working capital and other corporate needs. This note had an outstanding balance of approximately $2,435,000 and an interest rate of 7.00% at March 31, 2005 and an outstanding balance of approximately $1,435,000 and an interest rate of 6.50% at December 31, 2004. The weighted average interest rate on the note during the three months ended March 31, 2005 was 6.71% and 5.25% for the same period of the preceding year. Interest expense on the note amounted to approximately $33,000 for the three months ended March 31, 2005 and $2,000 for the same period of the preceding year. Accrued interest payable on the note amounted to approximately $33,000 as of March 31, 2005 and $27,000 as of December 31, 2004.

NOTE 6--OTHER RELATED PARTY TRANSACTIONS

The 20% minority interest in DCA of Vineland, LLC was held by a company owned by the medical director of that facility, who became a director of Dialysis Corporation of America in 2001, and whose directorship ceased in June, 2003. This physician was provided with the right to acquire up to 49% of DCA of Vineland. In April, 2000, another company owned by this physician acquired an interest in DCA of Vineland, resulting in Dialysis Corporation of America holding a 51% ownership interest in DCA of Vineland and this physician’s companies holding a combined 49% ownership interest of DCA of Vineland.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 6--OTHER RELATED PARTY TRANSACTIONS--Continued

In July, 2000, one of the companies owned by this physician acquired a 20% interest in DCA of Manahawkin, Inc. Under agreements with DCA of Vineland and DCA of Manahawkin, this physician serves as medical director for each of those dialysis facilities.

In May 2001, the company loaned its President $95,000 to be repaid with accrued interest at prime minus 1% (floating prime) on or before maturity on May 11, 2006. This demand loan is collateralized by all of the President’s stock options in the company, as well as common stock from exercise of the options and proceeds from sale of such stock. Interest income on the loan amounted to approximately $1,000 for the three months ended March 31, 2005 and for the same period of the preceding year.

Minority members in subsidiaries in certain situations may fund a portion of required capital contributions by issuance of an interest bearing note payable to the company which minority members may repay directly or through their portion of capital distributions of the subsidiary. The minority members funded in the aggregate approximately $30,000 in capital contributions during the first quarter of 2004, with no such funding during the first quarter of 2005, under notes accruing interest at prime plus 2%, with an aggregate of approximately $18,000 of distributions applied against the notes and accrued interest during the first quarter of 2005, and $16,000 during the same period of the preceding year. Interest income on the notes totaled approximately $10,000 for the three months ended March 31, 2005 and $4,000 for the same period of the preceding year. These represent non-cash investing activities, which is a supplemental disclosure required by Financial Accounts Standards Board Statement No. 95, “Statement of Cash Flows.” See Notes 10 and 11.

NOTE 7--STOCK OPTIONS

In June, 1998, the board of directors granted an option under the now expired 1995 Stock Option Plan to a board member for 10,000 shares exercisable at $1.13 per share through June 9, 2003. This option was exercised in June, 2003 with the company receiving an $11,250 cash payment for the exercise price.

In April, 1999, we adopted a stock option plan pursuant to which the board of directors granted 1,600,000 options exercisable at $.63 per share to certain of our officers, directors, employees and consultants with 680,000 options exercisable through April 20, 2000 and 920,000 options exercisable through April 20, 2004, of which 120,000 options to date have been cancelled. In April, 2000, the 680,000 one-year options were exercised for which we received cash payment of $3,400 and the balance in three-year promissory notes with the interest at 6.2% and which maturity was extended to April 20, 2004. The notes were repaid with 91,800 shares of common stock with a fair market value of approximately $521,000 on February 9, 2004. Interest income on the notes amounted to approximately $3,000 for the year ended December 31, 2004, all of which was earned during the first quarter. In March, 2003, 155,714 of the remaining 800,000 options outstanding were exercised for $97,322 with the exercise price satisfied by director bonuses accrued in 2002. In January, 2004, 130,278 of these options were exercised for $81,424 with the exercise price satisfied by director bonuses accrued in 2003. In February, 2004, 158,306 of these options were exercised for $98,941 with the exercise price satisfied by payment of 18,152 shares to the company for cancellation. In March, 2004, 355,702 of these options were exercised for $222,314 with the exercise price satisfied by the payment of 54,223 shares to the company. The exercises and share payments to the company represent non-cash investing activity, which is a

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 7--STOCK OPTIONS--Continued

supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” See Note 11.

In January, 2001, the board of directors granted to our Chief Executive Officer and President a five-year option for 330,000 shares exercisable at $.63 per share with 66,000 options vesting at January, 2001, and 66,000 options vesting annually on January 1, 2002 to 2005. In January, 2004, 56,384 of these options were exercised for $35,240 with the exercise price satisfied by a director bonus accrued in 2003. In March, 2005, 150,000 of these options were exercised with the company receiving a $93,750 cash payment for the exercise price, leaving 123,616 of these options outstanding.

In September, 2001, the board of directors granted five-year options for an aggregate of 150,000 shares exercisable at $.75 per share through September 5, 2006, to certain officers, directors and key employees. 30,000 of the options vested immediately with the remaining 120,000 options to vest in equal increments of 30,000 options each September 5, commencing September 5, 2002. In March, 2003, 3,570 of these options were exercised for $2,678 with the exercise price satisfied by director bonuses accrued in 2002. In January, 2004, 4,576 of these options were exercised for $3,432 with the exercise price satisfied by director bonuses accrued in 2003. These exercises represent non-cash investing activity, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” See Note 11. In January, 2004, 7,200 of these options were exercised with the company receiving a $5,400 cash payment for the exercise price. Of the 30,000 immediately exercisable options, 15,346 have been exercised and 14,654 cancelled due to the resignation of a director in June, 2004. In February, 2005, a portion of these options were exercised for 15,000 shares with the company receiving a cash payment of $11,000. Of the remaining 105,000 options, 75,000 had vested as of March 31, 2005.

In May, 2002, the board of directors granted five-year options for an aggregate of 21,000 shares to certain of the company’s employees of which 1,000 were outstanding and vested at March 31, 2005. These options are exercisable at $2.05 per share through May 28, 2007 and were registered with the SEC on a Form S-8 registration statement. Options for 14,000 shares have been cancelled as a result of the termination of several employee option holders. During the first quarter of 2005, 6,000 of these options were exercised with the Company receiving $12,240 in cash payments for the exercise price.

In June, 2003, the board of directors granted to an officer a five-year option for 50,000 shares exercisable at $1.80 per share through June 3, 2008. The option vests annually in increments of 12,500 shares on each June 4 from 2004 to 2007, with 12,500 of such options vested at March 31, 2005.

In August, 2003, the board of directors granted a three-year option to a director who serves on several of the company’s committees including the audit committee, for 10,000 shares exercisable at $2.25 per share through August 18, 2006. The option vests in two annual increments of 5,000 shares commencing on August 19, 2004.

In January, 2004, the board of directors granted a five year option to an employee for 20,000 shares exercisable at $3.09 per share through January 12, 2009. The option vests in annual increments of 5,000 shares on each January 13 from 2005 through 2008. In February, 2005, a portion of this option was exercised for 5,000 shares with the company receiving a cash payment of $15,375, leaving 15,000 of these options (non-vested) outstanding.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 7--STOCK OPTIONS--Continued

In June, 2004, the board of directors granted 160,000 stock options to officers and directors exercisable at $4.02 per share through June 6, 2009. 15,000 options vested immediately and 145,000 options vest 25% annually commencing June 7, 2005.

In August, 2004, the board of directors granted 50,000 incentive stock options to an officer exercisable at $4.02 per share through August 15, 2009. The options vest 25% annually commencing August 16, 2005.

On January 28, 2004, the company affected a two-for-one stock split of its outstanding common stock. All option amounts and exercise prices have been adjusted to reflect the stock split. See Note 1. Split-adjusted option exercise prices resulting in a fraction of a cent have been rounded up to the nearest cent for purposes of these Notes to the Consolidated Financial Statements.

NOTE 8--COMMITMENTS

The company and its parent established a new 401(k) plan effective January, 2003, with an eligibility requirement of one year of service and 21 year old age requirement, which allows employees, in addition to regular employee contributions, to elect to have a portion of bonus payments contributed. As an incentive to save for retirement, the company will match 10% of an employee’s contribution resulting from any bonus paid during the year and may make a discretionary contribution with the percentage of any discretionary contribution to be determined each year with only employee contributions up to 6% of annual compensation considered when determining employer matching. Employer matching expense amounted to $1,873 for the three months ended March 31, 2005 and $600 for the same period of the preceding year.

NOTE 9--ACQUISITIONS

Effective as of the close of business on August 31, 2004, the company acquired a Pennsylvania dialysis company for an estimated net purchase price of $1,521,000. Of that amount, $761,000 is currently in escrow, with the balance of approximately $760,000 to be paid in equal installments, each on the first and second anniversary of the effective date of the purchase agreement. This transaction resulted in $1,358,000 of goodwill representing the excess of the net purchase price over the estimated $164,000 fair value of net assets acquired, including an $83,000 valuation of an eight year non-competition agreement that will be amortized over the life of the agreement. The goodwill is not amortizable for tax purposes, since the transaction was a stock acquisition. The initial allocation of purchase cost at fair value was based upon available information and will be finalized as any contingent purchase amounts are resolved and estimated fair values of assets are finalized. The company began recording the results of operations for the acquired company as of the effective date of the acquisition. The company’s decision to make this investment was based on its expectation of future profitability resulting from its review of the acquired company’s operations prior to making the acquisition. See Note 1.

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 9--ACQUISITIONS--Continued

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition for the August 2004 Pennsylvania acquisition:

Accounts receivable, net	$215,825
Inventory and other current assets	79,383
Property, plant and equipment, net	88,231
Intangible assets	82,500
Goodwill	1,357,681

Total assets acquired	1,823,620
Total liabilities assumed	302,429

Net assets acquired	$1,521,191

NOTE 10--LOAN TRANSACTIONS

The company has and may continue to provide funds in excess of capital contributions to meet working capital requirements of its dialysis facility subsidiaries, usually until they become self-sufficient. The operating agreements for the subsidiaries provide for cash flow and other proceeds to first pay any such financing, exclusive of any tax payment distributions. See Notes 6 and 11.

NOTE 11--SUPPLEMENTAL CASH FLOW INFORMATION

The following amounts represent (rounded to the nearest thousand) non-cash financing and investing activities and other cash flow information in addition to information disclosed in Notes 3 and 6:

	Three Months Ended
	March 31,
	2005	2004
Interest paid (see Notes 3 and 5)	$63,000	$41,000
Income taxes paid (see Note 4)	319,000	97,000
Options exercise bonus (191,238 shares) (see Note 7)	---	120,000
Subsidiary minority member capital contributions funded by notes (see Note 6)	---	30,000
Subsidiary minority member distributions applied against notes and accrued interest (see Note 6)	18,000	16,000
Share payment (514,008 options exercised; 72,375 shares paid)
for stock option exercises (see Note 7)	---	321,000
Payment on notes receivable with 91,800 shares
of common stock (see Note 7)	---	521,000

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 12--STOCKHOLDERS’ EQUITY

The changes in stockholders’ equity for the three months ended March 31, 2005 are summarized as follows:

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance at December 31, 2004	$84,858	$4,957,146	$8,287,792	$13,329,796
Exercise of stock options	1,760	130,965	---	132,725
Net income	---	---	324,387	324,387
Balance March 31, 2005	$86,618	$5,088,111	$8,612,179	$13,786,908

NOTE 13--AFFILIATE FINANCIAL INFORMATION

The following amounts represent certain operating data of the company’s 40% owned Ohio affiliate that is accounted for in the equity method and not consolidated for financial reporting purposes (see Note 1):

	Three Months Ended
	March 31,
	2005	2004
Revenues	$766,000	$406,000
Gross profit	$476,000	$167,000
Net income	$300,000	$48,000

The following amounts are from the balance sheet of the company’s 40% owned Ohio affiliate:

	March 31,	December 31,
	2005	2004
Current assets	$882,455	$945,321
Non-current assets	154,105	160,504
Total assets	$1,036,560	$1,105,825

Current liabilities	$277,227	$244,570
Non-current liabilities	---	---
Capital	759,333	861,255
Total liabilities and capital	$1,036,560	$1,105,825

DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 14--ACQUISITION OF PARENT COMPANY

On March 15, 2005 the company and its parent, Medicore, Inc., jointly announced they have agreed to terms whereby Medicore, which owns approximately 56% of the company, will merge into the company for a total consideration of approximately 5,289,000 shares of the company’s common stock. Upon completion of the merger, it is anticipated that each Medicore shareholder will receive .68 shares of the company’s common stock for each share of Medicore common stock, and Medicore’s ownership in the company of approximately 4,821,000 of the company’s common stock will be retired resulting in approximately 9,000,000 shares of the company to remain outstanding. Completion of the transaction is subject to satisfactory tax and fairness opinions and shareholder approval of each company.

The merger is intended to simplify the corporate structure and enable the ownership of the control interest in the company to be in the hands of the public shareholders. The merger will provide the company with additional capital resources to continue to build its dialysis business. Several litigations have recently been initiated against the company’s directors and its parent relating to the proposed merger. See Part II, Item 1, “Legal Proceedings.”

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Medicore, Inc.

We have audited the accompanying consolidated balance sheet of Medicore, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2004. Our audit also included the financial statement schedule listed in the Index at Item 15(a). These consolidated financial statements and schedule are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medicore, Inc. and subsidiaries at December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/S/ MOORE STEPHENS, P.C.
MOORE STEPHENS, P.C.

Cranford, New Jersey
February 18, 2005, except for Note 19,
for which the date is March 15, 2005

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
Medicore, Inc.

We have audited the consolidated balance sheet (not presented herein) at December 31, 2002 and the accompanying consolidated statements of income, stockholders’ equity and cash flows of Medicore, Inc. and subsidiaries for the year ended December 31, 2002. Our audit also included the information related to the year ended December 31, 2002 on the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medicore, Inc. and subsidiaries for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule for the year ended December 31, 2002, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ WISS & COMPANY, LLP
WISS & COMPANY, LLP

March 12, 2003
Livingston, New Jersey

MEDICORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$8,032,576	$10,316,170
Accounts receivable, less allowance of
$1,643,000 at December 31, 2004 and $796,000 at December 31, 2003	8,627,091	4,963,628
Receivable from sale of former subsidiary	---	384,253
Inventories, less allowance for obsolescence
of $61,000 at December 31, 2004 and $90,000 at December 31, 2003	1,566,892	1,320,255
Related parties’ loan and interest receivable	111,696	204,469
Prepaid expenses and other current assets	1,350,608	1,807,663
Deferred income tax asset	841,000	477,000
Total current assets	20,529,863	19,473,438

Property and equipment
Land and improvements	1,027,108	1,027,108
Building and building improvements	3,252,191	3,232,904
Equipment and furniture	8,318,684	6,226,312
Leasehold improvements	4,692,980	3,566,083
	17,290,963	14,052,407
Less accumulated depreciation and amortization	7,177,770	5,670,595
	10,113,193	8,381,812

Other assets	1,306,389	668,763
Goodwill	3,649,014	2,291,333
Total other assets	4,955,403	2,960,096
	$35,598,459	$30,815,346
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	1,660,710	$1,209,128
Accrued expenses and other current liabilities	5,752,137	4,228,391
Current portion of long-term debt	513,000	575,000
Income taxes payable	---	28,949
Total current liabilities	7,925,847	6,041,468

Long-term debt, less current portion	1,585,935	2,097,355

Acquisition liabilities	380,297	---

Deferred income tax liability	1,135,000	742,000

Total liabilities	11,027,079	8,880,823

Minority interest in subsidiaries	7,042,885	4,941,655

Commitments and Contingencies

Stockholders’ equity:
Common stock, $.01 par value; authorized 12,000,000 shares;
6,990,630 shares issued and outstanding at December 31, 2004;
6,753,943 shares issued and outstanding at December 31, 2003	69,906	67,539
Additional paid-in capital	13,027,511	13,007,988
Retained earnings	4,431,078	3,917,341
Total stockholders’ equity	17,528,495	16,992,868
	$35,598,459	$30,815,346

See notes to consolidated financial statements.

MEDICORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Operating revenues	2004	2003	2002
Sales:
Product sales	$782,014	$810,482	$889,904
Medical service revenues	40,449,562	29,676,388	25,162,380
Total sales	41,231,576	30,486,870	26,052,284
Other income	536,434	320,580	191,213
	41,768,010	30,807,450	26,243,497
Cost and expenses:
Cost of sales:
Cost of product sales	492,461	514,354	496,984
Cost of medical services	23,545,586	18,220,891	15,066,551
Total cost of sales	24,038,047	18,735,245	15,563,535
Legal fees related party	413,000	342,000	310,000
Selling, general and administrative expenses	13,994,659	11,002,995	8,423,588
Provision for doubtful accounts	1,197,905	289,582	705,158
	39,643,611	30,369,822	25,002,281

Operating income	2,124,399	437,628	1,241,216

Other income (expense):
Interest income related parties	7,057	30,111	30,714
Gain on sale of former subsidiary	545,995	---	---
Gain on sale of securities	402,493	784,005	---
Other income, net	372,277	286,690	414,943
	1,327,822	1,100,806	445,657
Income before income taxes, minority interest and
equity in affiliate earnings	3,452,221	1,538,434	1,686,873

Income tax provision	1,589,292	636,289	646,880

Income before minority interest and
equity in affiliate earnings	1,862,929	902,145	1,039,993

Minority interest in income of consolidated subsidiaries	(1,632,138)	(673,145)	(627,408)

Equity in affiliate earnings	282,946	44,354	69,533

Net income	$513,737	$273,354	$482,118

Earnings per share:
Basic	$.07	$.04	$.07
Diluted	$.06	$.03	$.06

See notes to consolidated financial statements.

MEDICORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock	Additional Paid-In Capital	Comprehensive Income	Retained Earnings	Total

Balance December 31, 2001	$66,002	$12,806,898		$3,161,869	$16,034,769
Net income			$482,118	482,118	482,118
Stock option expense		3,750			3,750
Repurchase and cancellation of 27,500 common shares	(275)	(38,290)			(38,565)
Balance December 31, 2002	65,727	12,772,358		3,643,987	16,482,072
Net income			$273,354	273,354	273,354
Consultant stock options		56,000			56,000
Exercise of subsidiary stock options		(60,188)			(60,188)
Repurchase and cancellation of 48,500 common shares	(485)	(66,125)			(66,610)
Repurchase of stock by subsidiary		(8,703)			(8,703)
Exercise of stock options for 229,668 common shares	2,297	314,646			316,943
Balance December 31, 2003	67,539	13,007,988		3,917,341	16,992,868
Net income			$513,737	513,737	513,737
Exercise of subsidiary stock options including $67,939 company portion of $119,611 subsidiary tax effect (Notes 4 and 5)		(354,453)			(354,453)
Exercise of stock option for 236,687 shares (Note 5)	2,367	321,476			323,843
Payment prior year stock grant		52,500			52,500
Balance December 31, 2004	$69,906	$13,027,511		$4,431,078	$17,528,495

See notes to consolidated financial statements.

MEDICORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2004	2003	2002
Operating activities:
Net income	$513,737	$273,354	$482,118
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation	1,539,103	1,227,363	1,117,462
Amortization	6,243	2,314	6,190
Bad debt expense	1,197,905	289,582	705,157
Inventory obsolescence provision (credit)	(28,742)	(15,071)	(53,000)
Stock and option related compensation	347,178	349,612	3,750
Minority interest	1,632,138	673,145	627,408
Gain on sale of former subsidiary	(545,995)	---	---
Equity in affiliate earnings	(282,946)	(44,354)	(69,533)
Deferred income tax provision (benefit)	29,000	(12,000)	127,000
Gain on sale of securities	(402,493)	(784,005)	---
Increase (decrease) relating to operating activities from:
Accounts receivable	(4,645,543)	(1,681,363)	(222,286)
Inventories	(157,309)	(158,574)	(117,014)
Interest receivable related parties	(7,058)	(30,111)	(30,714)
Prepaid expenses and other current assets	449,036	76,888	(1,536,046)
Accounts payable	322,977	(200,216)	(220,047)
Accrued expenses and other current liabilities	1,901,338	829,568	706,018
Income taxes payable	90,662	28,949	(2,322,736)
Net cash provided by (used in) operating activities	1,959,231	825,081	(796,273)
Investing activities:
Purchase of minority interests in subsidiaries	(670,000)	(670,000)	(300,000)
Notes receivable	---	---	(250,000)
Acquisition of dialysis centers	(757,616)	(75,000)	(550,000)
Additions to property and equipment, net of minor disposals	(3,182,253)	(1,661,343)	(943,647)
Earn-out payment on sale of former subsidiary	930,248	1,010,747	1,105,000
Other assets	(16,683)	(5,178)	22,354
Proceeds from sale of securities	402,493	3,541,081	---
Distributions from affiliate	96,633	77,000	22,800
Loans to physician affiliates	(125,000)	(150,000)	---
Net cash (used in) provided by investing activities	(3,322,178)	2,067,307	(893,493)
Financing activities:
Line of credit net payments	---	(79,157)	(106,373)
Payments on long-term borrowings	(715,037)	(589,956)	(444,335)
Proceeds from exercise of stock options	5,400	34,875	---
Share payment prior year stock grant	52,500
Subsidiary repurchase of stock	---	(42,000)	---
Repurchase of stock	---	(66,610)	(38,565)
Capital contributions by subsidiaries’ minority members	172,000	204,382	10,570
Distribution to subsidiaries’ minority members	(435,510)	(118,655)	(10,000)
Net cash used in financing activities	(920,647)	(657,121)	(588,703)
(Decrease) increase in cash and cash equivalents	(2,283,594)	2,235,267	(2,278,469)
Cash and cash equivalents at beginning of year	10,316,170	8,080,903	10,359,372
Cash and cash equivalents at end of year	$8,032,576	$10,316,170	$8,080,903

See notes to consolidated financial statements.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business: The company has three reported business segments. The medical services segment, operated by Medicore’s 57% owned subsidiary, Dialysis Corporation of America and subsidiaries (“Dialysis Corporation of America”), owns 21 kidney dialysis outpatient treatment centers located in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia, manages two other dialysis facilities, one a 40% owned Ohio affiliate and the other unaffiliated Georgia center, and has five dialysis centers under development; has agreements to provide inpatient dialysis treatments to various hospitals; and provides supplies and equipment for dialysis home patients. The medical products segment is engaged in the distribution of medical products. A third segment, investment in technology companies, was initiated in January, 2000 with an investment in and financing to Linux software companies.

Consolidation: The consolidated financial statements include the accounts of Medicore, Inc. and Dialysis Corporation of America. All material intercompany accounts and transactions have been eliminated in consolidation. Dialysis Corporation of America has a 40% interest in an Ohio dialysis center it manages, which is accounted for by the equity method and not consolidated for financial reporting purposes.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The company’s principal estimates are for estimated uncollectible accounts receivable as provided for in our allowance for doubtful accounts, estimated losses from obsolete or unsaleable inventory as provided for in our allowance for inventory obsolescence, estimated useful lives of depreciable assets, estimates for patient revenues from non-contracted payors, and the valuation allowance for deferred tax assets based on the estimated realizability of deferred tax assets. Our estimates are based on historical experience and assumptions believed to be reasonable given the available evidence at the time of the estimates. Actual results could differ from those estimates.

Government Regulation: A substantial portion of the revenues of the company’s medical services segment are attributable to payments received under Medicare, which is supplemented by Medicaid or comparable benefits in the states in which the company operates. Reimbursement rates under these programs are subject to regulatory changes and governmental funding restrictions. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Vendor Concentration: The company’s medical services segment purchases erythropoietin (EPO) from one supplier which comprised 36% in 2004, 37% in 2003 and 34% in 2002 of medical service cost of sales. There is only one supplier of EPO in the United States without alternative products available to dialysis treatment providers. Revenues from the administration of EPO which amounted to approximately $11,381,000 in 2004, $8,308,000 in 2003 and $6,447,000 in 2002, comprised 28% in 2004, 28% in 2003 and 26% in 2002 of medical service revenue.

Sale of Stock By Subsidiaries: The company follows an accounting policy of recognizing income on sales of stock by its public subsidiaries, which includes exercise of warrants issued in subsidiary stock offerings.

Inventories: Inventories are valued at the lower of cost (first-in, first-out and/or weighted average cost method) or market value and consists of inventory of the company’s medical products division and the company’s Medical Services Division.

Property and Equipment: Property and equipment is stated at cost. Depreciation is computed for book purposes by the straight-line method over the estimated useful lives of the assets, which range from 5 to 34 years for buildings and improvements; 3 to 10 years for machinery, computer and office equipment, and furniture; and 5 to 15 years for leasehold improvements based on the shorter of the lease term or estimated useful life of the property. Depreciation expense was $1,539,103 in 2004, $1,227,363 in 2003 and $1,117,462 in 2002. Replacements and betterments that extend the lives of assets are capitalized. Maintenance and repairs are expensed as incurred. Upon the sale or retirement of assets, the related cost and accumulated depreciation are removed and any gain or loss is recognized.

Long-lived Asset Impairment: Pursuant to Financial Accounting Standards Board Statement No. 121 “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of,” impairment of long-lived assets, including intangibles related to such assets, is recognized whenever events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be fully recoverable from estimated future cash flows and the fair value of the related assets is less than their carrying value. Financial Accounting Standards Board Statement No. 144 “Accounting for the Impairment or Disposal of Long-lived Assets” (FAS 144) clarifies when a long-lived asset held for sale should be classified as such. It also clarifies previous guidance under FAS 121. The company, based on current circumstances, does not believe any indicators of impairment are present.

Goodwill: Goodwill represents cost in excess of net assets acquired. The company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (FAS 142) effective January 1, 2002. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators are present) for impairment. Pursuant to the provisions of FAS 142, the goodwill resulting from the company’s acquisition of minority interests in August 2001 and June 2003 and the acquisition of Georgia dialysis centers in April 2002 and April 2003 and acquisition of a Pennsylvania dialysis business at the close of business on August 31, 2004, are not being amortized for book purposes and are subject to the annual impairment testing provisions of FAS 142, which testing indicated no impairment for goodwill. See Note 9.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Deferred Expenses: Deferred expenses, except for deferred loan costs, are amortized on the straight-line method, over their estimated benefit period ranging to 60 months. Deferred loan costs are amortized over the lives of the respective loans. Deferred expenses of approximately $80,000 at December 31, 2004 and $4,000 at December 31, 2003 are recorded as other assets. Amortization expense was $6,243 in 2004, $2,314 in 2003 and $6,190 in 2002.

Income Taxes: Deferred income taxes at the end of each period are determined by applying enacted tax rates applicable to future periods in which the taxes are expected to be paid or recovered to differences between the financial accounting and tax basis of assets and liabilities.

Dialysis Corporation of America files separate income tax returns with its income tax liability reflected on a separate return basis.

Other Income

Operating:

Other operating income is comprised as follows:

	Year Ended December 31,
	2004	2003	2002
Management fee income	$402,251	$320,580	$191,213
Litigation settlement	134,183	---	---
	$536,434	$320,580	$191,213

Non-Operating:

Other income, net, is comprised as follows:

	Year Ended December 31,
	2004	2003	2002
Rental income	$346,236	$313,183	$294,227
Interest income	119,144	94,738	322,989
Interest (expense)	(162,791)	(201,651)	(242,442)
Other	69,688	80,420	40,169
Other income, net	$372,277	$286,690	$414,943

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Accrued Expenses: Accrued expenses and other current liabilities is comprised as follows:

	December 31,	December 31,
	2004	2003
Accrued compensation	$1,531,743	$1,230,685
Due to insurance companies	2,926,711	1,759,397
Acquisition liabilities - current portion (See Note 11)	380,298	670,000
Other	913,385	568,309
	$5,752,137	$4,228,391

Stock-Based Compensation: The company follows the intrinsic method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation” (FAS 123) requires use of option valuation models that were not developed for use in valuing employee stock options. FAS 123 permits a company to elect to follow the intrinsic method of APB 25 rather than the alternative fair value accounting provided under FAS 123 but requires pro forma net income and earnings per share disclosures as well as various other disclosures not required under APB 25 for companies following APB 25. The company has adopted the disclosure provisions required under Financial Accounting Standards Board Statement No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (FAS 148). Under APB 25, because the exercise price of the company’s stock options equals the market price of the underlying stock on the date of grant, no compensation expense was recognized. See “New Pronouncements.”

Pro forma information regarding net income and earnings per share is required by FAS 123 and FAS 148, and has been determined as if the company had accounted for its employee stock options under the fair value method of that Statement. The fair value of options granted in 2003 was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 1.76% for option grants during 2003 and 1.83% for the January 2000 options modified in January 2002; no dividend yield; volatility factor of the expected market price of the company’s common stock of .78 for option grants during 2003 and .67 for the January 2000 options modified in January 2002; and an expected life of 2.17 years for option grants during 2003 and 1 year for the January 2000 options modified in January 2002. There were no Medicore options granted in 2004.

The fair value of Dialysis Corporation of America’s options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for option grants during 2004, 2003, 2002 and 2001, respectively: risk-free interest rate of 3.83%, 1.44%, 3.73% and 5.40%; no dividend yield; volatility factor of the expected market price of the company’s common stock of 1.31, 1.07, 1.15, and 1.14, and a weighted-average expected life of 5 years, 4.7 years, 5 years, and 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective input assumptions including the expected stock price volatility.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Because the company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options’ vesting period. The company’s pro forma information, which includes the pro forma effects related to the company’s interest in Dialysis Corporation of America pro forma adjustments, follows:

	2004	2003	2002
Net income, as reported	$513,737	$273,354	$482,118

Stock-based employee compensation expense under fair value method, net of related tax effects	(113,728)	(43,257)	(28,830)
Pro forma net income-basic computation	400,009	230,097	453,288
Subsidiary dilutive securities adjustments	(77,659)	(66,691)	(79,305)
Pro forma net income-diluted computation	$322,350	$163,406	$373,983

Earnings per share:
Basic, as reported	$.07	$.04	$.07
Basic, pro forma	$.06	$.03	$.07
Diluted, as reported	$.06	$.03	$.06
Diluted, pro forma	$.04	$.02	$.06

Earnings Per Share: Diluted earnings per share gives effect to potential common shares that were dilutive and outstanding during the period, such as stock options and warrants, using the treasury stock method and average market price.

	Year Ended December 31,
	2004	2003	2002
Net income, numerator-basic computation	$513,737	$273,354	$482,118
Adjustment due to subsidiaries’ dilutive securities	(77,659)	(66,691)	(79,305)
Net income as adjusted, numerator-diluted computation	$436,078	$206,663	$402,813

Weighted average shares- denominator basic computation	6,988,915	6,580,932	6,596,837
Effect of dilutive stock options	198,985	93,347	79,144
Weighted average shares, as adjusted-denominator diluted computation	7,187,900	6,674,279	6,675,981

Earnings per share:
Basic	$.07	$.04	$.07
Diluted	$.06	$.03	$.06

The company had various potentially dilutive stock options during the periods presented. See Note 5.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Cash and Cash Equivalents: The company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts, reported in the balance sheet for cash and cash equivalents approximate their fair values. The credit risk associated with cash and cash equivalents are considered low due to the high quality of the financial institutions in which these assets are invested.

Credit Risk: The company’s primary concentration of credit risk is with accounts receivable which consist primarily of amounts owed by governmental agencies, insurance companies and private patients to our medical services division, and amounts owed by commercial customers to our medical products division. Receivables of our medical services division from Medicare and Medicaid comprised 52% of that division’s receivables at December 31, 2004 and 59% at December 31, 2003.

Customer Payment Terms: The majority of the company's sales are made at payment terms of net amount due in 30-45 days, depending on the customer.

Estimated Fair Value of Financial Instruments: The carrying value of cash, accounts receivable and debt in the accompanying financial statements approximate their fair value because of the short-term maturity of these instruments, and in the case of debt because such instruments bear variable interest rates which approximate market.

Business Segments: The company follows the provisions of Financial Accounting Standards Board Statement No. 131, “Disclosures About Segments of an Enterprise and Related Information” (FAS 131) which contains standards for reporting information about operating segments in annual financial statements with operating segments representing components of an enterprise evaluated by the enterprise’s chief operating decision maker for purposes of making decisions regarding resource allocation and performance evaluation. The adoption of FAS 131 has not changed the company’s reported business segments, but has resulted in changes in the company’s segment reporting disclosures.

Comprehensive Income: The company follows Financial Accounting Standards Board Statement No. 130, “Reporting Comprehensive Income” (FAS 130) which contains rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income.

Revenue Recognition: Net medical service revenues are recognized as services are rendered at the net realizable amount from Medicare, Medicaid, commercial insurers, other third-party payors, and directly from patients. The medical services division occasionally provides dialysis treatments on a charity basis to patients who cannot afford to pay; however, the amount is not significant and the medical services division does not record revenue related to these charitable treatments. Product sales are recorded pursuant to stated shipping terms.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

New Pronouncements

On November 24, 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs” an amendment of ARB No. 43, Chapter 4 (“FAS 151). FAS 151 requires companies to recognize as current period charges abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). FAS 151 also requires manufacturers to allocate fixed production overheads to inventory based on normal capacity of their production facilities. FAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The company does not expect FAS 151 to have a significant effect on its consolidated financial statements.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchange of Nonmonetary Assets’, an amendment of APB Opinion No. 29 (“FAS 153”). The amendments made by FAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with an exception for exchanges of nonmonetary assets that do not have commercial substance. Previous to FAS 153 some nonmonetary exchanges, although commercially substantive were recorded on a carryover basis rather than being based on the fair value of the assets exchanged. FAS 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect FAS 153 to have a significant effect on its financial statements.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment” (“FAS 123(R)). Provisions of FAS 123(R) requires companies to recognize the fair value of stock option grants as a compensation costs in their financial statements. Public entities, other than small business issuers, will be required to apply FAS 123(R) in the first interim or annual reporting period that beginning after June 15, 2005. The company will be subject to the provisions of FAS 123(R) effective July 1, 2005. In addition to stock options granted after the effective date, companies will be required to recognize a compensation cost with respect to any unvested stock options outstanding as of the effective date equal to the grant date fair value of those options (as previously disclosed in the notes to the financial statements) with the cost related to the unvested options to be recognized over the vesting period of the options. The company is in the process of determining the impact that FAS 123(R) will have on its consolidated financial statements.

Advertising Costs: The company expenses advertising costs as they are incurred. Advertising costs amounted to $115,000, $76,000 and $60,000 during the years ended December 31, 2004, 2003 and 2002, respectively.

Reclassification: Certain prior year amounts have been reclassified to conform with the current year’s presentation.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 2--TRANSACTIONS WITH VIRAGEN, INC.

The company has a royalty agreement with a former subsidiary, Viragen, Inc., pursuant to which it is to receive a royalty on Viragen's gross sales of interferon and related products. The agreement provides for aggregate royalty payments of $2.4 million to be paid based on the following percentages of Viragen sales: 5% of the first $7 million, 4% of the next $10 million, and 3% of the next $55 million. The effective date of the agreement was November 15, 1994, with royalty payments due quarterly, commencing March 31, 1995. A payment of approximately $108,000, earned under a previous royalty agreement, is due as the final payment under the existing royalty agreement. In August 2002, the company initiated a legal action against Viragen for breach of the royalty agreement and for an accounting of sales pursuant to the royalty agreement.

In July, 2003, we reached an agreement with Viragen pursuant to mediation proceedings following our obtaining a partial summary judgment against Viragen in March, 2003, for amounts owed to us under a royalty agreement with Viragen. Viragen agreed to remit $30,000 on each of August 1, 2003, August 1, 2004 and August 1, 2005, with annual interest accruing at 5% on the August 2004 and 2005 payments. Viragen remitted the $30,000 payment due August 1, 2003. Viragen also agreed to commence remitting the quarterly royalty payments due under the royalty agreement and has remitted quarterly payments of $2,580 in October 2003, $2,905 in January 2004, $3,735 in April 2004, $3,426 in July 2004, $1,521 in November 2004 and $2,543 in January 2005.

NOTE 3--LONG-TERM DEBT

The company’s medical products division had a $350,000 line of credit with a local Florida bank, with interest at prime plus 1% payable monthly. This line of credit matured January 22, 2003 and was secured by the accounts receivable and inventory of the company’s medical products division. The line of credit and accrued interest were paid off in January 2003 prior to maturity. The company did not renew this line of credit.

Dialysis Corporation of America through its subsidiary, DCA of Vineland, LLC, pursuant to a December 3, 1999 loan agreement obtained a $700,000 development loan with interest at 8.75% through December 2, 2001, 1½% over the prime rate thereafter through December 15, 2002 and 1% over prime thereafter, with an interest rate of 5% at December 31, 2003 and 5.25% at December 31, 2002, which is secured by a mortgage on Dialysis Corporation of America’s real property in Easton, Maryland. Outstanding borrowings were subject to monthly payments of interest only through December 2, 2001 with monthly payments thereafter of $2,917 principal plus interest through December 2, 2002 and monthly payments thereafter of $2,217 plus interest with any remaining balance due December 2, 2007. This loan had an outstanding principal balance of $610,000 at December 31, 2004 and $636,000 at December 31, 2003.

In April 2001, Dialysis Corporation of America obtained a $788,000 five-year mortgage through April 2006 secured by its land and building in Valdosta, Georgia with interest at 8.29% until March 2002, 7.59% thereafter until December 16, 2002 and prime plus ½% with a minimum of 6.0% effective December 16, 2002, with an interest rate of 6% at December 31, 2003 and December 31, 2002. Payments are $6,800 including principal and interest commencing May 2001 with a final payment consisting of a balloon payment and any unpaid interest due April 2006. The remaining principal balance under this mortgage amounted to approximately $675,000 at December 31, 2004 and $715,000 at December 31, 2003.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 3--LONG TERM DEBT--Continued

The Dialysis Corporation of America equipment financing agreement is for financing for kidney dialysis machines for Dialysis Corporation of America’s facilities in Pennsylvania and Maryland, New Jersey and Georgia. Financing, which is secured by the financed equipment, totaled approximately $399,000 in 2002 with no additional financing during 2003 or 2004. Monthly payments under the agreement, which totaled approximately $46,000 as of December 31, 2004, are pursuant to various schedules extending through August 2007 with interest at rates ranging from 4.13% to 10.48%. Financing under the equipment financing agreement is a noncash financing activity which is a supplemental disclosure required by FAS 95, “Statement of Cash Flows.” See Note 14. The remaining principal balance under this financing amounted to approximately $814,000 at December 31, 2004 and $1,321,000 at December 31, 2003.

Long-term debt is as follows:
	December 31,
	2004	2003
Development loan secured by land and building with a net book value of $319,000 at December 31, 2004. Payments of principal
and interest as described above.	$609,580	636,182

Mortgage note secured by land and building with a net book value of $868,000 at December 31, 2004. Payments of principal and
interest as described above.	675,018	714,979

Equipment financing agreement secured by Dialysis Corporation of
America equipment with a net book value of $977,000 at December 31,
2004. Payments of principal and interest as described above.	814,337	1,321,194
	2,098,935	2,672,355
Less current portion	513,000	575,000
	$1,585,935	$2,097,355

The prime rate was 5.25% as of December 31, 2004 and 4.00% as of December 31, 2003. For interest payments, see Note 14.

Scheduled maturities of long-term debt outstanding at December 31, 2004 are approximately:

2005	$513,000
2006	956,000
2007	630,000
2008	---
2009	---
Thereafter	---
$2,099,000

The company’s two mortgage agreements contain certain restrictive covenants that, among other things, restrict the payment of dividends above 25% of the net worth of Dialysis Corporation of America, require lenders’ approval for a merger, sale of substantially all the assets, or other business combination of the company, and require maintenance of certain financial ratios. The company was in compliance with the debt covenants at December 31, 2004 and December 31, 2003.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 4--INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company's deferred tax liabilities and assets are as follows:

	December 31,
	2004	2003
Deferred tax liabilities:
Tax over book depreciation	$856,000	$285,000
Gain on sale of DCA stock	683,000	691,000
Total deferred tax liability	1,539,000	976,000

Deferred tax assets:
Obsolescence and other accounts receivable reserves	628,000	345,000
Inventory capitalization	27,000	28,000
Book over tax depreciation	---	8,000
Installment gain on securities sale	56,000	---
Startup costs	126,000	47,000
Net operating loss carryforwards	708,000	286,000
Accrued expenses and other	130,000	123,000
Sub-total	1,675,000	837,000
Valuation allowance	(430,000)	(126,000)
Net deferred tax asset	1,245,000	711,000

Net deferred tax liability	$294,000	$265,000

Due to the uncertainty as to the realizability of deferred tax assets, a valuation allowance of $430,000 and $126,000, which relates to net operating loss carryforwards, was recorded as of December 31, 2004 and 2003, respectively, reflecting an increase of $304,000 for 2004. The company has approximately $1,200,000 of net operating loss carryforwards expiring in 2024.

Deferred taxes in the accompanying balance sheets consist of the following components:

	December 31,
	2004	2003
Current deferred tax asset	$841,000	$477,000

Long-term deferred tax asset	404,000	234,000
Long-term deferred tax liability	1,539,000	(976,000)
Net long-term deferred tax liability	(1,135,000)	(742,000)

Net deferred tax liability	$(294,000)	$(265,000)

The deferred tax liability includes $683,000 at December 31, 2004 and $691,000 at 2003, resulting from income tax expense recorded on gains recognized for financial reporting purposes, but not for income

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 4--INCOME TAXES--Continued

tax purposes. The result is a difference between book and tax basis of the company's investment in Dialysis Corporation of America. This temporary difference would reverse upon the occurrence of certain events relating to the divestiture of Dialysis Corporation of America. This deferred tax liability has been classified as non-current. See Note 1.

Significant components of the provision (benefit) for income taxes are as follows:

	Year Ended December 31,
	2004	2003	2002
Current:
Federal	$1,221,498	$383,984	$395,667
State	330,809	264,305	124,213
City	7,985	----	----
	1,560,292	648,289	519,880

Deferred:
Federal	135,364	3,000	328,000
State	(106,364)	(15,000)	(201,000)
	29,000	(12,000)	127,000
	$1,589,292	$636,289	$646,880

The reconciliation of income tax attributable to income (loss) before income taxes, minority interests and equity in affiliate earnings (loss) computed at the U.S. federal statutory rate (34%) to income tax expense is as follows:

	Year Ended December 31,
	2004	2003	2002
Tax at statutory rate	$1,173,755	$523,069	$573,537
Adjustments resulting from:
State income taxes-net of federal income tax effect	212,515	189,116	110,691
Non deductible items	45,232	25,154	14,287
Prior year tax return to provision adjustment	(76,426)	---	(5,456)
Change in valuation allowance	338,090	---	(102,000)
Other	(103,874)	(101,050)	55,821
	$1,589,292	$636,289	$646,880

The exercise of 70,348 Dialysis Corporation of America non-qualified stock options during 2004 resulted in a tax deduction for Dialysis Corporation of America of approximately $304,000 corresponding to the difference in the market value of the shares obtained on exercise and the exercise price of the options. The deduction resulted in a decrease in income taxes payable of approximately $120,000 and a corresponding increase in Dialysis Corporation of America’s equity which in turn resulted in an increase of approximately $68,000 in the company’s additional paid in capital related to its 57% interest in Dialysis Corporation of America and a $52,000 increase in minority interest in the company’s consolidated balance sheet related to the 43% minority interest in Dialysis Corporation of America.. This represents a non-cash financing activity, which is a supplemental disclosure required by Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” See Note 14.

For income tax payments, see Note 14.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 5--STOCK OPTIONS AND STOCK COMPENSATION

On May 6, 1996, the company adopted a Key Employee Stock Plan reserving 100,000 shares of our common stock for issuance from time to time to officers, directors, key employees, advisors and consultants as bonus or compensation for performances and or services rendered to the company or otherwise providing substantial benefit for the company. As of December 31, 2004, 2,000 shares have been issued under this Plan.

In July, 2000, the company granted, under its 1989 Stock Option Plan, five-year non-qualified stock options for 820,000 shares to officers, directors and employees of Medicore and its subsidiaries. The options have an exercise price of $1.38, the market price on the date of grant. Options for 16,000 shares were cancelled during 2003 due to employee terminations and resignations. In June, 2001, 115,000 options were exercised. In September, 2003, the company’s board of directors authorized the granting of bonuses to its officers, directors and employees, which bonuses were partially comprised of the exercise of one-third of the options then held by these individuals as of September 11, 2003 resulting in the exercise of 229,668 options. In January, 2004, the company’s board of directors authorized the granting of bonuses to the company’s officers, directors and employees, which bonuses were partially comprised of the exercise of a portion of the options then held by these individuals resulting in the exercise of 234,671 options. At December 31, 2004, a total of 224,661 options were outstanding under the 1989 Stock Option Plan.

As part consideration for a May, 2003 consulting agreement, the company granted options to purchase 200,000 shares of common stock exercisable for two years at $2.50 per share. The fair value of these options was $56,000 pursuant to a Black-Scholes computation. The $56,000 expense was being deferred and amortized over the one year life of the consulting agreement which expired on May 30, 2004. Approximately $23,000 of such expense was recorded during the year ended December 31, 2004 and $33,000 during the year ended December 31, 2003. The option was exercised on February 28, 2005 through a cashless exercise with the consultant receiving a net of 130,000 shares from the option exercise. The consulting agreement was continued on a month-to-month basis through December 2004. See Note 8.

On September 25, 2003, the company granted options for 21,000 common shares to each of two directors for their service on several of its board committees, including its audit committee. The options were granted under the company’s 1989 Stock Option Plan and are exercisable at $2.25 per share through September 24, 2006. The options vest in equal annual increments of 7,000 shares each September 25, 2003, 2004 and 2005. On July 14, 2004, one of the directors acquired an aggregate of 2,016 shares by effecting a “cashless” exercise of the vested portion of his option with respect to 7,000 shares. The director agreed to forego the balance of 4,984 shares underlying the option in lieu of making cash payment for the exercise price. See Note 14.

The company issued 875,000 shares of stock as compensation to officers and directors in June 2001. In connection with a revaluation of this issuance of shares, officers and directors who received these shares paid the company $52,500 during 2004.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 5--STOCK OPTIONS AND STOCK COMPENSATION--Continued

On January 28, 2004, Dialysis Corporation of America effected a two-for-one stock split of its outstanding common stock. All option amounts and exercise prices with respect to Dialysis Corporation of America have been adjusted to reflect the stock split. Split-adjusted option exercise prices resulting in a fraction of a cent have been rounded up to the nearest cent for purposes of these notes to the financial statements of the company.

In June, 1998, Dialysis Corporation of America’s board of directors granted an option under its now expired 1995 Stock Option Plan to a board member for 10,000 shares exercisable at $1.13 per share through June 9, 2003. This option was exercised in June, 2003.

In April, 1999, Dialysis Corporation of America adopted a stock option plan pursuant to which its board of directors granted 1,600,000 options exercisable at $.63 per share to certain of its officers, directors, employees and consultants with 680,000 options exercisable through April 20, 2000 and 920,000 options exercisable through April 20, 2004, of which 120,000 options have been cancelled to date as a result of terminations. In April, 2000, the 680,000 one-year options were exercised for which Dialysis Corporation of America received cash payment of the par value amount of $3,400 and the balance in three-year promissory notes with interest at 6.2%. The notes were repaid with 91,800 shares of Dialysis Corporation of America stock with a fair market value of approximately $521,000 on February 9, 2004. Interest income on the notes amounted to approximately $3,000 for the six months ended June 30, 2004, all of which was earned during the first quarter. In March, 2003, 155,714 of the remaining 800,000 options outstanding were exercised for $97,322 with the exercise price satisfied by director bonuses accrued in 2002. In January, 2004, 130,278 of these options were exercised for $81,424 with the exercise price satisfied by director bonuses accrued in 2003. In February, 2004, 158,306 of these options were exercised for $98,941 with the exercise price satisfied by payment of 18,152 shares of Dialysis Corporation of America’s stock for cancellation. In March, 2004, 355,702 of these options were exercised for $222,314 with the exercise price satisfied by the optionee’s payment of 54,223 shares of Dialysis Corporation of America for cancellation. The exercises and share payments to the company represents a noncash investing activity, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statements of Cash Flows.” See Note 14.

In January, 2001, Dialysis Corporation of America's board of directors granted to its CEO and President a five-year option for 330,000 shares exercisable at $.63 per share with 66,000 options vesting January, 2001, and 66,000 options vesting annually on January 1 through 2005. In January, 2004, 56,384 of these options were exercised for $35,240, with the exercise price satisfied by a Dialysis Corporation of America director bonuses accrued in 2003.

In September, 2001, Dialysis Corporation of America’s board of directors granted five-year options for an aggregate of 150,000 shares exercisable at $.75 per share through September 5, 2006, to certain officers, directors and key employees. 30,000 of the options vested immediately and the

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 5--STOCK OPTIONS AND STOCK COMPENSATION--Continued

remaining 120,000 options vest in equal increments of 30,000 options each September 5, commencing September 5, 2002. In March, 2003, 3,570 of these options were exercised for $2,678 with the exercise price satisfied by Dialysis Corporation of America director bonuses accrued in 2002. In January, 2004, 4,576 of these options were exercised for $3,432 with the exercise price satisfied by Dialysis Corporation of America director bonuses accrued in 2003. These exercises represent a noncash investing activity, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” See Note 15. In January, 2004, 7,200 of these options were exercised with Dialysis Corporation of America receiving a $5,400 cash payment for the exercise price. Of the 30,000 immediately exercisable options, 15,346 have been exercised and 14,654 cancelled due to the resignation of a Dialysis Corporation of America director in June 2004. Of the remaining 120,000 options, 90,000 had vested as of December 31, 2004.

In March, 2002, Dialysis Corporation of America’s board of director’s granted a five-year option to an officer for 60,000 shares exercisable at $1.58 per share through February 28, 2007. The option was to vest in equal annual increments of 15,000 shares each February 28 from 2003 through 2006. 15,000 options that vested in February, 2003, were exercised in October, 2003, and the remaining 45,000 options expired unvested due to the July 31, 2003 resignation of the officer.

In May, 2002, Dialysis Corporation of America’s board of directors granted five-year options for an aggregate of 21,000 shares to certain of its employees of which 11,000 were outstanding and vested at December 31, 2004. These options are exercisable at $2.05 per share through May 28, 2007. Options for 10,000 shares have been cancelled as a result of the termination of several employee option holders.

In June, 2003, Dialysis Corporation of America’s board of directors granted to an officer a five-year stock option for 50,000 shares exercisable at $1.80 per share through June 3, 2008. The option vests annually in increments of 12,500 shares each June 4 from 2004 through 2007.

In August, 2003, Dialysis Corporation of America’s board of directors granted a three-year option to a director who is also a member of several of its committees, for 10,000 shares exercisable at $2.25 per share through August 18, 2006. The option vests in two annual increments of 5,000 shares on August 19, 2004 and 2005.

In January, 2004, Dialysis Corporation of America’s board of directors granted a five-year option for 20,000 shares exercisable at $3.09 per share through January 12, 2009. The option vests in annual increments of 5,000 shares on each January 13 from 2005 through 2008.

In June 2004, Dialysis Corporation of America’s board of directors granted 160,000 options to officers and directors exercisable at $4.02 per share through June 6, 2009. 15,000 options vested immediately and the remaining 145,000 options vest annually in equal 25% increments commencing June 7, 2005.

In August 2004, Dialysis Corporation of America’s board of directors granted 50,000 incentive stock options to an officer exercisable at $4.02 per share through August 12, 2009. The options vest 25% annually commencing August 16, 2005.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 5--STOCK OPTIONS AND STOCK COMPENSATION--Continued

A summary of the company’s stock option activity, and related information for the years ended December 31, follows, with modified options being reflected as grants and the original grants being modified reflected as cancellations:

	2004		2003		2002
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Outstanding-beginning of year	701,332		1,205,000		1,365,000
Granted	---	---	242,000	$2.46	25,000	$3.00
Exercised	(241,671)	$1.41	(229,668)	$1.38	---	---
Expired	---	---	(516,000)	$3.18	(185,000)	2.88
Outstanding-end of year	459,661		701,332		1,205,000

Outstanding - end of year:
January 2000 and February 2000 options	---	---	---	---	500,000	$3.24
July 2000 options	224,661	$1.38	459,332	$1.38	705,000	$1.38
May 2003 options	200,000	$2.50	200,000	$2.50	---	---
September 2003 options	35,000	$2.25	42,000	$2.25	---	---
	459,661		701,332		1,205,000

Outstanding and exercisable at end of year:
January 2000 and February 2000 options	---	---	---	---	500,000	$3.24
July 2000 options	224,661	$1.38	459,332	$1.38	705,000	$1.38
May 2003 options	200,000	$2.50	200,000	$2.50	---	---
September 2003 options	21,000	$2.25	14,000	$2.25	---	---
	445,661		673,332		1,205,000
Weighted-average fair value of options granted, including modified options, during the year			$.46		$.15

The remaining contractual life at December 31, 2004 is .6 years for the July 2000 options, .4 years for the May 2003 options and 1.7 years for the September 2003 options.

The company has 957,661shares reserved for future issuance at December 31, 2004, including: 224,661 shares for the 1989 plan; 200,000 shares for the May 2003 options; 35,000 shares for the September 2003 options; 98,000 shares for key employee stock plan; and 400,000 shares for an employment agreement.

A summary of Dialysis Corporation of America’s stock option activity, and related information for the years ended December 31, follows:

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 5--STOCK OPTIONS AND STOCK COMPENSATION--Continued

	2004		2003		2002
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price

Outstanding-beginning of year	1,191,716		1,367,000		1,410,000
Granted	230,000	$3.94	60,000	$1.88	81,000	$2.05
Cancellations	(14,654)	$.75	(51,000)	$1.63	(124,000)	$.67
Exercised	(712,446)	$.63	(184,284)	$.73	---	---
Expired	---	---	---	---	---	---
Outstanding-end of year	694,616		1,191,716		1,367,000

Outstanding-end of year:
August 2004 options	50,000	$4.02
June 2004 options	160,000	$4.02
January 2004 options	20,000	$3.09
August 2003 options	10,000	$2.25	10,000	$2.25
June 2003 options	50,000	$1.80	50,000	$1.80
May 2002 options	11,000	$2.05	11,000	$2.05	17,000	$2.05
March 2002 options	---	---	---	---	60,000	$1.58
September 2001 options	120,000	$.75	146,430	$.75	150,000	$.75
January 2001 options	273,616	$.63	330,000	$.63	330,000	$.63
April 1999 options	---	---	644,286	$.63	800,000	$.63
June 1998 options	---	---	---	---	10,000	$1.13
	694,616		1,191,716		1,367,000
Outstanding and exercisable-
end of year:
June 2004 options	15,000	$4.02	---	---	---	---
August 2003	5,000	$2.25	---	---	---	---
June 2003	12,500	$1.80	---	---	---	---
May 2003	11,000	$2.05	---	---	---	---
September 2001 options	90,000	$.75	90,000	$.75	60,000	$.75
January 2001 options	207,616	$.63	198,000	$.63	132,000	$.63
April 1999 options	---	---	644,286	$.63	800,000	$.63
June 1998 options	---	---	---	---	10,000	$1.13
	341,116		932,286		1,002,000

Weighted-average fair value of options granted during the year	$3.88.		$1.41		$1.28

The remaining contractual life at December 31, 2004 is 4 years for the January 2004 options, 4.4 years for the June 2004 options, 4.5 years for the August 2004 options, 3.4 years for the June 2003 options, 1.7 years for the August 2003 options, 2.4 years for the May 2002 options, 1.7 years for the September 2001 options and 1 year for the January 2001 options.

All options of the company and Dialysis Corporation of America were issued at fair market value on the date of grant.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 6--BUSINESS SEGMENT DATA

The following summarizes information about the company’s three reported business segments, which are managed separately. The medical products division has been shown separately even though not required by FAS 131. Corporate activities include general corporate revenues and expenses. Corporate assets include unallocated cash and other current assets, deferred income taxes and corporate fixed assets and other non-current assets not allocated to any of the segments. Intersegment sales, of which there were none for the periods presented, are generally intended to approximate market price. The company’s operations are primarily domestic, with all property, plant and equipment located in the United States and minimal sales outside the Untied States. See Notes 1 and 12.

BUSINESS SEGMENT OPERATING REVENUES
	2004	2003	2002
Medical Products	$782,014	$810,482	$889,904
Medical Services	40,985,996	29,996,968	25,353,593
	$41,768,010	$30,807,450	$26,243,497
BUSINESS SEGMENT PROFIT (LOSS)
Medical Products	$(164,880)	$(130,090)	$(728)
Medical Services	4,188,934	2,207,132	2,099,156
New Technology	---	799,005	210,412
Corporate	(1,520,321)	(1,337,613)	(621,967)
Gain on sale of former subsidiary	545,995	---	---
Gain on sale of securities	402,493	---	---
	$3,452,221	$1,538,434	$1,686,873
BUSINESS SEGMENT ASSETS
Medical Products	$389,383	$384,816	$392,992
Medical Services	26,489,714	19,604,374	17,153,984
New Technology	---	---	2,742,076
Corporate	10,630,329	11,060,251	8,386,678
Elimination of corporate advance receivable
from medical services	(449,320)	(234,095)	---
Elimination of corporate note receivable
from medical services	(1,435,008)	---	---
Elimination of corporate interest receivable
from medical services	(26,639)	---	---
	$35,598,459	$30,815,346	$28,675,730
OTHER BUSINESS SEGMENT INFORMATION
Interest income:
Medical Services	$39,595	$53,886	$47,846
New Technology	---	15,000	210,411
Corporate	142,602	57,596	98,403
Elimination of medical services intercompany
interest charge to corporate	---	---	(2,957)
Elimination of medical services intercompany
interest charge to new technology		---	---
Elimination of corporate intercompany
interest charge to medical services	(55,996)	(1,633)	--
	$126,201	$124,849	$353,703

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 6--BUSINESS SEGMENT DATA--Continued

	2004		2003		2002
Interest expense:
Medical Products	$	---		$335		$10,904
Medical Services		218,787		202,949		220,441
Corporate		---		---		14,054
Elimination of medical services intercompany
interest charge to corporate		---		---		(2,957)
Elimination of corporate intercompany
interest charge to medical services		(55,996)		(1,633)		---
		$162,791		$201,651		$242,442
Depreciation and amortization:
Medical Products	$	---	$	---		$563
Medical Services		1,498,987		1,186,234		1,065,887
Corporate		46,358		43,443		57,202
		$1,545,345		$1,229,677		$1,123,652

Other significant non-cash items:
New Technology:
Gain on sale of securities		$402,493		$784,005	$	---
Medical Services:
Stock option related compensation expense		---		120,000		100,000
Corporate:
Stock option related compensation expense		347,178		349,612		---
Gain on sale of former subsidiary		549,995		---		---

Capital Expenditures:
Medical Products	$	---	$	---		$(1,121)
Medical Services		3,132,000		1,656,000		1,325,882
Corporate		50,000		4,000		17,413
		$3,182,000		$1,660,000		$1,342,174

MAJOR CUSTOMERS

Medical services revenues represent revenues of the company’s dialysis division. A significant portion of medical service revenue pertains to services provided to individuals receiving Medicare and Medicaid benefits or comparable benefits in the states in which the company operates. Reimbursement rates under these programs are subject to regulatory changes and governmental funding restrictions. Although the company is not aware of any future rate changes, significant changes in reimbursement rates could have a material effect on the company’s operations. Approximately 56%, 62% and 58% of medical service revenues for the years ended December 31, 2004, 2003 and 2002, respectively, were derived from Medicare and Medicaid reimbursement.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 7--COMMITMENTS

Commitments

The company and its subsidiaries have leases on facilities housing its dialysis operations, medical products operations and administrative offices and equipment leases, which expire at various dates. Total rent expense was approximately $1,355,000, $953,000 and $688,000 in fiscal 2004, 2003 and 2002, respectively The aggregate lease commitments at December 31, 2004 for the Company’s non-cancelable operating leases with a term of one year or more are approximately:

2005	$1,580,000
2006	1,552,000
2007	1,460,000
2008	1,401,000
2009	1,030,000
Thereafter	2,150,000
$9,173,000

Effective January 1, 1997, Dialysis Corporation of America established a 401(k) savings plan (salary deferral plan) with an eligibility requirement of one year of service and 21 year old age requirement. The company and Techdyne adopted the 401(k) profit sharing plan of Lytton, a Techdyne subsidiary, as participating employers effective July 1, 1998. Subsequent to the sale of its interest in Techdyne in June 2001, the company remained as a participating employer in this multi-employer plan until January 2003 when the company and Dialysis Corporation of America established a new 401(k) plan containing employer match provisions on a portion of employee contributions. The expense for employer match amounted to $29,000 for 2004, $17,000 for 2003, and $10,000 for 2002.

The company has a five-year employment agreement with Thomas K. Langbein, its CEO, President and Chairman of the Board, through February 25, 2009, which provides for annual increases in base salary in $12,000 increments and which was $353,500 as of March 1, 2004. The employment agreement also provided for a monthly automobile allowance, participation in benefit plans and fringe benefits available to the company’s employees and executives, reimbursement for business expenses and the payment of life insurance policies owned by Mr. Langbein. The agreement also provides for the non-competition by Mr. Langbein for a period of two years from termination of the relationship within a geographic area of the company’s primary operations. Under the agreement, Mr. Langbein is entitled to certain severance payments in the event of termination as a result of death, extended disability, wrongful termination or change of control or for good reason by Mr. Langbein.

Dialysis Corporation of America has a five-year employment contract with Stephen W. Everett, its CEO, President and director, through December 31, 2005, currently at an annual salary of $250,000. The employment agreement also provides for certain fringe benefits, reimbursement of reasonable out-of-pocket expenses, and a one-year non-compete within the United States.

We entered into a one-year consulting agreement with an investment relations firm in May, 2003, with a monthly fee of $4,000. The agreement also provided for the issuance of an option to purchase 200,000 shares of our common stock. The option was exercised through a cashless exercise on February 28, 2005 with the consultant selling the company 70,000 shares to pay the $500,000 exercise price and receiving 130,000 shares of the company’s common stock. The agreement was continued on a month-to-

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE7--COMMITMENTS--Continued

month basis through December 2004. In June, 2003, two of the partners of the investment relations firm together with Thomas K. Langbein, our Chief Executive Officer and President, became three of the five directors of Xandros, Inc., a majority owned subsidiary of Linux Global Partners, Inc., which is a privately held Linux software company to which we made loans and in which we hold an approximate 14% interest. Mr. Langbein resigned his positions with Xandros on August 12, 2003. See Notes 5 and 11.

NOTE 8--RELATED PARTY TRANSACTIONS

During 2004, 2003 and 2002, the company and Dialysis Corporation of America paid premiums of approximately $736,000, $612,000 and $448,000, respectively, for insurance through a director and stockholder, and the relative of a director and stockholder.

During 2004, 2003 and 2002, legal fees of approximately $413,000, $342,000 and $310,000, respectively, were incurred by the company and Dialysis Corporation of America for an attorney who is general counsel and secretary of the company (of which he is also a director), and serves as general counsel and secretary to Dialysis Corporation of America. In addition, the attorney was granted $60,000 in bonuses during fiscal 2003.

In May 2001, Dialysis Corporation of America loaned its president $95,000 to be repaid with accrued interest at prime minus 1% (floating prime) on or before maturity on May 11, 2006. This demand loan is collateralized by all Dialysis Corporation of America’s President’s stock options in Dialysis Corporation of America, as well as common stock from exercise of the options and proceeds from sale of such stock. Interest income on the loan amounted to approximately $4,000, $4,000 and $5,000 during the years ended December 31, 2004, 2003 and 2002, respectively.

The 20% minority interest in DCA of Vineland, LLC, a subsidiary of Dialysis Corporation of America, was held by a company owned by the medical director of that facility, who became a director of Dialysis Corporation of America in 2001. This physician was provided with the right to acquire up to 49% of DCA of Vineland. In April, 2000, another company owned by this physician acquired an interest in DCA of Vineland, resulting in Dialysis Corporation of America holding a 51.3% ownership interest in DCA of Vineland and this physician’s companies holding a combined 48.7% ownership interest in DCA of Vineland. See Note 10.

In July, 2000, one of the companies owned by this physician, acquired a 20% interest in DCA of Manahawkin, Inc. (formerly known as Dialysis Services of NJ, Inc. - Manahawkin). Under agreements with DCA of Vineland and DCA of Manahawkin, this physician serves as medical director for each of those dialysis facilities.

Effective March 17, 2004, the company agreed to provide Dialysis Corporation of America with up to $1,500,000 of financing which was evidenced by a demand promissory note issued by Dialysis Corporation of America to the company with annual interest of 1.25% over the prime rate. The financing was provided for equipment purchases to be made by Dialysis Corporation of America. The financing was subsequently modified by increasing the maximum amount of advances that can be made to $5,000,000, and by adding to the purposes of the financing working capital and other corporate needs. As of December 31, 2004, this note had an outstanding balance of approximately $1,435,000 and an interest

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 8--RELATED PARTY TRANSACTIONS--Continued

rate of 6.5%. Interest on the note amounted to approximately $51,000 for the year ended December 31, 2004. Accrued interest receivable from Dialysis Corporation of America on the note amounted to approximately $27,000 as of December 31, 2004. The outstanding principal balance of $1,435,000 on the promissory note and $27,000 of accrued interest have been eliminated in consolidation.

In certain situations, minority members in Dialysis Corporation of America subsidiaries may fund a portion of required capital contributions by issuance of an interest bearing note payable to Dialysis Corporation of America which minority members may repay directly or through their portion of capital distributions of the subsidiary. The minority members funded approximately $324,000 in capital contributions during 2004 and $223,000 during the preceding year under notes with Dialysis Corporation of America accruing interest at prime plus 2%, with an aggregate of approximately $74,000 of subsidiary distributions applied against the notes and accrued interest during 2004 and $54,000 during the preceding year. These transactions represent non-cash investing activities, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” See Note 14.

NOTE 9--ACQUISITIONS

In August, 2001, Dialysis Corporation of America acquired the 30% minority interest in one of its Georgia dialysis centers for $600,000. This transaction resulted in $523,000 of goodwill representing the excess of the purchase price over the fair value of the net assets acquired. The goodwill is being amortized for tax purposes over a 15-year period. Dialysis Corporation of America’s decision to make this investment was based largely on its expectation of continued profitability of this center. The party from whom Dialysis Corporation of America acquired the minority interest is the medical director of another of Dialysis Corporation of America’s subsidiaries. See Note 1.

In April, 2002, Dialysis Corporation of America acquired a Georgia dialysis center. This transaction resulted in $400,000 of goodwill representing the excess of the purchase price over the fair value of the net assets acquired. The goodwill is being amortized for tax purposes over a 15-year period. Dialysis Corporation of America’s decision to make this investment was based on its expectation of future profitability resulting from its review of this dialysis center’s operations prior to making the acquisition. See Note 1.

Effective April 8, 2003, Dialysis Corporation of America acquired the assets of a Georgia dialysis center, and effective June 1, 2003, acquired the 30% minority interests in each of two of its existing Georgia dialysis centers for a total consideration of $1,415,000, of which $745,000 was paid and the remaining balance of $670,000 was paid during the 2nd quarter of 2004. The results of operations of the acquired center have been included in the consolidated financial statements since its acquisition. Minority interest in the results of operations of the centers for which Dialysis Corporation of America acquired the outstanding minority interest was included in the consolidated financial statements until Dialysis Corporation of America acquired the minority interests. These acquisitions resulted in $1,368,000 of goodwill, representing the excess of the purchase price over the fair value of the net assets acquired. The goodwill is being amortized for tax purposes over a 15-year period. Dialysis Corporation of America’s decision to make these acquisitions was based on its expectation of profitability resulting from its management’s evaluation of the operations of these dialysis centers. The party from whom the

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 9--ACQUISITIONS--Continued

30% minority interests were purchased was the medical director of one of the facilities at which the 30% interest was acquired and is the medical director of two other of Dialysis Corporation of America’s Georgia dialysis facilities. See Note 1.

Effective as of the close of business on August 31, 2004 Dialysis Corporation of America acquired a Pennsylvania dialysis company for an estimated net purchase price of $1,521,000. Of that amount, $761,000 is currently in escrow, with the balance of $760,000 to be paid in equal installments, each on the first and second anniversary of the effective date of the purchase agreement. This transaction resulted in $1,358,000 of goodwill representing the excess of the net purchase price over the estimated $164,000 fair value of the net assets acquired, including an $83,000 valuation of an eight year non-competition agreement that is being amortized over the life of the agreement. The goodwill is not amortizable for tax purposes since the transaction was a stock acquisition. The initial allocation of purchase cost at fair value was based upon available information and will be finalized as any contingent purchase amounts are resolved and estimated fair values of assets are finalized. Dialysis Corporation of America began recording the results of operations for the acquired company as of the effective date of the acquisition. Dialysis Corporation of America’s decision to make this investment was based on its expectation of future profitability resulting from its review of the acquired company’s operations prior to making the acquisition. See Note 1.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition for the August 2004 Pennsylvania acquisition:

Accounts receivable, net	$215,825
Inventory and other current assets	79,383
Property, plant and equipment, net	88,231
Intangible assets	82,500
Goodwill	1,357,681

Total assets acquired	1,823,620
Total liabilities assumed	302,429

Net assets acquired	$1,521,191

NOTE 10--LOAN TRANSACTIONS

Dialysis Corporation of America has provided and may continue to provide funds in excess of capital contributions to meet working capital requirements of its dialysis facility subsidiaries, usually until they become self-sufficient. The operating agreements for the Dialysis Corporation of America subsidiaries provide for cash flow and other proceeds to first pay any such financing, exclusive of any tax payment distributions.

NOTE 11--INVESTMENT

During the period January, 2000 through December, 2002, the company made various loans aggregating approximately $2,450,000 with a 10% annual interest rate, to Linux Global Partners, a company investing in Linux software companies, one of which initiated the marketing of a Linux desktop operating system. In conjunction with the original loan the company acquired an ownership interest in

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 11--INVESTMENT--Continued

Linux Global Partners. In consideration for the company’s extending the due date on the loans on several occasions it received additional shares of Linux Global Partners’ common stock. Both the company and Dialysis Corporation of America presently own an interest in Linux Global Partners

Interest on the notes evidencing the company’s loans to Linux Global Partners amounted to approximately $15,000 during 2003 (through January 24, 2003).

The unpaid loans and accrued interest were satisfied through the company’s foreclosure in January, 2003, of 4,115,815 shares of Ximian, Inc.’s series A convertible preferred stock which were part of the collateral securing Linux Global Partners’ indebtedness to the company. On January 24, 2003, Xandros, Inc., a 95% owned subsidiary of Linux Global Partners, purchased the Ximian preferred shares at the public foreclosure sale and deposited 775,000 shares of its common stock (approximately 1.5% of Xandros) as a good faith deposit with the full amount due in cash. Upon Xandros’ failure to make the payment, the company, as the next highest bidder, obtained the Ximian preferred stock and, in accordance with the terms of the public auction retained the Xandros shares in satisfaction of the indebtedness due from Linux Global Partners. Thereafter, in connection with a third-party’s acquisition of Ximian in August, 2003, the company sold the Ximian preferred stock for approximately $3,541,000 in cash proceeds resulting in a gain of approximately $784,000. An additional approximately $805,000 was placed in escrow, with approximately $402,000 of the escrowed funds released to the company in August 2004 and the remaining balance to be released in August 2005, pending fulfillment by the parties to the Ximian acquisition of certain conditions. The company recorded a gain of $402,000 in August 2004 and will record an additional gain based on future proceeds received.

NOTE 12--SALE OF INTEREST IN FORMER SUBSIDIARY

On April 6, 2001, the company entered into an agreement with Simclar International to sell its 71.3% ownership interest in Techdyne, Inc. (now Simclar, Inc.) to Simclar International for $10,000,000. The agreement provided for an earn-out consisting of 3% of consolidated Techdyne sales for the three fiscal years commencing January 1, 2001. Limitations on the earn-out ranged from a $5,000,000 maximum to a $2,500,000 minimum earn-out. The earn-out was payable in cash each year for the earn-out period just ended. In April, 2002, the company received the first earn-out payment of $1,105,000. In April, 2003, the company received the second earn-out payment of $1,011,000. In April, 2004, the company received a third earn-out payment of $930,248. The total earn-out payments received of approximately $3,046,000 exceeded the $2,500,000 minimum earn-out previously recorded by approximately $546,000, which has been reflected as a non-operating gain in the consolidated statement of operations. Based on Techdyne (Simclar, Inc.) consolidated sales of $36,187,105 for 2003 on which the earn-out payment is supposed to be computed based on the Agreement for Sales and Purchase of Shares, the earn-out payment received in April, 2004, should have been $1,085,613. The company has demanded payment of the $155,365 balance due from Simclar International, and on April 10, 2004, the company filed an action in the 11th Judicial Circuit in Miami-Dade County, Florida to collect the balance of the earn-out payment due. Simclar has filed a counterclaim against the company, alleging that it erroneously overpaid the company $316,464 as a result of Simclar certifying erroneous sales amounts for the years 2001, 2002 and 2003. The company believes the counterclaim is without merit.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 13--STOCK REPURCHASES

In December, 2002, the company’s board of directors authorized the purchase of up to approximately 1,000,000 shares of the company’s outstanding common stock based on current market prices. The company repurchased and cancelled 48,500 shares for approximately $70,000 in 2003. No repurchases were made during 2004.

NOTE 14--SUPPLEMENTAL CASH FLOW INFORMATION

The following amounts (rounded to the nearest thousand) represent non-cash financing and investing activities and other cash flow information:

	2004	2003	2002
Interest paid (see Note 3)	$204,000	$190,000	$246,000
Income taxes paid (see Note 4)	1,350,000	777,000	3,120,000
Equipment financing (see Note 3)	---	---	399,000
Option exercise bonus (see Note 5)	120,000	100,000	---
Share payment (7,000 options exercised; 4,984 shares paid) for stock option exercise (see Note 5)	15,750	---	---
Share payment to subsidiary for subsidiary stock option exercises (see Note 5)	321,000	---	---
Share payment to subsidiary for notes and accrued interest (see Note 5)	521,000	---	---
Subsidiary minority member capital contribution financing (see Note 8)	324,000	223,000	---
Subsidiary minority member distributions applied against financing (see Note 8)	74,000	54,000	---
Increase in additional paid-in capital from exercise of subsidiary non-qualified stock options (see Notes 4 and 5)	68,000	---	---

NOTE 15--SUBSIDIARY STOCK SPLIT

The board of directors of Dialysis Corporation of America declared a two-for-one stock split with respect to Dialysis Corporation of America’s 3,968,772 shares of outstanding common stock. The record date of the split was January 28, 2004; the distribution date was February 9, 2004; and the date Nasdaq reported the adjusted price of the common stock was February 10, 2004. The two-for-one stock split increased the outstanding shares of Dialysis Corporation of America’s common stock at that time to 7,937,344 shares. The split also required adjustment in the outstanding stock options of Dialysis Corporation of America by doubling the number of shares obtainable upon exercise, and halving the exercise price of the options. See Note 5.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 16--QUARTERLY FINANCIAL INFORMATION (Unaudited)

The following summarizes certain quarterly operating data (in thousands except per share data):

	Year Ended December 31, 2004
	March 31		June 30		Sept. 30	Dec.31	Total

Net sales		$8,634		$9,696	$11,047	$11,855	$41,232
Gross profit		3,354		3,826	4,872	5,142	17,197
Net income (loss)		---		(34)	649	(101)	514
Earnings (loss) per share:
Basic	$	---	$	---	$.09	$(.02)	$.07
Diluted	$	---		$(.01)	$.09	$(.02)	$.06

	Year Ended December 31, 2003
	March 31	June 30	Sept. 30	Dec.31	Total

Net sales	$6,948	$7,649	$7,725	$8,165	$30,487
Gross profit	2,614	2,989	2,903	3,245	11,751
Net income (loss)	(44)	(64)	230	151	273
Earnings (loss) per share:
Basic	$(.01)	$(.01)	$.04	$.02	$.04
Diluted	$(.01)	$(.01)	$.03	$.02	$.03

	Year Ended December 31, 2002
	March 31		June 30	Sept. 30	Dec.31	Total

Net sales		$5,729	$6,536	$6,914	$6873	$26,052
Gross profit		2,188	2,679	2,819	2,803	10,489
Net income		18	133	177	154	482
Earnings per share:
Basic	$	---	$.02	$.03	$.02	$.07
Diluted	$	---	$.02	$.02	$.02	$.06

Since the computation of earnings per share is made independently for each quarter using the treasury stock method, the total of four quarters earnings do not necessarily equal earnings per share for the year.

NOTE 17--FOURTH QUARTER DATA (Unaudited)

The company recorded an income tax benefit adjustment to the valuation allowance relating to its deferred tax asset of approximately $102,000 during the fourth quarter of 2002.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

NOTE 18--AFFILIATE FINANCIAL INFORMATION

The following amounts represent certain operating data of Dialysis Corporation of America’s 40% owned Ohio affiliate that is accounted for on the equity method and not consolidated for financial reporting purposes (see Note 1):

	2004	2003	2002
Revenues	$2,275,000	$1,547,000	$1,600,000
Gross profit	$1,244,000	$600,000	$665,000
Net income	$707,000	$111,000	$174,000

The following amounts are from the balance sheet of Dialysis Corporation of America’s 40% owned Ohio affiliate:

	December 31,
	2004	2003
Current assets	$945,321	$451,104
Non-current assets	160,504	206,540
Total assets	$1,105,825	$657,644

Current liabilities	$244,570	$211,221
Non-current liabilities	---	50,953
Capital	861,255	395,470
Total liabilities and capital	$1,105,825	$657,644

NOTE 19--SUBSEQUENT EVENTS

On March 15, 2005, the company and Dialysis Corporation of America jointly announced that they have agreed to terms whereby the company, which owns approximately 56% of Dialysis Corporation of America (57% at December 31, 2004), will be acquired by Dialysis Corporation of America for a total consideration of approximately 5,289,000 shares of Dialysis Corporation of America common stock. Upon completion of the merger, each shareholder of the Company is anticipated to receive .68 shares of Dialysis Corporation of America common stock for each share of the Company’s common stock, and the Company’s ownership of Dialysis Corporation of America will be retired, resulting in approximately 9,000,000 shares of Dialysis Corporation of America to remain outstanding. Completion of the transaction is subject to shareholder approval of each company.

The merger is intended to simplify the corporate structure and enable the ownership of the control interest in Dialysis Corporation of America to be held by public shareholders. The merger will provide Dialysis Corporation of America with additional capital resources to continue to build its dialysis business.

Schedule II - Valuation and Qualifying Accounts
Medicore, Inc. and Subsidiaries
December 31, 2004

COL. A	COL. B	COL. C		COL. D	COL. E
Classification	Balance at Beginning of Period	Additions (Deductions) Charged (Credited) to Cost and Expenses	Additions Charged to Other Accounts Describe	Other Changes Add (Deduct) Describe	Balance at End of Period
YEAR ENDED DECEMBER 31, 2004:
Reserves and allowances deducted
from asset accounts:
Allowance for uncollectible accounts	$796,000	$1,198,000		$(351,000)(1)	$1,643,000
Reserve for inventory obsolescence	90,000	(29,000)			61,000
Valuation allowance for deferred tax asset	126,000	304,000		---	430,000
	$1,012,000	$1,473,000		$(351,000)	$2,134,000

YEAR ENDED DECEMBER 31, 2003:
Reserves and allowances deducted
from asset accounts:
Allowance for uncollectible accounts	$842,000	$290,000		$(336,000)(1)	$796,000
Reserve for inventory obsolescence	122,000	(15,000)		(17,000)(2)	90,000
Valuation allowance for deferred tax asset	115,000	11,000		---	126,000
	$1,079,000	$286,000		$(353,000)	$1,012,000
YEAR ENDED DECEMBER 31, 2002:
Reserves and allowances deducted
from asset accounts:
Allowance for uncollectable accounts	$753,000	$705,000		$(616,000)(1)	$842,000
Reserve for inventory obsolescence	175,000	(53,000)		---	122,000
Valuation allowance for deferred tax asset	217,000	(102,000)		---	115,000
	$1,145,000	$550,000		$(616,000)	$1,079,000
Valuation allowance for deferred tax asset	820,000	(603,000)		---	217,000
	$2,070,000	$512,000		$(1,437,000)	$1,145,000

(1)	Net (write-offs) recoveries against receivables allowance.
(2)	Net write-offs against inventory reserves.

MEDICORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
Revenues:	2005	2004
Sales:
Product sales	$196,695		$224,318
Medical services revenues	10,484,101		8,409,524
Total sales	10,680,796		8,633,842
Other income	128,395		217,045
	10,809,191		8,850,887
Cost and expenses:
Cost of sales:
Cost of product sales	106,293		117,627
Cost of medical services	6,542,601		5,162,222
Total cost of sales	6,648,894		5,279,849
Legal fees related party	89,000		79,000
Selling, general and administrative expenses	3,601,711		3,598,275
Provision for doubtful accounts	247,994		148,295
	10,587,599		9,105,419

Operating income (loss)	221,592		(254,532)

Other income (expense):
Interest income related parties	1,292		3,825
Gain on sale of former subsidiary (Note 13)	---		545,995
Other income, net	106,367		75,298
	107,659		625,118
Income before income taxes, minority interest and
equity in affiliate earnings	329,251		370,586

Income tax provision	308,803		216,108

Income before minority interest and equity
in affiliate earnings	20,448		154,478

Minority interest in income of consolidated subsidiaries	(206,137)		(173,923)

Equity in affiliate earnings	120,109		19,033

Net loss	$(65,580)		$(412)

Loss per share:
Basic	$(.01)	$	.---
Diluted	$(.01)	$	.---

See notes to consolidated financial statements.

MEDICORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(Unaudited)

March 31,
2005
ASSETS
Current assets:
Cash and cash equivalents	$6,468,709
Accounts receivable, less allowance of
$1,922,000 at March 31, 2005 and $1,643,000 at December 31, 2004	8,709,998
Inventories, less allowance for obsolescence
of $61,000 at March 31, 2005 and $61,000 at December 31, 2004	1,466,213
Related parties’ loan and interest receivable	112,989
Prepaid expenses and other current assets	1,225,573
Deferred income tax asset	841,000
Total current assets	18,824,482

Property and equipment
Land and improvements	1,170,613
Building and building improvements	3,266,048
Equipment and furniture	8,398,114
Leasehold improvements	4,716,676
17,551,451
Less accumulated depreciation and amortization	7,565,544
9,985,907

Other assets	1,269,426
Goodwill	3,649,014
Total other assets	4,918,440
$33,728,829
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,075,225
Accrued expenses and other current liabilities	4,330,264
Current portion of long-term debt	485,000
Total current liabilities	5,890,489

Long-term debt, less current portion	1,477,144

Acquisition liability	380,297

Deferred income tax liability	1,135,000

Total liabilities	8,882,930

Minority interest in subsidiaries	7,454,614

Commitments and Contingencies

Stockholders’ equity:
Common stock, $.01 par value; authorized 12,000,000 shares;
7,132,434 shares issued and outstanding at March 31, 2005;
6,990,630 shares issued and outstanding at December 31, 2004	71,324
Additional paid-in capital	12,954,463
Retained earnings	4,365,498
Total stockholders’ equity	17,391,285
$33,728,829

MEDICORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
Operating activities:	2005	2004
Net loss	$(65,580)	$(412)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation	419,050	340,875
Amortization	3,525	579
Bad debt expense	247,994	148,295
Deferred income tax benefit	---	(70,000)
Inventory obsolescence credit	---	(15,459)
Stock option expense	---	337,844
Minority interest	206,137	173,923
Equity in affiliate earnings	(120,109)	(19,033)
Gain on sale of former subsidiary	---	(545,995)
Increase (decrease) relating to operating activities from:
Accounts receivable	(330,901)	(410,196)
Inventories	100,679	(156,019)
Interest receivable related parties	(1,293)	(3,825)
Prepaid expenses and other current assets	125,035	(46,672)
Accounts payable	(585,485)	488,792
Accrued expenses and other current liabilities	(1,421,873)	208,246
Income taxes payable	---	191,528
Net cash (used in) provided by operating activities	(1,422,821)	622,471

Investing activities:
Additions to property and equipment, net of minor disposals	(291,764)	(1,482,201)
Payments received on physician affiliate loans	3,042	---
Distribution from affiliate	160,878	20,400
Other assets	(28,335)	(4,078)
Net cash used in investing activities	(156,179)	(1,465,879)

Financing activities:
Payments on long-term borrowings	(136,791)	(111,218)
Proceeds from exercise of subsidiary stock options	141,924	5,400
Capital contributions by subsidiaries’ minority members	10,000	---
Distribution to subsidiaries’ minority members	---	(62,333)
Net cash provided by (used in) financing activities	15,133	(168,151)

Decrease in cash and cash equivalents	(1,563,867)	(1,011,559)

Cash and cash equivalents at beginning of year	8,032,576	10,316,170

Cash and cash equivalents at end of period	$6,468,709	$9,304,611

See notes to consolidated financial statements.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business: The company has three reported business segments. The medical services segment, operated by Medicore’s 56% owned subsidiary, Dialysis Corporation of America and subsidiaries (“Dialysis Corporation of America”), owns 21 operating kidney dialysis outpatient treatment centers located in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia, manages two other dialysis facilities, one a 40% owned Ohio affiliate and the other an unaffiliated Georgia center, and has five dialysis centers under development; and has agreements to provide inpatient dialysis treatments to various hospitals. The medical products segment is engaged in the distribution of medical products. A third segment, investment in technology companies, was initiated in January, 2000, and currently has investments in two affiliated Linux software companies. See “Consolidation.”

Consolidation: The consolidated financial statements include the accounts of Medicore, Inc. and Dialysis Corporation of America. Intercompany accounts and transactions have been eliminated in consolidation. Dialysis Corporation of America has a 40% interest in an Ohio dialysis center it manages, which is accounted for by the equity method and not consolidated for financial reporting purposes.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The company’s principal estimates are for estimated uncollectible accounts receivable as provided for in our allowance for doubtful accounts, estimated losses from obsolete or unsaleable inventory as provided for in our allowance for inventory obsolescence, estimated useful lives of depreciable assets, estimates for patient revenues from non-contracted payors, and the valuation allowance for deferred tax assets based on the estimated realizability of deferred tax assets. The company’s estimates are based on historical experience and assumptions believed to be reasonable given the available evidence at the time of the estimates. Actual results could differ from those estimates.

Government Regulation: A substantial portion of the revenues of the company’s medical services segment are attributable to payments received under Medicare, which is supplemented by Medicaid or comparable benefits in the states in which the company operates. Reimbursement rates under these programs are subject to regulatory changes and governmental funding restrictions. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The company believes that it is in compliance with applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Vendor Concentration: The company’s medical services segment purchases erythropoietin (EPO) from one supplier which comprised 33% for the first quarter of 2005 and 37% for the same period of the preceding year of medical service cost of sales. There is only one supplier of EPO in the United States without alternative products available to dialysis treatment providers. Revenues from the administration of EPO which amounted to approximately $2,787,000 for the first quarter of 2005 and $2,430,000 for the same period of the preceding year, comprised 27% and 29% medical service revenue for these periods, respectively.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Inventories: Inventories are valued at the lower of cost (first-in, first-out and/or weighted average cost method) or market value and consists of inventory of the company’s medical products division and the company’s medical services division.

Goodwill: Goodwill represents cost in excess of net assets acquired. The company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (FAS 142) effective January 1, 2002. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators are present) for impairment. Pursuant to the provisions of FAS 142, the goodwill resulting from the company’s acquisitions are not being amortized for book purposes and are subject to the annual impairment testing provisions of FAS 142, which testing indicated no impairment for goodwill.

Deferred Expenses: Deferred expenses, except for deferred loan costs, are amortized on the straight-line method, over their estimated benefit period ranging to 60 months. Deferred loan costs are amortized over the lives of the respective loans. Deferred expenses of approximately $77,000 at March 31, 2005 and $80,000 at December 31, 2004 are recorded as other assets. Amortization expense was $3,525 for the three months ended March 31, 2005 and $579 for the same period of the preceding year.

Income Taxes: Deferred income taxes at the end of each period are determined by applying enacted tax rates applicable to future periods in which the taxes are expected to be paid or recovered to differences between the financial accounting and tax basis of assets and liabilities.

Dialysis Corporation of America files separate income tax returns with its income tax liability reflected on a separate return basis.

Other Income:

Operating:

Other operating income is comprised as follows:

	Three Months Ended
	March 31,
	2005	2004
Management fee income	$128,395	$82,862
Litigation settlement	---	134,183
	$128,395	$217,045

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Non-operating:

Other income, net, is comprised as follows:

	Three Months Ended
	March 31,
	2005	2004
Rental income	$88,811	$85,288
Interest income	48,354	18,845
Interest expense	(34,701)	(42,597)
Other	3,903	13,762
Other income, net	$106,367	$75,298

Accrued Expenses: Accrued expenses and other current liabilities is comprised as follows:

	March 31,	December 31,
	2005	2004
Accrued compensation	$629,293	$1,531,743
Due to insurance companies	2,957,860	2,926,711
Acquisition liability - current portion (see Note 10)	380,298	380,298
Other	362,813	913,385
	$4,330,264	$5,752,137

Stock-Based Compensation: The company follows the intrinsic method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation” (FAS 123) requires use of option valuation models that were not developed for use in valuing employee stock options. FAS 123 permits a company to elect to follow the intrinsic method of APB 25 rather than the alternative fair value accounting provided under FAS 123, but requires pro forma net income and earnings per share disclosures as well as various other disclosures not required under APB 25 for companies following APB 25. The company has adopted the disclosure provisions required under Financial Accounting Standards Board Statement No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (FAS 148). Under APB 25, because the exercise price of the company’s stock options equals the market price of the underlying stock on the date of grant, no compensation expense was recognized. See “New Pronouncements.”

Pro forma information regarding net income and earnings per share is required by FAS 123 and FAS 148, and has been determined as if the company had accounted for its employee stock options under the fair value method of those Statements. The fair value of options granted in 2003 was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 1.76% for option grants during 2003 and 1.83% for the January 2000 options modified in January 2002; no dividend yield; volatility factor of the expected market price of the company’s common stock of .78 for option grants during 2003 and .67 for the January 2000 options modified in January 2002;

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

and an expected life of 2.17 years for option grants during 2003 and 1 year for the January 2000 options modified in January 2002. There were no Medicore options granted in 2004.

The fair value of Dialysis Corporation of America’s options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for option grants during 2004, 2003, 2002 and 2001, respectively: risk-free interest rate of 3.83%, 1.44%, 3.73% and 5.40%; no dividend yield; volatility factor of the expected market price of the company’s common stock of 1.31, 1.07, 1.15, and 1.14, and a weighted-average expected life of 5 years, 4.7 years, 5 years, and 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective input assumptions including the expected stock price volatility. Because the company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options’ vesting period. The company’s pro forma information, which includes the pro forma effects related to the company’s interest in Dialysis Corporation of America pro forma adjustments, follows:

	Three Months Ended
	March 31,
	2005	2004
Net loss, as reported	$(65,580)		$(412)

Stock-based employee compensation expense under fair value method, net of related tax effects	(31,105)		(7,504)
Pro forma net loss-basic computation	(96,685)		(7,916)
Subsidiary dilutive securities adjustments	(11,897)		(14,335)
Pro forma net loss-diluted computation	$(108,582)		$(22,251)

Loss per share:
Basic, as reported	$(.01)	$	.---
Basic, pro forma	$(.01)	$	.---
Diluted, as reported	$(.01)	$	.---
Diluted, pro forma	$(.02)	$	.---

Earnings (Loss) Per Share: Diluted earnings per share gives effect to potential common shares that were dilutive and outstanding during the period, such as stock options, using the treasury stock method and average market price.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

	Three Months Ended
	March 31,
	2005	2004
Net loss, numerator-basic computation	$(65,580)		$(412)
Adjustment due to subsidiaries’ dilutive securities	(11,897)		(14,335)
Net loss as adjusted, numerator-diluted computation	$(77,477)		$(14,747)

Weighted average shares	7,041,901		6,986,035

Loss per share:
Basic	$(.01)	$	.---
Diluted	$(.01)	$	.---

The company has various stock options outstanding which have not been included in the diluted loss per share computation since they would be anti-dilutive due to the loss. See Note 6.

Cash and Cash Equivalents: The company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts, reported in the balance sheet for cash and cash equivalents approximate their fair values. The credit risk associated with cash and cash equivalents are considered low due to the high quality of the financial institutions in which these assets are invested.

Credit Risk: The company’s primary concentration of credit risk is with accounts receivable which consist primarily of amounts owed by governmental agencies, insurance companies and private patients to our medical services division, and amounts owed by commercial customers to our medical products division. Receivables of our medical services division from Medicare and Medicaid comprised 49% of that division’s receivables at March 31, 2005 and 52% at December 31, 2004.

Customer Payment Terms: The majority of the company's sales are made at payment terms of net amount due in 30-45 days, depending on the customer.

Estimated Fair Value of Financial Instruments: The carrying value of cash, accounts receivable and debt in the accompanying financial statements approximate their fair value because of the short-term maturity of these instruments, and in the case of debt because such instruments bear variable interest rates which approximate market.

Business Segments: The company follows the provisions of Financial Accounting Standards Board Statement No. 131, “Disclosures About Segments of an Enterprise and Related Information” (FAS 131) which contains standards for reporting information about operating segments in annual financial statements with operating segments representing components of an enterprise evaluated by the enterprise’s chief operating decision maker for purposes of making decisions regarding resource allocation and performance

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

evaluation. The adoption of FAS 131 has not changed the company’s reported business segments, but has resulted in changes in the company’s segment reporting disclosures.

Comprehensive Income: The company follows Financial Accounting Standards Board Statement No. 130, “Reporting Comprehensive Income” (FAS 130) which contains rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income.

Revenue Recognition: Net medical service revenues are recognized as services are rendered at the net realizable amount from Medicare, Medicaid, commercial insurers, other third-party payors, and directly from patients. The medical services division occasionally provides dialysis treatments on a charity basis to patients who cannot afford to pay; however, the amount is not significant and the medical services division does not record revenue related to these charitable treatments. Product sales are recorded pursuant to stated shipping terms.

New Pronouncements

On November 24, 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, “Inventory Costs” an amendment of ARB No. 43, Chapter 4 (“FAS 151”). FAS 151 requires companies to recognize as current period charges abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). FAS 151 also requires manufacturers to allocate fixed production overheads to inventory based on normal capacity of their production facilities. FAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The company does not expect FAS 151 to have a significant effect on its consolidated financial statements.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 153, “Exchange of Nonmonetary Assets,” an amendment of APB Opinion No. 29 (“FAS 153”). The amendments made by FAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with an exception for exchanges of nonmonetary assets that do not have commercial substance. Previous to FAS 153 some nonmonetary exchanges, although commercially substantive were recorded on a carryover basis rather than being based on the fair value of the assets exchanged. FAS 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The company does not expect FAS 153 to have a significant effect on its financial statements.

On December 16, 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment” (“FAS 123(R)). FAS 123(R) requires companies to recognize the fair value of stock option grants as a compensation costs in their financial statements. Public entities, other than small business issuers, on a calendar year need not comply with FAS 123(R) until the interim financial statements for the first quarter of 2006 are filed with the SEC. In addition to stock options granted after the effective date, companies will be required to recognize a compensation cost with respect to any unvested stock options outstanding as of the effective date equal to the grant date fair value of those options (as previously disclosed in the notes to the financial statements) with the cost related to the

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

unvested options to be recognized over the vesting period of the options. The company is in the process of determining the impact that FAS 123(R) will have on its consolidated financial statements.

Advertising Costs: The company expenses advertising costs as they are incurred. Advertising costs amounted to $15,000 for the quarter ended March 31, 2005 and $32,000 for the same period of the preceding year.

Reclassification: Certain prior year amounts have been reclassified to conform with the current year’s presentation.

NOTE 2--TRANSACTIONS WITH VIRAGEN, INC.

The company has a royalty agreement with a former subsidiary, Viragen, Inc., pursuant to which it is to receive quarterly royalty payments on Viragen's gross sales of interferon and related products. The agreement provides for aggregate royalty payments of $2.4 million to be paid based on the following percentages of Viragen sales: 5% of the first $7 million, 4% of the next $10 million, and 3% of the next $55 million. A payment of approximately $108,000, earned under a previous royalty agreement, is due as the final payment.

In August, 2002, the company initiated a legal action against Viragen for breach of the royalty agreement and for an accounting of sales pursuant to the royalty agreement. In July, 2003, we reached an agreement with Viragen pursuant to mediation proceedings following our obtaining a partial summary judgment against Viragen in March, 2003, for amounts owed to us under the royalty agreement with Viragen. Viragen agreed to remit $30,000 on each of August 1, 2003, August 1, 2004 and August 1, 2005, with annual interest accruing at 5% on the August 2004 and 2005 payments. Viragen remitted the $30,000 payment due August 1, 2003 and 2004. Viragen also agreed to commence remitting the quarterly royalty payments due under the royalty agreement and has remitted quarterly payments since October, 2003, aggregating approximately $21,000.

NOTE 3--INTERIM ADJUSTMENTS

The financial summaries for the three months ended March 31, 2005, and March 31, 2004, are unaudited and include, in the opinion of management of the company, all adjustments (consisting of normal recurring accruals) necessary to present fairly the earnings for such periods. Operating results for the three months ended March 31, 2005, are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2005.

While the company believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these consolidated condensed financial statements be read in conjunction with the financial statements and notes included in the company’s latest annual report on Form 10-K for the year ended December 31, 2004.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 4--LONG-TERM DEBT

Dialysis Corporation of America through its subsidiary, DCA of Vineland, LLC, pursuant to a December 3, 1999 loan agreement obtained a $700,000 development loan with interest initially at 8.75% and currently at 1% over prime, which loan is secured by a mortgage on Dialysis Corporation of America’s real property in Easton, Maryland. Outstanding borrowings were subject to monthly payments of interest only through December 2, 2001 with monthly payments thereafter of $2,917 principal plus interest through December 2, 2002 and monthly payments thereafter of $2,217 plus interest with any remaining balance due December 2, 2007. This loan had an outstanding principal balance of $603,000 at March 31, 2005 and $610,000 at December 31, 2004.

In April 2001, Dialysis Corporation of America obtained a $788,000 five-year mortgage through April 2006 secured by its land and building in Valdosta, Georgia with interest initially at 8.29% and currently at prime plus ½% with a minimum of 6.0%. Payments are $6,800 including principal and interest commencing May, 2001, with a final payment consisting of a balloon payment and any unpaid interest due April, 2006. The remaining principal balance under this mortgage amounted to approximately $665,000 at March 31, 2005 and $675,000 at December 31, 2004.

The Dialysis Corporation of America equipment financing agreement is for financing for some of the kidney dialysis machines for Dialysis Corporation of America’s facilities. The financing is secured by the financed equipment. There was no financing during 2003, 2004, or the first quarter of 2005. Monthly payments under the agreement are pursuant to various schedules extending through August, 2007, with interest at rates ranging from 4.13% to 10.48%. Financing under the equipment financing agreement is a non-cash financing activity which is a supplemental disclosure required by FAS 95, “Statement of Cash Flows.” The remaining principal balance under this financing amounted to approximately $695,000 at March 31, 2005 and $814,000 at December 31, 2004.

The prime rate was 5.75% as of March 31, 2005 and 5.25% as of December 31, 2004. For interest payments, see Note 14.

Dialysis Corporation of America’s two mortgage agreements contain certain restrictive covenants that, among other things, restrict the payment of dividends above 25% of the net worth of Dialysis Corporation of America, require lenders’ approval for a merger, sale of substantially all the assets, or other business combination of that subsidiary, and require maintenance of certain financial ratios. Dialysis Corporation of America was in compliance with the debt covenants at March 31, 2005 and December 31, 2004.

NOTE 5--INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

For income tax payments, see Note 14.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 6--STOCK OPTIONS AND STOCK COMPENSATION

On May 6, 1996, the company adopted a Key Employee Stock Plan reserving 100,000 shares of our common stock for issuance from time to time to officers, directors, key employees, advisors and consultants as bonus or compensation for performances and or services rendered to the company or otherwise providing substantial benefit for the company. As of March 31, 2005, 2,000 shares have been issued under this Plan.

In July, 2000, the company granted, under its 1989 Stock Option Plan, five-year non-qualified stock options for 820,000 shares to officers, directors and employees of Medicore and its subsidiaries. At March 31, 2005, a total of 245,995 options were outstanding under the 1989 Stock Option Plan. The options have an exercise price of $1.38, the market price on the date of grant. Options for 16,000 shares were cancelled due to employee terminations and resignations. In September, 2003, the company’s board of directors authorized the granting of bonuses to its officers, directors and employees, which bonuses were partially comprised of the exercise of one-third of the options then held by these individuals as of September 11, 2003, resulting in the exercise of 229,668 options. In January, 2004, the company’s board of directors authorized the granting of bonuses to the company’s officers, directors and employees, which bonuses were partially comprised of the exercise of a portion of the options then held by these individuals resulting in the exercise of 234,671 options. On March 7, 2005, 6,666 of these options were exercised with the company receiving $9,199 payment for the exercise, leaving 217,995 of those options outstanding as of March 31, 2005.

On September 25, 2003, the company granted options for 21,000 common shares to each of two directors for their service on several of its board committees, including its audit committee. The options were granted under the company’s 1989 Stock Option Plan and are exercisable at $2.25 per share through September 24, 2006. The options vest in equal annual increments of 7,000 shares each September 25, 2003, 2004 and 2005. On July 14, 2004, one of the directors acquired an aggregate of 2,016 shares by effecting a “cashless” exercise of the vested portion of his option with respect to 7,000 shares by payment with 4,984 shares underlying his option. On February 4, 2005, one of the directors acquired 5,138 shares through a cashless exercise of the vested portion of his option with respect to 7,000 shares by payment with 1,862 shares underlying his option. As of March 31, 2005, 28,000 of these options were outstanding. See Note 14.

As part consideration for a May, 2003 consulting agreement, terminated as of December 31, 2005 (see Note 8), the company granted options (not within the 1989 Plan) to purchase 200,000 shares of common stock exercisable for two years at $2.50 per share. The option was exercised on February 28, 2005, through a cashless exercise with the consultant receiving a net of 130,000 shares from the option exercise.

The company issued 875,000 shares of stock as compensation to officers and directors in June, 2001. In connection with a revaluation of this issuance of shares, officers and directors who received these shares paid the company $52,500 during 2004.

On January 28, 2004, Dialysis Corporation of America effected a two-for-one stock split of its outstanding common stock. All option amounts and exercise prices with respect to Dialysis Corporation of America have been adjusted to reflect the stock split. Split-adjusted option exercise prices resulting in a fraction of a cent have been rounded up to the nearest cent for purposes of these notes to the financial statements of the company.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 6--STOCK OPTIONS AND STOCK COMPENSATION--Continued

In June, 1998, Dialysis Corporation of America’s board of directors granted an option under its now expired 1995 Stock Option Plan to a board member for 10,000 shares exercisable at $1.13 per share through June 9, 2003. This option was exercised in June, 2003.

In April, 1999, Dialysis Corporation of America adopted a stock option plan pursuant to which its board of directors granted 1,600,000 options exercisable at $.63 per share to certain of its officers, directors, employees and consultants with 680,000 options exercisable through April 20, 2000 and 920,000 options exercisable through April 20, 2004, of which 120,000 options have been cancelled. In April, 2000, the 680,000 one-year options were exercised for which Dialysis Corporation of America received cash payment of the par value amount of $3,400 and the balance in three-year promissory notes with interest at 6.2%. The notes were repaid with 91,800 shares of Dialysis Corporation of America stock with a fair market value of approximately $521,000 on February 9, 2004. Interest income on the notes amounted to approximately $3,000 for the six months ended June 30, 2004, all of which was earned during the first quarter. In March, 2003, 155,714 of the remaining 800,000 options outstanding were exercised for $97,322 with the exercise price satisfied by director bonuses accrued in 2002. In January, 2004, 130,278 of these options were exercised for $81,424 with the exercise price satisfied by director bonuses accrued in 2003. In February, 2004, 158,306 of these options were exercised for $98,941 with the exercise price satisfied by payment of 18,152 shares of Dialysis Corporation of America’s stock for cancellation. In March, 2004, 355,702 of these options were exercised for $222,314 with the exercise price satisfied by the optionee’s payment of 54,223 shares of Dialysis Corporation of America for cancellation. The exercises and share payments to the company represents a noncash investing activity, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statements of Cash Flows.” See Note 14.

In January, 2001, Dialysis Corporation of America's board of directors granted to its CEO and President a five-year option for 330,000 shares exercisable at $.63 per share with 66,000 options vesting January, 2001, and 66,000 options vesting annually on January 1 through 2005. In January, 2004, 56,384 of these options were exercised for $35,240, with the exercise price satisfied by a Dialysis Corporation of America director bonuses accrued in 2003. In March, 2005, 150,000 of these options were exercised with Dialysis Corporation of America receiving $93,750 for the exercise price, leaving 123,616 of these options outstanding.

In September, 2001, Dialysis Corporation of America’s board of directors granted five-year options for an aggregate of 150,000 shares exercisable at $.75 per share through September 5, 2006, to certain officers, directors and key employees. 30,000 of the options vested immediately and the remaining 120,000 options vest in equal increments of 30,000 options each September 5, commencing September 5, 2002. In March, 2003, 3,570 of these options were exercised for $2,678 with the exercise price satisfied by Dialysis Corporation of America director bonuses accrued in 2002. In January, 2004, 4,576 of these options were exercised for $3,432 with the exercise price satisfied by Dialysis Corporation of America director bonuses accrued in 2003. These exercises represent a noncash investing activity, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” See Note 15. In January, 2004, 7,200 of these options were exercised with Dialysis Corporation of America receiving a $5,400 cash payment for the exercise price. Of the 30,000 immediately exercisable options, 15,346 have been exercised and 14,654 cancelled due to the resignation of a Dialysis Corporation of America director in June, 2004. In February, 2005, a portion of these options

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 6--STOCK OPTIONS AND STOCK COMPENSATION--Continued

were exercised for 15,000 shares with Dialysis Corporation of America receiving a cash payment of $11,100. Of the remaining 105,000 options, 75,000 had vested as of March 31, 2005.

In May, 2002, Dialysis Corporation of America’s board of directors granted five-year options for an aggregate of 21,000 shares to certain of its employees of which 1,000 were outstanding and vested at March 31, 2005. These options are exercisable at $2.05 per share through May 28, 2007, and were registered with the SEC on a Form S-8 registration statement. Options for 10,000 shares have been cancelled as a result of the termination of several employee option holders. During the first quarter of 2005, 6,000 of these options were exercised with Dialysis Corporation of America receiving $12,240 in cash payments for the exercise price.

In June, 2003, Dialysis Corporation of America’s board of directors granted to an officer a five-year stock option for 50,000 shares exercisable at $1.80 per share through June 3, 2008. The option vests annually in increments of 12,500 shares each June 4 from 2004 through 2007.

In August, 2003, Dialysis Corporation of America’s board of directors granted a three-year option to a director who is also a member of several of its committees, for 10,000 shares exercisable at $2.25 per share through August 18, 2006. The option vests in two annual increments of 5,000 shares on August 19, 2004 and 2005.

In January, 2004, Dialysis Corporation of America’s board of directors granted a five-year option for 20,000 shares exercisable at $3.09 per share through January 12, 2009. The option vests in annual increments of 5,000 shares on each January 13 from 2005 through 2008. In February 2005, a portion of this option was exercised for 5,000 shares with Dialysis Corporation of America receiving a cash payment of $15,375, leaving 15,000 of these options outstanding.

In June, 2004, Dialysis Corporation of America’s board of directors granted 160,000 options to officers and directors exercisable at $4.02 per share through June 6, 2009. 15,000 options vested immediately and the remaining 145,000 options vest annually in equal 25% increments commencing June 7, 2005.

In August, 2004, Dialysis Corporation of America’s board of directors granted 50,000 incentive stock options to an officer exercisable at $4.02 per share through August 12, 2009. The options vest 25% annually commencing August 16, 2005.

NOTE 7--BUSINESS SEGMENT DATA

The following summarizes information about the company’s three reported business segments, which are managed separately. The medical products division has been shown separately even though not required by FAS 131. Corporate activities include general corporate revenues and expenses. Corporate assets include unallocated cash and other current assets, deferred income taxes and corporate fixed assets and other non-current assets not allocated to any of the segments. Intersegment sales, of which there were none for the periods presented, are generally intended to approximate market price.

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 7--BUSINESS SEGMENT DATA--Continued

	Three Months Ended
	March 31,
	2005	2004
BUSINESS SEGMENT OPERATING REVENUES
Medical products	$196,695	$224,318
Medical services	10,612,496	8,626,569
	$10,809,191	$8,850,887
BUSINESS SEGMENT PROFIT (LOSS)
Medical products	$(25,661)	$(5,518)
Medical services	576,351	540,819
Corporate	(221,439)	(710,710)
Gain on sale of former subsidiary	---	545,995
	$329,251	$370,586

NOTE 8--COMMITMENTS

In January, 2003, the company and Dialysis Corporation of America established a new 401(k) plan with an eligibility requirement of one year of service and 21 year old age requirement, and containing employer match provisions on a portion of employee contributions. Employer matching expense amounted to approximately $15,000 for the three months ended March 31, 2005 and $10,000 for the same period of the preceding year.

We entered into a one-year consulting agreement with an investment relations firm in May, 2003, with a monthly fee of $4,000. The agreement also provided for the issuance of an option to purchase 200,000 shares of our common stock. The option was exercised through a cashless exercise on February 28, 2005 with the consultant selling the company 70,000 shares to pay the $500,000 exercise price and receiving 130,000 shares of the company’s common stock. The agreement was continued on a month-to-month basis through December, 2004. See Note 6.

NOTE 9--RELATED PARTY TRANSACTIONS

In May 2001, Dialysis Corporation of America loaned its President $95,000 to be repaid with accrued interest at prime minus 1% (floating prime) on or before maturity on May 11, 2006. This demand loan is collateralized by all the President’s Dialysis Corporation of America stock options, as well as common stock from exercise of the options and proceeds from sale of such stock. Interest income on the loan amounted to approximately $1,000 for the three months ended March 31, 2005 and for the same period of the preceding year.

The 20% minority interest in DCA of Vineland, LLC, a subsidiary of Dialysis Corporation of America, was held by a company owned by the medical director of that facility, who became a director of Dialysis Corporation of America in 2001, and whose directorship ceased in June, 2003. This physician was provided with the right to acquire up to 49% of DCA of Vineland. In April, 2000, another company

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 9--RELATED PARTY TRANSACTIONS--Continued

owned by this physician acquired an interest in DCA of Vineland, resulting in Dialysis Corporation of America holding a 51% ownership interest in DCA of Vineland and this physician’s companies holding a combined 49% ownership interest in DCA of Vineland.

In July, 2000, one of the companies owned by this physician, acquired a 20% interest in DCA of Manahawkin, Inc. Under agreements with DCA of Vineland and DCA of Manahawkin, this physician serves as medical director for each of those dialysis facilities.

Effective March 17, 2004, the company agreed to provide Dialysis Corporation of America with up to $1,500,000 of financing which was evidenced by a demand promissory note issued by Dialysis Corporation of America to the company with annual interest of 1.25% over the prime rate. The financing was provided for equipment purchases. The financing was subsequently modified by increasing the maximum amount of available advances to $5,000,000, and by adding working capital and other corporate needs to the purposes of the financing. This note had an outstanding balance of approximately $2,435,000 as of March 31, 2005 and $1,435,000 as of December 31, 2004, and an interest rate of 7.0% as of March 31, 2005 and 6.5% as of December 31, 2004. Interest on the note amounted to approximately $33,000 for the three months ended March 31, 2005 and $2,000 for the same period of the preceding year. Accrued interest receivable from Dialysis Corporation of America on the note amounted to approximately $33,000 as of March 31, 2005 and $27,000 as of December 31, 2004. The outstanding principal balance of $2,435,000 on the promissory note and $33,000 of accrued interest have been eliminated in consolidation.

In certain situations, minority members in Dialysis Corporation of America subsidiaries may fund a portion of required capital contributions by issuance of an interest bearing note payable to Dialysis Corporation of America which minority members may repay directly or through their portion of capital distributions of the subsidiary. The minority members funded approximately $30,000 in capital contributions during the first quarter of 2004, with no such funding during the first quarter of 2005, under notes with Dialysis Corporation of America accruing interest at prime plus 2%, with an aggregate of approximately $18,000 of subsidiary distributions applied against the notes and accrued interest during the first quarter of 2005, and $16,000 during the same period of the preceding year. Interest income on the notes totaled approximately $10,000 for the three months ended March 31, 2005 and $4,000 for the same period of the preceding year. These transactions represent non-cash investing activities, which is a supplemental disclosure required by Financial Accounting Standards Board Statement No. 95, “Statement of Cash Flows.” See Note 14.

NOTE 10--ACQUISITIONS

Effective as of the close of business on August 31, 2004, Dialysis Corporation of America acquired a Pennsylvania dialysis company for an estimated net purchase price of $1,521,000. Of that amount, $761,000 is currently in escrow, with the balance of $760,000 to be paid in equal installments, each on the first and second anniversary of the effective date of the purchase agreement. This transaction resulted in $1,358,000 of goodwill representing the excess of the net purchase price over the estimated $164,000 fair value of the net assets acquired, including an $83,000 valuation of an eight year non-competition agreement that is being amortized over the life of the agreement. The goodwill is not amortizable for tax purposes since the transaction was a stock acquisition. The initial allocation of

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 10--ACQUISITIONS--Continued

purchase cost at fair value was based upon available information and will be finalized as any contingent purchase amounts are resolved and estimated fair values of assets are finalized. Dialysis Corporation of America began recording the results of operations for the acquired company as of the effective date of the acquisition. Dialysis Corporation of America’s decision to make this investment was based on its expectation of future profitability resulting from its review of the acquired company’s operations prior to making the acquisition. See Note 1.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition for the August, 2004 Pennsylvania acquisition:

Accounts receivable, net	$215,825
Inventory and other current assets	79,383
Property, plant and equipment, net	88,231
Intangible assets	82,500
Goodwill	1,357,681

Total assets acquired	1,823,620
Total liabilities assumed	302,429

Net assets acquired	$1,521,191

NOTE 11--LOAN TRANSACTIONS

Dialysis Corporation of America has provided and may continue to provide funds in excess of capital contributions to meet working capital requirements of its dialysis facility subsidiaries, usually until they become self-sufficient. The operating agreements for the Dialysis Corporation of America subsidiaries provide for cash flow and other proceeds to first pay any such financing, exclusive of any tax payment distributions. See Notes 9 and 14.

NOTE 12--INVESTMENT

In 2000, the company made loans aggregating approximately $2,450,000 with a 10% annual interest rate, to Linux Global Partners, a company investing in Linux software companies, one of which initiated the marketing of a Linux desktop operating system. In conjunction with the original loan and extensions of the due date, the company acquired an ownership interest in Linux Global Partners. Dialysis Corporation of America also owns shares of Linux Global Partners.

The unpaid loans and accrued interest were satisfied through the company’s foreclosure in January, 2003, of 4,115,815 shares of Ximian, Inc.’s series A convertible preferred stock which were part of the collateral securing Linux Global Partners’ indebtedness to the company. On January 24, 2003, Xandros, Inc., a 95% owned subsidiary of Linux Global Partners, purchased the Ximian preferred shares at the public foreclosure sale and deposited 775,000 shares of its common stock (approximately 1.5% of Xandros) as a good faith deposit with the full amount due in cash. Upon Xandros’ failure to make the payment, the company, as the next highest bidder, obtained the Ximian preferred stock and, in accordance with the terms of the public auction retained the Xandros shares in satisfaction of the indebtedness due

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 12--INVESTMENT--Continued

from Linux Global Partners. Thereafter, in connection with a third-party’s acquisition of Ximian in August, 2003, the company sold the Ximian preferred stock for approximately $3,541,000 in cash proceeds resulting in a gain of approximately $784,000. An additional approximately $805,000 was placed in escrow, with approximately $402,000 of the escrowed funds released to the company in August, 2004, and the remaining balance to be released in August 2005, pending fulfillment by the parties to the Ximian acquisition of certain conditions. The company recorded a gain of $402,000 in August, 2004, and will record an additional gain based on future proceeds received.

NOTE 13--SALE OF INTEREST IN FORMER SUBSIDIARY

In April, 2001, pursuant to an Agreement for Sale and Purchase of Shares, the company sold its 71.3% ownership interest in Techdyne, Inc. (now Simclar, Inc.) to Simclar International for $10,000,000. The Agreement provided for an earn-out consisting of 3% of consolidated Techdyne sales for the three fiscal years commencing January 1, 2001. Limitations on the earn-out ranged from a $5,000,000 maximum to a $2,500,000 minimum earn-out. The total earn-out payments received were approximately $3,046,000 Based on Techdyne (Simclar, Inc.) consolidated sales of $36,187,105 for 2003 on which the earn-out payment is supposed to be computed, the third and final earn-out payment received in April, 2004, should have been $1,085,613. The company has demanded payment of the $155,365 balance due from Simclar International, and on April 10, 2004, the company filed an action in the 11th Judicial Circuit in Miami-Dade County, Florida to collect the balance of the earn-out payment due. Simclar has filed a counterclaim against the company, alleging that it erroneously overpaid the company $316,464 as a result of Simclar certifying erroneous sales amounts for the years 2001, 2002 and 2003. The company believes the counterclaim is without merit.

NOTE 14--SUPPLEMENTAL CASH FLOW INFORMATION

The following amounts (rounded to the nearest thousand) represent non-cash financing and investing activities and other cash flow information:

	Three Months Ended
	March 31,
	2005	2004
Interest paid (see Note 4)	$63,000	$41,000
Income taxes paid (see Note 5)	319,000	97,000
Option exercise bonus (see Note 6)	---	120,000
Subsidiary minority member capital contributions funded by notes (see Notes 9 and 11)	---	30,000
Subsidiary minority member distributions applied against notes and accrued interest (see Notes 9 and 11)	18,000	16,000
Share payment to subsidiary for subsidiary stock option exercises (see Note 6)	---	321,000
Share payment to subsidiary for notes and accrued interest (see Note 6)	---	521,000

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 15--SUBSIDIARY STOCK SPLIT

The board of directors of Dialysis Corporation of America declared a two-for-one stock split with respect to Dialysis Corporation of America’s 3,968,772 shares of outstanding common stock. The record date of the split was January 28, 2004; the distribution date was February 9, 2004; and the date Nasdaq reported the adjusted price of the common stock was February 10, 2004. The two-for-one stock split increased the outstanding shares of Dialysis Corporation of America’s common stock at that time to 7,937,344 shares. The split also required adjustment in the outstanding stock options of Dialysis Corporation of America by doubling the number of shares obtainable upon exercise, and halving the exercise price of the options. See Note 6.

NOTE 16--AFFILIATE FINANCIAL INFORMATION

The following amounts represent certain operating data of Dialysis Corporation of America’s 40% owned Ohio affiliate that is accounted for on the equity method and not consolidated for financial reporting purposes (see Note 1):

	Three Months Ended March 31,
	2005	2004
Revenues	$766,000	$406,000
Gross profit	$476,000	$167,000
Net income	$300,000	$48,000

The following amounts are from the balance sheet of Dialysis Corporation of America’s 40% owned Ohio affiliate:

	March 31,	December 31,
	2005	2004
Current assets	$882,455	$945,321
Non-current assets	154,105	160,504
Total assets	$1,036,560	$1,105,825

Current liabilities	$277,227	$244,570
Non-current liabilities	---	---
Capital	759,333	861,255
Total liabilities and capital	$1,036,560	$1,105,825

MEDICORE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2005
(Unaudited)

NOTE 17--STOCKHOLDERS’ EQUITY

The changes in stockholders’ equity for the three months ended March 31, 2005 are summarized as follows:

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance at December 31, 2004	$69,906	$13,027,511	$4,431,078	$17,528,495
Stock option exercises	1,418	7,781	---	9,199
Subsidiary stock option exercises	---	(80,829)	---	(80,829)
Net loss	---	---	(65,580)	(65,580)
Balance March 31, 2005	$71,324	$12,954,463	$4,365,498	$17,391,285

NOTE 18--ACQUISITION BY SUBSIDARY

On March 15, 2005, the company and Dialysis Corporation of America jointly announced that they have agreed to terms whereby the company, which owns approximately 56% of Dialysis Corporation of America, will be acquired by Dialysis Corporation of America for a total consideration of approximately 5,289,000 shares of Dialysis Corporation of America common stock. Upon completion of the merger, each shareholder of the company is anticipated to receive .68 shares of Dialysis Corporation of America common stock for each share of the company’s common stock, and the company’s ownership of approximately 4,821,000 shares of Dialysis Corporation of America common stock will be retired, resulting in approximately 9,000,000 shares of Dialysis Corporation of America to remain outstanding. Completion of the transaction is subject to satisfactory tax and fairness opinions and shareholder approval of each company.

The merger is intended to simplify the corporate structure and enable the ownership of the control interest in Dialysis Corporation of America to be held by public shareholders. The merger will provide Dialysis Corporation of America with additional capital resources to continue to build its dialysis business. Several litigations have recently been initiated against the company and the directors of Dialysis Corporation of America relating to the proposed merger. See Item 1, “Legal Proceedings,” under Part II - “Other Information” of this quarterly report.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

between

DIALYSIS CORPORATION OF AMERICA

and

MEDICORE, INC.

Dated as of June 2, 2005

TABLE OF CONTENTS

Page

ARTICLE I
THE MERGER	2
1.1 The Merger	2
1.2 Effective Time	2
1.3 Articles of Incorporation and Bylaws of Surviving Corporation	2
1.4 Directors and Officers of Surviving Corporations	2
1.5 Further Assurances	2

ARTICLE II
CONVERSION OF SHARES	3
2.1 Effect on Medicore Shares	3
2.2 Effect on Medicore Convertible Securities	3
2.3 DCA Stock	3
2.4 Exchange Procedures	3
2.5 Fractional Shares	5
2.6 Transfers	5
2.7 Certain Adjustments	5
2.8 Associated Rights	5

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DCA	5
3.1 Organization	5
3.2 Capitalization	6
3.3 Authority	6
3.4 No Violations; Consents and Approvals	6
3.5 SEC Documents; DCA Financial Statements	7
3.6 Absence of Certain Changes	8
3.7 Proxy Statement/Prospectus; Registration Statement	8
3.8 State Anti-takeover Statutes	9
3.9 Broker’s Fees	9
3.10 Environmental Matters	9
3.11 Compliance with Laws and Permits	9
3.12 No Litigation	10
3.13 Employee Benefits	10
3.14 Properties; Leases	10
3.15 Taxes	11
3.16 Intellectual Property	12
3.17 Labor	12
3.18 No Undisclosed Information	12
3.19 DCA Special Committee Recommendation; Board of Directors Recommendation	12

A-i

Page
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MEDICORE	13
4.1 Organization	13
4.2 Capitalization	13
4.3 Authority	13
4.4 No Violations; Consents and Approvals	14
4.5 SEC Documents; Medicore Financial Statements	14
4.6 Absence of Certain Changes	15
4.7 Proxy Statement/Prospectus; Registration Statement	15
4.8 State Anti-takeover Statutes	16
4.9 Broker’s Fee	16
4.10 Environmental Matters	16
4.11 Compliance with Laws and Permits	16
4.12 No Litigation	17
4.13 Employee Benefits	17
4.14 Properties; Leases	17
4.15 Taxes	18
4.16 Intellectual Property	18
4.17 Labor	19
4.18 No Undisclosed Information	19
4.19 Medicore Special Committee Recommendation; Board of Directors Recommendation	19

ARTICLE V
COVENANTS	19
5.1 Conduct of Business of Medicore and DCA	19
5.2 No Solicitation	21
5.3 Access to Information	22
5.4 Registration Statement and Proxy Statement	22
5.5 Shareholders Meetings	23
5.6 Tax-Free Reorganization	23
5.7 Consents and Regulatory Matters	24
5.8 Employee Benefits	24
5.9 Indemnification of Officers and Directors	25
5.10 Satisfaction and Termination of Employment Agreement	25
5.11 Reasonable Efforts; Consummation of Merger; Additional Agreements	25
5.12 Public Announcements	25
5.13 Notification of Certain Matters	26
5.14 Expenses	26
5.15 Nasdaq Listing	26
5.16 State Anti-takeover Laws	26
5.17 Satisfaction of Conditions	26
5.18 Blue Sky	26
5.19 Pre-Merger Board of Directors	26

A-ii

Page
ARTICLE VI
CONDITIONS TO THE OBLIGATIONS OF DCA AND MEDICORE	27
6.1 Registration Statement Effective	27
6.2 Blue Sky	27
6.3 Shareholder Approval	27
6.4 Legality	27
6.5 Regulatory Approvals	27
6.6 Consents Under Agreement	27
6.7 Nasdaq Listing	27
6.8 Articles of Merger	27
6.9 Fairness Opinion	28

ARTICLE VII
CONDITIONS TO THE OBLIGATIONS OF DCA
7.1 Representations Accurate
7.2 Performance
7.3 Officer’s Certificate
7.4 Secretary’s Certificate
7.5 Good Standing
7.6 No Material Adverse Change
7.7 Termination of Certain Employees; Satisfaction of Certain Expenses
7.8 Tax Opinion
7.9 Agreements with Affiliates
7.10 Waivers

ARTICLE VIII
CONDITIONS TO THE OBLIGATIONS OF MEDICORE
8.1 Representations Accurate
8.2 Performance
8.3 Officer’s Certificate
8.4 Secretary’s Certificate
8.5 Good Standing
8.6 No Material Adverse Change
8.7 Exchange Agent Agreement

ARTICLE IX
CLOSING
9.1 Time and Place
9.2 Filings at the Closing

ARTICLE X
TERMINATION AND ABANDONMENT
10.1 Termination
10.2 Termination by DCA
10.3 Termination by Medicore
10.4 Procedure for Termination
10.5 Effect of Termination and Abandonment

A-iii

Page
ARTICLE XI
SURVIVABILITY; INVESTIGATIONS
11.1 Survival of Representations and Warranties

ARTICLE XII
MISCELLANEOUS
12.1 Notices
12.2 Binding Effect; No Third-Party Beneficiaries
12.3 Headings
12.4 Exhibits and Schedules
12.5 Counterparts
12.6 Governing Laws
12.7 Waivers
12.8 Pronouns
12.9 Time Periods
12.10 Amendment; Modification
12.11 Entire Agreement
12.12 Severability
12.13 Remedies Cumulative

ANNEX I
DEFINED TERMS

SCHEDULES
2.2 Medicore Convertible Securities
3.1 Subsidiaries of DCA and Security Interest in Others
3.2 DCA Options
3.5 DCA Liabilities/Obligations
3.6 DCA: Absence of Certain Changes
3.9 DCA Advisor’s Fees
3.12 DCA Litigation
3.13 DCA Employee Benefit Plans
3.14 DCA Realty (and defaults)
3.15 DCA Accrued Taxes (other than Balance Sheet)
4.1 Medicore Jurisdictions Not Qualified/Licensed
4.2 Medicore Options
4.5 Medicore Liabilities/Obligations
4.6 Medicore: Absence of Certain Changes
4.9 Medicore Advisor’s Fees
4.12 Medicore Litigation
4.13 Medicore Employee Benefit Plans
4.15 Medicore Accrued Taxes (other than Balance Sheet)
4.16 Medicore Patents/Trademarks

EXHIBITS
ADCA Affiliates Rule 145 Agreement

A-iv

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2005 (the "Agreement"), between DIALYSIS CORPORATION OF AMERICA, a Florida corporation (“DCA”) and MEDICORE, INC., a Florida Corporation (“Medicore”). Unless otherwise indicated, DCA and Medicore are hereinafter individually referred to as “Party” and collectively referred to as the "Parties."

RECITALS

WHEREAS, DCA is a publicly held company with an authorized capital consisting of 20,000,000 shares of common stock, $.01 par value (“DCA Stock”) of which 8,661,815 are currently issued and outstanding; and

WHEREAS, Medicore is a publicly held company with an authorized capital consisting of 12,000,000 shares of common stock, $.01 par value, (“Medicore Shares”) of which 7,132,434 are currently issued and outstanding; and

WHEREAS, Medicore is the record and beneficial owner of 4,821,244 shares or approximately 55.7% of the outstanding DCA Stock, and

WHEREAS, DCA desires to acquire the outstanding shares of Medicore through the Merger (defined herein) of Medicore with and into DCA, all upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the Board of Directors of DCA, Messrs. Thomas K. Langbein (“Mr. Langbein”) and Peter D. Fischbein (“Mr. Fischbein”) having abstained from such vote, pursuant to the recommendation of a special committee of independent members of the Board of Directors of DCA (the “DCA Special Committee”), deems it advisable and in the best interests of DCA and its shareholders, in order to advance the long-term business interests of DCA, that Medicore be merged with and into DCA, all upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the Board of Directors of Medicore, pursuant to the recommendation of a special committee of independent members of the Board of Directors of Medicore (the “Medicore Special Committee”), deems it advisable and in the best interests of Medicore and its shareholders that Medicore be merged with and into DCA, all upon the terms and subject to the conditions of this Agreement; and

WHEREAS, it is intended that the combination be effected by the Merger of Medicore with and into DCA with DCA as the surviving corporation, which for Federal income tax purposes shall qualify as a tax-free reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. (a) In accordance with the provisions of this Agreement and the Florida Business Corporation Act (“FBCA”), at the Effective Time (as defined herein), Medicore shall be merged (the “Merger”) with and into DCA, and DCA shall be the surviving corporation (hereinafter called the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Florida with the name of DCA. DCA’s corporate identity, existence, purpose, powers, franchises and rights shall continue unaffected and unimpaired by the Merger. At the Effective Time (as defined herein), the separate existence of Medicore shall cease, and its corporate identity, existence, purpose, powers, franchise and rights shall be merged into DCA as the Surviving Corporation, and DCA shall be fully vested therewith.

(b)    The Merger shall have the effects on Medicore and DCA, as constituent corporations of the Merger, provided for under the FBCA.

Section 1.2 Effective Time. The Merger shall become effective at the time of filing of, or at such later time as specified in the articles of merger, in the form required by and executed in accordance with the FBCA, with the Secretary of State of the State of Florida in accordance with the provisions of Section 607.1105 of the FBCA (the “Articles of Merger”). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

Section 1.3 Articles of Incorporation and Bylaws of Surviving Corporation. The Articles of Incorporation and Bylaws of DCA as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

Section 1.4 Directors and Officers of Surviving Corporation. (a) Following the Effective Time, the directors of the Surviving Corporation shall be the same as the directors of DCA at the Effective Time and will hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law or their earlier resignation or removal. Thomas K. Langbein will continue to serve as Chairman of the Board of Directors of the Surviving Corporation after the Effective Time.

(b)    The following individuals shall be the officers of the Surviving Corporation and each will hold office from and after the Effective Time until their respective successors are duly appointed and qualified in the manner provided in the Bylaws of the Surviving Corporation or as otherwise provided by law or their earlier resignation or removal; (i) Stephen W. Everett - Chief Executive Officer and President; (ii) Don Waite - Vice President, Finance; (iii) Michael Rowe - Vice President, Operations; (iv) Daniel R. Ouzts - Vice President and Treasurer; and (v) such other individuals to be determined at or prior to the Effective Time by the parties hereto.

Section 1.5 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Medicore acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Parties or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the

Parties or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II

CONVERSION OF SHARES

Section 2.1 Effect on Medicore Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a)    Each share of Medicore Shares, issued and outstanding immediately prior to the Effective Time, shall be converted at the Effective Time into the right to receive .68 (the “Exchange Ratio”) of a validly issued, fully paid and non-assessable share of DCA Stock, (together with any cash in lieu of fractional shares of DCA Stock to be paid pursuant to this Agreement) (the “Merger Consideration”).

(b)    At the Effective Time, all Medicore Shares shall be canceled and retired, and each certificate representing any such Medicore Shares shall thereafter (i) represent only the right to receive the DCA Stock issuable in exchange for such Medicore Shares upon the surrender of such certificates in accordance with Section 2.4 (and any cash payable in respect of fractional shares) and (ii) entitle the holder thereof to vote with respect to, and receive dividends on, such number of whole shares of DCA Stock which such holder is entitled to receive in exchange for such certificates, provided that any dividends shall be paid to such holder, without interest, only upon surrender of Medicore Certificates (defined below) in accordance with Section 2.4.

(c)    Notwithstanding anything to the contrary in this Agreement, any holder of Medicore Shares who shall exercise appraisal rights pursuant to and strictly in accordance with the provisions of the FBCA shall be entitled to receive only the payment therein provided for and shall not be entitled to receive DCA Stock. Such payment shall be made directly by the Surviving Corporation.

(d)    At the Effective Time, the aggregate 4,821,244 shares of DCA Stock owned by Medicore (“Medicore’s DCA Shares”) shall be cancelled and shall be retired and returned to the authorized and unissued share capital of DCA.

Section 2.2 Effect on Medicore Convertible Securities. As of the Effective Time, any stock options, warrants, convertible securities, or other outstanding contractual commitments to issue Medicore Shares (whether or not contingent or otherwise requiring future shareholder approval) shall not be assumed by DCA and shall be terminated and of no force and effect as of the Effective Time. Schedule 2.2 hereto sets forth the holders of all of the outstanding convertible securities of Medicore as of the date hereof, and the number of Medicore Shares which may be acquired pursuant to such holder’s respective convertible securities. Each of such holders has executed and delivered to Medicore an acknowledgement by such holder of the termination of any unexercised portion of their convertible securities as of the Effective Time in connection with the cessation of Medicore’s existence as per Section 1.1 above.

Section 2.3 DCA Stock. Each share of DCA Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding, except for Medicore’s DCA Shares (as defined above in Section 2.1(d)), which as per Section 2.1(d), shall be cancelled and shall be retired as of the Effective Time.

Section 2.4 Exchange Procedures. (a) DCA shall authorize its transfer agent to act as exchange agent hereunder (the “Exchange Agent”) for the purposes of exchanging certificates representing Medicore

Shares and shares of DCA Stock. As promptly as practicable after the Effective Time (but not later than five (5) Business Days after the Effective Time), DCA shall deposit with the Exchange Agent, in trust for the holders of Medicore Certificates (defined herein), certificates representing the shares of DCA Stock issuable pursuant to Section 2.1(a) in exchange for Medicore Shares (the “DCA Certificates”), together with any dividends or distributions with respect thereto, as per Section 2.4(c) below, as well as cash of an amount sufficient to cover payments in lieu of fractional shares.

(b)    Promptly after the Effective Time, the Exchange Agent shall mail or cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Medicore Shares (the “Medicore Certificates”), a letter of transmittal and instructions (which shall specify that delivery shall be effected, and risks of loss and title to the Medicore Certificates shall pass, only upon proper delivery of the Medicore Certificates to the Exchange Agent) for use in effecting the surrender of the Medicore Certificates for exchange therefor. Upon surrender to the Exchange Agent of a Medicore Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Medicore Certificate shall be entitled to receive in exchange therefor that number of shares of DCA Stock which such holder has the right to receive under Section 2.1(a) (and any amount of cash payable in lieu of fractional shares) and such Medicore Certificate shall forthwith be canceled. The DCA Stock shall be delivered to such holder of Medicore Certificate(s), who has duly executed and delivered the letter of transmittal and Medicore Certificates. If any such shares of DCA Stock are to be issued to a person other than the person in whose name the Medicore Certificate surrendered in exchange therefore is registered, it shall be a condition of exchange that the Medicore Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of a DCA Certificate for shares of DCA Stock to a person other than the registered holder of the Medicore Certificate surrendered, or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

(c)    No dividends or other distributions with respect to the DCA Stock constituting all or a portion of the consideration payable to the holders of Medicore Shares shall be paid to the holder of any unsurrendered Medicore Certificate representing Medicore Shares until such Medicore Certificate is surrendered as provided for in this Section 2.4. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the DCA Certificate(s) representing DCA Stock at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of DCA Stock and not paid, and the amount of cash payable in lieu of any fractional shares, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law.

(d)    Any portion of the DCA Stock made available to the Exchange Agent pursuant to Section 2.4(a) that remains unclaimed by the holders of Medicore Shares six (6) months after the Effective Date shall be returned to DCA, upon demand, and any such holder who has not exchanged his, her or its Medicore Shares in accordance with this Section 2.4 prior to that time shall thereafter look only to DCA for his, her or its claim for DCA Stock, any cash in lieu of fractional shares, and dividends or other distributions as set forth in 2.4 (c) above. DCA shall not be liable to any holder of Medicore Shares with respect to any DCA Stock or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e)    If any Medicore Certificate representing Medicore Shares shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the person claiming such Medicore Certificate to be lost, stolen or destroyed, (ii) the posting by such person of a bond in such reasonable amount as DCA or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Medicore Certificate, and (iii) the delivery of the letter of transmittal duly executed and completed in accordance with the instructions thereto, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Medicore Certificate the consideration payable under Section 2.1(a) and, if applicable, any unpaid dividends and distributions on shares of DCA Stock deliverable with respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

Section 2.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Medicore Shares who upon surrender of a Medicore Certificate therefor would be entitled to receive a fraction of a share of DCA Stock shall receive, in lieu of such fractional share, cash (without interest) in an amount equal to such fraction multiplied by the average of the closing sale price of DCA Stock for the five trading days ending on the third trading day immediately preceding the Effective Time. No Person entitled to receive a fractional share of DCA Stock will be entitled to dividends, voting rights or any other rights of a shareholder of DCA with respect to such fractional share. Promptly after the determination of the aggregate amount of cash to be paid to holders of fractional shares, the Exchange Agent shall send by mail, postage prepaid, to each such holder that has properly surrendered his or its Medicore Certificate or to each transferee as identified in the letter of transmittal submitted with the Medicore Certificate, a check payable to such holder for the amount of cash payable in lieu of such holder’s fractional interests.

The determination of whether a holder of multiple Medicore Certificates will receive a fractional share of DCA Stock in the Merger is based upon the aggregate number of Medicore Shares owned by such holder at the Effective Time of the Merger and not upon the number of Medicore Shares represented by any one of several Medicore Certificates.

Section 2.6 Transfers. From and after the Effective Time, there shall be no transfers of Medicore Shares on the stock transfer books of Medicore or the Surviving Corporation. If, after the Effective Time, Medicore Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article II.

Section 2.7 Certain Adjustments. If between the date of this Agreement and the Effective Time, either of the outstanding DCA Stock or Medicore Shares shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split up, combination or exchange of shares or stock dividend payable and any other securities shall be declared with a record date within such period, or any other similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide the holders of the Medicore Shares with the same economic effect as contemplated by this Agreement prior to such date.

Section 2.8 Associated Rights. All shares of DCA Stock issued in exchange for Medicore Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Medicore Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DCA

Except as expressly disclosed in the DCA SEC Documents (defined herein) (including all exhibits referred to therein), DCA represents and warrants to Medicore as follows:

Section 3.1 Organization. (a) Each of DCA and its “Subsidiaries” (which for purposes of this Agreement means any operating entity in which DCA, directly or indirectly, owns at least 50% of the capital stock or holds at least 50% of the equity or similar interest) as set forth on Schedule 3.1 hereto, is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each of DCA and its Subsidiaries possess all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as and where presently conducted. Except as set forth in Schedule 3.1, each of DCA and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of DCA and would not delay or prevent the consummation of the transactions contemplated hereby (a “DCA Material Adverse Effect”). DCA previously has delivered or otherwise made available to Medicore accurate and complete copies of the Articles of Incorporation, Bylaws, and other organization and related documents, each as amended and as currently in effect, for DCA and its Subsidiaries.

(b)    Except as set forth on Schedule 3.1 hereto, DCA has no Subsidiaries and does not own any securities of or any management interest in any corporation, or any other interest in any other Person
Section 3.2 Capitalization. The authorized capital stock of DCA consists of 20,000,000 shares of DCA Stock. As of the date hereof, there are 8,661,815 shares of DCA Stock issued and outstanding and no shares held in treasury. As of the date hereof, there were outstanding under the DCA Stock Option Plans, or otherwise, DCA Stock Options entitling the holders thereof to purchase, up to the number of shares of DCA common stock as set forth on Schedule 3.2. Except as set forth in Schedule 3.2 or in the DCA SEC Documents (defined herein), at the Effective Time there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating DCA to issue, transfer or sell any shares of capital stock of DCA or any other securities convertible into or evidencing the right to subscribe for any such shares. All shares of DCA Stock to be issued at the Effective Time shall be, when issued, duly authorized and validly issued, fully paid, and nonassessable, and subject to the terms of this Agreement, free from liens, charges, claims and encumbrances.

Section 3.3 Authority. DCA has full corporate power and authority to execute and deliver this Agreement and the Articles of Merger, and, subject to the requisite approval of the shareholders of DCA (“DCA Shareholder Approval”), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Articles of Merger, and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of DCA, and, except for the requisite approval by the shareholders of DCA, no other corporate proceedings on the part of DCA are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by DCA and together with the Articles of Merger, upon execution by DCA, will constitute the legal, valid and binding agreements of DCA, enforceable against DCA in accordance with their respective terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Section 3.4 No Violations; Consents and Approvals. (a) Except as described in subsection (b) below, the execution and delivery of this Agreement by DCA does not, and the performance of this Agreement by DCA will not, (i) violate or conflict with the Articles of Incorporation, articles of organization and Bylaws of DCA and its Subsidiaries, (ii) conflict with or violate (A) any Order, applicable to DCA or any of its Subsidiaries or by which any of their respective properties or assets (including investments) are bound or affected, or (B) to DCA’s knowledge, any statute, law, rule or regulation of any jurisdiction applicable to DCA and its Subsidiaries, or (iii) conflict with, result in any breach of or constitute a default

(or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of acceleration of performance or termination or cancellation of, or result in the creation of a Lien (defined herein) on any of the properties or assets (including investments) of DCA or any of its Subsidiaries pursuant to, result in the loss of any benefit under, or result in any modification or alteration of, or require the consent of any other party to, any material contract, instrument or Permit, to which DCA or any of its Subsidiaries is a party or by which DCA, any of such Subsidiaries, or any of their respective properties or assets (including investments) are bound or affected, except, in the case of clauses (ii) and (iii) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not reasonably be expected to have a DCA Material Adverse Effect, or for which DCA or such Subsidiary has received or prior to the Effective Time of the Merger shall have received appropriate consents or waivers. The term “Lien” shall, for purposes of this Agreement, mean any claim, liability, mortgage, lien, pledge, condition, charge or encumbrance, security interest or other charges or rights of others of any kind or nature, except for Permitted Liens.

(b)    Except for obtaining the DCA Shareholder Approval, compliance with the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder, the filing and recordation of the Articles of Merger together with appropriate Merger or other documents, or copies thereof, as required by the FBCA and any filings required pursuant to any state securities or “blue sky” laws or the rules of Nasdaq, including, without limitation, an application for listing additional shares, (i) neither DCA nor any of its Subsidiaries is required to submit any notice, report or other filing with any court or Governmental Entity in connection with the execution, delivery or performance of this Agreement by DCA, and (ii) no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by DCA or any of its subsidiaries in connection with DCA’s execution, delivery or performance of this Agreement.

Section 3.5 SEC Documents; DCA Financial Statements. (a) DCA has timely filed with the Securities and Exchange Commission (“SEC”) all documents and reports required to be filed under the Securities Act and the Exchange Act since January 1, 2001 (the “DCA SEC Documents”). As of their respective dates of filing, the DCA SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and did not, at the time such DCA SEC Documents were filed (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), to the knowledge of DCA, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To DCA’s knowledge, there is no material adverse information regarding DCA or its Subsidiaries which is not contained in the DCA SEC Documents and which a reasonable investor would consider material in making an investment decision.

(b)    As of their respective dates, the financial statements of DCA (including, in each case, all related notes and schedules) included in the DCA SEC Documents were prepared in accordance with accounting principles generally accepted in the United States of America applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of DCA as at the dates thereof and the consolidated results of its operations and statements of cash-flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and to any other adjustments described therein.

(c)    DCA has no material liability or obligation of any kind (whether contingent or otherwise and whether due or to become due) except (i) as set forth on Schedule 3.5, (ii) as set forth on DCA’s balance sheet included in its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2005 (“DCA Balance Sheet”), or (iii) as incurred in the ordinary course of business, consistent with past practice since the date of the DCA Balance Sheet.

Section 3.6 Absence of Certain Changes. Except as set forth in Schedule 3.6, since the date of DCA’s Balance Sheet, DCA has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, that would have a DCA Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 3.6, since the DCA Balance Sheet, there has not been, with respect to DCA, other than in the ordinary course of business, any:

(a)    sale or disposition of any material asset;

(b)    payment of any dividend, distribution or other payment to any shareholder of DCA or to any relative of any such shareholder other than payments of salary and expense reimbursements, consistent with past practice, for employment services actually rendered or expenses actually incurred;

(c)    incurrence or commitment to incur any liability individually or in the aggregate material to DCA, except such liabilities under DCA's existing credit facilities and debt arrangements and liabilities incurred in connection with the Merger;

(d)    waiver, release, cancellation or compromise of any indebtedness owed to DCA or claims or rights against others, exceeding $25,000 in the aggregate;

(e)    any change in any accounting method, principle or practice except as required or permitted by accounting principles generally accepted in the United States of America;

(f)    unusual or novel method of transacting business engaged in by DCA or any change in DCA's accounting procedures or practices or its financial or equity structure;

(g)    loan made or entered into, or any other transaction entered into with any of its directors, officers and employees; or

(h)    change to any material Tax (defined herein) election or other action taken with respect to Taxes which are not consistent with past practice.

Section 3.7 Proxy Statement/Prospectus; Registration Statement. None of the information regarding DCA and its Subsidiaries supplied or to be supplied by or on behalf of DCA and its Subsidiaries for inclusion or incorporation by reference in (i) the registration statement on Form S-4 (as it may be amended or supplemented from time to time, the “Registration Statement”) relating to DCA Stock to be issued in connection with the Merger or (ii) the proxy statement to be distributed in connection with the meeting of Medicore shareholders as contemplated by Section 5.5 (as it may be amended or supplemented from time to time, the “Proxy Statement” and together with the prospectus to be included in the Registration Statement, the “Proxy Statement/Prospectus”), which Proxy Statement/Prospectus shall include an information statement to be distributed in connection with the meeting of DCA shareholders (the “Information Statement”) as contemplated by Section 5.5, will, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, and, in the case of the Proxy Statement/Prospectus, at the time of its mailing to shareholders of DCA and Medicore and at the time of the DCA shareholders’ meeting and the Medicore shareholders’ meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any material event with respect to DCA or its Subsidiaries shall occur which is required to be described in the Proxy Statement/Prospectus or Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of DCA and Medicore. The Proxy Statement/Prospectus and the Registration Statement will (with respect to DCA) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

Section 3.8 State Anti-takeover Statutes. The DCA Special Committee, taking into consideration the Fairness Opinion of DCA’s independent investment banking firm, has approved this Agreement and the transactions contemplated hereby and pursuant to such Committee’s recommendation, this Agreement has been approved by a majority of the DCA Board of Directors, (with the abstention of Mr. Langbein and Mr. Fischbein, each a director of Medicore voting in favor of this Agreement and the transactions contemplated hereby as such relate to Medicore) which approval constitutes approval of the Merger and the other transactions contemplated hereby as required by the FBCA. To DCA’s knowledge, no “business combination,” “moratorium,” “control share,” “fair price,” “interested shareholder,” “affiliated transactions” or other state anti-takeover statute or regulation (i) prohibits or restricts DCA's ability to perform its obligations under this Agreement and to consummate the Merger contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iii) would subject DCA or its Subsidiaries to any material impediment or condition in connection with the exercise by DCA of any of its rights under this Agreement.

Section 3.9 Broker's Fees. Except as set forth on Schedule 3.9, neither DCA nor any of DCA's Affiliates or its agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

Section 3.10 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a DCA Material Adverse Effect, to DCA’s knowledge, (i) each of DCA and its Subsidiaries has complied in all material respects with all applicable Environmental Laws; (ii) the properties currently owned or operated by DCA or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) neither DCA nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither DCA nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (v) neither DCA nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that DCA or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vi) neither DCA nor any of its Subsidiaries is subject to any Order, or other arrangement with any Governmental Entity or, is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances except as provided for in its leases; and (vii) there are not circumstances or conditions involving DCA or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

Section 3.11 Compliance With Laws and Permits. The business of DCA and its Subsidiaries is not being conducted in violation of any Legal Requirement or Order of any Governmental Entity, or in violation of any Permits that are granted by any Governmental Entity, except for violations none of which, individually or in the aggregate, may reasonably be expected to have a DCA Material Adverse Effect. No investigation or review by any Governmental Entity with respect to DCA or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to DCA’s knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same. Neither DCA nor any of its Subsidiaries is subject to any cease-and-desist or other order, judgment, injunction or degree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business or which may reasonably be expected to have a DCA Material Adverse Effect, nor has DCA or any of its Subsidiaries been advised that any Governmental Entity is considering issuing or requesting any of the foregoing.

Section 3.12 No Litigation. Except as set forth in the DCA SEC Documents or on Schedule 3.12 there is no claim, action, suit, proceeding or investigation by any person or Governmental Entity pending or, to DCA's knowledge, threatened, against DCA or any of its Subsidiaries. There are no pending or, to DCA's knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of DCA or any of its Subsidiaries of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such controversies, disputes, grievances or claims which would not, individually or in the aggregate, be reasonably likely to have a DCA Material Adverse Effect.

Section 3.13 Employee Benefits. All employee welfare benefit plans as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”), employee pension benefit plans as defined in Section 3(2) of ERISA, and all other employee benefit programs or arrangements of any type, written or unwritten (collectively, the “Employee Benefit Plans”) maintained by DCA and its Subsidiaries or to which DCA and its subsidiaries contributes or are required to contribute are listed on Schedule 3.13.

(a)    The DCA Employee Benefit Plans comply in all material respects, with all applicable provisions of all Legal Requirements, including, without limitation, the Code and ERISA, and have so complied during all prior periods during which any such provisions were applicable. Without limiting the foregoing, all of the DCA Employee Benefit Plans, and any related trust, intended to meet the requirements for tax-favored treatment under the Code (including, without limitation, Sections 401 and 501 and Subchapter B of Chapter 1 of the Code) meets and for all prior periods has met, such requirements in all material respects.

(b)    DCA and any other party involved in the administration of any of the DCA Employee Benefit Plans (i) has complied in all material respects with the provisions of ERISA, the Code or other Legal Requirements, applicable to such party, whether as an employer, plan sponsor, plan administrator, or fiduciary of any of the DCA Employee Benefit Plans or otherwise, (including without limitation the provisions of ERISA and the Code concerning prohibited transactions), and (ii) has administered the DCA Employee Benefit Plans in accordance with their terms. DCA has made all contributions required of it by any Legal Requirement (including, without limitation, ERISA) or contract under any of the DCA Employee Benefit Plans and no unfunded liability exists with respect to any of the DCA Employee Benefit Plans.

(c)    There are no actions, suits or claims pending (other than routine claims for benefits) or, to DCA's knowledge, any actions, suits, or claims (other than routine claims for benefits) which could reasonably be expected to be asserted, against any of the DCA Employee Benefit Plans, or the assets thereof, or against DCA or any other party with respect to any of the DCA Employee Benefit Plans.

Section 3.14 Properties; Leases. All real property, including any buildings thereon and improvements thereto, owned by DCA are as set forth in the DCA SEC Documents and Schedule 3.14. DCA is not in default under any mortgages or other obligations for payment securing such properties. In addition the description of leasehold interests of DCA set forth in the DCA SEC Documents are true and correct and such interests are legal valid , binding and in full force and effect. Substantially all of the Subsidiaries of DCA are parties to lease agreements with third parties for the use and operation of their respective dialysis centers, of which DCA is the guarantor of certain of such third-party leases as set forth on Schedule 3.14.. DCA is not, and to its knowledge no other party to a lease in which DCA has a direct interest or in which a Subsidiary of DCA is the lessee, is in default, violation or breach thereof, except as set forth on Schedule 3.14 hereto or as may not otherwise result in a DCA Material Adverse Effect, and no event has occurred or is continuing that constitutes (with notice or passage of time or both) a default, violation or breach thereunder.

Section 3.15 Taxes. (a) All federal, state, local and foreign Tax Returns (as defined herein) required to have been filed by or with respect to DCA or its Subsidiaries have been filed with the appropriate Governmental Entities on or before the date thereof except for those Tax Returns for which valid extensions have been filed and except where the failure to file would not have a DCA Material Adverse Effect. All such filed Tax Returns are true, correct and complete in all material respects as of the time of filing. DCA and its Subsidiaries, with respect to the filed Tax Returns, have paid in full on a timely basis all Taxes (as defined below) due on such Tax Returns, except to the extent such Tax is being contested in good faith through appropriate proceedings and, for contested Taxes only, adequate reserves have been established by DCA and adequately reflected as a liability on DCA’s financial statements included in the DCA SEC Documents. Except as set forth on Schedule 3.15, the balance for accrued Taxes on the DCA Balance Sheet for the payment of accrued but unpaid Taxes through the date thereof is correct, and with respect to any subsequent period for which Tax Returns have not yet been filed, or for which Taxes are not yet due and owing, DCA and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements. The balance of accrued Taxes has been determined in accordance with accounting principles generally accepted in the United States of America, applied on a consistent basis. All monies which DCA and its Subsidiaries were required to withhold in connection with amounts paid to any employee, independent contractor or other third party have been withheld and either timely paid to the proper Governmental Entity or set aside in accounts for such purposes and accrued on the books of DCA.

(b)    (i) Neither DCA nor any of its Subsidiaries has received any notice of a deficiency or assessment with respect to Taxes of DCA or its Subsidiaries from any taxing authority which has not been fully paid or finally settled, except to the extent any such deficiency or assessment is being contested in good faith through appropriate proceedings and for which adequate reserves have been established under accounting principles generally accepted in the United States of America; (ii) there are no ongoing audits or examinations of any Tax Return relating to DCA or its Subsidiaries and no notice (oral or written) of audit or examination of any such Tax Return has been received by DCA or its Subsidiaries; (iii) in the last three years, the federal income Tax Returns of DCA have not been audited by the Internal Revenue Service; and (iv) to DCA's knowledge, no issue has been raised (either in writing or verbally, formally or informally) on audit or in any other proceeding (and is currently pending) with respect to Taxes of DCA or its Subsidiaries by any taxing authority which, if resolved against DCA or its Subsidiaries, would have a DCA Material Adverse Effect.

(c)    There are no Liens on the assets of DCA or its Subsidiaries relating or attributable to Taxes (except for Liens for Taxes not yet due and payable).

(d)    DCA has furnished or otherwise made available to Medicore correct and complete copies of all income, franchise and other Tax Returns filed by DCA and its Subsidiaries during the three fiscal years ended December 31, 2004.

(e)    The following terms shall have the meaning given to them below:

(i)    “Tax” or “Taxes” means, any federal, state, local or foreign income, gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, environmental , alternative, add-on minimum, custom duties, capital stock, social security (or similar), unemployment, disability, or other taxes, fees assessments, or charges of any kind whatsoever, together with any interest, penalty, or addition thereto, whether disputed or not, imposed by any taxing authority on such Person.

(ii)    “Tax Return” means any return, declaration, report, or information return or statement or other document (including any related or supporting information) filed or required to be filed with any appropriate federal, state, local and foreign Governmental Body in connection with the determination, assessment or collection of any Tax.

Section 3.16 Intellectual Property. Neither DCA nor any of its Subsidiaries is the registered owner and/or holder of any patent or copyright or has any application or registration for the same pending with any Governmental Body. DCA and its Subsidiaries own (except as stated above) or possess licenses or other valid rights to use, and upon consummation of the transactions contemplated by this Agreement, the Surviving Corporation shall own or possess licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), all trademarks, trade names, service marks, service names, domain names, logos, patents, copyrights, licenses, trade secrets and corporate and entity names (the “Intellectual Property Rights”) necessary to the conduct of the business of DCA and its Subsidiaries as currently conducted. None of such Intellectual Property Rights is subject to any Lien nor have any such Intellectual Property Rights expired or, to the knowledge of DCA, are expected to expire or terminate in the near future. DCA does not have any knowledge of any infringement by DCA or any of its Subsidiaries of the Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of DCA, being threatened against DCA or its Subsidiaries regarding their Intellectual Property Rights and neither DCA nor its Subsidiaries is aware of any infringement upon its Intellectual Property Rights by any third party. DCA is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings related thereto. DCA and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

Section 3.17 Labor. (a) During the past three years neither DCA nor any of its Subsidiaries experienced, nor was aware of any pending or threatened labor strike, slow down, work stoppage or other labor difficulty. None of the employees of DCA or its Subsidiaries are covered by any collective labor agreements, nor are any such collective bargaining agreements currently being negotiated by DCA or its Subsidiaries. To DCA's knowledge, there is no organizational effort presently being made by or on behalf of any labor union with respect to the employees of DCA or any of its Subsidiaries.

(b)    To DCA’s knowledge, DCA and its Subsidiaries have conducted and currently are conducting their business in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, have or result in a DCA Material Adverse Effect.

Section 3.18 No Undisclosed Information. No provision of this Article III or any Schedule or any document or agreement furnished by DCA contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.

Section 3.19 DCA Special Committee Recommendation; Board of Directors Recommendation. The DCA Special Committee upon review of the Fairness Opinion provided to it by Capitalink, L.C., an independent investment banking firm, has duly adopted at a special meeting held on May 19, 2005, resolutions recommending to the DCA Board of Directors approval of this Agreement, the Merger, and the transactions contemplated thereby on the terms and conditions set forth herein. Upon the recommendation of the DCA Special Committee, the DCA Board of Directors has duly adopted at a special meeting of such Board held on June 2, 2005, resolutions approving this Agreement, the Merger, and the transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the shareholders of DCA adopt this Agreement and Plan of Merger (subject to the fiduciary duty of the DCA Board of Directors determined by the directors after consultation with legal counsel).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MEDICORE

Except as expressly disclosed in the Medicore SEC Documents (defined herein) (including all exhibits referred to therein) Medicore represents and warrants to DCA as follows:

Section 4.1 Organization. (a) Medicore is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation. Medicore possesses all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where presently conducted, and except as set forth in Schedule 4.1, is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of Medicore and would not delay or prevent the consummation of the transactions contemplated hereby (a “Medicore Material Adverse Effect”). Medicore previously has delivered or otherwise made available to DCA accurate and complete copies of its Articles of Incorporation and Bylaws as currently in effect.

(b)    Medicore does not have any subsidiaries other than DCA and DCA’s Subsidiaries. Except as set forth on Schedule 4.1 hereto, Medicore does not own any securities of any corporation, or any other interest in any other person.

Section 4.2 Capitalization. The authorized capital stock of Medicore consists of 12,000,000 Medicore Shares. As of the date hereof, there are 7,132,434 Medicore Shares issued and outstanding and no shares held in treasury. As of the date hereof, there were outstanding under the Medicore Stock Option Plans, or otherwise, Medicore Stock Options entitling the holders thereof to purchase, up to the number of Medicore Shares as set forth on Schedule 4.2. Except as set forth in Schedule 4.2 or in the Medicore SEC Documents (defined herein), at the Effective Time there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Medicore to issue, transfer or sell any shares of capital stock of Medicore or any other securities convertible into or evidencing the right to subscribe for any such shares. All Medicore Shares issued and to be issued as of the Effective Time are and shall be, when issued, duly authorized and validly issued, fully paid, and nonassessable, and subject to the terms of this Agreement, free from liens, charges, claims and encumbrances.

Section 4.3 Authority. Medicore has full corporate power and authority to execute and deliver this Agreement and the Articles of Merger, and subject to the requisite approval of the shareholders of Medicore (“Medicore Shareholder Approval”), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Articles of Merger and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Medicore, and, except for the requisite approval by the shareholders of Medicore, no other corporate proceedings on the part of Medicore are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Medicore and together with the Articles of Merger, upon execution by Medicore, will constitute the legal, valid and binding agreements of Medicore, enforceable against Medicore in accordance with their respective terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Section 4.4 No Violations; Consents and Approvals. (a) Except as described in subsection (b) below, the execution and delivery of this Agreement by Medicore does not, and the performance of this Agreement by Medicore will not, (i) violate or conflict with the Articles of Incorporation and Bylaws of Medicore, (ii) conflict with or violate (A) any Order, applicable to Medicore or by which any of its property or assets (including investments) is bound or affected, or (B) to Medicore’s knowledge, any statute, law, rule or regulation of any jurisdiction applicable to Medicore, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of acceleration of performance or termination or cancellation of, or result in the creation of a Lien on any of the properties or assets (including investments) of Medicore pursuant to, result in the loss of any benefit under, or result in any modification or alteration of, or require the consent of any other party to, any material contract, instrument or Permit, to which Medicore is a party or by which Medicore or any of its properties or assets (including investments) are bound or affected, except, in the case of clauses (ii) and (iii) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not reasonably be expected to have a Medicore Material Adverse Effect, or for which Medicore has received or prior to the Effective Time of the Merger shall have received appropriate consents or waivers.

(b)    Except for obtaining the Medicore Shareholder Approval, compliance with the Securities Act and the Exchange Act and the rules promulgated thereunder, the filing and recordation of the Articles of Merger together with appropriate Merger or other documents, or copies thereof, as required by the FBCA and any filings required pursuant to any state securities or “blue sky” laws or the rules of Nasdaq, (i) Medicore is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement by Medicore, and (ii) no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by Medicore in connection with its execution, delivery or performance of this Agreement.

Section 4.5 SEC Documents; Medicore Financial Statements. (a) Medicore has timely filed with the SEC all documents and reports required to be filed under the Securities Act and the Exchange Act since January 1, 2001 (the “Medicore SEC Documents”). As of their respective dates of filing, the Medicore SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and did not, at the time such Medicore SEC Documents were filed (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), to the knowledge of Medicore, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To Medicore’s knowledge, there is no material adverse information regarding Medicore which is not contained in the Medicore SEC Documents and which a reasonable investor would consider material in making an investment decision.

(b)    As of their respective dates, the financial statements of Medicore (including, in each case, all related notes and schedules) included in the Medicore SEC Documents were prepared in accordance with accounting principles generally accepted in the United States of America applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of Medicore as at the dates thereof and the consolidated results of its operations and statements of cash-flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and to any other adjustments described therein.

(c)    Medicore has no material liability or obligation of any kind (whether contingent or otherwise and whether due or to become due) except (i) as set forth on Schedule 4.5, (ii) as set forth on Medicore’s balance sheet included in its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2005 (“Medicore Balance Sheet”), or (iii) as incurred in the ordinary course of business, consistent with past practice since the date of the Medicore Balance Sheet.

Section 4.6 Absence of Certain Changes. Except as set forth in Schedule 4.6, since the date of Medicore’s Balance Sheet, Medicore has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, that would have a Medicore Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 4.6, since the Medicore Balance Sheet, there has not been, with respect to Medicore, other than in the ordinary course of business, any:

(a)    sale or disposition of any material asset:

(b)    payment of any dividend, distribution or other payment to any shareholder of Medicore or to any relative of any such shareholder other than payments of salary and expense reimbursements, consistent with past practice, for employment services actually rendered or expenses actually incurred;

(c)    incurrence or commitment to incur any liability individually or in the aggregate material to Medicore, except such liabilities under Medicore’s existing credit facilities and debt arrangements and liabilities incurred in connection with the Merger;

(d)    waiver, release, cancellation or compromise of any indebtedness owed to Medicore or claims or rights against others, exceeding $25,000 in the aggregate;

(e)    any change in any accounting method, principle or practice except as required or permitted by accounting principles generally accepted in the United States of America;

(f)    unusual or novel method of transacting business engaged in by Medicore or any change in Medicore’s accounting procedures or practices or its financial or equity structure;

(g)    loan made or entered into, or any other transaction entered into with any of its directors, officers and employees; or

(h)    change to any material Tax (defined herein) election or other action taken with respect to Taxes which are not consistent with past practice.

Section 4.7 Proxy Statement/Prospectus; Registration Statement. None of the information regarding Medicore supplied or to be supplied by or on behalf of Medicore for inclusion or incorporation by reference in (i) the Registration Statement or (ii) the Proxy Statement/Prospectus to be distributed in connection with the meeting of Medicore and DCA shareholders as contemplated by Section 5.5, will, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, and, in the case of the Proxy Statement/Prospectus, at the time of its mailing to shareholders of DCA and Medicore and at the time of the DCA shareholders’ meeting and the Medicore shareholders’ meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any material event with respect to Medicore shall occur which is required to be described in the Proxy Statement/Prospectus or Registration Statement, such event shall be so described, and

Medicore shall cause DCA to promptly file an amendment or supplement with the SEC and, as required by law, disseminated to the shareholders of DCA and Medicore. The Proxy Statement/Prospectus and the Registration Statement will (with respect to Medicore) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

Section 4.8 State Anti-takeover Statutes. The Medicore Special Committee, taking into consideration the Fairness Opinion of Medicore’s independent investment banking firm, has approved this Agreement and the transactions contemplated hereby and pursuant to such Committee’s recommendation this Agreement has been approved unanimously by the Medicore Board of Directors, which approval constitutes approval of the Merger and the other transactions contemplated hereby by Medicore as required by the FBCA. To Medicore’s knowledge, no “business combination,” “moratorium,” “control share,” “fair price,” “interested shareholder,” “affiliated transactions” or other state anti-takeover statute or regulation (i) prohibits or restricts Medicore’s ability to perform its obligations under this Agreement and to consummate the Merger contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iii) would subject Medicore to any material impediment or condition in connection with the exercise by Medicore of any of its rights under this Agreement.

Section 4.9 Broker's Fees. Except as set forth on Schedule 4.9, neither Medicore nor any of its officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

Section 4.10 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Medicore Material Adverse Effect, to Medicore’s knowledge, (i) Medicore has complied in all material respects with all applicable Environmental Laws; (ii) the properties currently owned or operated by Medicore (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) Medicore is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) Medicore has not been associated with any release or threat of release of any Hazardous Substance; (v) Medicore has not received any notice, demand, letter, claim or request for information alleging that Medicore may be in violation of or liable under any Environmental Law; (vi) Medicore is not subject to any Order, or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances except as provided in its leases; and (vii) there are not circumstances or conditions involving Medicore that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use or transfer of any of its properties pursuant to any Environmental Law.

Section 4.11 Compliance With Laws and Permits. The business of Medicore is not being conducted in violation of any Legal Requirement or Order of any Governmental Entity, or in violation of any Permits that are granted by any Governmental Entity except for violations none of which, individually or in the aggregate, may reasonably be expected to have a Medicore Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Medicore in relation to any alleged violation of law or regulation is pending or, to Medicore’s knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same. Medicore is not subject to any cease-and-desist or other order, judgment, injunction or degree issued by, nor is a party to any written agreement, consent agreement or memorandum of understanding with, nor is a party to any commitment letter or similar undertaking to, nor is subject to any order or directive by, nor has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business or which may reasonably be expected to have a Medicore Material Adverse Effect, nor has Medicore been advised that any Governmental Entity is considering issuing or requesting any of the foregoing.

Section 4.12 No Litigation. Except as set forth in the Medicore SEC Documents or on Schedule 4.12 there is no claim, action, suit, proceeding or investigation by any person or Governmental Entity pending or, to Medicore’s knowledge, threatened, against Medicore. There are no pending or, to Medicore’s knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of Medicore of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such controversies, disputes, grievances or claims which would not, individually or in the aggregate, be reasonably likely to have a Medicore Material Adverse Effect.

Section 4.13 Employee Benefits. All Employee Benefit Plans maintained by Medicore or to which Medicore contributes are listed on Schedule 4.13.

(a)    The Medicore Employee Benefit Plans comply in all material respects, with all applicable provisions of all Legal Requirements, including, without limitation, the Code and ERISA, and have so complied during all prior periods during which any such provisions were applicable. Without limiting the foregoing, all of the Medicore Employee Benefit Plans, and any related trust, intended to meet the requirements for tax-favored treatment under the Code (including, without limitation, Sections 401 and 501 and Subchapter B of the Chapter 1 of the Code) meets and for all prior periods has met, such requirements in all material respects.

(b)    Medicore and any other party involved in the administration of any of the Medicore Employee Benefit Plans (i) has complied in all material respects with the provisions of ERISA, the Code or other Legal Requirements, applicable to such party, whether as an employer, plan sponsor, plan administrator, or fiduciary of any of the Medicore Employee Benefit Plans or otherwise, (including without limitation the provisions of ERISA and the Code concerning prohibited transactions), and (ii) has administered the Medicore Employee Benefit Plans in accordance with the terms. Medicore has made all contributions required of it by any Legal Requirement (including, without limitation, ERISA) or contract under any of the Medicore Employee Benefit Plans and no unfunded liability exists with respect to any of the Medicore Employee Benefit Plans.

(c)    There are no actions, suits or claims pending (other than routine claims for benefits) or, to Medicore’s knowledge, any actions, suits, or claims (other than routine claims for benefits) which could reasonably be expected to be asserted, against any of the Medicore Employee Benefit Plans, or the assets thereof, or against Medicore or any other party with respect to any of the Medicore Employee Benefit Plans.

Section 4.14 Properties; Leases. The Medicore SEC Documents set forth a description of all real property, inclusive of all buildings thereon and improvements thereto, owned by Medicore. Medicore has good and marketable title to its properties, and such properties are not subject to any Liens. In addition, the description of the leasehold interests of Medicore set forth in the Medicore SEC Documents are true and correct and such interests are legal, valid, binding and enforceable in accordance with their terms, and are in full force and effect. Medicore is not, and to its knowledge, no other party thereto is, in default, violation or breach under any lease in which Medicore has an interest, and no event has occurred or is continuing that constitutes (with notice or passage of time or both) a default, violation or breach thereunder.

Section 4.15 Taxes. (a) All federal, state, local and foreign Tax Returns required to have been filed by or with respect to Medicore have been filed with the appropriate Governmental Entities on or before the date thereof except for those Tax Returns for which valid extensions have been filed and except where the failure to file would not have a Medicore Material Adverse Effect. All such filed Tax Returns are true, correct and complete in all material respects as of the time of filing. Medicore, with respect to the filed Tax Returns, has paid in full on a timely basis all Taxes due on such Tax Returns, except to the extent such Tax is being contested in good faith through appropriate proceedings and, for contested Taxes only, adequate reserves have been established by Medicore and adequately reflected as a liability on Medicore’s financial statements included in the Medicore SEC Documents. Except as set forth on Schedule 4.15, the balance for accrued Taxes on the Medicore Balance Sheet for the payment of accrued but unpaid Taxes through the date thereof is correct, and with respect to any subsequent period for which Tax Returns have not yet been filed, or for which Taxes are not yet due and owing, Medicore has made due and sufficient accruals for such Taxes in its books and records and financial statements. The balance of accrued Taxes has been determined in accordance with accounting principles generally accepted in the United States of America, applied on a consistent basis. All monies which Medicore was required to withhold in connection with amounts paid to any employee, independent contractor or other third party have been withheld and either timely paid to the proper Governmental Entity or set aside in accounts for such purposes and accrued on the books of Medicore.

(b)    (i) Medicore has not received any notice of a deficiency or assessment with respect to Taxes of Medicore from any taxing authority, which has not been fully paid or finally settled, except to the extent any such deficiency or assessment is being contested in good faith through appropriate proceedings and for which adequate reserves have been established under accounting principles generally accepted in the United States of America; (ii) there are no ongoing audits or examinations of any Tax Return relating to Medicore and no notice (oral or written) of audit or examination of any such Tax Return has been received by Medicore; (iii) in the last three years, the federal income Tax Returns of Medicore have not been audited by the Internal Revenue Service; and (iv) to Medicore’s knowledge, no issue has been raised (either in writing or verbally, formally or informally) on audit or in any other proceeding (and is currently pending) with respect to Taxes of Medicore by any taxing authority which, if resolved against Medicore, would have a Medicore Material Adverse Effect.

(c)    There are no Liens on the assets of Medicore relating or attributable to Taxes (except for Liens for Taxes not yet due and payable).

(d)    Medicore has furnished or otherwise made available to DCA correct and complete copies of all income, franchise and other Tax Returns filed by Medicore during the three fiscal years ended December 31, 2004.

Section 4.16 Intellectual Property. Except as set forth on Schedule 4.16, Medicore is not a registered owner and/or holder of any patent or copyright nor does it have any application or registration for the same pending with any Governmental Body. Medicore owns (except as stated above) or possesses licenses or other valid rights to use, and upon consummation of the transactions contemplated by this Agreement, the Surviving Corporation shall own or possess licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), Intellectual Property Rights necessary to the conduct of the business of the Surviving Corporation as currently conducted. None of such Intellectual Property Rights is subject to any Lien nor have any such Intellectual Property Rights expired or, to the knowledge of Medicore, are expected to expire or terminate in the near future. Medicore does not have any knowledge of any infringement by Medicore or any of its Subsidiaries of the Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of Medicore, being threatened against Medicore regarding its Intellectual Property Rights and is not aware of any infringement upon its Intellectual Property Rights by any third party. Medicore is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings related thereto. Medicore has taken reasonable measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

Section 4.17 Labor. (a) During the past three years Medicore has not experienced, nor was aware of any pending or threatened labor strike, slow down, work stoppage or other labor difficulty. None of the employees of Medicore are covered by any collective labor agreements, nor are any such collective bargaining agreements currently being negotiated by Medicore. To Medicore’s knowledge, there is no organizational effort presently being made by or on behalf of any labor union with respect to the employees of Medicore.

(b)    To Medicore’s knowledge, Medicore has conducted and currently is conducting its business in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, except where any failure to be in such compliance would not, either individually or in the aggregate, have or result in a Medicore Material Adverse Effect.

Section 4.18 No Undisclosed Information. No provision of this Article IV or any Schedule or any document or agreement furnished by Medicore contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.

Section 4.19 Medicore Special Committee Recommendation; Board of Directors Recommendation. The Medicore Special Committee upon review of the Fairness Opinion provided to it by Houlihan Smith & Company, Inc., an independent investment banking firm, has duly adopted at a special meeting held on May 19, 2005, resolutions recommending to the Board approval of this Agreement, the Merger, and the transactions contemplated hereby on the terms and conditions set forth herein. Upon the recommendation of the Medicore Special Committee, the Medicore Board of Directors has duly adopted at a special meeting of such Board held on May 20, 2005, resolutions approving this Agreement, the Merger, and the transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the shareholders of Medicore adopt this Agreement and Plan of Merger (subject to the fiduciary duty of the Medicore Board of Directors determined by the directors after consultation with legal counsel).

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business of Medicore and DCA. Except as contemplated by this Agreement or as expressly agreed to in writing by the other party, during the period from the date of this Agreement to the Effective Time, Medicore and DCA will each conduct their operations substantially as presently operated and only in the ordinary course of business, in a normal manner consistent with past practices and will use commercially reasonable efforts to (i) preserve intact their respective business organization, (ii) to keep available the services of their officers and employees who are integral to the operation of their businesses as presently conducted and to preserve the goodwill and advantageous relationships with suppliers, distributors, customers and others having business relationships with it, and (iii) take no action or omit to take any action which would cause any of the representations or warranties contained herein to become inaccurate or any of the covenants to be breached in any material respect or which would adversely affect its ability to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time neither Medicore nor DCA will, without the prior written consent of the other:

(a)    amend its Articles of Incorporation or Bylaws;

(b)    authorize for issuance, issue or sell, grant any options for, or otherwise agree or commit to issue or sell any additional shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock, other than pursuant to and in accordance with (i) the exercise of outstanding stock options, (ii) Medicore Shares issuable under the share-election provision of the Langbein Employment Agreement (defined herein), subject to approval of the Medicore shareholders, and (iii) the acquisition by DCA of additional dialysis facilities;

(c)    recapitalize, split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any shares of its own capital stock, except in accordance with the terms of outstanding securities;

(d)    (i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than pursuant to lines of credit or debt arrangements in existence as of the date of this Agreement, or obligations as a lessee under leases, each as incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person; provided, however, that the foregoing limitations are exclusive of DCA establishing or acquiring new dialysis facilities;

(e)    enter into any agreement which commits it to take any action which would be inconsistent with any of the provisions of this Agreement;

(f)    take any action or fail to take any action which would prevent the Merger from qualifying as a tax free reorganization under Section 368(a) of the Code;

(g)    maintain the existing insurance policies on the assets of its business or other policies providing substantially similar coverage;

(h)    (i) increase in any manner the rate of compensation of any of its directors, officers or other employees, except in the ordinary course of business and in accordance with its customary past practices or as otherwise required by law or as may be contractually required (ii) enter into or amend any benefit plan or arrangement; or (iii) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing employee benefit plans or as disclosed in the Medicore or DCA SEC Documents as the case may be;

(i)    sell or otherwise dispose of, or place a Lien upon, or agree to sell or otherwise dispose of or place a Lien upon, any assets other than as may be required by financing arrangements, the disposition of obsolete equipment and the sale of inventory, each in the ordinary course of business;

(j)    enter into any other material agreement, commitment or contract, except agreements, commitments or contracts (i) with respect to DCA, for the development or acquisition, ownership and operation of dialysis facilities and the provision of related dialysis services, and (ii) with respect to Medicore, for the purchase, sale or lease of goods or services, each in the ordinary course of business consistent with past practice;

(k)    authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any (i) plan of partial or complete liquidation or dissolution, (ii) acquisition or disposition of a material amount of assets or securities, or (iii material change in its capitalization;

(l)    engage in any unusual or novel method of transacting business or change, in any material respect, any accounting procedure or practice or its financial structure, except as may otherwise be required by a change in generally accepted accounting principals, effective after the date of this Agreement.

Section 5.2 No Solicitation. (a) Medicore and DCA each agrees that, from and after the date hereof and until the earlier of the Effective Time or termination of this Agreement, without the prior written consent of the other Party hereto (DCA, with respect to DCA and its Subsidiaries), neither Medicore nor DCA shall, nor shall DCA authorize or permit any of its Subsidiaries, and each of the Parties shall cause any and all of its Representatives not to, directly or indirectly, solicit, initiate or encourage any inquiries or proposals (including by way of furnishing or disclosing information), or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Transaction Proposal (as defined herein), or enter into, maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain an Alternative Transaction Proposal, or enter into any letter of intent, agreement in principle or other similar agreement with respect to any Alternative Transaction Proposal, or agree to or endorse any Alternative Transaction Proposal or authorize or permit any of its Representatives to take any such action.

(b)    Notwithstanding anything contained in this Agreement to the contrary, if, at any time prior to adoption of this Agreement by a Party’s shareholders, upon submission of an Alternative Transaction Proposal which, as determined in good faith by that Party’s Board of Directors, was not solicited or does not otherwise result from a breach of Section 5.2(a) hereof, the Board of Directors of such Party determines in good faith that the failure to provide information or participate in negotiations or discussions would likely be inconsistent with its Board of Directors’ fiduciary duties to its shareholders under applicable law, where such Alternative Transaction Proposal, to the extent consummated, would result in a transaction that would provide greater value to its shareholders than the transaction contemplated by this Agreement, then, subject to written notice of its intention to do so, such Party may (x) furnish information with respect to such Party and its Subsidiaries, as the case may be, to any Person(s) responsible for submitting such Alternative Transaction Proposal, provided such information is delivered pursuant to an executed confidentiality agreement, and provided further that a copy of all such information is delivered simultaneously to the other Party, and (y) participate in negotiations regarding such Alternative Transaction Proposal. Medicore or DCA, as the case may be, shall immediately advise the other Party to this Agreement, orally and in writing, of any inquiries or proposals relating to an Alternative Transaction Proposal known to it, the material terms and conditions of such inquiry or proposal, and the identity of the person or entity making such inquiry or proposal. Medicore or DCA, as the case may be, shall give the other Party to this Agreement at least two (2) business days advance notice of any information to be supplied to, and at least five (5) days' advance notice of any agreement to be entered into with any Person making such an Alternative Transaction Proposal with respect to Medicore or DCA.

(c)    For purposes of this Agreement, “Alternative Transaction Proposal” shall mean any of the following (other than the transactions between Medicore and DCA contemplated by this Agreement) involving Medicore or DCA: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of Medicore or DCA, in a single transaction or series of transactions; or (iii) any offer for, or the acquisition (or right to acquire) of “beneficial ownership” by any person, “group” or entity (as such terms are defined under Section 13(d) of the Exchange Act), of twenty percent (20%) or more of the outstanding shares of capital stock of Medicore or DCA or the filing of a registration statement under the Securities Act in connection therewith.

(d)    Nothing contained in this Section 5.2 shall prohibit the Board of Directors of either Party hereto from withdrawing, modifying or changing its recommendation referred to herein if in the good faith judgment of the Board of Directors of such Party, such action is necessary for its Board of Directors to comply with its fiduciary duties to shareholders under applicable law.

Section 5.3 Access to Information. (a) From the date of this Agreement until the Effective Time, Medicore will provide DCA and DCA will provide Medicore, and their respective authorized Representatives (including advisors and other consultants) full access during normal business hours to all facilities, personnel and operations and to all books and records of Medicore and DCA, will permit the other Party to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary) and will cause its officers to furnish the other Party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

(b)    Medicore and DCA will hold and will cause their Representatives (including advisors and other consultants) to hold in confidence, all documents and information furnished in connection with this Agreement, other than documents or information (i) available to the public, (ii) which are or become known by Medicore or DCA from a source other than the other Party, as the case may be, other than by a breach of a confidentiality obligation owed to Medicore or DCA, respectively, or (iii) required by law to be disclosed.

Section 5.4 Registration Statement and Proxy Statement. (a) As soon as reasonably practicable after the date hereof, DCA and Medicore will prepare and DCA shall file a Registration Statement which shall include the Proxy Statement/Prospectus containing (i) the Proxy Statement relating to the Medicore shareholders’ meeting at which this Agreement and the Merger will be voted upon, (ii) the Information Statement relating to the DCA shareholders’ meeting at which this Agreement and the Merger will be voted upon, and (iii) a prospectus relating to the shares of DCA Stock to be issued by DCA in connection with the Merger. The Parties shall cooperate with each other with regard to such filing and each of DCA and Medicore shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable.

(b)    All documents that each of DCA and Medicore is responsible for filing with the SEC in connection with the Registration Statement with respect to the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder.

(c)    Subject to this representation being limited to the information provided by the respective Party, the information supplied by DCA and Medicore for inclusion in the Proxy Statement/Prospectus shall not, at the time the Proxy Statement/Prospectus is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by DCA and Medicore, (each Party only representing to the information supplied by it), for inclusion in the Proxy Statement/Prospectus to be sent to the shareholders of DCA and Medicore in connection with DCA’s and Medicore’s shareholders’ meetings shall not, at the date the Proxy Statement/Prospectus (and any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the DCA and Medicore shareholders’ meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to either DCA or Medicore, or their respective officers or directors should be discovered by DCA or Medicore, which should be set forth in an amendment to the Proxy Statement/Prospectus, the discovering Party shall promptly inform the other Party.

Section 5.5 Shareholders Meetings. (a) Unless the Medicore Board of Directors shall have taken an action permitted by Section 5.2 above, as promptly as practicable (and in any event within 45 days) after the Registration Statement is declared effective under the Securities Act, Medicore shall duly give notice of, convene and hold a meeting of its shareholders in accordance with the FBCA for the purpose of voting upon this Agreement and the Merger. Subject to fiduciary obligations of the Medicore Board of Directors or the members of the Medicore Special Committee under applicable law as determined by such Medicore Board or Special Committee in good faith after consultation with legal counsel, Medicore shall, through its Board of Directors, recommend to its shareholders the adoption of this Agreement and the Plan of theMerger, and use its best efforts to obtain such adoption. Unless the Medicore Board of Directors shall have taken an action permitted by Section 5.2 above, the Medicore Board of Directors shall use commercially reasonable efforts to solicit from its shareholders proxies in favor of such matters.

(b)    Unless the DCA Board of Directors shall have taken an action permitted by Section 5.2 above, as promptly as practicable (and in any event within 45 days) after the Registration Statement is declared effective under the Securities Act, DCA shall duly give notice of, convene and hold a meeting of its shareholders in accordance with the FBCA for the purpose of voting upon this Agreement and the Merger. Subject to the fiduciary obligations of the DCA Board of Directors or the members of the DCA Special Committee under applicable law as determined by such DCA Board or Special Committee in good faith after consultation with legal counsel, DCA shall, through its Board of Directors, recommend to its shareholders the adoption of this Agreement and the Plan of the Merger and use its best efforts to obtain such adoption.

(c)    In furtherance of the shareholder meetings discussed in items (a) and (b) above, each of DCA and Medicore agree that they shall promptly mail or otherwise furnish the Proxy Statement/Prospectus to their respective shareholders upon receipt of notice from the SEC that the Registration Statement has been declared effective under the Securities Act.

(d)    Prior to its mailing or furnishing of the Proxy Statement/Prospectus, DCA shall enter into an agreement with the Exchange Agent for the coordination, payment and delivery of the Merger Consideration.

Section 5.6 Tax-Free Reorganization. The Parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code, and hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). No Party hereto has knowledge of any reason that the transaction may not qualify as a reorganization within the meaning of Section 368(a) of the Code. In support of such Tax treatment, the Parties further represent and covenant as follows:

(a)    Each of the Parties shall use their respective best efforts to cause the Merger to qualify, and shall not take any action and shall not fail to take any action which action or failure to act could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Pursuant to the foregoing, each Party agrees to make such commercially reasonable additions or modifications to the terms of this Agreement as may be necessary to permit satisfaction of the condition to closing specified in Articles VI, VII and VIII of this Agreement.

(b)    The Parties agree that they will report in their respective federal income Tax Returns for the taxable period including the Closing Date (as defined herein) that the Merger qualified as a reorganization under Section 368(a) of the Code, and will properly file with their federal income Tax Returns all information required by Treasury Regulation §1.368-3. No Party, unless required by law, will take any Tax reporting position inconsistent with the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

Section 5.7 Consents and Regulatory Matters. Subject to the terms and conditions provided herein, each of the Parties shall use reasonable commercial efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. Each Party shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such Party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Each Party shall deliver to the other Party copies of all such notices, reports or other documents promptly after the same are filed with the applicable Governmental Entity. Each of the Parties shall (a) give the other Party prompt notice of the commencement or threat of commencement of any proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (b) keep the other Party informed as to the status of any such proceeding or threat, and (c) promptly inform the other Party of any communication to or from any Governmental Entity regarding the Merger. Except as may be prohibited by any Government Entity or by any applicable law, (y) each Party will consult and cooperate with the other, and will consider in good faith the views of the other, in connection with any analysis, appearance, presentation, memorandum, brief, proceeding under or related to any foreign, federal or state antitrust or fair trade law, and (z) in connection with any such proceeding, each Party will permit authorized Representatives of the other to be present at each meeting or conference relating to any such proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such proceeding.

Section 5.8 Employee Benefits. DCA agrees that all employees of Medicore who continue employment with DCA or any Subsidiary of DCA after the Effective Time (“Continuing Employees”) shall be eligible to continue to participate in DCA’s health and welfare benefit plans (“DCA Health/Benefit Plans”); provided, however, that (i) nothing in this Section 5.8 or elsewhere in this Agreement shall limit the right of DCA to amend or terminate any of such DCA Health/Benefit Plans at any time (including as of the Effective Time), and (ii) if DCA terminates any such DCA Health/Benefit Plans, then the Continuing Employees shall be immediately eligible to participate in such other existing or newly adopted DCA Health/Benefit Plans to substantially the same extent as similarly situated employees of DCA, subject to the terms of the Plan. Immediately after the Effective Time, the Continuing Employees shall be entitled to participate in a plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code sponsored, maintained or contributed to by DCA or its Subsidiaries (a “DCA 401(k) Plan”). Each Continuing Employee’s period of service and compensation history with Medicore shall be counted in determining eligibility for, and the amount and vesting of, benefits under each DCA Health/Benefit Plan (including, without limitation, the DCA 401(k) Plan). Each Continuing Employee who participates in a DCA Health/Benefit Plan that provides heath care benefits (whether or not through insurance) shall participate, unless the Plan specifies otherwise, without regard to any waiting period or any condition or exclusion based on pre-existing conditions, medical history, claims experience, evidence of insurability, or genetic factors, and shall receive full credit for any co-payments or deductible payments, or account balances under any cafeteria or flexible spending plan made before the Effective Time. In the event that any Continuing Employee receives an “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from an employee benefit plan of Medicore intended to qualify under Section 401(k) of the Code (a “Medicore 401(k) Plan”), DCA shall cause a DCA 401(k) Plan to accept a direct rollover of such eligible rollover distribution (including, but not limited to, any portion of such eligible rollover distribution comprised of the outstanding balance of a loan from such Medicore 401(k) Plan). Nothing in this Section 5.8 or elsewhere in this Agreement shall be construed to create a right in any Continuing Employee to employment with DCA or any Subsidiary and the employment of each Continuing Employee shall be “at will” employment.

Section 5.9 Indemnification of Officers and Directors. All rights to indemnification existing in favor of those Persons who are or have at any time been directors and officers of Medicore (the

“Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in Medicore’s Articles of Incorporation, Bylaws and indemnification agreements with its directors and officers, or the FBCA, each as in effect as of the date of this Agreement, shall survive the Merger and shall be observed by DCA to the fullest extent available under Florida law for a period of six (6) years from the Effective Time.

Section 5.10 Satisfaction and Termination of Employment Agreement. DCA acknowledges that the successful consummation of the Merger as contemplated hereby shall constitute a reorganization of Medicore (“Reorganization”) as set forth in Section 9 of Mr. Langbein’s employment agreement with Medicore which was reiterated pursuant to a written agreement entered into as of April 27, 2004 (the “Langbein Employment Agreement”), and in accordance with the terms thereof, DCA, as the Surviving Corporation, would otherwise be obligated with respect to the payments due thereunder including the severance payment to Mr. Langbein under Section 9(c) of the Langbein Employment Agreement, on such Reorganization. DCA has required and Medicore hereby agrees that prior to the Effective Time, Medicore shall have satisfied the obligations owed to Mr. Langbein in accordance with the Langbein Employment Agreement and shall have obtained a writing from Mr. Langbein acknowledging (a) the satisfaction of the obligations due under the Langbein Employment Agreement (b) that the Langbein Employment Agreement is terminated and of no further force or effect and (c) that DCA shall have no obligation or liability to Mr. Langbein from and after the effective time solely with respect to such Langbein Employment Agreement.

Section 5.11 Reasonable Efforts; Consummation of Merger; Additional Agreements. (a) Upon the terms and subject to the conditions hereof and as soon as practicable after conditions set forth in Articles VI, VII and VIII hereof have been fulfilled or waived, each of the Parties shall execute, in the manner required by the FBCA, and deliver to and file with the Secretary of State of the State of Florida, the Articles of Merger and such instruments, documents and agreements as may be required by the FBCA, and the Parties shall take such other and further actions as may be required by law to make the Merger effective.

(b) Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining in a timely manner all necessary consents, approvals or waivers under its material contracts.

Section 5.12 Public Announcements. From and after the date hereof, before issuing any press release or otherwise making any public statements with respect to the Agreement or the Merger, each of the Parties will consult with the other Party as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or the requirement of the rules and regulations of the SEC and Nasdaq (it being agreed that the Parties are entitled to disclose all requisite information concerning the Merger in any filings required with the SEC).

Section 5.13 Notification of Certain Matters. Each of the Parties shall give prompt notice to the other Party of:

   (a)  the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause (i) any representation of warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect on such Party;

(b)    any material failure of such Party, or any officer, director, employee or agent of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

(c)    any facts relating to such Party which would make it necessary or advisable to amend the Proxy Statement/Prospectus or the Registration Statement in order to make the statements therein not misleading or to comply with the applicable law;

provided, however, that the delivery of notice pursuant to this Section 5.13 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

Section 5.14 Expenses. DCA, on the one hand, and Medicore, on the other hand, shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its representatives, counsel and accountants.

Section 5.15 Nasdaq Listing. DCA shall file an application for the listing of additional shares of DCA Stock on or before the Closing Date.

Section 5.16 State Anti-takeover Laws. If any “fair price,” “affiliated transaction” or “control share acquisition” statute or other similar anti-takeover regulation shall become applicable to the transactions contemplated hereby, DCA and Medicore and their respective Board of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

Section 5.17 Satisfaction of Conditions. Medicore agrees to use its reasonable best efforts to cause each of the conditions applicable to Medicore in Article VI and each of the conditions set forth in Article VII to be satisfied on or before the Closing date. DCA agrees to use its reasonable best efforts to cause each of the conditions applicable to DCA in Article VI and each of the conditions set forth in Article VIII to be satisfied on or before the Closing Date.

Section 5.18 Blue Sky. DCA and Medicore will use their best efforts to obtain, prior to the Closing Date, all necessary approvals, qualifications and/or exemptions from state “blue sky” securities regulations to permit the distribution of shares of DCA Stock to be issued as Merger Consideration in accordance with the provisions of the this Agreement.

Section 5.19 Pre-Merger Board of Directors. Prior to the Effective Time, DCA and Medicore shall take, or cause to be taken, all necessary actions such that their respective Boards of Directors shall consist of the same number of members and with the classifications of directors as of the date hereof.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF DCA AND MEDICORE

The respective obligations of each Party to effect the Merger shall be subject to the fulfillment at or prior to the closing of each of the following conditions:

Section 6.1 Registration Statement Effective. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act prior to the mailing by each of Medicore and DCA of the Proxy Statement/Prospectus to its respective shareholders. In addition, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn.

Section 6.2 Blue Sky. All state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received.

Section 6.3 Shareholder Approval. The requisite vote for Medicore Shareholder Approval and DCA Shareholder Approval necessary to consummate the transactions contemplated by this Agreement shall have been obtained.

Section 6.4 Legality. No Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger nor shall any Governmental Entity have instituted any action, suit or proceeding which remains pending and which seeks to enjoin, restrain or prohibit the consummation of the Merger in accordance with the terms of this Agreement.

Section 6.5 Regulatory Approvals. All authorizations, consents, Orders, Permits or approvals of, or declarations or filings with, and to the extent applicable, all expirations of waiting periods imposed by, any Governmental Entity (all of the foregoing being referred to as “Regulatory Approvals”) which are necessary for the consummation of the transactions contemplated hereby, except where the failure to obtain any such Regulatory Approval could not reasonably be expected to result in a DCA or Medicore Material Adverse Effect, shall have been filed, have occurred or have been obtained, and all such Regulatory Approvals shall be in full force and effect.

Section 6.6 Consents Under Agreements. Each of DCA and Medicore shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument to which each is a party or by which it or its assets or property are bound in order to permit the consummation of the Merger contemplated hereby, except those which the failure to obtain would not, individually or in the aggregate, have a DCA or Medicore Material Adverse Effect.

Section 6.7 Nasdaq Listing. The shares of DCA Stock to be issued as part of the Merger Consideration to Medicore shareholders upon consummation of the Merger shall have been approved for listing on the Nasdaq Stock Market or on such other automated quotation system or national securities exchange on which the DCA Stock is then approved for listing or quotation.

Section 6.8 Articles of Merger. The Articles of Merger dated the Closing Date shall have been duly executed by the authorized officers of each of DCA and Medicore.

Section 6.9 Fairness Opinions. Each of DCA and Medicore shall have obtained from their respective independent investment banking firms a Fairness Opinion in form and substance satisfactory to each company’s Special Committee concluding that, as to each of DCA and Medicore and their respective shareholders, the Merger and the consideration proposed to be paid in the Merger is fair from a financial point of view.

Section 6.10 Tax Opinion. Medicore shall have received an opinion of Kronish Lieb Weiner & Hellman LLP, outside tax counsel to Medicore, as of the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to Medicore, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization under Section 368(a) of the Code and, therefore, no gain or loss will be recognized for federal income tax purposes by DCA or Medicore as a result of the Merger.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF DCA

The obligation of DCA to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before to the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by DCA:

Section 7.1 Representations Accurate. The representations and warranties of Medicore contained herein shall be true and correct on the date of this Agreement and shall also be true and correct in all material respects at and on the Closing Date as though such representations and warranties were made at and on such date (except for representations and warranties which speak as of a specific earlier date which need only be true and complete as of such earlier date).

Section 7.2 Performance. Medicore shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 7.3 Officer's Certificate. DCA shall have received a duly executed certificate signed by the Chief Executive Officer of Medicore certifying as to compliance with the conditions set forth in Sections 7.1 and 7.2.

Section 7.4 Secretary’s Certificate. A certificate, dated as of the Closing Date, executed by Medicore’s Secretary (a) certifying that the resolutions, as attached to such certificate, were duly adopted by each of Medicore’s Board of Directors and, as may be applicable, Medicore’s shareholders, authorizing and approving the execution of this Agreement, the Articles of Merger, and the consummation of the Merger contemplated hereby and that such resolutions remain in full force and effect, and (b) providing, as attachments thereto, Medicore’s Articles of Incorporation and Bylaws.

Section 7.5 Good Standing. DCA shall have received a certificate of good standing, or its equivalent, of Medicore dated not more than a reasonable number of days prior to the Closing Date, from the state of incorporation of Medicore and each other state in which Medicore is qualified to do business as set forth on Schedule 4.1.

Section 7.6 No Material Adverse Change. There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of Medicore or any material casualty loss affecting Medicore between the date of this Agreement and the Closing Date.

Section 7.7 Termination of Certain Employees; Satisfaction of Certain Expenses. Medicore shall have terminated the employment of up to four of its employees in the aggregate (the “Terminated Employees”) exclusive of Mr. Langbein, and shall have satisfied the following expense obligations:

(a)    all obligations due Mr. Langbein in connection with the termination of his employment with Medicore pursuant to a Reorganization under the Langbein Employment Agreement shall have been satisfied and discharged by Medicore and the Langbein Employment Agreement shall have been terminated by the parties thereto;

(b)    Medicore shall have paid certain expenses including the severance costs and other fees relating to the Terminated Employees in amounts not to exceed in the aggregate $200,000, a fee of $25,000 to its Vice President and Treasurer, a fee of $250,000 to its general counsel, and a payment of $20,000 to each of the members of its board of directors other than the Chairman and the general counsel;

(c)    Medicore shall have satisfied its lease obligations and commitments with respect to the lease for its executive office space in Hasbrouck Heights, New Jersey.

Section 7.8 Waivers. DCA shall have received from each holder of a DCA Stock Option at the Closing Date, a waiver of acceleration of vesting of any and all DCA Stock Options as a result of or in connection with the Merger contemplated by this Agreement.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF MEDICORE

The obligations of Medicore to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by Medicore:

Section 8.1 Representations Accurate. The representations and warranties of DCA contained herein shall be true and correct on the date of this Agreement and shall also be true and correct in all material respects at and on the Closing Date as though such representations and warranties were made at and on such date (except for representations and warranties which speak as of a specific earlier date which need only be true and complete as of such earlier date).

Section 8.2 Performance. DCA shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 8.3 Officer’s Certificate. Medicore shall have received a duly executed certificate signed by the Chief Executive Officer of DCA certifying as to compliance with the conditions set forth in Sections 8.1 and 8.2.

Section 8.4 Secretary’s Certificate. A certificate, dated as of the Closing Date, executed by DCA’s Secretary (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of DCA’s Board of Directors and, as may be applicable, DCA’s shareholders, authorizing and approving the execution of this Agreement, the Articles of Merger, and the consummation of the Merger contemplated hereby and that such resolutions remain in full force and effect, and (ii) providing, as attachments thereto, DCA’s Articles of Incorporation and Bylaws, with all amendments.

Section 8.5 Good Standing. Medicore shall have received a certificate of good standing, or its equivalent, dated not more than a reasonable number of days prior to the Closing Date, from the state of incorporation or organization, as the case may be, of each of DCA and its Subsidiaries and each other state in which DCA and its Subsidiaries are qualified to do business, which states are set forth on Schedule 3.1.

Section 8.6 No Material Adverse Change. There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of DCA or any material casualty loss affecting DCA between the date of this Agreement and the Closing Date.

Section 8.7 Exchange Agent Agreement. DCA shall have duly executed an exchange agent agreement as required and directed by the Exchange Agent.

ARTICLE IX

CLOSING

Section 9.1 Time and Place. Subject to the provisions of Articles VI, VII, VIII and X, the closing of the Merger (the “Closing”) shall take place at the offices of Jaffe & Falk, LLC, as soon as practicable, but in no event later than the third business day after the date on which each of the conditions set forth in Articles VI, VII and VIII (other than those conditions that by their nature are to be satisfied at the Closing but subject to such conditions) have been satisfied or waived, in writing, by the Party or Parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as DCA and Medicore may, in writing, mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

Section 9.2 Filings at the Closing. Subject to the provisions of Articles VI, VII and VIII hereof, each of DCA and Medicore shall cause to be executed at the Closing the Articles of Merger and concurrently with or as soon as practicable following the Closing shall cause the Articles of Merger to be filed with the Secretary of State of the State of Florida, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

ARTICLE X

TERMINATION AND ABANDONMENT

Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of DCA and Medicore:

(a)    by mutual consent of the Board of Directors of DCA and the Board of Directors of Medicore;

(b)    by either DCA or Medicore if any Order shall have been issued having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and such Order shall have become final and nonappealable;

(c)    by either DCA or Medicore, if the requisite shareholder approvals of the shareholders of either DCA or Medicore are not obtained at a meeting of shareholders, including any adjournments thereof, duly called and held therefor; or

(d)    by either DCA or Medicore if the Merger shall not have been consummated by September 30, 2005 (the “Initial Termination Date” and, as such may be extended by mutual agreement of the Parties, the “Termination Date”), provided that a Party in material breach of a representation or warranty under this Agreement may not terminate this Agreement under this sub-Section (d) if, as a result of such breach or failure to fulfill an obligation under this Agreement, the Effective Time was put off beyond the Termination Date.

Section 10.2 Termination by DCA. This Agreement may be terminated and the Merger may be abandoned by DCA at any time prior to the Effective Time, before or after the approval of the shareholders of Medicore, if (a) Medicore shall have breached or failed to perform or otherwise comply with, in any material respect, any of its representations, warranties, covenants or agreements contained in this Agreement such that the closing conditions set forth in Sections 7.1 or 7.2 would not be satisfied, provided, however, that if such breach or failure to perform was capable of being cured prior to the Termination Date, such breach or failure to perform shall not have been cured within twenty (20) days of delivery to Medicore of written notice of such breach or failure to perform, (b) the conditions under Articles VI and VII to DCA’s obligations hereunder cannot be satisfied prior to the Termination Date, (c) the DCA Board of Directors determined in good faith that the failure to terminate this Agreement would likely be inconsistent with DCA’s Board of Director’s fiduciary duties to DCA Shareholders under applicable law with respect to an Alternative Transaction Proposal properly submitted as per Section 5.2 above, or (d) the Medicore Board of Directors (or a committee thereof) (i) fails to include in the Proxy Statement/Prospectus its recommendation, without modification or qualification that the Medicore Shareholders adopt this Agreement and approve the transactions contemplated hereby, (ii) withdraws or adversely modifies its recommendation to the Medicore Shareholders that they adopt this Agreement and approve the transactions contemplated hereby, (iii) approves or recommends, including a neutral recommendation, with respect to any Alternative Transaction Proposal (as defined in Section 5.2 above) with a Person other than DCA or any Affiliate of DCA, or (iv) resolves to take any of the actions specified in item (i) - (iii) above. It is understood that DCA may not terminate this Agreement pursuant to this Section 10.2 if it shall have materially breached this Agreement and remains in breach of this Agreement as of the date of such termination.

Section 10.3 Termination by Medicore. This Agreement may be terminated and the Merger may be abandoned by Medicore at any time prior to the Effective Time, before or after the approval by the shareholders of DCA, if (a) DCA or its Subsidiaries shall have breached or failed to perform or otherwise comply with, in any material respect, any of their respective representations, warranties, covenants or agreements contained in this Agreement such that the closing conditions set forth in Sections 8.1 or 8.2 would not be satisfied, provided, however, that if such breach or failure or perform was capable of being cured prior to the Termination Date, such breach or failure to perform shall not have been cured within twenty (20) days of delivery to DCA of written notice of such breach or failure to perform, (b) the conditions under Articles VI and VIII to Medicore’s obligations hereunder cannot be satisfied prior to the Termination Date, (c) the Medicore Board of Directors determined in good faith that the failure to terminate this Agreement would likely be inconsistent with Medicore’s Board of Director’s fiduciary duties to Medicore Shareholders under applicable law with respect to an Alternative Transaction Proposal properly submitted as per Section 5.2 above or (d) the DCA Board of Directors (or a committee thereof) (i) fails to include in the Proxy Statement/Prospectus its recommendation, without modification or qualification that the DCA Shareholders adopt this Agreement and approve the transactions contemplated hereby, (ii) withdraws or adversely modifies its recommendation to the DCA Shareholders that they adopt this Agreement and approve the transactions contemplated hereby, (iii) approves or recommends, including a neutral recommendation, with respect to any Alternative Transaction Proposal (as defined in Section 5.2 above) with a Person other than Medicore or any Affiliate of Medicore, or (iv) resolves to take any of the actions specified in item (i) - (iii) above. It is understood that Medicore may not terminate this Agreement pursuant to this Section 10.3 if it shall have materially breached this Agreement and remains in breach of this Agreement as of the date of such termination.

Section 10.4 Procedure for Termination. In the event of termination and abandonment of the Merger by DCA or Medicore pursuant to this Article X, written notice thereof shall forthwith be given to the other.

Section 10.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article X, no Party hereto (or any of their respective shareholders or Affiliates) shall have any liability or further obligation to any other Party to this Agreement, and all rights and obligations of the Parties shall cease, except (a) as provided in this Section 10.5 and in Sections 3.7, 3.9, 4.7, 4.9, 5.3(b), 5.11 5.13, 5.14 and 11.1 hereof, and (ii) nothing in this Section 10.5 shall relieve any Party from liability for a breach by that Party of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE XI

SURVIVABILITY; INVESTIGATIONS

Section 11.1 Survival of Representations and Warranties. Except with respect to any covenant or agreement of a Party contained herein which, by its terms contemplates performance after the Effective Time, none of the representations, warranties or agreements of DCA and Medicore contained herein or in any certificate or other documents delivered pursuant hereto shall survive beyond the Effective Time or the earlier termination of this Agreement pursuant to Article X, as the case may be.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notices. All notices, demands, consents, requests, instructions or other communications to be given or delivered or permitted under or by reason of this Agreement or in connection with the transactions contemplated hereby and thereby shall be in writing and delivered as follows:

If to DCA, to:

Dialysis Corporation of America
1302 Concourse Drive, Suite 204
Linthicum, MD 21090
Attention: Stephen W. Everett, President & CEO

With a copy to:

Jaffe & Falk, LLC
777 Terrace Avenue, 5th Floor
Hasbrouck Heights, NJ 07604
Attention: Joshua M. Jaffe, Esq.

If to Medicore, to:

Medicore, Inc.
2337 West 76th Street
Hialeah, FL 33016
Attention: Daniel R. Ouzts, Vice President and Treasurer

With a copy to:

Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W., Suite 210
Boca Raton, FL 33431
Attn: James M. Schneider, Esq.

or to such other address as may have been designated in a prior notice pursuant to this Section 12.1. Notices shall be deemed to be effectively served and delivered (a) when delivered personally; (b) when given by telephone facsimile (with a copy mailed by first-class U.S. mail); (c) one (1) business day following deposit with a recognized national overnight air courier service; or (d) three (3) business days after being deposited in the United States mail, certified or registered mail, postage prepaid, to the appropriate party.

Section 12.2 Binding Effect; No Third-Party Beneficiaries. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

Section 12.3 Headings. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

Section 12.4 Exhibits and Schedules. The Schedules and Exhibit referred to in this Agreement will be deemed to be a part of this Agreement.

Section 12.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

Section 12.6 Governing Law. This Agreement will be governed by the laws of the State of Florida without regard to conflict of laws principles thereof.

Section 12.7 Waivers. Compliance by a Party with the provisions of this Agreement may be waived by the other Party entitled to the benefits of such compliance only a written instrument specifically referring to this Agreement and signed by the Party waiving compliance, and such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No course of dealing, nor any failure or delay by a Party in exercising any right hereunder, will be construed as a waiver of the other Parties obligations, and no single or partial exercise of a right by a Party hereunder will preclude any other or further exercise by that Party of that or any other right.

Section 12.8 Pronouns. The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

Section 12.9 Time Periods. Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

Section 12.10 Amendment; Modification. This Agreement may be amended by the Parties pursuant to a writing adopted by the respective Board’s of each of the Parties hereto and signed by the authorized officers thereof; provided, however, that after adoption of this Agreement by the shareholders of either of DCA or Medicore, whichever shall occur first, no amendment or modification may be made which would (a) alter or change the amount of kinds of consideration to be received by the holders of the Medicore Common Shares upon consummation of the Merger, or (b) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of DCA or Medicore.

Section 12.11 Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof. All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder.

Section 12.12 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any Party. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that there shall be substituted for the term or provision at issue a valid, legal and enforceable provision as a similar as possible to the term or provision at issue.

Section 12.13 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

DIALYSIS CORPORATION OF AMERICA

Date:	By:	/s/ Stephen W. Everett
Name: Stephen W. Everett
Title: President and Chief Executive Officer

MEDICORE, INC.

Date:	By:	/s/ Thomas K. Langbein
Name: Thomas K. Langbein
Title: President and Chief Executive Officer

Annex I

Defined Terms

The following terms, as used in this Agreement, have the meanings set forth in this Annex 1 (terms defined in the singular to have the correlative meaning in the plural and vice versa):

“Affiliate” means, with respect to any Person, (a) any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person, or (b) an officer or director of such Person or of an Affiliate of such Person within the meaning of clause (a) of this definition. For purposes of clause (a) of this definition, (i) a Person shall be deemed to control another Person if such Person (A) has sufficient power to enable such Person to elect a majority of the board of directors of such Person, or (B) owns a majority of the beneficial interests in income and capital of such Person; and (ii) a Person shall be deemed to control any partnership of which such Person is a general partner.

“Agreement” shall have the meaning ascribed to such term in the introductory paragraph.

“Alternative Transaction Proposal” shall have the meaning ascribed to such term in Section 5.2(c).

“Articles of Incorporation” are those organizational documents of each of Medicore and DCA, as amended and/or restated, which established each of those companies as referred to in Sections 1.3 and 4.4.

“Articles of Merger” shall have the meaning ascribed to such term in Section 1.2.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required by law to close.

“Bylaws” means the rules and laws, as amended and/or restated, governing the internal formal procedures of a company and for DCA and Medicore as referred to in Sections 1.3 and 4.4.

“Closing” shall have the meaning ascribed to such term in Section 9.1.

“Closing Date” means the date on which the Closing occurs, as determined in Section 9.1.

“Code” shall have the meaning as ascribed to such term in the last Whereas clause of the Recitals.

“Continuing Employees” shall have the meaning ascribed to such term in Section 5.8.

“DCA” is Dialysis Corporation of America, as identified in the introductory clause.

“DCA 401(k) Plan” shall have the meaning ascribed to such term in Section 5.8.

“DCA Balance Sheet” shall have the meaning ascribed to such term in Section 3.5(c).

“DCA Board of Directors” means those individuals elected by DCA shareholders, or appointed by the DCA Board of Directors to fill a vacancy on the Board until other candidates are qualified to run for election, who have the responsibility of directing and managing the affairs of DCA and exercising control over the officers of DCA. The DCA Board of Directors currently consists of Thomas K. Langbein,

A-Annex-1

Chairman of the Board of Directors, Stephen W. Everett, President and CEO of DCA, Peter D. Fischbein, Robert Trause and Alexander Bienenstock.

“DCA Certificates” shall have the meaning ascribed to such term in Section 2.4(a).

“DCA Health/Benefit Plans” shall have the meaning ascribed to such term in Section 5.8.

“DCA Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(a).

“DCA SEC Documents” shall have the meaning ascribed to such term in Section 3.5(a).

“DCA Shareholder Approval” shall have the meaning ascribed to such term in Section 3.3.

“DCA Special Committee” shall have the meaning ascribed to such term in the fifth Whereas clause of the Recitals.

“DCA Stock” shall have the meaning ascribed to such term in the first WHEREAS clause of the Recitals.

“DCA Stock Options” means those outstanding options granted by the DCA Board of Directors under the DCA 1999 Stock Option Plan which have durations, exercise prices and vesting schedules as determined by the DCA Board of Directors, and which provides the holder with the right to acquire DCA Stock at a particular exercise price.

“DCA Stock Option Plans” means those plans that provide for the grant of DCA Stock Options under certain terms and conditions as provided in the plan. Currently, DCA has only one such option plan, known as the “DCA 1999 Stock Option Plan.”

“Effective Time” shall have the meaning ascribed to such term in Section 1.2.

“Employee Benefit Plans” shall have the meaning ascribed to such term in Section 3.13.

“Environmental Laws” shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation, or any Governmental Body interpretation, policy or guidance, including, without limitation, applicable safety-environmental/health laws, such as, but not limited to, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any governmental authorization or Order applicable to or affecting the property, real or personal, used by or relating to a Party or issued pursuant to any Environmental Law which pertains to, governs or controls the generation, storage, remediation or removal of contaminants or otherwise regulates the protection of health and the environment, including, but not limited to, any of the following activities, whether on site or off site, if such could materially affect the site: (i) the emission, discharge, release, spilling or dumping of any contaminant into the air, surface water, ground water, soil or substrata; or (ii) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any contaminant.

“ERISA” shall have the meaning ascribed to such term in Section 3.13.

“Exchange Act” shall have the meaning ascribed to such term in Section 3.4(b).

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“Exchange Agent” shall have the meaning ascribed to such term in Section 2.4(a).

“Exchange Ratio” shall have the meaning ascribed to such term in Section 2.1(a).

“Fairness Opinion” is the opinion provided by the investment banking firm retained by a particular Party that the consideration for, the Exchange Ratio and the Merger and related transactions are fair, from a financial point of view, to the party and its shareholders.

“FBCA” shall have the meaning ascribed to such term in Section 1.1(a).

“Governmental Entity” means any federal, state, local, municipal, foreign or other government or quasi-governmental authority of any nature, including any governmental agency, branch, department, official, entity, stock exchange, association, self-regulatory body, or similar tribunal exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Hazardous Substances” means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, or toxic, or a pollutant or contaminant under or pertaining to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitute therefore and asbestos or asbestos-containing materials.

“Indemnified Person” shall have the meaning ascribed to such term in Section 5.9.

“Information Statement” shall have the meaning ascribed to such term in Section 3.7.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.16.

“Initial Termination Date” shall have the meaning ascribed to such term in Section 10.1(d).

“Knowledge” means as to an individual knowledge of a particular fact or other matter if:

(a)    such individual is actually aware of such fact or other matter; or

(b)    a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have knowledge of a particular fact or other matter if any individual who is serving as a director or executive officer of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

“Langbein Employment Agreement” shall have the meaning ascribed to such term in Section 5.10.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, self-regulatory organization or court or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, by-law, or the like.

“Lien” shall have the meaning as ascribed to such term in Section 3.4(a).

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“Material Adverse Effect” means any change in or effect on the referenced company (DCA or Medicore) or any of its Subsidiaries, that is or will be materially adverse to the business, operations, income statement, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, or regulatory status of such referenced company and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the United States economy or generally in the industry in which the referenced company or any of its Subsidiaries operates, or (B) the United States securities markets.

“Medicore” is Medicore, Inc., as identified in the introductory clause.

“Medicore 401(k) Plan” shall have the meaning ascribed to such term in Section 5.8.

“Medicore Balance Sheet” shall have the meaning ascribed to such term in Section 4.5(c).

“Medicore Board of Directors” means those individuals elected by Medicore shareholders, or appointed by the Medicore Board of Directors to fill a vacancy on the Board until other candidates are qualified to run for election, who have the responsibility of directing and managing the affairs of Medicore and exercising control over the officers of Medicore. The Medicore Board of Directors currently consists of Thomas K. Langbein, Chairman of the Board, President and CEO, Seymour Friend, Anthony C. D’Amore, Peter D. Fischbein, Charles Waddell, Robert Magrann, and Lawrence E. Jaffe, Secretary and counsel to Medicore.

“Medicore Certificates” shall have the meaning ascribed to such term in Section 2.4(b).

“Medicore’s DCA Shares” shall have the meaning ascribed to such term in Section 2.1(d).

“Medicore Employee Benefit Plans” means those health and investment benefit plans maintained by Medicore for its employees.

“Medicore Material Adverse Effect” shall have the meaning ascribed to such term in Section 4.1.

“Medicore SEC Documents” shall have the meaning ascribed to such term in Section 4.5(a).

“Medicore Shares” shall have the meaning ascribed to such term the second of WHEREAS clause of the Recitals.

“Medicore Shareholder Approval” shall have the meaning ascribed to such term in Section 4.3.

“Medicore Special Committee” shall have the meaning ascribed to such term in the sixth Whereas clause of the Recitals.

“Medicore Stock Options” means those outstanding options granted by the Medicore Board of Directors under the 1989 Medicore Stock Option Plan which have durations, exercise prices and vesting schedules as determined by the Medicore Board of Directors, and which provides the holder with the right to acquire Medicore Stock at a particular exercise price.

“Medicore Stock Option Plans” means those plans that provide for the grant of Medicore Stock Options under certain terms and conditions as provided in the plan. Currently, Medicore has two such option plans, known as the “1989 Medicore Stock Option Plan” and the “2000 Medicore Stock Option Plan.”

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“Merger” shall have the meaning ascribed to such term in Section 1.1(a).

“Merger Consideration” shall have the meaning ascribed to such term in Section 2.1(a).

“Nasdaq” means the National Association of Securities Dealers Automated Quotation System.

“Nasdaq Stock Market” is an automated quotation system providing a trading medium (market) for securities listed on one of two market tiers which vary based upon, among other things, share price, market capitalization, and stockholders’ equity. The market tiers are: the Nasdaq National Market and the Nasdaq SmallCap Market.

“Order” means any award, decision, injunction, judgment, decree, order, ruling, writ, determination, subpoena, or verdict entered, issued, made, or rendered by any court or administrative agency of competent jurisdiction, or other Governmental Entity or by any arbitrator.

“Parties” shall have the meaning ascribed to such term in the introducing paragraph.

“Party” shall have the meaning ascribed to such term in the introducing paragraph.

“Permit” means any franchise, license, permit, authorization, certificate, variance, exception, Order, registration or consent granted by any Governmental Entity.

“Permitted Liens” means (a) Liens of a landlord, or other statutory Lien not yet due and payable, or landlord’s Liens arising in the ordinary course of business; (b) Liens arising in connection with equipment or maintenance financing or leasing under the terms of contracts in which a Party or its property is subject or set forth on Schedules; (c) Liens for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on a Party’s books in accordance with accounting principles generally accepted in the United States; or (d) Liens that do not materially detract from the value of any of the assets of a Party or materially interfere with the use thereof as currently used.

“Person” means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, organization or other entity or Governmental Entity.

“Proxy Statement” shall have the meaning ascribed to such term in Section 3.7.

“Proxy Statement/Prospectus” shall have the meaning ascribed to such term in Section 3.7.

“Registration Statement” shall have the meaning ascribed to such term in Section 3.7.

“Regulatory Approval” shall have the meaning ascribed to such term in Section 6.5.

“Representative” means, as to any Party or Person, any director, officer, general or managing partner, agent, consultant, advisor or other representative of such Party or Person, including legal counsel, accountants, and financial advisors.

“Reorganization” shall have the meaning ascribed to such term in Section 5.10

“SEC” shall have the meaning ascribed to such term in Section 3.5(a).

“Securities Act” shall have the meaning ascribed to such term in Section 3.4(b).

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“Subsidiaries” shall have the meaning ascribed to such term in Section 3.1(a).

“Surviving Corporation” shall have the meaning ascribed to such term in Section 1.1(a).

“Tax(es)” shall have the meaning ascribed to such term in Section 3.15(e)(i).

“Tax Return” shall have the meaning ascribed to such term in Section 3.15(e)(ii).

“Terminated Employees” shall have the meaning ascribed to such term in Section 7.7.

“Termination Date” shall have the meaning ascribed to such term in Section 10.1(d).

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APPENDIX B

[LETTERHEAD OF CAPITALINK, L.C.]

May 19, 2005

Special Committee of the Board of Directors
Dialysis Corporation of America
1302 Concourse Drive
Suite 204
Linthicum, MD 21090

Gentlemen:

We have been advised that Dialysis Corporation of America (the “Company”) and Medicore, Inc. (“Medicore”) announced that they were jointly working towards a completion of an Agreement and Plan of Merger, whereby each share of Medicore’s common stock outstanding, will be converted into 0.68 shares of the Company’s common stock (the “Exchange Ratio”) and all of the Company’s common stock currently held by Medicore will be canceled (collectively with the Exchange Ratio, the “Net Share Issuance”). The transaction contemplated by such agreement is hereinafter, the “Transaction.” We have been retained to render an opinion as to whether, on the date of such opinion, the Net Share Issuance is fair, from a financial point of view, to unaffiliated stockholders of the Company.

We have not been requested to opine as to, and the opinion does not in any manner address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for the Company, the decision on whether the Company should complete the Transaction, and other alternatives to the Transaction that might exist for the Company.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed the draft Agreement and Plan of Merger between DCA and Medicore dated May 13, 2005;
•
Reviewed publicly available information and other data with respect to DCA, including the Annual Report on Form 10-K for the year ended December 31, 2004, the report on Form 10-Q for the quarterly period ended March 31, 2005, and report on Schedule 14-A dated April 27, 2004;

Special Committee of the Board of Directors
Dialysis Corporation of America
May 19, 2005

•	Reviewed non-public information and other data with respect to DCA, including various internal financial management reports;
•
Reviewed publicly available information and other data with respect to Medicore, including the Annual Report on Form 10-K for the year ended December 31, 2004, the report on Form 10-Q for the quarterly period ended March 31, 2005, and the report on Schedule 14-A dated April 27, 2004;

•
Reviewed non-public information and other data with respect to Medicore, including various internal financial management reports, and an appraisal report for certain property located in Hialeah (“Property Appraisal Report”), dated April 25, 2005;

•	Reviewed and analyzed DCA’s and Medicore’s current stockholder ownership;
•	Reviewed and analyzed the Transaction’s pro forma impact on DCA’s securities outstanding and stockholder ownership;
•	Reviewed the historical financial results and present financial condition of DCA and Medicore;
•	Reviewed and compared the trading of, and the trading market for DCA’s and Medicore’s common stock, the Comparable Companies (as defined hereinafter), and a general market index;
•	Reviewed and analyzed the indicated value of Medicore’s net assets, other than its holdings in DCA;
•
Reviewed and compared certain financial characteristics and trading multiples of companies that were deemed to have characteristics comparable to those of DCA and Medicore (the “Comparable Companies”);

•	Reviewed and analyzed the transaction multiples in transactions where such target company was deemed to have characteristics comparable to those of DCA and Medicore;
•
Reviewed and discussed with representatives of the management of the Company certain financial and operating information furnished by them, including financial analyses with respect to the business and operations of the Company;

•	Inquired about and discussed the Transaction and other matters related thereto with DCA and Medicore management; and
•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and have further relied upon the assurances of Company and Medicore management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis

Special Committee of the Board of Directors
Dialysis Corporation of America
May 19, 2005

and form an opinion. We have not made a physical inspection of the properties and facilities of the Company or Medicore and, with the exception of the Property Appraisal Report, have not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company or Medicore. In addition, we have not attempted to confirm whether the Company or Medicore has good title to their respective assets.

We assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. We assume that the Transaction will be consummated substantially in accordance with the terms noted, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or the unaffiliated stockholders of the Company. In addition, based upon discussions with DCA management, it is assumed that the Transaction will not be a taxable event to the DCA stockholders.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of May 19, 2005. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Our opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction. We do not express any opinion as to the underlying valuation or future performance of the Company or Medicore or the price at which the Company’s or Medicore’s common stock would trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Net Share Issuance is fair, from a financial point of view, to the Company’s unaffiliated stockholders.

In connection with our services, we have previously received a retainer and will receive the balance of our fee upon the rendering of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

Our opinion is for the use and benefit of the Special Committee of the Board of Directors and is rendered in connection with its consideration of the Transaction and may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the

Special Committee of the Board of Directors
Dialysis Corporation of America
May 19, 2005

Company at any time, in any manner or for any purpose, without the prior written consent of Capitalink, except that this opinion may be reproduced in full in, and references to the opinion and to Capitalink and its relationship with the Company may be included in filings made by the Company with the Securities and Exchange Commission if required by Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to shareholders if required by the Securities and Exchange Commission rules.

Very truly yours,

/s/ Capitalink, L.C.

Capitalink, L.C.

APPENDIX C

[LETTERHEAD OF HOULIHAN SMITH & COMPANY INC.]

May 20, 2005

Board of Directors
Medicore, Inc.
2337 West 76th Street
Hialeah, FL 33016

Re: Fairness Opinion

Gentlemen:

You have informed us that Medicore, Inc., a Florida corporation, ("Medicore” or “the Company”) is contemplating a transaction whereby Dialysis Corporation of America, a Florida corporation (“DCA”), will acquire all of the outstanding shares of Medicore through a merger and that Medicore will be merged with and into DCA for total consideration of approximately 5,289,000 shares of DCA common stock (“Merger”). We understand that, upon completion of the Merger, (i) each Medicore shareholder will receive .68 shares of DCA common stock for each share of Medicore common stock that they own (“Exchange Ratio”), (ii) Medicore's currently has approximately 56% ownership of DCA will be retired, and (iii) the aggregate outstanding shares of DCA will be 9,129,903 shares of common stock. We further understand that it is intended that the Merger qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended and that DCA shall be the surviving corporation. We also understand that Medicore and DCA will obtain approval of their respective shareholders as a condition precedent to the Merger.

Houlihan Smith & Company, Inc. (“Houlihan”) has been engaged by the special committee of the Board of Directors of Medicore to provide an opinion as to whether the Merger and the Exchange Ratio is fair, from a financial point of view, to the holders of the Medicore common shares (“Opinion”). In conducting our investigation and analysis and in arriving at our Opinion, we considered many financial and economic factors. We have, among other things:

a.
Reviewed Medicore's Form 8K filing with the United States Securities and Exchange Commission (“SEC”) dated March 15, 2005 that contained a non-binding term sheet that broadly defines the terms of the Merger;

b.	For each of Medicore and DCA we reviewed their individual filings with the SEC since January 1, 2000;

c.
For each of Medicore and DCA we reviewed their audited financial statements for each of the past three years including December 31, 2002, December 31, 2003, and December 31, 2004. Additionally, we reviewed certain other relevant financial and operating data relating to Medicore and DCA made available to us from published sources and from the non-public internal records of Medicore and DCA;

d.	Reviewed Medicore’s consolidated federal income tax return Form 1120 for the year ending December 31, 2003;

e.	Reviewed the financial terms and conditions of the Merger as outlined in the draft Agreement and Plan of Merger between Medicore and DCA, dated May 13, 2005 (“Merger Agreement”);

f.
Reviewed the draft Form S-4, dated May 13, 2005, to be filed by DCA with the SEC. We particularly reviewed Appendix A which contained the Merger Agreement and Appendix D, which describes dissenters’ rights of appraisal under Florida law. We noted that dissenters’ rights for Medicore and DCA are substantially the same;

g.	Reviewed historical market prices, trading volumes, and volatility of Medicore and DCA common stock traded on the NASDAQ Small Cap Market under the trading symbols “MDKI” and “DCAI”, respectively;

h.	Held discussions with the Company’s senior management with respect to the business and prospects for future growth of DCA;

i.	Compared Medicore and DCA from a financial point of view with certain other guideline public companies in the healthcare services and end-stage renal disease industries that we deemed to be relevant;

j.
Reviewed and analyzed certain publicly available information for recent transactions of end stage renal disease companies that provided indications of value for companies with similar operating and financial characteristics as DCA;

k.
Held discussions with members of executive management for both Medicore and DCA with respect to the historical, current, and future financial condition and operating results of Medicore and DCA, as well as the historical business and future prospects of the combined companies following the Merger;

l.
Reviewed a non-public schedule prepared by management of DCA that contained financial and operating statistics for DCA locations for the previous twelve months. Also reviewed a budget for the year ending December 31, 2005 that was also prepared by DCA management;

m.
Performed various reviews and valuation analyses to determine a range of fair market values of the net assets of Medicore to be acquired by DCA through the Merger, excluding DCA common stock owned by Medicore, which consists principally of cash, commercial real estate, accounts and notes receivable, a net operating loss carryforward, and various investments, all of which are net of liabilities other than liabilities attributable to operations (“Net Assets”). We have, among other things:

•
Researched, selected, and analyzed eight companies using the comparable public guideline valuation method to determine various valuation multiples relating to Medicore’s medical products division. In addition, we analyzed comparable transactions within the medical products/supplies industry;

•
Reviewed an independent appraisal report prepared by Cole Appraisal Company dated April 25, 2005 regarding seven parcels of industrial property owned by Medicore located in Hialeah, Miami - Dade County, Florida (“Real Estate”). We noted that the Real Estate’s appraised fair market value of $3,3000,000 exceeds the net book value of $1,569,174 as of March 31, 2005;

•	Reviewed and analyzed Medicore’s investment in Linux Global Partners (“LGP”) and Xandros through Medicore’s public filings and various conversations with Medicore management;

•
Reviewed a royalty agreement (including amendment) and mediation settlement agreement between Medicore and Viragen, Inc. (“Viragen”), which has an effective date of November 15, 1994. Houlihan noted that a final settlement of $30,000 plus interest of 5% is to be paid to Medicore on August 1, 2005. In addition, the royalty agreement also provides for aggregate royalty payments of $2.4 million to be paid based certain percentages of Viragen sales. Medicore management believes that the collection of such royalty payments of $2.4 million, as well as a payment in the amount of $108,000 upon collection of the $2.4 million royalty payments are both highly remote due to its historical relationship with Viragen;

•
Held discussions with Medicore executive management and received a letter from Moore Stephens, P.C., certified public accountants, regarding the utilization of Medicore’s net operating loss carryforward for tax purposes following the Merger;

Houlihan concluded that the range of estimated fair market values of Medicore’s Net Assets is between approximately $9,100,000 and $12,200,000. Fair market value is defined as “the amount at which the property would change hands between a willing buyer and willing seller, when the former is not under any compulsion to buy, and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.” We have assumed a covenant not to compete in the definition of fair market value;

n.
Reviewed and analyzed a draft purchase price allocation schedule prepared by DCA executive management using a March 31, 2005 balance sheet date with estimated changes to the closing date of the Merger. We also prepared an implied conversion ratio table that provides various conversion ratios based on a range of DCA’s stock prices compared to a range of values relating to a range of estimated fair market values of Medicore’s Net Assets acquired by DCA through the Merger;

o.
Analyzed and ranked DCA in comparison to certain guideline companies based upon criteria such as size, growth, leverage, profitability, turnover, and liquidity (“SGLPTL Analysis”). Upon performing the SGLPTL Analysis, Houlihan noted the following with respect to its analysis of DCA:

1.	Size - well below average revenue and assets
2.	Growth -- above average revenue and EBITDA
3.	Leverage - above average debt to total liabilities and equity, as well as total liabilities to total assets
4.	Profitability - below average EBITDA margin and average in return on equity
5.	Turnover -- above average asset turnover and accounts receivable turnover

6.	Liquidity -- below average current ratio and quick ratio.

p.
Reviewed the employment agreement and amendment between Medicore and Thomas K. Langbein, the Company’s chairman of the board, chief executive officer and president, as filed with the SEC on Form 8K on April 27, 2004 and October 21, 2004 (“Employment Agreement”). We evaluated the Employment Agreement with respect to the reasonableness of the compensation to be paid to Mr. Langbein. We concluded that the compensation to be paid to Mr. Langbein appears reasonable given the facts and circumstances.

The Employment Agreement is effective as of March 1, 2004 with a five-year term expiring on February 28, 2009. We noted that Mr. Langbein has had previous employment agreements since at least 1994. We also noted that it is a condition precedent to the Merger that the Employment Agreement is terminated and that DCA shall have no obligations with respect to such. We noted that, in lieu of cash compensation as severance payment, Mr. Langbein will elect to receive 400,000 shares of Medicore common stock. We evaluated the reasonableness of the compensation by comparing it to other business combinations, which included employment arrangements for key business executives.

We noted that the Employment Agreement has a non-competition provision, which restricts Mr. Langbein from competing against Medicore and DCA for a period of one year following the Employment Agreement’s termination. We determined that some portion of Mr. Langbein’s compensation is attributable to the non-competition provisions. We evaluated the non-competition provisions of the Employment Agreement by comparing the facts and circumstances to a tax court case that used an 11 factor “economic reality test” which included the following:

1.	The grantor’s (i.e. covenantor’s) having the business expertise to compete.
2.	The grantor’s intent to compete.
3.	The grantor’s economic resources.
4.	The potential damage to the buyer (investor) posed by the grantor’s competition.
5.	The grantor’s contacts and relationships with customers, suppliers, and other business contacts.
6.	The duration and scope of the covenant.
7.	Enforceability of the covenant not to compete under state law.
8.	The age and health of the grantor.
9.	Whether payments for the covenant not to compete are pro rata to the grantor’s stock ownership in the company being sold.
10.	Whether the payments under the covenant not to compete cease upon breach of the covenant or upon the death of the grantor.
11.	The existence of active negotiation over the terms and value of the covenant not to compete.

Above tax court case is Thompson v. Commissioner, T.C. Memo 1997-287 (June 24, 1997).

We concluded that the non-competition provisions of the Employment Agreement satisfy the above economic reality test and that it would be reasonable to allocate a portion of Mr. Langbein’s compensation to a separate non-competition agreement.

q.	Reviewed various publications, brochures, and research reports relating to healthcare services and the market prospects for renal dialysis services, reimbursement risks, etc.;

r.	Held discussions with representatives of major pharmaceutical companies that supply renal dialysis centers throughout the United States;

s.	Compared the Merger from a financial point of view with certain publicly-traded companies in the health care services industries that we deemed relevant;

t.	Compared the financial terms of the Merger as outlined in the Merger Agreement with the financial terms of certain other business combinations that we deemed relevant; and

u.	Conducted such other studies, analyses, inquiries and investigations as we deemed relevant and appropriate.

During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided to us by Medicore executive management. We have further relied upon the written assurances and representations of the executive management of Medicore that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of this Opinion. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information. We assumed that the Financial Projections and other information provided to us by the executive management of Medicore in connection with the rendering of this Opinion were reasonably prepared on a basis reflecting the best currently available estimates and their good faith, at the date of this Opinion. We assume the draft Merger Agreement substantially and fairly reflects all material economic points that will be reflected in the final Merger documents.

In arriving at our Opinion we also considered such factors as we deemed relevant including, but not limited to:

•	the historical financial and operating characteristics of Medicore and DCA;
•	the timing of the financial requirements of Medicore and DCA;
•	the terms and conditions of the closing of the Merger and the estimated cost savings that are expected to be achieved by the Merger;
•	impact and prospect of receiving a “superior proposal;”
•	the negotiations that have taken place between Medicore and DCA;
•	the possibility that Medicore could complete a secondary equity offering in today’s financial environment;
•	the likelihood that the Merger will be completed and the consequences to Medicore if the Merger fails;
•	the upside potential of the Merger to Medicore and its shareholders;
•
the impact of the recent consolidation occurring in the end stage renal disease market and the likelihood that the dialysis industry receives a Medicare rate increase and/or a legislative mechanism that would allow for future annual rate increases;

•	an analysis of the Company’s NOL carryforward;
•	the risks associated with both undertaking and/or not undertaking the Merger; and
•	other due diligence findings related to Medicore and the Merger.

Our Opinion is necessarily based upon information made available to us, and on economic, market, financial and other conditions as they exist at the date of this letter. We disclaim any obligation to advise the Special Committee and/or the Board of Directors of Medicore or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the Merger in developing our Opinion. Houlihan did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our Opinion. Houlihan does not place any specific reliance or weight on any individual analysis, but instead, concludes that its analyses, taken as a whole, support its conclusion and Opinion. Accordingly, Houlihan believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Houlihan in connection with the preparation of the Opinion.

This Opinion is for the information of the Special Committee and the Board of Directors of Medicore in connection with its evaluation of the Merger, and it does not constitute a recommendation to the board of directors to proceed with the Merger. Our Opinion relates solely to the question of fairness to the Medicore common shareholders, from a financial point of view, of the Merger and the Exchange Ratio. Houlihan expresses no opinion as to the structure or effect of any other aspect of the Merger, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other federal or state legislation and/or insolvency law, or of any pending or threatened litigation affecting Medicore. Houlihan also expresses no opinion as to the tax consequences of the Merger.

Houlihan, a National Association of Securities Dealers member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements, corporate restructurings, and valuations for corporate tax and other financial reporting purposes. Houlihan will receive a fee from Medicore relating to its services in providing this Opinion that is not contingent on the consummation of the Merger or the conclusion of our Opinion. In an engagement letter dated April 7, 2005 Medicore has agreed to indemnify Houlihan with respect to Houlihan’s services as follows:

If Houlihan or any person or entity associated with Houlihan becomes involved in any way in any legal or formal administrative proceeding related to the services performed hereunder or the report, Medicore will indemnify, defend and hold Houlihan and any such person and or entity harmless from all damage and expenses (including reasonable attorney’s fees and expenses and court costs) incurred in connection therewith, except to the extent that a court having jurisdiction shall have determined in a final judgment that such loss, claim, damage or liability resulted primarily from the negligence, bad faith, willful misfeasance, or reckless disregard of the obligations or duties of Houlihan hereunder. This indemnification is limited to one year from the date hereof and to the amount of professional fees provided to Houlihan herein.

Based on the foregoing, it is our opinion that the Merger and the Exchange Ratio are fair, from a financial point of view, to the holders of Medicore common shares.

Very truly yours,

Houlihan Smith & Company, Inc.

APPENDIX D

DISSENTERS’ RIGHTS OF APPRAISAL UNDER
FLORIDA LAW

SECTIONS 607.1301 - 607.1333
OF THE
FLORIDA BUSINESS CORPORATION ACT

607.1301. Appraisal rights; definitions

The following definitions apply to ss.607.1302 - 607.133:

(1)
"Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2)	"Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3)	"Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) "Fair value" means the value of the corporation's shares determined:

(a)    Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)    Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5)	"Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)	"Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)
"Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)	"Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)	"Shareholder" means both a record shareholder and a beneficial shareholder.

607.1302. Right of shareholder to appraisal

(1)	A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(a)
Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b)
Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)
Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)
Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e)
With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.    Altering or abolishing any preemptive rights attached to any of his or her shares;

2.    Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.    Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.    Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.    Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6.    Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7.    Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2)	Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)	Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.    Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.    Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)   The applicability of paragraph (a) shall be determined as of:

1.    The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.    If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)
Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)	Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.    Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.    Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.    Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.    Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.    Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.    Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.    In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)
For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)
Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)	A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)
Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b)   Was procured as a result of fraud or material misrepresentation.

607.1303 Assertion of rights by nominees and beneficial owners

(1)
A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2)	A beneficial shareholder may assert appraisal rights as to shares of any lass or series held on behalf of the shareholder only if such shareholder:

(a)	Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)	Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320. Notice of appraisal rights

(1)
If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)
In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)
If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321. Notice of intent to demand payment

(1)
If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)
Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b)	Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)	A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322. Appraisal notice and form

(1)
If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)	The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)	Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.    The shareholder's name and address.

2.	The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.    That the shareholder did not vote for the transaction.

4.	Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5.	If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b)   State:

1.
Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.
A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.    The corporation's estimate of the fair value of the shares.

4.	An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5.
That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.	The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)   Be accompanied by:

1.
Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.    A copy of ss. 607.1301-607.1333.

607.1323. Perfection of rights; right to withdraw

(1)
A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)
A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3)
A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324. Shareholder’s acceptance of corporation’s offer

(1)
If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2)	Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326. Procedure if shareholder is dissatisfied with offer

(1)
A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)
A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330. Court action

(1)
If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2)
The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3)
All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4)
The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)	Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.

(6)
The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331. Court costs and counsel fees

(1)
The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)	The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)
Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)
If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)
To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332. Disposition of acquired shares

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333. Limitation on corporate payment

(1)
No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

(a)	Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)
Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)
The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The certificate of incorporation and by-laws of DCA provide that the company shall indemnify to the fullest extent permitted by Florida law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the company. Such indemnification (other than as ordered by a court) shall be made by DCA only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders.

Section 607.0850 of the Florida General Corporation law provides that a corporation shall have power to indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits:

2.1	Agreement and Plan of Merger, dated June 2, 2005 between the Company and Medicore, Inc. (included as Appendix A of the proxy statement/prospectus forming a part of this registration statement)

3.1	Articles of Incorporation ‡

3.2	By-Laws of the Company ‡

4.1	Form of Common Stock Certificate of the Company ‡

5.1	Form of Opinion of Jaffe & Falk, LLC regarding the validity of issuance of shares

8.1	Tax Opinion of Kronish Lieb Weiner & Hellman LLP

10.1
Lease between DCA of Wellsboro, Inc. (formerly Dialysis Services of Pennsylvania, Inc. - Wellsboro)(1) and James and Roger Stager dated January 15, 1995 (incorporated by reference to Medicore, Inc.’s(2) Annual Report on Form 10-K for the year ended December 31, 1994 (“1994 Medicore Form 10-K”), Part IV, Item 14(a) 3 (10)(lxii)).

10.2
Lease between the Company and DCA of Lemoyne, Inc. (formerly Dialysis Services of Pennsylvania, Inc. - Lemoyne)(1) dated December 23, 1998 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 (“1998 Form 10-K”), Part IV, Item 14(c)(10)(ii)).

10.3
Renewal of Lease between the Company and DCA of Lemoyne, Inc.(1) dated December 30, 2003 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (“2003 Form 10-K”), Part IV, Item 15(c)10.3).

10.4
Medical Director Agreement between DCA of Wellsboro, Inc. (formerly Dialysis Services of Pennsylvania, Inc. - Wellsboro)(1) and George Dy, M.D. dated September 29, 1994 [*] (incorporated by reference to Medicore, Inc.’s(2) Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 as amended January, 1995 (“September, 1994 Medicore(2) Form 10-Q”), Part II, Item 6(a)(10)(i)).(3)

10.5
Agreement for In-Hospital Dialysis Services(4) between Dialysis Services of Pennsylvania, Inc. - Wellsboro(1) and Soldiers & Sailors Memorial Hospital dated September 28, 1994 [*] (incorporated by reference to September, 1994 Medicore(2) Form 10-Q, Part II, Item 6(a)(10)(ii)).

10.6
Lease between DCA of Carlisle, Inc. (formerly Dialysis Services of PA., Inc. - Carlisle)(5) and Lester P. Burkholder, Jr. and Kirby K. Burkholder dated November 1, 1996 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (“1996 Form 10-K”), Part IV, Item 14(a) 3 (10)(xxiii)).

10.7
Lease between DCA of Manahawkin, Inc. (formerly Dialysis Services of NJ., Inc. - Manahawkin)(5) and William P. Thomas dated January 30, 1997 (incorporated by reference to the Company’s 1996 Form 10-K, Part IV, Item 14(a) 3 (10)(xxiv)).

10.8	Renewal of Lease between DCA of Manahawkin, Inc.(5) and William P. Thomas dated February 20, 2004 (incorporated by reference to the Company’s 2003 Form 10-K, Part IV, Item 14(c)10.8).

10.9
Equipment Master Lease Agreement BC-105 between the Company and B. Braun Medical, Inc. dated November 22, 1996 (incorporated by reference to the Company’s 1996 Form 10-K, Part IV, Item 14(a) 3 (10)(xxvii)).

10.10
Schedule of Leased Equipment 0597 commencing June 1, 1997 to Master Lease BC-105 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (“June, 1997 10-Q”), Part II, Item 6(a), Part II, Item 10(i)).(6)

10.11
Lease between DCA of Chambersburg, Inc. (formerly Dialysis Services of Pa., Inc. - Chambersburg)(5) and BPS Development Group dated April 13, 1998 (incorporated by reference to the Company’s March, 1998 Form 10-Q, Part II, Item 6(a), Part II, Item 10(i)).

10.12
1999 Stock Option Plan of the Company (May 21, 1999) (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 (“1999 Form 10-K”), Part IV, Item 14(c)(10)(xxiii)).

10.13	Form of Stock Option Certificate under the 1999 Stock Option Plan (May 21, 1999) (incorporated by reference to the Company’s 1999 Form 10-K, Part IV, Item 14(c)(10)(xxiv)).

10.14	Lease between DCA of Vineland, LLC(7) and Maintree Office Center, L.L.C. dated May 10, 1999 (incorporated by reference to the Company’s 1999 Form 10-K, Part IV, Item 14(c)(10)(xxv)).

10.15	Management Services Agreement(8) between the Company and DCA of Vineland, LLC(7) dated April 30, 1999 (incorporated by reference to the Company’s 1999 Form 10-K, Part IV, Item 14(c)(10)(xxviii)).

10.16
Amendment No. 1 to Management Services Agreement between the Company and DCA of Vineland, LLC(7) dated October 27, 1999 (incorporated by reference to the Company’s 1999 Form 10-K, Part IV, Item 14(c)(10)(xxix)).

10.17
Indemnity Deed of Trust from the Company to Trustees for the benefit of St. Michaels Bank dated December 3, 1999 (incorporated by reference to the Company’s Current Report on Form 8-K dated December 13, 1999 (“December Form 8-K”), Item 7(c)(99)(i)).

10.18	Guaranty Agreement from the Company to St. Michaels Bank dated December 3, 1999 (incorporated by reference to the Company’s December Form 8-K, Item 7(c)(99)(ii)).

10.19
Lease between the Company and DCA of So. Ga., LLC (1) dated November 8, 2000 (incorporated by reference to the Company’s Current Report on Form 8-K dated January 3, 2001 (“January 2001 Form 8-K”), Item 7(c)(10)(i)).

10.20
Lease between DCA of Fitzgerald, LLC (1) and Hospital Authority of Ben Hill County, d/b/a Dorminy Medical Center, dated February 8, 2001 (incorporated by reference to the Company’s Current Report on Form 8-K dated March 5, 2001, Item 7(c)(10)(i)).

10.21
Employment Agreement between Stephen W. Everett and the Company dated December 29, 2000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (“2000 Form 10-K”), Part IV, Item 14(c)(10)(xii)).**

10.22	Lease between the Company and Renal Treatment Centers - Mid-Atlantic, Inc. dated July 1, 1999 (incorporated by reference to the Company’s 2000 Form 10-K, Part IV, Item 14(c)(10((xlii)).

10.23
Commercial Loan Agreement between the Company and Heritage Community Bank, dated April 3, 2001 (incorporated by reference to the Company’s Current Report on Form 8-K dated June 14, 2001 (“June, 2001 Form 8-K”), Item 7(c)(i)).

10.24	Promissory Note by the Company to Heritage Community Bank, dated April 3, 2001 (incorporated by reference to the Company’s June, 2001 Form 8-K, Item 7(c)(ii)).

10.25
Modification Agreement to Promissory Note to Heritage Community Bank dated December 16, 2002 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (“2002 Form 10-K”), Part IV, Item 15(c)10.25).

10.26
Lease between DCA of Mechanicsburg, LLC(1) and Pinnacle Health Hospitals dated July 24, 2001 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2001, Part II, Item 6(a)(10)(ii)).

10.27
Lease between DCA of Central Valdosta, LLC(1) and W. Wayne Fann dated March 20, 2001 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, Part IV, Item 14(c) 10.38).

10.28
Promissory Note Modification Agreement between DCA of Vineland, LLC(7) and St. Michaels Bank dated December 27, 2002 (incorporated by reference to the Company’s 2002 Form 10-K, Part IV, Item 15(c)10.30).

10.29
Lease between the Company and Dr. Gerald Light dated February 15, 2002 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, Part II, Item 6(a)(99)(i)).

10.30
Lease between DCA of Royston, LLC(1) and Ty Cobb Healthcare System, Inc. dated March 15, 2002 (incorporated by reference to the Company’s Current Report on Form 8-K dated April 22, 2002, Item 7(c)(10)(i)).

10.31
Lease Agreement between DCA of Chevy Chase, LLC(5) and BRE/Metrocenter LLC and Guaranty of the Company dated August 8, 2002 (incorporated by reference to the Company’s Current Report on Form 8-K dated September 25, 2002, Item 7(c)(10)(i)).

10.32	The Company’s Section 125 Plan effective September 1, 2002 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, Part II, Item 6(99)).

10.33	Lease Agreement between Pupizion, Inc. and DCA of Cincinnati, LLC(9) dated December 11, 2002 (incorporated by reference to the Company’s 2002 Form 10-K, Part IV, Item 15(c)10.35).

10.34	Promissory Note from DCA of Cincinnati, LLC(9) to the Company dated February 3, 2003 (incorporated by reference to the Company’s 2002 Form 10-K, Part IV, Item 15(c)10.36).

10.35
Loan Agreement between the Company and a Physician dated April 22, 2003 [*] (incorporated by reference to the Company’s Current Report on Form 8-K dated July 15, 2003 (“July, 2003 Form 8-K”), Item 7(c)(10)(i)).

10.36	Promissory Note and Security Agreement from a Physician dated April 22, 2003 [*] (incorporated by reference to the Company’s July, 2003 Form 8-K, Item 7(c)(10((ii)).

10.37
Lease Agreement between DCA of Warsaw, LLC(1) and Warsaw Village, L.P. dated July 23, 2003 (incorporated by reference to the Company’s Current Report on Form 8-K dated August 5, 2003, Item 7(c)(10)(i)).

10.38
Lease Agreement between DCA of Pottstown, LLC(5) and Fisher Scheler, LLC dated August 19, 2003 (incorporated by reference to the Company’s Current Report on Form 8-K dated August 27, 2003, Item 7(c)(iv)(i)).

10.39	Demand Promissory Note from the Company to Medicore, Inc.(2) dated March 1, 2004 (incorporated by reference to the Company’s 2003 Form 10-K, Part IV, Item 14(c)10.46).

10.40
Agreement of Lease by and between Copt Concourse, LLC and the Company dated March 31, 2004 (incorporated by reference to the Company’s Current Report on Form 8-K dated March 31, 2004, item 7(c)(10)(i)).

16.1
Letter of Wiss & Company, LLP addressed to the Securities and Exchange Commission dated November 7, 2003 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2003, Part II, Item 6(a)(16)).

21	Subsidiaries of the Company (incorporated by reference to the Company’s 2004 Form 10-K, Part IV, Item 15(b)21).

23.1	Consent of Moore Stephens, P.C.

23.2	Consent of Wiss & Company, LLP

23.3	Consent of Jaffe & Falk, LLC (to be included in Exhibit 5.1)

23.4	Consent of Kronish Lieb Weiner & Hellman LLP

23.5	Consent of Capitalink, L.C.

23.6	Consent of Houlihan Smith & Company, Inc.

99.1	Form of Proxy of Medicore, Inc.

99.2	Form of Letter of Transmittal to Medicore, Inc. shareholders

[*]	Confidential portions omitted have been filed separately with the Securities and Exchange Commission.

+	Documents incorporated by reference not included in Exhibit Volume.

‡
Incorporated by reference to the company’s registration statement on Form SB-2 dated December 22, 1995 as amended February 9, 1996, April 2, 1996 and April 15, 1996, registration no. 33-80877-A, Part II, Item 27.

**	Management contract or compensatory plan or arrangement.

(1)	Wholly-owned subsidiary.

(2)
Parent of the company owning approximately 56% of the company’s outstanding common stock. Medicore is subject to Section 13(a) reporting requirements of the Exchange Act, with its common stock listed for trading on the Nasdaq SmallCap Market.

(3)
Each subsidiary has a Medical Director Agreement which is substantially similar to the exhibit filed but for area of non-competition and compensation. Our affiliate, DCA of Toledo, LLC (40% owned), has a substantially similar Medical Director Agreement.

(4)
The acute inpatient services agreements referred to as Agreement for In-Hospital Dialysis Services are substantially similar to the exhibit filed, but for the hospital involved, the term and the service compensation rates. Agreements for In-Hospital Dialysis Services include the following areas: Valdosta and Fitzgerald, Georgia; Bedford, Carlisle, Chambersburg, Harrisburg, Mechanicsburg and Wellsboro, Pennsylvania; Toledo, Ohio.

(5)	80% owned subsidiary.

(6)
Certain dialysis equipment is leased from time to time and for each lease a new schedule is added to the Master Lease; other than the nature of the equipment and length of the lease, the schedules conform to the exhibit filed and the terms of the Master Lease remain the same.

(7)	51% owned subsidiary.

(8)
The Company has a Management Services Agreement with each of its subsidiaries each of which is substantially similar to the exhibit filed but for the name of the particular subsidiary which entered into the Agreement and the compensation. The Company has a Management Services Agreement with DCA of Toledo, LLC in which it holds a 40% interest.

(9)	60% owned subsidiary.

(b)	Financial Statement Schedules

	1.	Schedule II - Valuation and Qualifying Accounts, Dialysis Corporation of America and Subsidiaries December 31, 2004 (see the Financial Statements included as part of the proxy statement/prospectus forming a part of this registration statement).

	2.	Schedule II - Valuation and Qualifying Accounts, Medicore, Inc. and Subsidiaries December 31, 2004 (see the Financial Statements included as part of the proxy statement/prospectus forming a part of this registration statement).

(c)	Report, Opinion or Appraisal

	1.	Opinion of Capitalink, L.C. (included as Appendix B of the proxy statement/prospectus forming a part of this registration statement).

	2.	Opinion of Houlihan Smith & Company Inc. (included as Appendix C of the proxy statement/prospectus forming a part of this registration statement).

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to sections 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows:

(1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Hasbrouck Heights, State of New Jersey, on the 3rd day of June, 2005.

DIALYSIS CORPORATION OF AMERICA

By:	/s/ Thomas K. Langbein

Thomas K. Langbein Chairman of the Board of Directors

 POWER OF ATTORNEY

We, the undersigned officers and directors of Dialysis Corporation of America, hereby severally constitute and appoint Thomas K. Langbein and Lawrence E. Jaffe, and each or both of them, as our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, as well as any related registration statement, or amendment or supplement thereto, filed pursuant to the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas K. Langbein	Chairman of the Board of Directors	June 3, 2005
Thomas K. Langbein

/s/ Stephen W. Everett	President, Chief Executive Officer and Director	June 3, 2005
Stephen W. Everett

/s/ Don Waite	Vice President (Finance) and Chief Financial Officer	June 3, 2005
Don Waite

/s/ Robert W. Trause	Director	June 3, 2005
Robert W. Trause

/s/ Peter D. Fischbein	Director	June 3, 2005
Peter D. Fischbein

/s/ Alexander Bienenstock	Director	June 3, 2005
Alexander Bienenstock

Exhibit Index
2.1	Agreement and Plan of Merger, dated June 2, 2005 between the Company and Medicore, Inc. (included as Appendix A of the proxy statement/prospectus forming a part of this registration statement)

3.1	Articles of Incorporation ‡

3.2	By-Laws of the Company ‡

4.1	Form of Common Stock Certificate of the Company ‡

5.1	Form of Opinion of Jaffe & Falk, LLC regarding the validity of issuance of shares

8.1	Tax Opinion of Kronish Lieb Weiner & Hellman LLP

10.1
Lease between DCA of Wellsboro, Inc. (formerly Dialysis Services of Pennsylvania, Inc. - Wellsboro)(1) and James and Roger Stager dated January 15, 1995 (incorporated by reference to Medicore, Inc.’s(2) Annual Report on Form 10-K for the year ended December 31, 1994 (“1994 Medicore Form 10-K”), Part IV, Item 14(a) 3 (10)(lxii)).

10.2
Lease between the Company and DCA of Lemoyne, Inc. (formerly Dialysis Services of Pennsylvania, Inc. - Lemoyne)(1) dated December 23, 1998 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 (“1998 Form 10-K”), Part IV, Item 14(c)(10)(ii)).

10.3
Renewal of Lease between the Company and DCA of Lemoyne, Inc.(1) dated December 30, 2003 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (“2003 Form 10-K”), Part IV, Item 15(c)10.3).

10.4
Medical Director Agreement between DCA of Wellsboro, Inc. (formerly Dialysis Services of Pennsylvania, Inc. - Wellsboro)(1) and George Dy, M.D. dated September 29, 1994 [*] (incorporated by reference to Medicore, Inc.’s(2) Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 as amended January, 1995 (“September, 1994 Medicore(2) Form 10-Q”), Part II, Item 6(a)(10)(i)).(3)

10.5
Agreement for In-Hospital Dialysis Services(4) between Dialysis Services of Pennsylvania, Inc. - Wellsboro(1) and Soldiers & Sailors Memorial Hospital dated September 28, 1994 [*] (incorporated by reference to September, 1994 Medicore(2) Form 10-Q, Part II, Item 6(a)(10)(ii)).

10.6
Lease between DCA of Carlisle, Inc. (formerly Dialysis Services of PA., Inc. - Carlisle)(5) and Lester P. Burkholder, Jr. and Kirby K. Burkholder dated November 1, 1996 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (“1996 Form 10-K”), Part IV, Item 14(a) 3 (10)(xxiii)).

10.7
Lease between DCA of Manahawkin, Inc. (formerly Dialysis Services of NJ., Inc. - Manahawkin)(5) and William P. Thomas dated January 30, 1997 (incorporated by reference to the Company’s 1996 Form 10-K, Part IV, Item 14(a) 3 (10)(xxiv)).

10.8	Renewal of Lease between DCA of Manahawkin, Inc.(5) and William P. Thomas dated February 20, 2004 (incorporated by reference to the Company’s 2003 Form 10-K, Part IV, Item 14(c)10.8).

10.9
Equipment Master Lease Agreement BC-105 between the Company and B. Braun Medical, Inc. dated November 22, 1996 (incorporated by reference to the Company’s 1996 Form 10-K, Part IV, Item 14(a) 3 (10)(xxvii)).

10.10
Schedule of Leased Equipment 0597 commencing June 1, 1997 to Master Lease BC-105 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (“June, 1997 10-Q”), Part II, Item 6(a), Part II, Item 10(i)).(6)

10.11
Lease between DCA of Chambersburg, Inc. (formerly Dialysis Services of Pa., Inc. - Chambersburg)(5) and BPS Development Group dated April 13, 1998 (incorporated by reference to the Company’s March, 1998 Form 10-Q, Part II, Item 6(a), Part II, Item 10(i)).

10.12
1999 Stock Option Plan of the Company (May 21, 1999) (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 (“1999 Form 10-K”), Part IV, Item 14(c)(10)(xxiii)).

10.13	Form of Stock Option Certificate under the 1999 Stock Option Plan (May 21, 1999) (incorporated by reference to the Company’s 1999 Form 10-K, Part IV, Item 14(c)(10)(xxiv)).

10.14	Lease between DCA of Vineland, LLC(7) and Maintree Office Center, L.L.C. dated May 10, 1999 (incorporated by reference to the Company’s 1999 Form 10-K, Part IV, Item 14(c)(10)(xxv)).

10.15	Management Services Agreement(8) between the Company and DCA of Vineland, LLC(7) dated April 30, 1999 (incorporated by reference to the Company’s 1999 Form 10-K, Part IV, Item 14(c)(10)(xxviii)).

10.16
Amendment No. 1 to Management Services Agreement between the Company and DCA of Vineland, LLC(7) dated October 27, 1999 (incorporated by reference to the Company’s 1999 Form 10-K, Part IV, Item 14(c)(10)(xxix)).

10.17
Indemnity Deed of Trust from the Company to Trustees for the benefit of St. Michaels Bank dated December 3, 1999 (incorporated by reference to the Company’s Current Report on Form 8-K dated December 13, 1999 (“December Form 8-K”), Item 7(c)(99)(i)).

10.18	Guaranty Agreement from the Company to St. Michaels Bank dated December 3, 1999 (incorporated by reference to the Company’s December Form 8-K, Item 7(c)(99)(ii)).

10.19
Lease between the Company and DCA of So. Ga., LLC (1) dated November 8, 2000 (incorporated by reference to the Company’s Current Report on Form 8-K dated January 3, 2001 (“January 2001 Form 8-K”), Item 7(c)(10)(i)).

10.20
Lease between DCA of Fitzgerald, LLC (1) and Hospital Authority of Ben Hill County, d/b/a Dorminy Medical Center, dated February 8, 2001 (incorporated by reference to the Company’s Current Report on Form 8-K dated March 5, 2001, Item 7(c)(10)(i)).

10.21
Employment Agreement between Stephen W. Everett and the Company dated December 29, 2000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (“2000 Form 10-K”), Part IV, Item 14(c)(10)(xii)).**

10.22	Lease between the Company and Renal Treatment Centers - Mid-Atlantic, Inc. dated July 1, 1999 (incorporated by reference to the Company’s 2000 Form 10-K, Part IV, Item 14(c)(10((xlii)).

10.23
Commercial Loan Agreement between the Company and Heritage Community Bank, dated April 3, 2001 (incorporated by reference to the Company’s Current Report on Form 8-K dated June 14, 2001 (“June, 2001 Form 8-K”), Item 7(c)(i)).

10.24	Promissory Note by the Company to Heritage Community Bank, dated April 3, 2001 (incorporated by reference to the Company’s June, 2001 Form 8-K, Item 7(c)(ii)).

10.25
Modification Agreement to Promissory Note to Heritage Community Bank dated December 16, 2002 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (“2002 Form 10-K”), Part IV, Item 15(c)10.25).

10.26
Lease between DCA of Mechanicsburg, LLC(1) and Pinnacle Health Hospitals dated July 24, 2001 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2001, Part II, Item 6(a)(10)(ii)).

10.27
Lease between DCA of Central Valdosta, LLC(1) and W. Wayne Fann dated March 20, 2001 (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, Part IV, Item 14(c) 10.38).

10.28
Promissory Note Modification Agreement between DCA of Vineland, LLC(7) and St. Michaels Bank dated December 27, 2002 (incorporated by reference to the Company’s 2002 Form 10-K, Part IV, Item 15(c)10.30).

10.29
Lease between the Company and Dr. Gerald Light dated February 15, 2002 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, Part II, Item 6(a)(99)(i)).

10.30
Lease between DCA of Royston, LLC(1) and Ty Cobb Healthcare System, Inc. dated March 15, 2002 (incorporated by reference to the Company’s Current Report on Form 8-K dated April 22, 2002, Item 7(c)(10)(i)).

10.31
Lease Agreement between DCA of Chevy Chase, LLC(5) and BRE/Metrocenter LLC and Guaranty of the Company dated August 8, 2002 (incorporated by reference to the Company’s Current Report on Form 8-K dated September 25, 2002, Item 7(c)(10)(i)).

10.32	The Company’s Section 125 Plan effective September 1, 2002 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, Part II, Item 6(99)).

10.33	Lease Agreement between Pupizion, Inc. and DCA of Cincinnati, LLC(9) dated December 11, 2002 (incorporated by reference to the Company’s 2002 Form 10-K, Part IV, Item 15(c)10.35).

10.34	Promissory Note from DCA of Cincinnati, LLC(9) to the Company dated February 3, 2003 (incorporated by reference to the Company’s 2002 Form 10-K, Part IV, Item 15(c)10.36).

10.35
Loan Agreement between the Company and a Physician dated April 22, 2003 [*] (incorporated by reference to the Company’s Current Report on Form 8-K dated July 15, 2003 (“July, 2003 Form 8-K”), Item 7(c)(10)(i)).

10.36	Promissory Note and Security Agreement from a Physician dated April 22, 2003 [*] (incorporated by reference to the Company’s July, 2003 Form 8-K, Item 7(c)(10((ii)).

10.37
Lease Agreement between DCA of Warsaw, LLC(1) and Warsaw Village, L.P. dated July 23, 2003 (incorporated by reference to the Company’s Current Report on Form 8-K dated August 5, 2003, Item 7(c)(10)(i)).

10.38
Lease Agreement between DCA of Pottstown, LLC(5) and Fisher Scheler, LLC dated August 19, 2003 (incorporated by reference to the Company’s Current Report on Form 8-K dated August 27, 2003, Item 7(c)(iv)(i)).

10.39	Demand Promissory Note from the Company to Medicore, Inc.(2) dated March 1, 2004 (incorporated by reference to the Company’s 2003 Form 10-K, Part IV, Item 14(c)10.46).

10.40
Agreement of Lease by and between Copt Concourse, LLC and the Company dated March 31, 2004 (incorporated by reference to the Company’s Current Report on Form 8-K dated March 31, 2004, item 7(c)(10)(i)).

16.1
Letter of Wiss & Company, LLP addressed to the Securities and Exchange Commission dated November 7, 2003 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2003, Part II, Item 6(a)(16)).

21	Subsidiaries of the Company (incorporated by reference to the Company’s 2004 Form 10-K, Part IV, Item 15(b)21).

23.1	Consent of Moore Stephens, P.C.

23.2	Consent of Wiss & Company, LLP

23.3	Consent of Jaffe & Falk, LLC (to be included in Exhibit 5.1)

23.4	Consent of Kronish Lieb Weiner & Hellman LLP

23.5	Consent of Capitalink, L.C.

23.6	Consent of Houlihan Smith & Company, Inc.

99.1	Form of Proxy of Medicore, Inc.

99.2	Form of Letter of Transmittal to Medicore, Inc. shareholders

[*]	Confidential portions omitted have been filed separately with the Securities and Exchange Commission.

+	Documents incorporated by reference not included in Exhibit Volume.

‡
Incorporated by reference to the company’s registration statement on Form SB-2 dated December 22, 1995 as amended February 9, 1996, April 2, 1996 and April 15, 1996, registration no. 33-80877-A, Part II, Item 27.

**	Management contract or compensatory plan or arrangement.

(1)	Wholly-owned subsidiary.

(2)
Parent of the company owning approximately 56% of the company’s outstanding common stock. Medicore is subject to Section 13(a) reporting requirements of the Exchange Act, with its common stock listed for trading on the Nasdaq SmallCap Market.

(3)
Each subsidiary has a Medical Director Agreement which is substantially similar to the exhibit filed but for area of non-competition and compensation. Our affiliate, DCA of Toledo, LLC (40% owned), has a substantially similar Medical Director Agreement.

(4)
The acute inpatient services agreements referred to as Agreement for In-Hospital Dialysis Services are substantially similar to the exhibit filed, but for the hospital involved, the term and the service compensation rates. Agreements for In-Hospital Dialysis Services include the following areas: Valdosta and Fitzgerald, Georgia; Bedford, Carlisle, Chambersburg, Harrisburg, Mechanicsburg and Wellsboro, Pennsylvania; Toledo, Ohio.

(5)	80% owned subsidiary.

(6)
Certain dialysis equipment is leased from time to time and for each lease a new schedule is added to the Master Lease; other than the nature of the equipment and length of the lease, the schedules conform to the exhibit filed and the terms of the Master Lease remain the same.

(7)	51% owned subsidiary.

(8)
The Company has a Management Services Agreement with each of its subsidiaries each of which is substantially similar to the exhibit filed but for the name of the particular subsidiary which entered into the Agreement and the compensation. The Company has a Management Services Agreement with DCA of Toledo, LLC in which it holds a 40% interest.

(9)	60% owned subsidiary.